UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

INSPIRATO INCORPORATED
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐    No fee required.
☒    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

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0904340001-1579809772-312/3.19

1544 Wazee Street
Denver, Colorado 80202
(303) 586-7771

January 12, 2026
Dear Stockholders:
On behalf of the Board of Directors of Inspirato Incorporated (“Inspirato,” the “Company,” “we,” “us,” or “our”), we are pleased to enclose the accompanying proxy statement relating to a proposed merger of Inspirato with an affiliate of Exclusive Investments, LLC, a Delaware limited liability company (“Exclusive Investments”).
On December 16, 2025, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among us, Exclusive Investments and Boomerang Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Exclusive Investments (“Merger Sub”). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Sub will merge with and into Inspirato, with Inspirato surviving as a wholly owned subsidiary of Exclusive Investments (the “Merger” and the time at which the Merger takes effect, the “Effective Time”). As consideration for the Merger, each outstanding share of Inspirato’s Class A common stock, par value $0.0001 per share (the “Inspirato Common Stock”) (other than certain excluded shares as described in the accompanying proxy statement), will be automatically converted into the right to receive $4.27, without interest and subject to applicable withholding taxes (the “Merger Consideration”). In addition, each of Inspirato’s publicly traded warrants (the “Public Warrants”) outstanding immediately prior to the Effective Time will be treated in the Merger in accordance with its terms, and will represent, following the Merger, the right to receive upon exercise the Merger Consideration that holders would have received if holders had exercised their Public Warrants immediately prior to the Effective Time. The outstanding warrants issued pursuant to the Warrant to Purchase Shares of Class A Common Stock of Inspirato Incorporated, dated as of September 13, 2024, by and between One Planet Group LLC (“One Planet Group”) and the Company, as amended (the “Investment Warrants”), will be converted into the right to receive the excess of the Merger Consideration over the exercise price per share for such warrants in accordance with the Merger Agreement. Shares of Inspirato Common Stock held by stockholders who properly demand and do not withdraw or lose their appraisal rights under Delaware law will be entitled to receive payment in accordance with those rights.
To complete the Merger, the holders of a majority of the outstanding shares of Inspirato Common Stock must approve the adoption of the Merger Agreement. After careful consideration, the board of directors of Inspirato (the “Inspirato Board”) has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Inspirato and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, and (iii) resolved to recommend, and does recommend, that Inspirato stockholders vote “FOR” the proposal to adopt the Merger Agreement.
A special meeting of stockholders (the “Special Meeting”) will be held virtually on Monday, February 2, 2026 at 9:00 a.m., Mountain Time, at www.virtualshareholdermeeting.com/ISPO2026SM to vote on (1) a proposal to adopt the Merger Agreement (the “Merger Proposal”), (2) a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Inspirato’s named executive officers that is based on or otherwise related to the Merger (the “Merger-Related Compensation Proposal”) and (3) a proposal to approve any adjournment of the Special Meeting for the purposes of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”). The Board recommends you vote “FOR” the Merger Proposal, “FOR” the Merger Related Compensation Proposal and “FOR” the Adjournment Proposal. You will be able to attend the Special Meeting online, vote your shares electronically, and submit questions during the Special Meeting. Information about the Special Meeting, the Merger, the Merger Agreement, and the other business to be considered by stockholders at the Special Meeting is contained in the proxy statement. The Inspirato Board has fixed the close of business on December 23, 2025 as the record date for the determination of Inspirato stockholders entitled to notice of, and to vote at, the Special Meeting. We urge you to
i

read this proxy statement and the annexes carefully and also carefully consider the risks that are described under the section entitled “Risk Factors.”
Your vote is very important. We encourage you to review the accompanying proxy statement carefully for a detailed explanation of the Merger, the reasons behind the Inspirato Board’s recommendation, and the terms and conditions of the Merger Agreement. Whether or not you plan to attend the Special Meeting, we urge you to submit your vote as soon as possible in advance of the Special Meeting by following the instructions included with your proxy materials.
Thank you for your continued support.
Sincerely,
Payam Zamani
Chief Executive Officer and Chairperson of the Inspirato Board

The Merger has not been approved or disapproved by the U.S. Securities and Exchange Commission or any state securities commission. Neither the U.S. Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the merger or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated January 12, 2026 and is first being mailed or otherwise delivered to Inspirato stockholders on or about January 12, 2026.

INSPIRATO INCORPORATED
1544 Wazee Street
Denver, Colorado 80202
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
A special meeting of stockholders (the “Special Meeting”) of Inspirato Incorporated (“Inspirato,” the “Company,” “we,” “us,” or “our”) will be held online on Monday, February 2, 2026, at 9:00 a.m., Mountain Time, accessible via the following virtual meeting link: www.virtualshareholdermeeting.com/ISPO2026SM, for the following purpose:
•Proposal 1 (the “Merger Proposal”): To approve the adoption of an Agreement and Plan of Merger (the “Merger Agreement”) by and among us, Exclusive Investments, LLC, a Delaware limited liability company (“Exclusive Investments”), and Boomerang Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Exclusive Investments (“Merger Sub”), pursuant to which Merger Sub will merge with and into Inspirato, with Inspirato surviving as a wholly owned subsidiary of Exclusive Investments (the “Merger”).
•Proposal 2 (the “Merger-Related Compensation Proposal”): To vote on an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to Inspirato’s named executive officers (“NEOs”) that is based on or otherwise related to the Merger; and
•Proposal 3 (the “Adjournment Proposal”): To consider and vote on a proposal to approve any adjournment of the Special Meeting for the purposes of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger Proposal.
Only holders of record of shares of Inspirato Common Stock at the close of business on December 23, 2025 (the “record date”) are entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof.
The approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Inspirato Common Stock entitled to vote at the Special Meeting. If you fail to vote on the Merger Proposal, the effect will be the same as a vote against the Merger Proposal.
The accompanying proxy statement describes the Merger Agreement and transactions contemplated thereby, including the Merger, in detail. We urge you to read it carefully and in its entirety, including the section entitled “Risk Factors.”
Whether or not you plan to attend the Special Meeting, please submit your proxy as soon as possible by following the instructions included with your proxy materials. Your vote is important, and submitting your proxy will help ensure a quorum and avoid additional solicitation costs.
By order of the Inspirato Board of Directors,
Brent Wadman
General Counsel and Secretary
Denver, Colorado
January 12, 2026

INSPIRATO INCORPORATED
PROXY STATEMENT
FOR A SPECIAL MEETING OF STOCKHOLDERS
To be held at 9:00 a.m., Mountain Time on Monday, February 2, 2026
SUMMARY
This summary highlights selected information from this proxy statement. This summary highlights selected information and does not include all the details that may be important to you. You should read the entire proxy statement carefully, including the annexes, for a more complete understanding of the Merger and the proposals to be voted on at the Special Meeting. See “Where You Can Find More Information” on page 61.
The Parties to the Merger (Page 15)
Inspirato Incorporated
Inspirato Incorporated, a Delaware corporation (“Inspirato”), is a luxury travel subscription platform providing access to a curated collection of vacation homes, hotel partners, and bespoke experiences. Its principal executive offices are located at 1544 Wazee Street, Denver, Colorado 80202, and its telephone number is (303) 586-7771. Inspirato’s Class A common stock, par value $0.0001 per share (the “Inspirato Common Stock”) is listed on the Nasdaq Stock Market, LLC (“Nasdaq”) under the symbol “ISPO.” Additional information about Inspirato is included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025, which are included in this proxy statement as Annex D and Annex E, respectively. See also “Where You Can Find More Information.”
Exclusive Investments, LLC
Exclusive Investments, LLC (“Exclusive Investments”), a privately held Delaware limited liability company, serves as the holding company for and does business as The Exclusive Collective. The Exclusive Collective is a multi-brand luxury travel and lifestyle platform serving high-net-worth individuals and families.
Boomerang Merger Sub, Inc.
Boomerang Merger Sub, Inc. (“Merger Sub”), a privately held Delaware corporation, is a wholly owned, indirect subsidiary of Exclusive Investments that was formed solely for the purpose of facilitating the Merger. At the Effective Time of the Merger, Merger Sub will merge with and into Inspirato, with Inspirato continuing as the surviving company and a wholly owned, indirect subsidiary of Exclusive Investments.
The Merger (Page 16)
Inspirato has entered into the Agreement and Plan of Merger, dated as of December 16, 2025, by and among us, Exclusive Investments and Merger Sub (the “Merger Agreement”). The terms and conditions of the Merger are set forth in the Merger Agreement, a copy of which is attached to this proxy statement as Annex A. You are encouraged to read the Merger Agreement in its entirety, as it is the primary legal document governing the Merger and related transactions.
Pursuant to the Merger Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), Merger Sub will merge with and into Inspirato, with Inspirato continuing as the surviving corporation and becoming a wholly owned subsidiary of Exclusive Investments. The Merger Agreement includes customary representations, warranties, and covenants of the parties, as well as conditions to closing and termination rights. It also provides for potential termination fees under certain circumstances.
If the Merger is completed, Inspirato will become a privately held company, and the Inspirato Common Stock will no longer be publicly listed.
Merger Consideration (Page 16)
At the effective time of the Merger (the “Effective Time”), each share of Inspirato Common Stock (other than certain excluded shares) will be converted into the right to receive $4.27 in cash, without interest and subject to applicable withholding taxes (the “Merger Consideration”).

Each of Inspirato’s publicly traded warrants (the “Public Warrants”) outstanding immediately prior to the Effective Time will be treated in the Merger in accordance with its terms, and will represent, following the Merger, the right to receive upon exercise the Merger Consideration that holders would have received if holders had exercised their Public Warrants immediately prior to the Effective Time. The outstanding warrants issued pursuant to the Warrant to Purchase Shares of Class A Common Stock of Inspirato Incorporated, dated as of September 13, 2024, by and between One Planet Group LLC (“One Planet Group”) and the Company, as amended (the “Investment Warrants”), will be converted into the right to receive the excess of the Merger Consideration over the exercise price per share for such warrants in accordance with the Merger Agreement. All outstanding equity awards, including awards for restricted stock units covering shares of Inspirato Common Stock (“Company RSUs”) and options to purchase shares of Inspirato Common Stock (“Company Options” and, collectively with the Company RSUs, the “Company Awards”), will be treated in accordance with the terms of the Merger Agreement, with the Company RSUs to be cancelled and converted into the right to receive the Merger Consideration with respect to the total number of shares of Inspirato Common Stock subject thereto and Company Options to be canceled without consideration. See “The Merger Agreement—Treatment of Warrants” and “The Merger Agreement—Treatment of Equity Awards.”
Prior to the Effective Time, Exclusive Investments will designate a nationally recognized bank or trust company to act as the paying agent (the “Paying Agent”) for the purposes of effecting the payment of the Merger Consideration to Inspirato stockholders. Exclusive Investments shall pay, or cause to be paid, the fees and expenses of the Paying Agent. Exclusive Investments will deposit, or cause to be deposited, with the Paying Agent cash in immediately available funds in an amount equal to the aggregate Merger Consideration. Following the completion of the Merger, after an Inspirato stockholder has provided the Paying Agent with such stockholder’s stock certificates, if applicable, and a letter of transmittal, if required by the Paying Agent, Exclusive Investments will cause the Paying Agent to pay to the stockholder the Merger Consideration to which such stockholder is entitled. Payments to holders of shares of Common Stock in book-entry form who hold such shares through The Depository Trust Company (“DTC”) will be handled in accordance with DTC’s customary procedures. See “The Merger Agreement—Payment Procedures.”
Interests of Inspirato’s Directors and Executive Officers in the Merger (Page 29)
Certain directors and executive officers of Inspirato may have interests in the Merger that are different from or in addition to those of Inspirato’s stockholders generally. These interests may include the following:
•certain directors and executive officers hold outstanding Inspirato Common Stock and Company RSUs that will be cancelled and converted into the right to receive the Merger Consideration (with respect to Company RSUs, with respect to the total number of shares of Inspirato Common Stock subject thereto), subject to applicable tax withholding;
•certain executive officers are parties to employment arrangements with Inspirato that provide for severance benefits or accelerated vesting of Company RSUs in the event of certain terminations of employment, including, with respect to Payam Zamani, Inspirato's Chief Executive Officer, as contemplated by the CEO Employment Agreement Amendment (as defined herein);
•certain key employees selected by the Inspirato Board may receive stay bonuses that will vest and become payable upon the closing of the Merger;
•Mr. Zamani, through his beneficial ownership of One Planet Group and Buyerlink, Inc. ("Buyerlink"), may receive the benefit of payments to which such entities are entitled upon the conversion of the Investment Warrants in the Merger and under the Affiliate Termination Agreement (as defined herein); and
•the Merger Agreement provides for continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Company.
The board of directors of Inspirato (the “Inspirato Board”) was aware of these interests and considered them, among other matters, in evaluating and approving the Merger Agreement and the transactions contemplated thereby and in recommending that the Merger Proposal be approved by Inspirato’s stockholders. For additional details, see the section titled “The Merger—Interests of Inspirato’s Directors and Executive Officers in the Merger.”
Voting and Support Agreement (Page 33)
Concurrently with the execution of the Merger Agreement, Mr. Zamani and certain of his affiliates, including One Planet Group, of which Mr. Zamani is President, CEO and sole beneficial owner (the “Supporting Stockholders”), entered into a Voting and Support Agreement with Exclusive Investments and Inspirato pursuant to which they agreed to vote all of their shares of Inspirato Common Stock (including those owned beneficially) in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger. The Voting and Support Agreement also contain restrictions on transfer of shares of the Inspirato

Common Stock held by the Supporting Stockholders. The Supporting Stockholders collectively beneficially owned approximately 36% of the outstanding shares of Inspirato Common Stock as of the record date.
The Voting and Support Agreement will terminate upon the earliest to occur of: (i) the Effective Time, (ii) the valid termination of the Merger Agreement in accordance with its terms, (iii) the unilateral election of Exclusive Investments to terminate the Voting and Support Agreement or (iv) the mutual written agreement of Exclusive Investments and the Supporting Stockholders to terminate the Voting and Support Agreement. For additional details, see “The Merger—Ancillary Agreements—Voting and Support Agreement.”
Amendment to CEO Employment Agreement (Page 49)
Concurrently with the execution of the Merger Agreement, Mr. Zamani and Inspirato entered into an amendment to Mr. Zamani’s employment agreement (the “CEO Employment Agreement” and such amendment, the “CEO Employment Agreement Amendment”) pursuant to which, among other things, (i) Mr. Zamani’s employment with the Company will terminate without cause on the Closing Date (as defined below) and (ii) Mr. Zamani will be eligible to receive severance, subject to his timely execution (and non-revocation) of separation and release agreements, in the aggregate amount of $1.1 million, which is the same amount of severance provided for in his employment agreement prior to the amendment.
Affiliate Termination Agreement (Page 32)
Concurrently with the execution of the Merger Agreement, Inspirato entered into an Affiliate Termination Agreement with One Planet Group, of which Mr. Zamani is President, CEO and sole beneficial owner, and Buyerlink, of which Mr. Zamani is the indirect beneficial owner, pursuant to which certain existing related party agreements between One Planet Group, Buyerlink and Inspirato were terminated as of December 31, 2025 and Inspirato made certain final payments to One Planet Group and Buyerlink in respect of services provided under such agreements. For additional details, see “The Merger—Ancillary Agreements—Affiliate Termination Agreement.”
Capital One Termination Agreement (Page 49)
Concurrently with the execution of the Merger Agreement, Inspirato, its subsidiary Inspirato LLC (“Inspirato LLC”) and certain subsidiaries of Inspirato LLC, Oakstone Ventures, Inc. (“Oakstone Ventures”) and Capital One Services, LLC (“Capital One”) entered into a Capital One Termination Agreement (the “Capital One Termination Agreement”) pursuant to which (i) Exclusive Investments will acquire from Oakstone Ventures, at the Effective Time, the 8% Senior Secured Convertible Note of Inspirato issued to Oakstone Ventures pursuant to the Investment Agreement dated August 7, 2023 (the “Capital One Note”), pursuant to a binding term sheet between those parties and (ii) the Master Services Agreement between Inspirato LLC and Capital One dated September 29, 2023 was terminated immediately.
Recommendation of the Board of Directors and its Reasons for Determination (Page 50)
The Inspirato Board has unanimously:
•determined that the Merger is advisable, fair to and in the best interests of Inspirato and its stockholders;
•approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger; and
•resolved to recommend, and does recommend, that stockholders vote “FOR” the proposal to adopt the Merger Agreement.
In making its determination to approve the Merger Agreement and recommend that Inspirato stockholders vote in favor of the Merger, the Inspirato Board considered a range of factors, including, but not limited to, the following:
•The strategic rationale for the Merger, including the opportunity for Inspirato stockholders to realize immediate and certain value in cash for their shares, particularly in light of Inspirato’s liquidity constraints and the risks associated with remaining a standalone public company.
•The financial terms of the Merger, including the Merger Consideration payable to Inspirato stockholders, which represented a significant premium to recent trading prices of Inspirato Common Stock prior to the announcement of the Merger.
•The fairness opinion received from its independent financial advisor, which concluded that, as of the date of such opinion and subject to the assumptions, qualifications, and limitations described therein, the Merger Consideration to be paid to Inspirato stockholders pursuant to the Merger Agreement is fair, from a financial point of view, to Inspirato stockholders.

•The arms-length nature of the negotiation process, including that Exclusive Investments is an unrelated third party.
•Inspirato’s constrained liquidity and limitations on access to capital, the Company’s historical operating losses, the risks associated with Inspirato’s ability to fund operations, service obligations, and execute its business plan absent a strategic transaction.
•The Inspirato Board’s belief that the Merger presented the most favorable alternative reasonably available, taking into account its review of strategic options.
For a more detailed discussion of the rationale of the Inspirato Board and supporting materials, including the fairness opinion and related analysis, please see the section titled “The Merger—Recommendation of the Board of Directors and Its Reasons for Its Determination.”
Opinion of Financial Advisor (Page 23)
The Inspirato Board received an opinion from its financial advisor, Roth Capital Partners, LLC (“Roth Capital”), dated December 15, 2025, stating that, as of such date, the Merger Consideration to be received by holders of Inspirato Common Stock was fair, from a financial point of view. See “Opinion of Financial Advisor.”
Listing of Common Stock and Public Warrants (Page 33)
Following the closing of the Merger, neither the Inspirato Common Stock nor the Public Warrants will be listed on Nasdaq.
Inspirato will use its commercially reasonable efforts to maintain compliance with all Nasdaq listing requirements through the closing of the Merger.
Material U.S. Federal Income Tax Consequences (Page 33)
The exchange of Inspirato Common Stock for the Merger Consideration generally will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder (as defined under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) that exchanges shares of Inspirato Common Stock for the Merger Consideration generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (a) the amount of cash received (determined before deduction of any applicable withholding taxes) with respect to such shares and (b) such U.S. holder’s adjusted tax basis in such shares. For a more detailed discussion of certain U.S. federal income tax consequences of the Merger, including with respect to a holder of Inspirato Common Stock that is a non-U.S. holder (as defined therein), you should read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.” You should consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
Regulatory Approvals (Page 37)
Under the Merger Agreement, the parties have agreed to use reasonable best efforts to obtain all regulatory clearances necessary to complete the Merger as promptly as reasonably practicable.
The Merger is not subject to required notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). The total value of the aggregate consideration payable in the Merger is approximately $59.0 million, which is below the applicable HSR Act “size-of-transaction” threshold in effect at the time of the signing of the Merger Agreement. As a result, no filings or waiting period under the HSR Act are required.
The parties are currently not aware of any other material federal, state or foreign regulatory approvals required to complete the Merger.
Appraisal Rights (Page 38)
Holders of Inspirato Common Stock who do not vote in favor of the Merger and who properly demand appraisal of their shares in accordance with Section 262 of the DGCL will be entitled to appraisal rights.

The Special Meeting (Page 50)
The Special Meeting will be held virtually at 9:00 a.m., Mountain Time, on February 2, 2026. Only holders of record of shares of Inspirato Common Stock at the close of business on December 23, 2025 (the “record date”) are entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof.
The purpose of the Special Meeting is to vote on the following proposals:
•Proposal 1 (the Merger Proposal): To approve the adoption of the Merger Agreement, pursuant to which Merger Sub will merge with and into Inspirato, with Inspirato surviving as a wholly owned, indirect subsidiary of Exclusive Investments.
•Proposal 2 (the Merger-Related Compensation Proposal): To vote on an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to Inspirato’s NEOs that is based on or otherwise related to the Merger; and
•Proposal 3 (the Adjournment Proposal): To consider and vote on a proposal to approve any adjournment of the Special Meeting for the purposes of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger Proposal.
Under the DGCL, the Merger may not be completed unless the Merger Proposal is approved by the affirmative vote of the holders of a majority of the outstanding shares of Inspirato Common Stock entitled to vote thereon. Approval of Inspirato’s stockholders of the Merger Proposal is a condition to the closing of the Merger under the Merger Agreement. The approval of the Merger-Related Compensation Proposal is not a condition to the completion of the Merger.
Risk Factors (Page 12)
You should consider all the information contained in this proxy statement in deciding how to vote for the proposals presented in the proxy statement. In particular, you should consider the factors described under “Risk Factors” in this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.
Why am I receiving these materials?
You are receiving these proxy materials because the Inspirato Board is soliciting your proxy to vote at the Special Meeting of Inspirato stockholders and any postponements, adjournments, or continuations thereof. The Special Meeting will be held virtually on Monday, February 2, 2026, at 9:00 a.m., Mountain Time. You may attend, submit questions, and vote online at www.virtualshareholdermeeting.com/ISPO2026SM.
These materials were first made available to stockholders on or about January 12, 2026, to stockholders of record as of the record date.
What proposals will be voted on at the Special Meeting?
Stockholders will be asked to vote on:
•Proposal 1 (the Merger Proposal): To approve the adoption of the Merger Agreement, pursuant to which Merger Sub will merge with and into Inspirato, with Inspirato surviving as a wholly owned, indirect subsidiary of Exclusive Investments.
•Proposal 2 (the Merger-Related Compensation Proposal): To vote on an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to Inspirato’s NEOs that is based on or otherwise related to the Merger; and
•Proposal 3 (the Adjournment Proposal): To consider and vote on a proposal to approve any adjournment of the Special Meeting for the purposes of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger Proposal.
How does the Inspirato Board recommend that I vote?
The Inspirato Board unanimously recommends voting:
•“FOR” Proposal 1 (the Merger Proposal);
•“FOR” Proposal 2 (the Merger-Related Compensation Proposal); and
•“FOR” Proposal 3 (the Adjournment Proposal).
What will happen in the Merger?
If the Merger is completed, Merger Sub will merge with and into Inspirato, with Inspirato continuing as the surviving corporation (sometimes referred to as the “Surviving Company”) and becoming a wholly owned subsidiary of Exclusive Investments. The Inspirato Common Stock and Public Warrants will no longer be publicly traded.
What will Inspirato stockholders receive in the Merger?
At the Effective Time, each share of Inspirato Common Stock issued and outstanding immediately prior to the Merger (other than certain excluded shares) will be automatically converted into the right to receive the Merger Consideration.
What happens to Inspirato warrants and equity awards?
•Warrants: Outstanding Investment Warrants will be cashed out for the difference between the Merger Consideration and the applicable exercise price. Outstanding Public Warrants will become exercisable for the Merger Consideration. However, all of the Public Warrants have an exercise price that is substantially higher than the Merger Consideration and it is unlikely the Public Warrants will have any continuing value.
•Equity Awards: All outstanding Company Options will be cancelled without consideration at the Effective Time. All Company RSUs, whether vested or unvested as of the Effective Time, will be cancelled and converted into the right to receive the Merger Consideration at the Effective Time. See “The Merger Agreement—Treatment of Equity Awards.”

Is stockholder approval required?
Yes, approval of the Inspirato stockholders is required to consummate the Merger. Under Delaware law, the Merger must be adopted by the holders of a majority of the outstanding shares of Inspirato Common Stock entitled to vote as of the record date.
What happens if the Merger is not completed?
If the Merger does not close, Inspirato will continue as a standalone public company. Inspirato may owe a termination fee as detailed in “The Merger Agreement—Termination” beginning on page 47.
When do we expect to complete the Merger?
The Merger is anticipated to close in the first quarter of 2026, subject to obtaining stockholder approval and satisfying other closing conditions. Timing and completion are not guaranteed.
What are the key conditions to completing the Merger?
Conditions include stockholder adoption of the Merger and the satisfaction of other customary conditions in the Merger Agreement. See “The Merger Agreement—Closing of the Merger—Conditions to the Merger” on page 46.
Who is entitled to vote at the Special Meeting?
Holders of Inspirato Common Stock at the close of business on the record date of December 23, 2025 may vote. As of the record date, there were approximately 12,568,022 shares of Inspirato Common Stock outstanding, with one vote per share.
Is there a list of registered stockholders entitled to vote?
Yes. A stockholder list will be available for review at our principal office (1544 Wazee Street, Denver, Colorado 80202) during normal business hours beginning ten days before the Special Meeting, and online during the Special Meeting at www.virtualshareholdermeeting.com/ISPO2026SM.
What vote is required to approve each proposal?
•Proposal 1 (the Merger Proposal): Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Inspirato Common Stock. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this proposal.
•Proposal 2 (the Merger-Related Compensation Proposal): Approval of this proposal requires the affirmative vote of holders of a majority of the shares of Inspirato Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions will have the same effect as votes “AGAINST” this proposal and broker non-votes will have no effect on the outcome. Because the vote on the merger-related compensation proposal is advisory only, it will not be binding on Inspirato. Accordingly, if the Merger Agreement is adopted and the Merger is completed, the merger-related compensation will be payable to Inspirato’s NEOs, subject only to the conditions applicable thereto, regardless of the outcome of this non-binding, advisory vote.
•Proposal 3 (the Adjournment Proposal): Approval of this proposal requires the affirmative vote of holders of a majority of the shares of Inspirato Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions will have the same effect as votes “AGAINST” this proposal and broker non-votes will have no effect on the outcome.
What constitutes a quorum?
A quorum consists of a majority of the issued and outstanding shares of Inspirato Common Stock entitled to vote. Abstentions and broker non-votes count towards a quorum.

How do I vote?
•Stockholders of record: Vote via Internet (www.proxyvote.com), telephone (1-800-690-6903), by mail (proxy card), or at the Special Meeting online.
•“Street name” holders: Follow your broker’s voting instructions or request a legal proxy to vote online at the Special Meeting.
Can I change or revoke my vote?
•Stockholders of record: Yes. Submit new voting instructions online or by mail, deliver a written revocation, or vote during the Special Meeting.
•“Street name” holders: Follow your broker’s instructions to change your vote.
Will Inspirato shares trade on Nasdaq post-Merger?
No. Assuming the Merger closes, the Inspirato Common Stock and Public Warrants will no longer trade on Nasdaq.
What if I have trouble attending the virtual meeting?
If you experience issues, call the support number provided on the virtual meeting login page.
What is the effect of giving a proxy?
Your proxy authorizes Brent Wadman, General Counsel and Corporate Secretary of Inspirato, to vote your shares according to your instructions or, absent instructions, per the recommendations of the Inspirato Board.
Who will count the votes?
Votes will be tabulated by Broadridge Financial Solutions, Inc., which will serve as the inspector of elections.
How can I contact our transfer agent?
Contact Broadridge Financial Solutions at 855-627-5081, or in writing:
Broadridge Shareholder Services
c/o Broadridge Corporate Issuer Solutions
1155 Long Island Avenue
P.O. Box 1342, Brentwood, NY 11717-0718
Who pays for the proxy solicitation?
We will bear all proxy solicitation costs. Our directors, officers, and employees may assist without additional compensation.
Where will the voting results be announced?
We will report the results via Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) within four business days following the Special Meeting.
Are appraisal rights available?
Holders of Inspirato Common Stock who do not vote in favor of the Merger and who properly demand appraisal of their shares in accordance with Section 262 of the DGCL will be entitled to appraisal rights.
What if multiple stockholders live at my address but only one copy arrived?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of this proxy statement to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the proxy statement to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, you may contact us as follows:
Inspirato Incorporated
Attention: Investor Relations
1544 Wazee Street
Denver, Colorado 80202
Tel: (303) 586-7771

“Street name” stockholders may contact their broker, bank or other nominee to request information about householding.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, the current expectations of Inspirato regarding future events, including the expected completion and timing of the Merger and related transactions.
All statements contained in this proxy statement other than statements of historical fact should be considered forward-looking statements, including, but not limited to, statements that include the words “may,” “might,” “will,” “should,” “could,” “expect,” “intend,” “target,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “future,” “goal,” “objective,” “continue,” or similar words or expressions. Forward-looking statements are not guarantees or assurances of future performance and are subject to risks, uncertainties, and assumptions that could cause actual outcomes and results to differ materially from those expressed in such statements.
Such risks and uncertainties include, but are not limited to:
•the possibility that Inspirato stockholders may not approve the Merger;
•the risk that one or more conditions to closing the Merger may not be satisfied or waived in a timely manner, or at all;
•uncertainties regarding the timing of the Merger, including the risk that it may be delayed or may not occur at all;
•the occurrence of events giving rise to the right of one or both parties to terminate the Merger Agreement, including under circumstances that might require payment of a termination fee;
•the effects of the announcement or pendency of the Merger on Inspirato’s business operations, including its relationship with employees, customers, suppliers, and competitors;
•possible negative effects of the announcement of the Merger, or developments related thereto, on the market price of Inspirato Common Stock, and on Inspirato’s financial performance and ability to maintain business relationships;
•potential legal proceedings or regulatory challenges related to the Merger;
•the risk of disruption to Inspirato’s ongoing operations due to the Merger;
•the impact of evolving market dynamics, economic conditions, and industry competition on Inspirato’s business;
•changes in applicable laws, regulations or accounting standards;
•material reductions in corporate liquidity or a limitation on and access to capital markets;
•potential adverse effects from cybersecurity incidents or other operational disruptions;
•uncertainties relating to the economic environment, including interest rates, inflation, and consumer travel behavior; and
•other risk factors as detailed from time to time in Inspirato’s reports filed with the SEC, such as its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC, and set forth in this proxy statement in the section entitled “Risk Factors.” See also “Where You Can Find More Information” on page 61.
No assurance can be given that the Merger or any other transaction described in this proxy statement will be completed. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this proxy statement.
These forward-looking statements reflect Inspirato’s current views with respect to future events and are based on numerous assumptions and assessments made by Inspirato in light of management’s experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors that management believes to be appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this proxy statement could cause Inspirato’s plans with respect to the Merger, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this proxy statement are therefore cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. Except as required by law, Inspirato undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

RISK FACTORS
Risks Related to the Merger
Inspirato stockholders will not participate in any future growth or upside of the Company following the Merger.
If the Merger is completed, Inspirato will become a wholly owned subsidiary of Exclusive Investments, and the Inspirato Common Stock and Public Warrants will no longer be publicly traded. Inspirato stockholders will receive Merger Consideration and will no longer have any ownership interest in Inspirato or any future right to share in the profits, losses or growth of the Company. Accordingly, stockholders will not benefit from any potential appreciation in Inspirato’s value following the Merger.
Certain members of the Inspirato Board and management have interests in the Merger that are different from, or in addition to, those of Inspirato stockholders.
In evaluating the Merger, Inspirato stockholders should be aware that certain directors and executive officers may have financial or other interests that differ from or are in addition to those of other stockholders generally. These interests may include cash payments in connection with the acceleration or settlement of outstanding Company Awards and warrants, and indemnification and insurance arrangements. The Inspirato Board was aware of these interests and considered them, among other things, in evaluating and approving the Merger Agreement and the Merger and in recommending that the Inspirato stockholders approve the Proposals. See “The Merger—Interests of Inspirato’s Directors and Executive Officers in the Merger.”
The Merger is subject to multiple closing conditions, any of which could delay or prevent its completion.
The obligations of the parties to consummate the Merger are subject to a number of conditions, including, among others, stockholder approval of the Merger Proposal and the absence of any legal prohibition to the completion of the Merger, which make the completion and timing of the completion of the Merger uncertain. See “The Merger Agreement—Conditions to the Closing” for a more detailed discussion regarding conditions to the Merger. Failure to satisfy one or more of these conditions, some of which are beyond the control of the parties, could delay or prevent the Merger from being completed.
If the Merger is not completed, Inspirato’s ongoing business, financial condition, operating results and stock price may be materially adversely affected. Without realizing any of the benefits of having completed the Merger, Inspirato will be subject to a number of risks, including but not limited to the following:
•the market price of Inspirato Common Stock could decline to the extent that the current market price reflects a market assumption that the Merger will be completed;
•we may be required to pay a termination fee to Exclusive Investments under certain circumstances (see “—The Merger Agreement contains termination rights and may require Inspirato to pay a termination fee” below);
•if the Merger is terminated there is no assurance that Inspirato would be able to secure a comparable or more favorable alternative transaction;
•management time and resources devoted to the Merger, including matters relating to integration planning, may divert attention from other strategic priorities or operational needs;
•the announcement or failure of the Merger may trigger negative reactions from the financial markets, customers, suppliers or employees, potentially impacting operations or relationships; and
•Inspirato will be required to pay incurred costs relating to the Merger, such as legal, accounting, financial advisory and printing fees, whether or not the Merger is completed.
In addition, a failure to complete the Merger could result in litigation related to the termination or enforcement of the Merger Agreement, which could be costly and disruptive. The materialization of any of these risks could adversely impact our ongoing business, financial condition, operating results and stock price. Similarly, delays in the completion of the Merger could, among other things, result in additional transaction costs, loss of revenue or other negative effects associated with uncertainty about completion of the Merger.
We will incur significant non-recurring costs related to the Merger.
We expect to incur significant non-recurring costs in connection with the Merger. Certain non-recurring costs will be incurred regardless of whether the Merger is consummated. These include, but are not limited to, fees paid to legal, financial and accounting advisors, filing fees and printing costs.

The Merger Agreement contains provisions that limit our ability to pursue alternatives to the Merger and could discourage a potential competing acquiror from making a favorable alternative transaction proposal.
The Merger Agreement contains certain provisions that restrict our ability to initiate, encourage, seek or solicit, knowingly facilitate or, subject to certain exceptions, engage in discussions or negotiations with respect to, or approve or recommend, an Acquisition Proposal (as defined in “The Merger Agreement—No Solicitation”).
These provisions could discourage potential third-party acquirers or merger partners from considering or proposing an alternative transaction involving all or a significant portion of Inspirato, even if it was prepared to pay consideration with a higher per share value than the value proposed to be received or realized in the Merger, or might otherwise result in a potential third-party acquirer proposing to pay a lower price to Inspirato stockholders than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances.
The Merger Agreement contains termination rights and may require Inspirato to pay a termination fee.
The Merger Agreement includes mutual termination rights for both parties. It also provides that Inspirato may be required to pay a $1.0 million termination fee to Exclusive Investments under certain circumstances, including if the Inspirato Board changes its recommendation to stockholders to vote in favor of the Merger or approves a Superior Proposal (as defined in “The Merger Agreement—No Solicitation”). The existence of this fee may discourage competing proposals and could result in additional financial obligations for Inspirato if the Merger is not completed. See “The Merger Agreement—Termination.”
There is a risk of business disruption and loss of key personnel during the pendency of the Merger.
The announcement and pendency of the Merger may adversely impact relationships with customers, suppliers, and employees. Inspirato may experience disruption in operations or the departure of key personnel, which could impair performance prior to or after the Merger. Accordingly, no assurance can be given that we will be able to retain key employees to the same extent that we have been able to in the past.
Under the terms of the Merger Agreement, we are subject to certain restrictions on the conduct of business prior to completing the Merger, which may adversely affect our ability to pursue certain business opportunities that arise prior to the closing of the Merger or to execute certain of our business strategies, including the ability in certain cases to enter into or amend contracts, acquire or dispose of assets, incur indebtedness or incur capital expenditures. Such limitations could adversely affect our businesses and operations prior to the completion of the Merger. See “The Merger Agreement—Covenants—Conduct of Business.”
The opinion of our financial advisor will not reflect changes in circumstances between the signing of the Merger Agreement and the completion of the Merger.
We have received an opinion from our financial advisor, Roth Capital, in connection with the signing of the Merger Agreement. We have not obtained any updated opinion from Roth Capital as of the date of this proxy statement. The opinion was based on information available at the time it was delivered. Changes in the operations or prospects of Inspirato, as well as market or economic conditions, could materially affect the value of Inspirato by the time the Merger is completed. The opinion speaks only as of its date and does not reflect any development after that time, including those that may occur prior to the completion of the Merger. Because we do not currently anticipate asking Roth Capital to update its opinion, the opinion will not address the fairness of the Merger Consideration from a financial point of view at the time the Merger is completed. The Inspirato Board’s recommendation that Inspirato stockholders vote “FOR” approval of the Merger Proposal, “FOR” the Merger-Related Compensation Proposal and “FOR” the Adjournment Proposal, however, is made as of the date of this proxy statement.
For a description of the opinion that we received from Roth Capital, see “The Merger—Opinion of Financial Advisor.” A copy of the opinion of Roth Capital is attached as Annex B to this proxy statement.
Potential litigation against the parties in relation to the Merger could result in substantial costs, an injunction preventing the completion of the Merger and/or a judgment resulting in the payment of damages.
Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into merger agreements. Even if such a lawsuit is unsuccessful, defending against these claims can result in substantial costs. An adverse judgment could result in monetary damages, which could have a negative impact on our liquidity and financial condition. These lawsuits could prevent or delay the completion of the Merger. We may also incur additional costs, including expenses related to the indemnification of directors and officers. There is no assurance that we will prevail in any such litigation.

Inspirato stockholders may be entitled to appraisal rights in connection with the Merger.
Under Section 262 of the DGCL, holders of Inspirato Common Stock who do not vote in favor of the adoption of the Merger Agreement and who otherwise comply strictly with the procedural requirements of Section 262 may be entitled to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery.
To perfect appraisal rights, stockholders must comply with specific legal requirements, including delivering a written demand for appraisal before the vote on the Merger, not voting in favor of the Merger, and continuing to hold their shares through the Effective Time.
If appraisal rights are properly exercised and not withdrawn or otherwise lost, the stockholders exercising those rights will not receive the Merger Consideration, but instead will be entitled to receive whatever value is determined by the court in the appraisal proceeding, which may be more or less than the Merger Consideration. See “The Merger Agreement—Appraisal Rights” for additional information.
Risk Related to Inspirato’s Business
You should read and consider the risk factors specific to Inspirato’s business and operations included in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025, which are included in this proxy statement as Annex D and Annex E, respectively. See also“Where You Can Find More Information” on page 61.

PARTIES TO THE MERGER
Inspirato Incorporated
Inspirato, a Delaware corporation, is a luxury travel subscription platform providing access to a curated collection of vacation homes, hotel partners, and bespoke experiences. Inspirato delivers tailored travel solutions through its innovative membership model, which combines access, service, and value.
The Inspirato Common Stock is listed on Nasdaq under the symbol “ISPO.” Inspirato’s principal executive offices are located at 1544 Wazee Street, Denver, Colorado 80202, and its telephone number is (303) 586-7771. Additional information about Inspirato is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025, which are included in this proxy statement as Annex D and Annex E, respectively. See also “Where You Can Find More Information” on page 61.
Exclusive Investments, LLC
Exclusive Investments is a privately held Delaware limited liability company that serves as the holding company for and does business as The Exclusive Collective. The Exclusive Collective is a multi-brand luxury travel and lifestyle platform serving high-net-worth individuals and families.
Boomerang Merger Sub, Inc.
Merger Sub, a privately held Delaware corporation, is a wholly owned, indirect subsidiary of Exclusive Investments that was formed solely for the purpose of facilitating the Merger. At the Effective Time of the Merger, Merger Sub will merge with and into Inspirato, with Inspirato continuing as the surviving company and a wholly owned, indirect subsidiary of Exclusive Investments.

THE MERGER
On December 16, 2025, Inspirato, Exclusive Investments and Merger Sub entered into the Merger Agreement. The Merger Agreement provides for the merger of Merger Sub with and into Inspirato, with Inspirato surviving the Merger as a privately held, wholly owned subsidiary of Exclusive Investments. The Merger was approved by the Inspirato Board, as well as by the boards of directors of Exclusive Investments and Merger Sub and by the sole stockholder of Merger Sub.
This transaction is the result of a process initiated by the Inspirato Board to evaluate potential strategic alternatives available to Inspirato. After consideration of a number of possible alternatives and an extensive negotiation process, the Inspirato Board determined that an all-cash acquisition by Exclusive Investments was in the best interests of Inspirato and its stockholders.
Transaction Structure
Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Inspirato, with Inspirato continuing as the Surviving Company and becoming a wholly owned subsidiary of Exclusive Investments. As a result of the Merger, the separate corporate existence of Merger Sub will cease, and Inspirato will no longer be a publicly traded company.
Following the Merger, Inspirato Common Stock and Public Warrants will be delisted from Nasdaq and deregistered under the Exchange Act.
The closing of the Merger is subject to satisfaction or waiver of customary conditions, including the approval of the Merger Proposal by the Inspirato stockholders and the absence of any material adverse change with respect to Inspirato. The parties currently expect the Merger to close in the first quarter of 2026.
Merger Consideration
At the Effective Time of the Merger, each share of Inspirato Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by Inspirato as treasury stock or owned by Exclusive Investments or Merger Sub, and shares held by Inspirato stockholders who have properly exercised and perfected appraisal rights under Delaware law) will be converted into the right to receive the Merger Consideration.
Public Warrants outstanding immediately prior to the Effective Time will be treated in the Merger in accordance with its terms, and will represent, following the Merger, the right to receive upon exercise the Merger Consideration that holders would have received if holders had exercised their Public Warrants immediately prior to the Effective Time. However, all of the Public Warrants have an exercise price that is substantially higher than the Merger Consideration and it is unlikely the Public Warrants will have any continuing value. Outstanding Investment Warrants will be converted into the right to receive the excess of the Merger Consideration over the exercise price per share for such warrants in accordance with the Merger Agreement.
All outstanding Company Options will be cancelled without consideration at the Effective Time. All Company RSUs will vest at the Effective Time and be converted into the right to receive the Merger Consideration. See “The Merger Agreement—Treatment of Equity Awards.”
Background of the Merger
The following is a summary of the key meetings, discussions, and events that led to the execution of the Merger Agreement. This summary does not purport to include all conversations among the parties.
In the ordinary course of business, the Inspirato Board and senior management regularly assess strategic alternatives to enhance long-term stockholder value, including the evaluation of potential business combinations and partnerships. In April 2025, Payam Zamani, the Chairperson of the Inspirato Board and the CEO of both Inspirato and One Planet Group, introduced the idea of exploring a potential strategic business combination between Inspirato and Buyerlink, a company wholly owned by Mr. Zamani and his affiliates. Later that day, the Inspirato Board formally established a Special Committee of independent directors (the “Special Committee”) and delegated to it the full authority to review, evaluate, negotiate, and recommend whether to proceed with any potential transaction involving Buyerlink. The Special Committee retained independent legal counsel and Roth Capital as its financial advisor to provide a fairness opinion in connection with the proposed transaction. In May and June 2025, Buyerlink and the Special Committee negotiated the terms of a merger agreement pursuant to which Buyerlink would merge with and into a subsidiary of Inspirato (the “Buyerlink Merger”), with One Planet Group and its affiliates receiving newly issued shares of Inspirato Common Stock (the “Buyerlink Merger Agreement”). Mr. Zamani recused himself from all decisions and actions taken by the Inspirato Board in connection with the Buyerlink Merger.

On June 25, 2025, following the recommendation of the Special Committee and approval by the Inspirato Board, Inspirato and Buyerlink executed the Buyerlink Merger Agreement. The Buyerlink Merger Agreement included a customary “no-shop” provision pursuant to which Inspirato was prohibited from soliciting business combination proposals from third parties, but could, subject to certain requirements, discuss and negotiate a business combination proposal that was made by a third party on an unsolicited basis. The Buyerlink Merger Agreement also contained a customary “fiduciary out” provision pursuant to which Inspirato could terminate the agreement if the Inspirato Board determined that such a business combination was superior, from a financial point of view, to the Buyerlink Merger and Inspirato paid a termination fee to Buyerlink. On June 26, 2025, Inspirato issued a press release announcing its entry into the Buyerlink Merger Agreement and filed a Current Report on Form 8-K, to which the Buyerlink Merger Agreement was attached as an exhibit.
On August 29, 2025, Inspirato filed a definitive proxy statement for a special meeting of stockholders, in which proposals relating to the Buyerlink Merger Agreement were included. The stockholders’ meeting was scheduled for September 19, 2025.
On September 2, 2025, Exclusive Investments sent a letter to the Special Committee proposing an alternative transaction pursuant to which Exclusive Investments would acquire all of the outstanding Inspirato Common Stock for $3.15 per share, which was not subject to any financing contingency. On September 4, 2025, Inspirato issued a press release announcing its receipt of the Exclusive Investments proposal, and filed a Current Report on Form 8-K to which the press release was attached as an exhibit. The Special Committee met, with its legal and financial advisors present, to consider the proposal on September 8, 2025. After consideration, the Special Committee did not determine that the proposal constituted a “Superior Proposal” (as defined in the Buyerlink Merger Agreement), but did determine that it was reasonably likely to lead to a Superior Proposal, and authorized Inspirato, under the Special Committee’s direction, to engage in discussions and exchange information with Exclusive Investments in accordance with the Buyerlink Merger Agreement. Inspirato filed definitive additional proxy materials on Schedule 14A announcing the Special Committee’s determination and authorization on September 9, 2025. At the Special Committee’s direction, Inspirato sent a response to Exclusive Investments on September 8, 2025 expressing concerns about the timing, execution risk and price of the Exclusive Investments offer, and indicating that the Special Committee would only commence negotiations with Exclusive Investments if, among other things, it raised its offer to $3.50 per share and agreed to deliver a non-refundable cash deposit of 10% of the aggregate transaction consideration within 48 hours of Inspirato’s response letter. On September 9, 2025, Exclusive Investments responded with a letter indicating that its proposed price remained $3.15 per share due to uncertainty in transaction fees and change in control obligations, but agreeing to provide a structured, refundable deposit, a portion of which would become non-refundable upon postponement of the scheduled stockholder meeting, subject to certain terms and conditions. Following receipt of Exclusive Investments’ response, on September 10, 2025, the Special Committee reiterated its position that it would not consider any offer below $3.50 per share. On September 10, 2025, Inspirato and Exclusive Investments entered into a confidentiality agreement. On September 11, 2025, Exclusive Investments sent a letter to the Special Committee raising its offer to $3.50 per share and providing evidence of its ability to fund the proposed purchase price. This letter also indicated that Exclusive Investments would require Mr. Zamani and One Planet Group to either commit to voting their shares in favor of the transaction or to refrain from voting.
On September 12, 2025, the Inspirato Board met to discuss, among other things, the status of discussions with Exclusive Investments, Inspirato’s prospects as an independent company and the results of stockholder voting on the Buyerlink Merger, including the likelihood that stockholders would not support the Buyerlink Merger. Mr. Zamani indicated that Buyerlink would be interested in terminating the Buyerlink Merger Agreement. After discussion, the Special Committee agreed that terminating the Buyerlink Merger Agreement would be in the best interests of Inspirato. The parties also agreed that no break-up fee would be payable to Buyerlink as a result of the mutual termination. The full Inspirato Board then dissolved the Special Committee and authorized Mr. Zamani both to further develop Inspirato’s strategy as an independent company and also to engage in negotiations with Exclusive Investments in order to ascertain its best and final offer for the consideration of the Inspirato Board.
On September 15, 2025, Mr. Zamani met with James Henderson, CEO of Exclusive Investments, and indicated that he personally, and One Planet Group, as shareholders of Inspirato, would only support the proposal if Exclusive Investments raised its offer to $5.50 per share.
On September 18, 2025, Exclusive Investments sent Inspirato a letter reiterating its proposal to acquire Inspirato for $3.50 per share. This letter indicated that Exclusive Investments expected Mr. Zamani and One Planet Group to enter into voting agreements pursuant to which they would agree to vote in favor of the proposed transaction. Included as recipients of this letter were certain Inspirato shareholders who were not subject to any confidentiality agreement with Exclusive Investments or Inspirato. Also on September 18, 2025, Inspirato and Buyerlink executed a Mutual Termination Agreement pursuant to which the Buyerlink Merger Agreement was terminated.
On September 19, 2025, Inspirato filed with the SEC a Current Report on Form 8-K disclosing its receipt of Exclusive Investments’ September 18 proposal. This report indicated Inspirato’s belief that the proposal was not actionable on the proposed terms, and indicated that the Inspirato Board would continue to consider all available options to advance the best interests of Inspirato and its stockholders. On September 23, 2025, Robin Warne, Exclusive Investments’ CFO, sent an email to Mr. Zamani and Michael Arthur, Inspirato’s CFO, reiterating its proposed purchase price of $3.50 per share.
On September 23, 2025, Inspirato filed a Current Report on Form 8-K announcing the execution of the Mutual Termination Agreement, to which a copy of the Mutual Termination Agreement was attached as an exhibit.
The Inspirato Board met on September 26, 2025. At this meeting, the Inspirato Board decided to terminate negotiations with Exclusive Investments in light of its unwillingness to raise its offer. Davis Graham & Stubbs, LLP, counsel to Inspirato (“Davis Graham”) reported the Inspirato Board’s decision to Mr. Warne via email on September 26, 2025.
On September 29, 2025, after consultation with members of the Inspirato Board, Mr. Zamani sent an e-mail to Steve Case, the chairman and majority owner of Exclusive Investments, suggesting a call. The two spoke the next day; they discussed past interactions of the two companies, including with respect to Inspirato's 2024 strategic alternatives process discussed below, and agreed to meet in person.
On October 4, 2025, Mr. Zamani and Mr. Arthur met with Messrs. Henderson and Case. At this meeting, Messrs. Henderson and Case indicated that Exclusive Investments remained interested in a potential transaction with Inspirato. On October 8, 2025, Mr. Henderson and Mr. Zamani had a follow-up call. On this call, Mr. Zamani reiterated his view that a purchase price of $5.50 per share would be appropriate. While Mr. Henderson did not provide an updated offer, he indicated that Exclusive Investments would be providing one in the near future and that the proposed purchase price could be modestly greater than $3.50. After the call, Mr. Henderson sent Mr. Zamani an email indicating that Exclusive Investments would be willing to increase its offer to $4.00 per share.
The Inspirato Board met on October 9, 2025. At the meeting, management presented an update regarding Inspirato’s financial performance, including expected earnings before tax, interest, depreciation and amortization (“EBITDA”) and cash flow position and its continued efforts to streamline Inspirato’s operations. The Inspirato Board also discussed the status of negotiations with Exclusive Investments. After deliberation, the Inspirato Board directed Mr. Zamani to continue discussions with Exclusive Investments with the assistance of Inspirato director Jordan Spiegel.
Messrs. Zamani and Spiegel had a follow-up call with Mr. Henderson on October 11, 2025. Mr. Zamani indicated that Inspirato was still willing to negotiate but that the purchase price had to be increased.
On October 17, 2025, Roth Capital met with Inspirato management to discuss valuation considerations and negotiation strategies in light of recent communications with Exclusive Investments.
On October 23, 2025, Messrs. Zamani and Arthur met with Messrs. Henderson, Warne and Case. Exclusive Investments indicated its continued desire to acquire Inspirato, and the parties discussed possible ways of addressing their disagreement regarding valuation.
On October 27, 2025, Mr. Henderson delivered a letter to Inspirato in which he provided an updated offer to acquire Inspirato for $4.35 per share. The letter indicated that the offered price was predicated on, among other things, a cap of $3.0 million on the expenses that Inspirato could incur in connection with the transaction and the absence of any Inspirato equity grants after August 29, 2025. The letter also indicated that Exclusive Investments would expect key shareholders, including Mr. Zamani, One Planet Group and their respective controlled affiliates, to enter into customary voting and support agreements. The Inspirato Board met later that day to review the offer. At that meeting, the Inspirato Board agreed that Mr. Zamani should request a modest increase in the purchase price.
Mr. Zamani called Mr. Henderson and made a counter proposal of $4.50 per share on October 28, 2025. On October 30, 2025, Mr. Henderson sent an email to Mr. Zamani rejecting the counter proposal and indicating that $4.35 was Exclusive Investments’ best and final offer. The Inspirato Board met later that day. After discussion, it decided to accept the $4.35 purchase price; it did so, however, without accepting Exclusive Investments’ assumptions and conditions set forth in its October 27, 2025 offer, including those regarding transaction expenses and post-August 29, 2025 equity grants. The Inspirato Board also considered whether alternative offers should be solicited from other parties; after discussion, the Inspirato Board concluded that in light of the nature of Inspirato’s business and the fact that no other bidder had emerged from the Buyerlink Merger process or a strategic alternatives process conducted in 2024, it was unlikely that any party would be willing to offer more for Inspirato than Exclusive Investments. During that process, Inspirato’s then-financial advisor contacted seven potential strategic acquirors, none of whom expressed interest in acquiring the Company outside of a bankruptcy process. Three of the contacted parties, including Exclusive Resorts, an affiliate of Exclusive Investments, provided an indication of interest with a term sheet for a debtor-in-possession financing agreement. The process ended in August 2024 when One Planet Group agreed to provide additional equity financing to the Company and Mr. Zamani became its CEO.

Mr. Zamani notified Mr. Henderson of the Inspirato Board’s agreement to the $4.35 per share purchase price on October 31, 2025, indicating that Inspirato expected its transaction costs to be between $3.0 million and $4.0 million. The parties entered into a new confidentiality agreement on November 3, 2025 and Exclusive Investments’ due diligence process commenced the next day.
On November 6, 2025, Inspirato management met with Roth Capital, which provided feedback on the proposed transaction structure, negotiation strategy and valuation.
On November 7, 2025, Exclusive Investments’ counsel, Latham & Watkins LLP (“Latham”), sent to Inspirato and Davis Graham an initial draft of the Merger Agreement. This draft contemplated, among other things, that Inspirato would not have a “fiduciary out” similar to the one included in the Buyerlink Merger Agreement and that Exclusive Investments’ obligation to close would be subject to Inspirato having at closing an unspecified minimum amount of cash and net working capital, and an acquisition by Exclusive Investments of the Capital One Note from Oakstone Ventures in exchange for equity of Exclusive Investments on terms acceptable to Exclusive Investments. This draft also provided that Inspirato’s transaction costs could not exceed $3.0 million. During the period in which the Merger Agreement was being negotiated, the parties continued to discuss the expected transaction costs, both in terms of the types of costs that would be included in that capped category and the total amount of such costs. Inspirato viewed some employee- and director-related costs as being (i) payable in respect of services provided in 2025 and otherwise necessary to continue to operate its business (costs the parties typically referred to generically as “stay bonuses”) or (ii) already provided for in existing agreements (such as Mr. Zamani’s $1.1 million in severance) regardless of whether they were reflected in the assumptions underlying Exclusive Investments’ $4.35 per share offer. Exclusive Investments maintained that any costs in excess of those it had assumed, which included all of the stay bonuses, would result in a reduction in the per share offer price. There was also discussion regarding whether the cost of the directors’ and officers’ “tail” policy to be obtained pursuant to the Merger Agreement would be considered a transaction cost and, if so, which party should bear that cost.
On November 11, 2025, Davis Graham sent to Latham a revised draft of the Merger Agreement. This draft inserted a “fiduciary out” provision and a provision allowing the Inspirato Board to change its recommendation that stockholders vote to approve the transaction if an “Intervening Event” (as defined in the revised Merger Agreement) occurred. This draft also deleted the closing conditions relating to minimum cash, minimum net working capital and the Capital One Note, and included provisions pursuant to which (i) Exclusive Investments would agree that it had not relied on representations made by Inspirato or its representatives not set forth in the agreement and (ii) Inspirato’s transaction fees could not exceed $4.0 million. On the same day, the compensation consultant engaged by the Compensation Committee of the Inspirato Board provided the Compensation Committee and Inspirato management with information regarding appropriate compensation relating to the Merger.
The internal working groups of Inspirato and Exclusive Investments met on November 12, 2025 to discuss the proposed transaction timeline and the status of due diligence.
On November 13, 2025, Latham provided to Inspirato and Davis Graham a draft of a Voting and Support Agreement pursuant to which, among other things, Mr. Zamani, One Planet Group and their respective affiliated entities would agree to vote in favor of the merger with Exclusive Investments and would agree to other customary limitations and obligations during the pendency of the transaction. This draft included a “standstill” provision pursuant to which, if the Merger Agreement were terminated, Mr. Zamani, One Planet Group and their respective affiliated entities would agree not to acquire any securities of Inspirato or engage in, or propose, certain business combination transactions with Inspirato for a period of 12 months.
On November 13, 2025, Inspirato discussed with Capital One the potential transaction with Exclusive Investments, its impact on the Capital One Note and the related commercial agreements. In connection with the Buyerlink Merger Agreement, Capital One and Inspirato had agreed to terminate the Capital One Note in exchange for a cash payment from Inspirato. Capital One expressed willingness to consider a similar transaction in the context of a transaction between Inspirato and Exclusive Investments so long as the commercial agreements were terminated immediately upon the execution of a definitive merger agreement.
On November 15, 2025, Latham provided a revised draft of the Merger Agreement to Davis Graham. This draft rejected the fiduciary out, intervening event and extra-contractual reliance concepts proposed in the November 11, 2025 Davis Graham draft and reinserted the net working capital, minimum cash and Capital One Note closing conditions as well as the $3.0 million transaction fee cap from Latham’s November 7, 2025 draft.
On November 14, 17 and 18, 2025, the parties’ internal working groups met again to discuss the proposed transaction timeline and the status of due diligence. Also on November 18, 2025, Inspirato provided Exclusive Investments a list of the proposed recipients of stay bonuses for employees that Inspirato believed would be needed to operate the Company either through the closing of the Merger or, if the Merger did not occur, following the termination of negotiations. Mr. Arthur discussed this list, and other estimated transaction costs, with representatives of Exclusive Investments, later that day.

On November 20, 2025, the Inspirato Board met to receive an update on the proposed transaction discussions. Management and Davis Graham discussed the key open points on the Merger Agreement, including the proposed net working capital and minimum cash closing conditions, and Davis Graham advised that both of the proposed provisions would be unusual in a merger agreement with a public company target. Both the Inspirato Board and management expressed concern with the slow tempo of discussions with Exclusive Investments. Following this discussion, the Inspirato Board met in executive session to discuss the transaction further.
On November 21, 2025, Inspirato met with Roth Capital for an update on transaction dynamics and, separately, Inspirato’s internal legal team and Davis Graham met with Latham to discuss open items in the Merger Agreement. Also on November 21, 2025, Latham circulated to Davis Graham, Inspirato and counsel to Capital One a draft of the Capital One Termination Agreement acknowledging Capital One’s and Exclusive Investments’ intent for Exclusive Investments to acquire the Capital One Note at the closing of the Merger in exchange for Exclusive Investments equity, and agreeing to the termination of the related commercial agreements between Inspirato and Capital One effective simultaneously with the execution of the Merger Agreement. Counsel to Capital One and Davis Graham provided minor comments to this draft on November 24, 2025.
On November 24 and 25, 2025, Inspirato and Roth Capital met with Exclusive Investments and provided a review of Inspirato’s monthly cash forecast, including key drivers of receipts and disbursements and its deferred revenue. Also on November 25, 2025, Latham and Davis Graham had an additional discussion regarding the key open points in the Merger Agreement.
On November 26, 2025, Inspirato, Davis Graham, Exclusive Investments and Latham met to further discuss the open items in the Merger Agreement, including the transaction cost cap. On this call, Exclusive Investments expressed a willingness to eliminate the minimum cash and net working capital closing conditions in exchange for covenants that would strictly limit Inspirato’s operations during the period between the signing of the Merger Agreement and the closing of the Merger.
On November 28, 2025, Roth Capital sent an email to Mr. Warne indicating that Inspirato would halt further sharing of due diligence materials pending an agreement in principle between the parties with respect to the net working capital closing condition, transaction fee cap and other key terms impacting certainty of closing.
On November 29, 2025, Latham provided a revised draft of the Merger Agreement to Davis Graham. This draft deleted Inspirato’s proposed language regarding reliance on extra-contractual representations and included a net working capital closing condition, but it included fiduciary out and intervening event provisions and did not include a minimum cash closing condition. The draft also indicated that Exclusive Investments would consider removing the closing condition relating to the Capital One Note, subject to its reaching an acceptable agreement regarding the Capital One Note with Capital One. This draft also noted that the issue of the Inspirato transaction fee cap remained open.
On November 30, 2025, Inspirato and Roth Capital met to review additional diligence matters and the transaction cost issue, which Roth Capital then discussed with Exclusive Investments. The parties also continued to discuss the terms and amounts of the bonuses that Inspirato believed were necessary to retain key employees and/or to provide appropriate compensation for 2025 services rendered.
On December 1, 2025, Inspirato and Roth Capital met to further discuss transaction dynamics and valuation. Also on that day, Exclusive Investments indicated to Roth Capital that it would agree to remove the net working capital closing condition in the Merger Agreement and that it proposed to split the burden of the transaction costs that exceeded its initial assumptions, including the stay bonuses and the directors’ and officers’ tail policy, such that the transaction fee cap would be $3.5 million and the per share purchase price payable in the Merger would be $4.27 per share. Following Exclusive Investments’ agreement to eliminate the net working capital closing condition and agreement to terms regarding transaction fees, on December 2, 2025, Inspirato recommenced sharing additional due diligence materials.
On December 2, 2025, Davis Graham circulated to Latham a revised draft of the Voting and Support Agreement. This draft reflected comments of One Planet Group’s internal counsel and deleted the standstill provision included in Latham’s November 13, 2025 draft.
On December 3, 2025, the Inspirato Board met to discuss progress on the transaction and receive updates from the Inspirato management team, Davis Graham and Roth Capital. Discussions between Inspirato and One Planet Group were also held on December 3, 2025 regarding the Voting and Support Agreement.
On December 4, 2025, Davis Graham provided to Latham a revised draft of the Merger Agreement that, among other things, re-inserted Inspirato’s proposed language regarding Exclusive Investments’ reliance on extra-contractual representations and deleted the net working capital and Capital One Note closing conditions.
On December 10, 2025, Latham provided a revised draft of the Merger Agreement that accepted the deletion of the net working capital and Capital One Note closing conditions. However, this draft rejected Inspirato’s proposed extra-contractual reliance language and added new closing conditions pursuant to which Exclusive Investments would not be required to close the Merger unless Mr. Zamani had entered into an agreement with Inspirato to terminate his employment and all agreements between Mr. Zamani’s affiliates and Inspirato (the “Related Party Agreements”) were terminated, in each case as of the Closing. Inspirato, Davis Graham, Exclusive Investments and Latham discussed this draft shortly afterwards. Later that day, Inspirato and Davis Graham met with One Planet Group’s internal legal counsel to discuss the amounts owed by Inspirato pursuant to the Related Party Agreements. Also on that day, Mr. Arthur and Roth Capital met with Mr. Warne and other representatives of Exclusive Investments to discuss Inspirato’s accounts payable and cash management. That evening, the Inspirato Board met and received updates from management and Davis Graham on the progress of negotiations. The Inspirato Board expressed concern about whether the parties would be able to reach agreement on the open points in a timely manner given the need for the Company and its management to focus on other operational needs. In light of this concern, the Inspirato Board instructed Davis Graham to (i) provide a draft of the Merger Agreement to Latham and Exclusive Investments that would represent Inspirato’s best and final offer on the legal terms of the Merger and (ii) inform Latham and Exclusive Investments that the Inspirato Board expected all material terms to be resolved by the following Monday or it would terminate negotiations regarding the Merger.
On December 12, 2025, Davis Graham circulated a draft Merger Agreement that, among other things, reflected Inspirato’s position on the extra-contractual reliance issue and contemplated that, simultaneously with the execution and delivery of the Merger Agreement, Mr. Zamani would enter into the CEO Employment Agreement Amendment with Inspirato to terminate his employment with Inspirato, and One Planet Group and Buyerlink would enter into the Affiliate Termination Agreement to terminate each of the Related Party Agreements, in each case at the closing of the Merger. Per the instruction of the Inspirato Board, Davis Graham informed Latham of the negotiation deadline and that Inspirato viewed this draft as effectively reflecting its best and final offer on legal terms. Later that day, Latham informed Davis Graham that Exclusive Investments was willing to proceed on the basis of the Davis Graham draft, subject to, among other things, agreement on the terms of the CEO Employment Agreement Amendment and the Affiliate Termination Agreement.
On December 13, 2025, One Planet Group’s internal legal counsel met with Inspirato and Davis Graham to discuss the CEO Employment Agreement Amendment and the Affiliate Termination Agreement. Later that day, Davis Graham circulated to Latham a draft of the Affiliate Termination Agreement pursuant to which the Related Party Agreements would be terminated simultaneously with the closing of the Merger. Later that day, Latham provided to Davis Graham and One Planet Group a revised draft of the Voting and Support Agreement that accepted the deletion of the standstill provision.
On December 14, 2025, Davis Graham provided to Latham a draft of the CEO Employment Agreement Amendment pursuant to which Mr. Zamani’s employment with Inspirato would be terminated at the closing of the Merger, Mr. Zamani would receive a severance payment of $1.1 million (an amount unchanged from that provided for in his existing employment agreement), and certain travel benefits provided for in Mr. Zamani’s existing employment agreement would be cancelled or paid for by Mr. Zamani at his sole expense. Later that day, Latham provided Davis Graham and One Planet Group a revised draft of the Affiliate Termination Agreement, which provided that Inspirato would incur no new obligations under the Related Party Agreements after the signing of the Merger Agreement. The parties then discussed, and agreed in principle to, a resolution of the Related Party Agreement issue pursuant to which those agreements would be terminated at December 31, 2025 and Inspirato would make the final payments due under those agreements shortly afterwards. This resolution was reflected in a revised draft of the Affiliate Termination Agreement provided by Davis Graham to Latham on December 15, 2025. With respect to the specific amounts due to Mr. Zamani’s affiliates under the Related Party Agreements, Inspirato and One Planet Group provided additional information to Exclusive Investments that day and the parties reached an agreement as to those amounts. The amounts reflected Inspirato’s estimate of the unpaid amounts that would otherwise have become payable as of December 31, 2025 under the terms of the Related Party Agreements as previously approved by the Audit Committee of the Inspirato Board.
On December 15, 2025, Latham provided to Davis Graham and One Planet Group a revised draft of the CEO Employment Agreement Amendment with only minor changes to the Davis Graham draft of the previous day. The parties also resolved substantially all of the remaining open points on the Merger Agreement. Later that day, the Inspirato Board met, with management, Davis Graham and Roth Capital present, to review and consider a substantially final draft of the Merger Agreement and each of the CEO Employment Agreement Amendment, the Affiliate Termination Agreement and the Capital One Termination Agreement (collectively, the “Ancillary Agreements”). Messrs. Wadman and Arthur made a presentation on the material terms of the Merger Agreement and the Ancillary Agreements and Davis Graham provided an overview of the directors’ fiduciary duties in relation to the transaction. The Inspirato Board discussed the terms of the Merger Agreement and the Ancillary Agreements and the impact of the Merger on Inspirato’s stockholders. The Audit Committee and the Compensation Committee of the Inspirato Board met separately during the meeting and approved and, as applicable, recommended that the full Inspirato Board approve, the Affiliate Termination Agreement and the CEO Employment Agreement Amendment, respectively. Representatives of Roth Capital then presented its financial analysis regarding the fairness of the Merger, from a financial perspective, to the Inspirato stockholders. Following discussion, Roth Capital rendered its oral opinion to the Inspirato Board, which was subsequently confirmed by delivery of a written opinion, dated December 15, 2025, to the effect that, as of such date and based upon and subject to the factors, assumptions, qualifications and any limitations set forth in its written opinion, the Merger Consideration to be paid to the holders of the Inspirato Common Stock in the Merger is fair, from a financial point of view, to those holders. Following various questions regarding Roth Capital’s analysis, and after considering the proposed terms of the Merger, and taking into consideration the matters discussed during that meeting and prior meetings of the Inspirato Board, the Inspirato Board unanimously (i) determined that the Merger Agreement, the Ancillary Agreements and the transactions contemplated thereby (including the Merger), are fair to, and in the best interests of, the Company and its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement, the Ancillary Agreements and the transactions contemplated thereby (including the Merger), (iii) approved the execution, delivery and performance of the Merger Agreement, the Ancillary Agreements and the consummation of the transactions contemplated thereby, including the Merger, (iv) resolved to recommend approval and adoption of the Merger Agreement by the holders of the Inspirato Common Stock and (v) directed that the Merger Agreement be submitted to the holders of the Inspirato Common Stock for approval and adoption.
On December 16, 2025, Inspirato, Exclusive Investments and Merger Sub executed and delivered the definitive Merger Agreement and each relevant party executed and delivered the Ancillary Agreements.
Recommendation of the Board of Directors and Its Reasons for Its Determination
On December 15, 2025, the Inspirato Board unanimously:
•determined that the Merger Agreement is advisable, fair to and in the best interests of Inspirato and its stockholders;
•approved and declared advisable the Merger Agreement and the transactions contemplated thereby; and
•resolved to recommend, and does recommend, that Inspirato stockholders vote “FOR” each of the proposals to be presented at the Special Meeting.
In reaching its determination, the Inspirato Board considered a number of factors, including the principal strategic factors set forth below (not necessarily presented in order of relative importance):
•the all-cash nature of the transaction, which provides immediate liquidity and certainty of value to Inspirato stockholders at a premium to recent trading prices of Inspirato Common Stock;
•the Inspirato Board’s process and review of strategic alternatives, including its conclusion, after evaluating other potential options, that the Merger is the most favorable alternative reasonably available for maximizing stockholder value;
•the fairness opinion rendered by Roth Capital, the Company’s financial advisor, that, as of the date of such opinion, the Merger Consideration to be received by Inspirato stockholders was fair from a financial point of view to such holders;
•the absence of a financing condition in the Merger Agreement and the commitment of Exclusive Investments to fund the Merger Consideration in full in cash at closing;
•the anticipated timeline to closing, with the transactions contemplated by the Merger Agreement, including the Merger, expected to be completed promptly following receipt of Inspirato stockholder approval and satisfaction of customary closing conditions;
•the limited closing conditions and the reasonable likelihood of the Merger being consummated, including the absence of any material regulatory barriers or antitrust risks;
•the ability of the Inspirato Board to respond to a Superior Proposal, subject to the terms of the Merger Agreement and, potentially, the payment of a termination fee;
•the terms of the Merger Agreement, including customary representations, warranties, covenants, closing conditions, and termination rights, which the Inspirato Board, in consultation with its legal and financial advisors, deemed to be reasonable and consistent with market practice;
•its opinion that the Merger would be in the best interests of the stockholders, considering the Company’s current financial condition, liquidity profile, and near-term growth prospects as a standalone public company; and
•the risk of continued challenges facing Inspirato as a standalone company, including its constrained liquidity.

Potential risks and countervailing factors considered by the Inspirato Board include the following:
•the possibility that the Merger might not be completed on the anticipated timeline or at all, and the potential consequences of such a delay or termination;
•the absence of any post-signing price adjustments to the Merger Consideration, which could result in Inspirato stockholders receiving less value than they might have received in a different transaction or market environment;
•the loss of potential upside for Inspirato stockholders, who may prefer to remain invested in a public company rather than receive a fixed cash payment;
•the fact that Inspirato will no longer be a public company following the Merger, and its stockholders will not participate in any future growth or appreciation of Inspirato as a private company under new ownership;
•the restrictions imposed by the Merger Agreement on Inspirato’s ability to solicit or pursue alternative transactions, including limitations on the Inspirato Board’s ability to change its recommendation, and its obligation to pay a $1.0 million termination fee under certain circumstances;
•the potential for litigation challenging the Merger, including claims related to alleged breaches of fiduciary duty by directors, which could delay or prevent closing or result in additional costs;
•the risk that the announcement and pendency of the Merger could disrupt Inspirato’s business operations, including employee retention, customer relationships, and strategic initiatives;
•Merger-related costs, including legal, financial advisory, accounting, and other fees and expenses, whether or not the Merger is completed; and
•the reliance on the successful satisfaction of closing conditions, including Inspirato stockholder approval, which introduces risk to the certainty of closing.
After considering the foregoing factors and risks, among others, the Inspirato Board concluded that the potential benefits of the Merger outweighed the risks and uncertainties and determined that the Merger was in the best interests of Inspirato and its stockholders.
The foregoing discussion is intended to summarize, but not exhaustively detail, the material factors considered by the Inspirato Board. The Inspirato Board did not quantify or assign relative weights to the factors listed above and considered the transaction as a whole in light of all the information presented.
Opinion of Financial Advisor
On December 15, 2025, Roth Capital rendered its oral opinion to the Board (which was subsequently confirmed in writing) to the effect that, as of such date and subject to and based on the procedures followed, assumptions made, qualifications, conditions and limitations on the review undertaken and other matters considered by Roth Capital as set forth in its written opinion, the merger consideration to be received by the holders (the “Stockholders”) of Inspirato Common Stock (other than shares held by Inspirato as treasury stock or owned by Exclusive Investments or Merger Sub, and shares held by Inspirato stockholders who have properly exercised and perfected appraisal rights) (the “Shares”) in the Merger was fair, from a financial point of view, to the Stockholders.
Inspirato has retained Roth Capital to act as Inspirato’s financial advisor in connection with the Merger. Roth Capital is a nationally recognized investment banking firm that provides financial advisory services and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements, secondary distributions of listed and unlisted securities, and valuations for corporate, estate and other purposes. Roth Capital was selected by Inspirato based on Roth Capital’s experience, expertise, reputation and familiarity with Inspirato.
Roth Capital’s opinion was directed to the Inspirato Board (in its capacity as such) and only addressed the fairness, from a financial point of view, of the Merger Consideration to be received by the Stockholders in the Merger, and did not address any other terms, aspects or implications of the Merger, or any agreements, arrangements or understandings entered into in connection with the Merger. The summary of Roth Capital’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex B to this proxy statement and which sets forth the assumptions made, procedures followed, matters considered, exceptions to the opinion and limitations on the scope of the review undertaken in connection with the preparation of the opinion. The analysis performed by Roth Capital should be viewed in its entirety; none of the methods of analysis should be viewed in isolation. Roth Capital’s opinion was directed to the

Inspirato Board for its use and benefit in evaluating the fairness of the Merger Consideration to be received by the Stockholders pursuant to the Merger Agreement and relates only to the fairness as of the date of such opinion. The opinion does not address the relative merits of the Merger (or any part thereof) as compared to any alternative business strategies or transactions that might exist for Inspirato, the underlying business decision of Inspirato to proceed with the Merger (or any part thereof), or the effects of any other transaction in which Inspirato might engage. The opinion should not be construed as creating any fiduciary duty on Roth Capital’s part to any party. The opinion is not intended to be, and does not constitute, a recommendation as to how to act or vote with respect to any matter relating to the Merger (or any part thereof).
The Stockholders are urged to read the entire opinion carefully in connection with their consideration of the Merger.
In connection with rendering its opinion, Roth Capital, among other things:
•reviewed and analyzed certain information, including historic financial results and forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Inspirato that were furnished to Roth Capital by or through the management team of Inspirato and conducted discussions with members of the senior management of Inspirato concerning such information;
•reviewed and analyzed certain publicly available information relating to Inspirato, including reported prices and trading activity for the Shares, Inspirato’s most recent annual report to stockholders, its Annual Report on Form 10-K for the year ended December 31, 2024, and the most recent Quarterly Report on Form 10-Q for the three-month period ended September 30, 2025;
•reviewed and analyzed Inspirato’s financial outlook for 2025-2028 as provided by the management of Inspirato (the “Management Projections”);
•reviewed and analyzed the financial information and data, to the extent publicly available, of certain acquisitions that Roth Capital deemed relevant;
•compared certain publicly available financial and other information for certain public companies that Roth Capital deemed relevant;
•participated in certain discussions with management of Inspirato and its legal advisors;
•reviewed a draft of the Agreement and Plan of Merger, dated as of December 13, 2025; and
•performed such other analyses and considered such other factors as Roth Capital deemed appropriate for the purpose of reviewing the proposed transaction and arriving at Roth Capital’s opinion.
In rendering its opinion, Roth Capital assumed and relied upon, without independent verification, the accuracy and completeness of all information that was publicly available or was supplied or otherwise made available to Roth Capital by or through the management of Inspirato. With respect to information provided to or reviewed by it, Roth Capital was advised by the management of Inspirato that such information does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in any material respect. With respect to the financial projections of Inspirato, Roth Capital was advised by the management of Inspirato that such projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Inspirato of the future financial performance of Inspirato. Roth Capital did not express any opinion as to any such financial forecasts, estimates or forward-looking information, the assumptions on which they were based, or on the assumed probabilities associated with future events contemplated thereby.
Roth Capital assumed that the final terms of the Merger would not vary materially from those set forth in the copies or drafts of the Merger Agreement, as applicable, reviewed by Roth Capital and that the Merger and other transactions contemplated by the Merger Agreement would be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions. Roth Capital also assumed that all governmental, regulatory or other approvals and consents required for the consummation of the Merger would be obtained without imposition of any delays, limitations, conditions or restrictions that would have an adverse effect on Inspirato or on the contemplated benefits expected to be derived in the proposed Merger. Roth Capital is not a legal, tax, accounting or regulatory advisor, and expressed no opinion as to legal, tax, accounting or regulatory matters. Roth Capital relied upon, without independent verification, the assessment of Inspirato and its legal, tax, accounting and regulatory advisors with respect to legal, tax, accounting and regulatory matters.
Roth Capital did not perform any valuations or appraisals of any specific assets or liabilities (fixed, contingent or other) of Inspirato. Roth Capital had not been furnished or provided with any such appraisals or valuations. Roth Capital did not undertake any independent analysis of any pending or threatened litigation to which Inspirato, Exclusive Investments or any of their respective affiliates is a party or may be subject, and Roth Capital did not make any assumptions concerning the possible assertion of claims, outcomes or damages arising out of any such matters. Roth Capital’s opinion was based on the economic, monetary, financial and other conditions as they existed and could have been evaluated as of the date of the opinion. Events occurring after the date of the opinion could materially affect the assumptions used in preparing the opinion. Roth Capital does not have any obligation or responsibility to update, reaffirm or revise the opinion or otherwise comment upon any circumstances, developments or events occurring after the date of the opinion.
The opinion of Roth Capital was limited to and addressed only the fairness, from a financial point of view, of the Merger Consideration to be received by the Stockholders to the extent expressly set forth in the opinion. Roth Capital’s opinion did not address, and was not requested to address, any other aspect or implication of the Merger Agreement or any other agreements, arrangements or understandings entered into in connection with the Merger Agreement or otherwise, including, without limitation, the fairness of the amount or nature of any compensation to any officers, directors or employees of any party to the Merger Agreement, or any class of such persons, relative to the Merger Consideration, or the fairness of the Merger to the holders of any class of securities, creditors or other constituencies of Inspirato. Further, Roth Capital expressed no opinion as to the actual value of the Inspirato Common Stock.
Roth Capital’s opinion did not indicate that the Merger Consideration to be received by the Stockholders was the best possibly attainable under any circumstances; instead, it merely stated whether the Merger Consideration to be received by the Stockholders in the Merger was within or above a range suggested by certain financial analyses. The decision as to whether to proceed with the Merger or any related transaction depends on an assessment of various factors, many of which are unrelated to the financial analyses on which Roth Capital’s opinion was based.
It is understood that Roth Capital’s opinion was prepared solely for the use and benefit of the Inspirato Board in connection with the Inspirato Board’s consideration of the Merger, and is not intended to be and does not constitute a recommendation to any stockholder of Inspirato as to how such stockholder should vote on any matter relating to the Merger or any other matter. Roth Capital has consented to the inclusion of its opinion in its entirety and the description thereof in this proxy statement.
Set forth below is a summary of the material financial analyses reviewed by Roth Capital with the Inspirato Board on December 15, 2025 in connection with rendering Roth Capital’s opinion. The following summary, however, does not purport to be a complete description of the financial analyses performed by Roth Capital. The order of the financial analyses described, and the results of these analyses, do not represent relative importance or weight given to these analyses by Roth Capital. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before December 12, 2025 and is not necessarily indicative of then-current market conditions.
The following summary of Roth Capital’s financial analyses includes information presented in tabular format. Several financial analyses were employed and no one method of analysis should be regarded as critical to the overall conclusion reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Each of the analyses conducted was carried out to provide a particular perspective of the Merger Consideration. In order to fully understand the analyses, the tables must be read together with the full text of each summary. The tables are not intended to stand alone and alone do not constitute complete analyses. Considering the tables below without considering the full narrative description of Roth Capital’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses.
While this summary describes certain of the analyses and factors that Roth Capital deemed material in its presentation to the Inspirato Board, it is not a comprehensive description of all analyses and factors considered by Roth Capital. The preparation of a fairness opinion is a complex process that involves various determinations as to appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description.
Roth Capital did not form a conclusion as to whether any individual analysis, when considered in isolation, supported or failed to support its opinion as to the fairness, from a financial point of view, of the Merger Consideration to be received by the Stockholders in the Merger. Accordingly, Roth Capital believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it in rendering its opinion without considering all analyses and factors could create a misleading or incomplete view of the evaluation process underlying the opinion. Roth Capital did not place any specific reliance on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its opinion.

Summary of Roth Capital’s Financial Analysis
Discounted Cash Flow Analysis
Roth Capital performed a discounted cash flow analysis of Inspirato. A discounted cash flow analysis is a valuation methodology used to derive an intrinsic valuation of a company by calculating the present value of its estimated future cash flows. Roth Capital performed a discounted cash flow analysis of the projected unlevered free cash flows of Inspirato for the calendar years ending December 31, 2026 through December 31, 2028. Free cash flow was based on the forecasted unlevered after-tax net operating profits adjusted for depreciation and amortization, working capital, and capital expenditures as provided for in the Management Projections (as defined below). Roth Capital calculated the net present value of the projected unlevered free cash flows utilizing an estimate of Inspirato’s weighted average cost of capital for the discount rate. For purposes of its discounted cash flow analysis, Roth Capital utilized and relied upon the Management Projections, which provided a financial forecast for the calendar years 2026 through 2028, and other financial information provided by Inspirato management.
In calculating the net present value of the unlevered free cash flows in the discounted cash flow analysis, Roth Capital utilized a weighted average cost of capital range of 14.2% to 16.2%. The discount rate range was derived utilizing the Capital Asset Pricing Model, incorporating adjustments for market-based and Inspirato-specific risks and was based on Roth Capital’s professional judgment and experience. As part of the discounted cash flow analysis, Roth Capital performed a sensitivity analysis on Inspirato’s projected estimated adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) margin upon exit at the end of the calendar year of 2028 to quantify the impact of management's assumed adjusted EBITDA margin on the Company's terminal value. Roth Capital calculated the terminal values of cash flows for Inspirato by applying a selected range of terminal value adjusted EBITDA multiples of 8x to 10x applied to Inspirato’s calendar year 2028 estimated adjusted EBITDA. Roth Capital discounted the indicated terminal values to present value using the selected range of discount rates, and added the present value of the projected unlevered free cash flows. Based on these assumptions, Roth Capital’s discounted cash flow analysis generated an indicative range of enterprise values. Roth Capital then calculated an estimated equity value range for Inspirato by adding the amount of the Inspirato’s cash and cash equivalents and subtracting the amount of Inspirato’s debt and debt like items as provided by Inspirato management. The resulting estimated equity value range was then divided by the number of shares of Inspirato Common Stock outstanding on a fully diluted basis (including “in the money” warrants and RSUs based on the treasury method), as provided by Inspirato management, and an EBITDA margin sensitivity range of 10.7% to 12.7% was applied, to derive a range of equity values per share of $3.85 to $6.08, as compared to the equity value per share of $4.27 in the Merger.
Selected Public Companies Analysis
Roth Capital performed a selected public companies analysis of Inspirato. Although none of the selected public companies is directly comparable to Inspirato, Roth Capital selected the public companies for its analysis based on their degree of similarity to Inspirato, primarily in terms of operations, geographic footprint, business models, and historical and projected financial performance to those of Inspirato’s, with a focus on luxury hospitality platforms. Roth Capital analyzed the selected public companies listed below:
•Hilton Grand Vacations Inc.
•Travel + Leisure Co.
•Vail Resorts, Inc.
•Marriott Vacations Worldwide
•Meliá Hotels International, S.A.
•Lindblad Expeditions Holdings
•Pursuit Attractions & Hospitality
Roth Capital reviewed, among other things, the enterprise value as a multiple of adjusted EBITDA for calendar year 2025, the next 12 months (“NTM”) ended September 30, 2026, calendar year 2026 and calendar year 2027, for each of the selected companies.
Financial data of the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information.

Roth Capital applied the following 25th and 75th percentiles of the multiples for the selected public companies to the corresponding financial data for Inspirato provided by the management of Inspirato:

Implied Multiples for Selected Public Companies
Enterprise Value as Multiple of Adjusted EBITDA:	25th Percentile	75th Percentile
CY2025	10.0x	10.5x
NTM	9.4x	10.0x
CY 2026	9.3x	9.8x
CY 2027	8.6x	9.2x

To estimate a range of enterprise values for Inspirato, Roth Capital applied valuation multiples of 8.6x to 9.2x to Inspirato’s estimated 2027 adjusted EBITDA, based on the Management Projections. Roth Capital then calculated an estimated equity value range for Inspirato by adding the amount of Inspirato’s cash and cash equivalents and subtracting the amount of Inspirato’s debt and debt like items as provided by Inspirato management. The resulting estimated equity value range was then divided by the number of shares of Inspirato Common Stock outstanding on a fully diluted basis (including “in the money” warrants and RSUs based on the treasury method), as provided by Inspirato management, to derive a range of equity values per share of $2.31 to $3.15, as compared to the equity value per share of $4.27 in the Merger.
None of the selected public companies was identical to Inspirato. As a result, a complete valuation analysis cannot be limited to a quantitative review of the selected public companies, but also requires complex consideration and judgments concerning differences in financial and operating characteristics of such companies, as well as other factors that could affect their value relative to that of Inspirato.
Selected M&A Transactions Analysis
Roth Capital reviewed selected publicly available financial terms of 27 selected transactions in the luxury hospitality club industry. The selection of these transactions was based on, among other things, the target company’s industry and operational similarity, the relative size of the transaction, and the availability of public information related to the selected transaction. The selected transactions were as follows:

Announcement Date:	Acquiror	Target
Feb-2025	HI Holdings Playa B.V.	Playa Hotels & Resorts N.V.
Dec-2024	Casago International LLC	Vacasa, Inc.
Dec-2024	Prosus N.V.	Despegar.com, Corp.
Dec-2024	The Yucaipa Companies, LLC; Goldman Sachs Asset Management, L.P.; MCR Investors	Soho House & Co Inc.
Dec-2024	Tripadvisor, Inc.	Liberty TripAdvisor Holdings, Inc.
Dec-2023	Prodea Real Estate Investment Company Société Anonyme	MHV Mediterranean Hospitality Venture Plc
Aug-2023	KSL Advisors, LLC; KSL Capital Partners VI LP	Hersha Hospitality Trust
Mar-2023	Next Capital Pty. Ltd.	Alloggio Group Limited
Mar-2021	Blackstone Inc	Extended Stay America, Inc.
Mar-2021	Vacasa LLC (now known as Vacasa, Inc.)	TurnKey Vacation Rentals, Inc.
Oct-2019	Vitruvian Partners LLP	Sykes Cottages Ltd.
Jul-2019	Vail Holdings, Inc.	Peak Resorts, Inc.
Dec-2018	LVMH Moët Hennessy - Louis Vuitton, Société Européenne	Belmond Ltd.
Feb-2018	Platinum Equity, LLC	Wyndham Vacation Rentals Europe
Oct-2017	AAPC Limited	Mantra Group Limited
Jul-2017	Apollo Global Management, LLC	ClubCorp Holdings, Inc.
Apr-2017	Aspen Skiing Company, LLC; KSL Advisors	Intrawest Resorts Holdings, Inc.
Jun-2016	Apollo Global Management, LLC	Diamond Resorts International, LLC
May-2016	SBE Entertainment Group, LLC	Morgans Hotel Group Company
Nov-2015	Marriott International, Inc.	Starwood Hotels & Resorts Worldwide Inc.
Oct-2015	Interval Leisure Group, Inc. (now known as ILG, Inc.)	Vistana Signature Experiences, Inc.
Mar-2012	Apollo Global Management, LLC	Great Wolf Resorts Inc.
Jul-2007	The Blackstone Group L.P	Hilton Worldwide, Inc.
Jan-2006	Colony Capital, LLC; Kingdom Hotel Investments	Fairmont Hotels & Resorts Inc.
Nov-2005	Blackstone Real Estate Advisors VI L.P.	La Quinta Corporation (now known as CPLG L.L.C.)
Jun-2005	Blackstone Real Estate Advisors VI L.P.	Wyndham International, Inc.
Mar-2004	The Blackstone Group L.P.	Extended Stay America, Inc.
None of the target companies in the selected transactions reviewed are identical to Inspirato and certain of these companies may have characteristics that are materially different from those of Inspirato. The analysis necessarily involves complex considerations and judgments concerning differences in financial and operational characteristics of the target companies and other factors that could affect their comparability to Inspirato.
Financial data for the selected transactions were based on public filings and other publicly available information prior to the announcement of the relevant transaction, while Inspirato’s financial data was furnished to Roth Capital by Inspirato’s management and based on forecasts and estimates.
Roth Capital reviewed, among other things, the enterprise value as a multiple of the last twelve months’ (“LTM”) EBITDA of the target company for the selected transactions. Roth Capital’s analysis excluded the impact of multiples considered to be not meaningful or that were unavailable.
Based on Roth Capital’s judgment and professional experience, Roth Capital applied the 25th and 75th percentiles of the LTM EBITDA multiples observed for the selected transactions to the corresponding financial data for Inspirato provided by the management of Inspirato. This corresponded with Roth Capital applying multiples of 10.3x to 14.9x to the corresponding LTM EBITDA of Inspirato of $4 million to derive a range per share of $2.51 to $3.65, as compared to the equity value per share of $4.27 in the Merger.
Transaction Premium Analysis
In order to assess the premium to be received by the Stockholders relative to the premiums offered to stockholders in other transactions, Roth Capital reviewed the premium paid in the selected transactions. For each selected transaction, Roth Capital calculated the premium per share paid by the acquirer by comparing the announced transaction value per share to the target company’s share price on the last unaffected date prior to the announcement of such transaction, excluding the impact of premiums considered to be not meaningful or that were unavailable. Based on Roth Capital’s judgment and professional experience, Roth Capital applied the 25th and 75th percentiles of the premiums observed for the selected transactions, which corresponded to a premium range of 18.6% to 40%, to the closing price per share of Inspirato Common Stock of $2.80 as of December 12, 2025. This analysis indicated a range of implied equity values of $3.32 to $3.92 per share, as compared to the equity value per share of $4.27 in the Merger.
The reasons for and the circumstances surrounding each of the transactions analyzed in the transaction premium analysis were diverse and there are inherent differences in the business, operations, financial conditions and prospects of Inspirato and the companies included in the transaction premium analysis. The analysis necessarily involved complex considerations and judgments concerning the differences between the characteristics of the selected transactions and the proposed transaction which would affect the acquisition values of the target companies and Inspirato.
Miscellaneous
In connection with Roth Capital’s engagement by Inspirato as its financial advisor in connection with the Merger, Roth Capital agreed to receive a fee for its services, of which $250,000 was payable upon Roth Capital’s delivery of the opinion and $150,000 is due and payable to Roth Capital contingent upon closing of the Merger. Roth Capital will receive an additional fee of $100,000 due and payable upon each additional formal affirmation of the opinion (if any) requested by Inspirato. Inspirato has agreed to indemnify Roth Capital and its affiliates against certain liabilities. Roth Capital will also be reimbursed for certain expenses in connection with its services.
Roth Capital is a full-service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. In the ordinary course of business, Roth Capital and its affiliates may acquire, hold or sell, for Roth Capital’s or its affiliates’ own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Inspirato and the other parties to the Merger, and, accordingly, may at any time hold a long or a short position in such securities. Except for the following, Roth Capital has not had a material relationship with, nor has Roth Capital otherwise received any fees from Inspirato, Exclusive Investments or any other parties to the Merger during the two years preceding the date of the opinion. During the two years preceding the date of the opinion, Roth Capital was engaged by Inspirato (i) under a financial advisory engagement pursuant to which Roth Capital provided a fairness opinion and for which Roth Capital received a fee of $750,000 in connection with its engagement and delivery of such fairness opinion; and (ii) to provide certain valuation services to the board of directors of Inspirato for which Roth Capital received a fee of $250,000.
Certain Management Projections
Inspirato does not, as a matter of course, make public long-term forecasts or internal projections regarding future financial performance, revenue, earnings or other results, due to, among other reasons, the inherent uncertainty of the underlying assumptions.

However, in connection with its evaluation of the Merger, Inspirato’s management prepared certain unaudited financial forecasts for Inspirato on a standalone basis (together, the “Management Projections”).
The Management Projections were provided to the Inspirato Board for use in their evaluation of the proposed transaction, and to Roth Capital for its use and reliance in connection with its financial analyses and its fairness opinion. The inclusion of this information in this proxy statement should not be regarded as an indication that Inspirato, the Inspirato Board or any of their respective advisors considered the information predictive of actual future performance or events, or that the Management Projections should be viewed as financial guidance of any kind.
The Management Projections include non-U.S. generally accepted accounting principles (“GAAP”) financial measures such as Adjusted EBITDA and unlevered free cash flow. These measures were included in the forecasts used by Roth Capital in rendering its fairness opinion and are therefore excluded from the definition of “non-GAAP financial measures” under SEC rules. Accordingly, a reconciliation to GAAP is not provided.
The Management Projections were prepared solely for internal purposes and are subject to numerous assumptions that are inherently uncertain and may be affected by factors beyond management’s control. These assumptions include general business, market, industry, regulatory, and economic conditions, among others. The Management Projections do not account for the potential effects of the Merger or the risks associated with the transaction not being consummated.
The prospective financial information has been prepared by, and is the responsibility of, our management. BDO USA, P.C., Inspirato’s independent auditor, has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to this prospective financial information. Accordingly, BDO USA, P.C. does not express an opinion or any other form of assurance with respect thereto. Any previously issued reports of BDO USA, P.C. relates to Inspirato’s previously issued financial statements and does not extend to the prospective financial information, and should not be read to do so.
Neither Inspirato nor its independent auditor have verified or expressed any view on the Management Projections, and no such assurance or guarantee is made. The inclusion of the Management Projections should not be regarded as a representation that such results will be achieved.

Inspirato Management Forecast (USD $ Millions except per-share data)
Calendar Year	2025 Budgeted	2026 Estimated	2027 Estimated	2028 Estimated
Fiscal Year	12/31/2025	12/31/2026	12/31/2027	12/31/2028
Revenue	$ 237.3	$ 223.2	$ 231.1	$ 252.5
Adjusted EBITDA (1)	$ 3.0	$ 16.2	$ 22.7	$ 29.5
Capital Expenditures	$ 3.6	$ 4.1	$ 4.5	$ 5.2
Net Working Capital (2)	$ (132.6)	$ (133.2)	$ (135.9)	$ (138.1)

Source: Management

(1)    Adjusted EBITDA calculated as per management’s assumptions: earnings before interest and taxes less any gains on lease termination and transaction costs.
(2)    Net Working Capital calculated as the sum of operating assets (accounts receivable, prepaid member travel, prepaid expenses, and other current assets) less operating liabilities (accounts payable and accrued liabilities, and deferred revenue).
Stockholders are urged not to place undue reliance on these Management Projections and to consider the Management Projections in light of the risks described under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”
Interests of Inspirato’s Directors and Executive Officers in the Merger
In considering the recommendation of the Inspirato Board that Inspirato stockholders approve the transaction and vote in favor of the Merger Proposal and the Merger-Related Compensation Proposal, Inspirato stockholders should be aware that certain of the executive officers and directors of Inspirato have interests in the Merger that are or may be different from, or in addition to, the interests of Inspirato stockholders generally. The Inspirato Board was aware of these interests and considered them, among other matters, in evaluating and approving the Merger Agreement, and in making its recommendation that Inspirato stockholders adopt the Merger Agreement. These interests are described in more detail below.
For purposes of this disclosure, Inspirato’s NEOs are as follows:

•Mr. Zamani, our Chief Executive Officer;
•Michael Arthur, our former Chief Financial Officer; and
•Brent Wadman, our General Counsel.
Certain Assumptions
Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits to our NEOs as described in this section, the following assumptions were used:
•The relevant price per share of Inspirato Common Stock is $4.27, which is equal to the Merger Consideration;
•The Effective Time of the Merger as referenced in this section occurs on January 8, 2026, which is the assumed date of the Effective Time solely for purposes of the disclosure in this section;
•The employment of Mr. Zamani is terminated upon the Effective Time, entitling him to severance in accordance with the CEO Employment Agreement (as amended);
•The employment of Mr. Wadman is terminated by Inspirato without “cause” upon the Effective Time of the Merger, entitling him to enhanced “change of control” related severance in accordance with his employment agreement;
•The employment of Mr. Arthur terminated on December 31, 2025 and he is not entitled to cash severance or other termination pay; and
•Each NEO has properly executed and not revoked any required separation and release agreements and has otherwise satisfied all requirements necessary to receive the payments and benefits described below.
The amounts indicated below are estimates based on multiple assumptions (including the assumptions described above) that may or may not actually occur or be accurate on the relevant date, and do not reflect certain compensation actions that may occur before completion of the transaction. Accordingly, the actual amounts received may differ from the estimates set forth below.
Executive Severance Arrangements
Payam Zamani
Concurrently with the execution of the Merger Agreement, Mr. Zamani and Inspirato entered into the CEO Employment Agreement Amendment, pursuant to which Mr. Zamani’s employment with the Company will terminate without cause on the Closing Date. Upon termination, Mr. Zamani will be eligible to receive severance payments of $1.1 million, the same amount provided for in CEO Employment Agreement prior to the CEO Employment Agreement Amendment, payable in two tranches. The first tranche will be equal to $1.0 million and will be payable on the Closing Date, contingent upon Mr. Zamani executing an immediately effective separation and release agreement. The second tranche will be equal to $100,000 and will be payable shortly following the Closing Date, contingent upon Mr. Zamani executing and not revoking a second separation and release agreement. Pursuant to the terms of the separation and release agreements, Mr. Zamani has agreed to remain available to the Company to answer questions and to provide knowledge of the business for a period of 90 days post-termination and to pay for the cost of any of his Inspirato bookings that occur following his termination date. Mr. Zamani is also required to remain in compliance with his obligations set forth in his Proprietary Rights and Inventions Assignment Agreement with the Company.
Michael Arthur
Mr. Arthur resigned from the Company effective December 31, 2025. Pursuant to his Resignation and Transition Agreement, Mr. Arthur is not entitled to cash severance or other termination or change in control payments, but is entitled to accelerated vesting of his Company RSUs at the Effective Time as described in the section below entitled “—Treatment of Equity Awards.”
Brent Wadman
Mr. Wadman is party to an employment agreement with the Company (as amended, the “Wadman Agreement”) that entitles him to severance in the event that he is terminated without “cause” or resigns for “good reason” (as each term is defined in the Wadman Agreement), and the amount of the severance to which he is entitled is enhanced if the termination occurs within 16 weeks before or after a “change of control” of Inspirato. The Merger will constitute a “change of control” as defined in the Wadman Agreement. If Mr.

Wadman is terminated without “cause” or resigns for “good reason” within 16 weeks before or after the a “change of control” of Inspirato (which includes the Merger), he will be entitled to (i) cash severance equal to 26 weeks of base salary, plus an additional week of base salary for each year of employment with the Company, payable semi-monthly on Inspirato’s regular pay dates until the applicable number of weeks of base pay severance has been paid in full, and (ii) payment of Mr. Wadman’s COBRA premiums until the end of the cash severance payment period (or, if earlier, until Mr. Wadman becomes eligible for another employer’s group medical plan or COBRA eligibility ends). In addition, 100% of Mr. Wadman’s unvested equity in Inspirato will vest in full on the earlier of his termination date or the closing of a “change of control” of Inspirato (including the Merger). To receive the severance, Mr. Wadman is required to execute and not revoke a customary full release of all claims and to comply with his existing obligations to the Company, including the obligations set forth in his Proprietary Rights and Inventions Assignment Agreement with the Company.
Stay Bonus Awards
Inspirato has established a stay bonus program in an aggregate amount of up to $1.3 million to promote retention and incentivize efforts to consummate the closing of the Merger. Such bonus awards, which have been (or will be) made to key employees selected by the Inspirato Board, will vest and become payable 100% on the Closing Date, subject to the eligible recipient’s continued employment with Inspirato or its subsidiaries through such date. The amount of any such bonus awards will be offset by any severance payments that are expected to be made if the applicable key employee is terminated at or around the closing of the merger. Inspirato has granted a stay bonus of $200,000 to Mr. Wadman and has not granted, and will not grant, a stay bonus to either of the other NEOs.
Treatment of Equity Awards
Upon the Effective Time, (i) each Company RSU that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be converted into the right to receive the Merger Consideration payable with respect to the total number of shares underlying such Company RSUs and (ii) each Company Option that is outstanding and unexercised immediately prior to the Effective Time will be cancelled for no consideration.
The table below sets forth (i) the number of Company RSUs that are unvested for each executive officer of the Company and each non-employee member of the Inspirato Board as of January 8, 2026, which is the assumed date of the Effective Time solely for purposes of the disclosure in this section and (ii) the estimated value of those awards (on a pre-tax basis), assuming the price of a share of Inspirato Common Stock is $4.27, which is equal to the Merger Consideration. The actual value realized with respect to any Company RSU Award cannot be determined with any certainty until the awards are settled. Company Options are excluded from the table below because they have an exercise price per share greater than the Merger Consideration and will be cancelled upon the Effective Time without the payment of any consideration.

	Number of Unvested Shares Subject to Company RSUs	Total
Inspirato Named Executive Officers
Payam Zamani	343,750	$ 1,467,813
Michael Arthur	75,859	$ 323,918
Brent Wadman	27,177	$ 116,046
Inspirato Non-Employee Directors
Ann Payne	—	$—
Jordy Spiegel	—	$—
Julie Wainwright	—	$—
May Samali	—	$—
Michael Armstrong	—	$—
Scott Berman	—	$—

Value of Payments and Benefits
The information set forth below regarding the compensation of each of Inspirato’s NEOs that is based on or otherwise relates to the Merger is provided in accordance with Item 402(t) of Regulation S-K.
The amounts indicated below are estimates based on the assumptions described above under the heading entitled “—Certain Assumptions” (e.g., an Effective Time of January 8, 2026 solely for purposes of the disclosure in this section, a price per share of Inspirato Common Stock of $4.27, which is equal to the Merger Consideration, Mr. Zamani’s and Mr. Wadman’s termination at the Effective Time and entitlement to severance, etc.), as well as multiple other assumptions. The assumptions used in the calculations may or may not actually occur or be accurate on the relevant date, and do not reflect certain compensation actions that may occur before completion of the Merger. Accordingly, the actual amounts received by our NEOs may differ from the estimates set forth below. The amounts shown do not reflect any taxes payable by the NEOs.

Name	Cash (1)	Equity (2)	Perquisites/ Benefits (3)	Total
Payam Zamani	$1,100,000	$ 1,467,813	$—	$2,567,813
Michael Arthur	$—	$ 323,918	$—	$323,918
Brent Wadman	$375,673	$ 116,046	$51,963	$543,682

(1)    Amounts shown reflect (i) cash severance payments to Mr. Zamani and Mr. Wadman under their respective employment agreements, as described above in the section entitled “—Executive Severance Arrangements,” and (ii) Mr. Wadman’s $200,000 stay bonus award, as described above in the section entitled “—Stay Bonus Awards.” Cash severance under this column for Mr. Wadman is equal to $175,673, which is equal to 29 weeks of his base salary (calculated based on 26 weeks plus three additional weeks for each year of Mr. Wadman’s employment). The cash severance payments included for Mr. Zamani and Mr. Wadman in this column are “double-trigger” payments, which means that both a change in control of Inspirato and a qualifying termination of employment must occur prior to any cash severance payment being made to either named executive officer. The disclosure assumes that each of Mr. Zamani and Mr. Wadman timely executes all required separation and release agreements and otherwise satisfy with the terms and conditions applicable to his cash severance payments. The stay bonus amount for Mr. Wadman is a “single trigger” payment, meaning that it is triggered by a change in control of Inspirato.

(2)    Amounts shown reflect the potential value that each named executive officer could receive in connection with accelerated vesting and settlement of Company RSU Awards, as more fully described above under “—Treatment of Equity Awards.” The amounts in this column are “single trigger” payments, meaning that they are triggered by a change in control of Inspirato. Amounts have been calculated by multiplying the number of shares underlying unvested Company RSUs by $4.27, the Merger Consideration.
(3)    Amounts shown reflect the total estimated value of the payment of COBRA premiums for Mr. Wadman for 29 weeks. Per the Wadman Agreement, upon a qualifying termination the Company will pay Mr. Wadman’s COBRA premiums for the lesser of (i) 29 weeks (which is the same number of weeks of cash severance payments to which he is entitled), or (ii) such lesser period of time as Mr. Wadman is eligible for COBRA coverage.
In addition, each member of the Inspirato Board, other than Mr. Zamani, will receive a cash payment of $50,000 for their board service in 2025.
New Compensation Arrangements
Any Inspirato executive officers and directors who become officers, directors or employees of Exclusive Investments or who otherwise are retained by Exclusive Investments to provide services may enter into new individualized compensation arrangements effective as of the Effective Time and may participate following the Effective Time in cash or equity incentive or other benefit plans maintained by Exclusive Investments. As of the date of this proxy statement, no compensation arrangements between such persons and Exclusive Investments have been established or discussed.
Investment Warrants
Upon the closing of the Merger, outstanding Investment Warrants will be converted into the right to receive the excess of the Merger Consideration over the exercise price per share for such warrants. The Investment Warrants are held by One Planet Group, of which Mr. Zamani is President, CEO and sole beneficial owner. There are 3,061,215 Investment Warrants outstanding, each with an exercise price of $3.43 per share. Accordingly, One Planet Group will receive an aggregate cash payment of approximately $2.6 million in respect of the Investment Warrants upon the closing of the Merger.
Affiliate Termination Agreement
Mr. Zamani is President, CEO and sole beneficial owner of One Planet Group, and indirect beneficial owner of Buyerlink, and as a result may realize benefits as a result of the payments to which such entities are entitled under the Affiliate Termination Agreement. Pursuant to the Affiliate Termination Agreement, the aggregate final payment to be made by Inspirato to One Planet Group and Buyerlink will be approximately $450,000. These arrangements are more fully described under “—Ancillary Agreements.”
Indemnification
The Merger Agreement provides that, for a period of six years following the Effective Time, Exclusive Investments will, subject to certain limitations, indemnify and hold harmless each person who is or was, at or prior to the Effective Time, a director, officer or employee of Inspirato or any of its subsidiaries (each, an “Indemnified Person”) in respect of acts or omissions occurring at or prior to the Effective Time, to the fullest extent permitted under applicable law and the organizational documents of Inspirato. This includes liabilities arising out of the fact that such person served in any such capacity, whether brought before or after the closing of the Merger. Exclusive Investments is also required to advance expenses (including attorneys’ fees) incurred by any Indemnified Person in connection with such matters, subject to customary conditions.

Ancillary Agreements
Voting and Support Agreement
Concurrently with the execution of the Merger Agreement, the Supporting Stockholders entered into a Voting and Support Agreement with Exclusive Investments and Inspirato pursuant to which they agreed to vote all of their shares of Inspirato Common Stock (including those owned beneficially) in favor of the adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Merger. The Voting and Support Agreement also contain restrictions on transfer of shares of the Inspirato Common Stock held by the Supporting Stockholders. The Supporting Stockholders collectively beneficially owned approximately 36% of the outstanding shares of Inspirato Common Stock as of the record date.
The Voting and Support Agreement terminates upon the earliest to occur of: (i) the Effective Time, (ii) the valid termination of the Merger Agreement in accordance with its terms, (iii) the unilateral election of Exclusive Investments to terminate the Voting and Support Agreement or (iv) the mutual written agreement of Exclusive Investments and the Supporting Stockholders to terminate the Voting and Support Agreement.
Affiliate Termination Agreement
Concurrently with the execution of the Merger Agreement, Inspirato entered into an Affiliate Termination Agreement with One Planet Group, of which Mr. Zamani is President, CEO and sole beneficial owner, and Buyerlink, of which he is the indirect beneficial owner, pursuant to which the Related Party Agreements between the affiliates and the Company were terminated as of December 31, 2025 and Inspirato made certain final payments to One Planet Group and Buyerlink in respect of services provided under such agreements. Pursuant to the Related Party Agreements, (i) Buyerlink provided certain services, and a small amount of office space, to Inspirato and (ii) One Planet Group was reimbursed for certain travel expenses it incurred in connection with Mr. Zamani’s travel on behalf of Inspirato. The aggregate final payment pursuant made by Inspirato pursuant to these agreements was approximately $450,000.
Listing of Common Stock and Public Warrants
Following the closing of the Merger, neither the Inspirato Common Stock nor the Public Warrants will be listed on Nasdaq.
Inspirato will use its commercially reasonable efforts to maintain compliance with all Nasdaq listing requirements through the closing of the Merger.
Material U.S. Federal Income Tax Consequences
The following discussion is a summary of certain material U.S. federal income tax consequences of the Merger that may be relevant to “U.S. holders” and “non-U.S. holders” (both terms defined below) whose shares of Inspirato Common Stock are converted into the right to receive the Merger Consideration pursuant to the Merger. This discussion is for general information purposes only and is not tax advice. This discussion does not purport to consider all potential aspects of U.S. federal income taxation that might be relevant for holders of Inspirato Common Stock. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), the applicable U.S. Treasury regulations promulgated under the Code, judicial decisions and published rulings and other administrative pronouncements issued by the U.S. Internal Revenue Service, which we refer to as the “IRS,” all as in effect as of the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect that could result in U.S. federal income tax consequences different from those discussed below. This discussion does not address the consequences of any proposed changes in applicable laws. Any change or differing interpretation could alter the tax consequences to the holders described herein.
This discussion is not binding on the IRS or a court, and there can be no assurance that the tax consequences described in this discussion will not be challenged by the IRS or that they would be sustained by a court if so challenged. No ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered, as to any part of the discussion below regarding the U.S. federal income tax consequences of the Merger. There can be no assurance that the IRS will not assert, and a court will not sustain, a position contrary to the U.S. federal income tax consequences discussed below.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of shares of Inspirato Common Stock prior to the Effective Time that, for U.S. federal income tax purposes, is not an entity or arrangement treated as a partnership and is, or is treated as, any of the following:
•an individual who is a citizen or resident of the United States;

•a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
•a trust that (a) is subject to the primary supervision of a court within the United States and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) with the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person; or
•an estate the income of which is subject to U.S. federal income tax regardless of its source.
As used herein, a “non-U.S. holder” means a beneficial owner of shares of Inspirato Common Stock prior to the Effective Time that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
If a partnership or an entity or arrangement treated as a partnership or other “pass-through” entity for U.S. federal income tax purposes is the beneficial owner of Inspirato Common Stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner or the partnership, the activities of the partnership and the partner, and certain determinations made at the partnership or partner level. Accordingly, partnerships and the partners in such partnership (including entities or arrangements treated as partnerships or other “pass-through” entities for U.S. federal income tax purposes) holding Inspirato Common Stock should consult their own tax advisors regarding the U.S. federal income tax consequences of the Merger to them in light of their own circumstances.
This discussion is limited to holders who hold shares of Inspirato Common Stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment), and does not address or consider all of the U.S. federal income tax consequences that may be applicable to holders of Inspirato Common Stock in light of their own particular circumstances, including the impact of the alternative minimum tax or the tax consequences to holders of Inspirato Common Stock who validly exercise dissenters’ rights under the DGCL. In addition, this discussion is for general information only and does not address the U.S. federal income tax consequences of the Merger to holders who are subject to special rules, including, without limitation:
•banks, trusts and other financial institutions; insurance companies;
•brokers, dealers or traders in securities, commodities or currencies or traders that elect to mark-to-market their securities;
•mutual funds;
•“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;
•real estate investment trusts or regulated investment companies;
•holders who hold their shares of Inspirato Common Stock through individual retirement accounts or other tax-deferred accounts;
•tax-exempt organizations;
•governmental organizations; tax-qualified retirement plans or accounts or pension funds;
•S corporations, partnerships or other entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes (and investors therein);
•U.S. expatriates or certain former citizens or long-term residents of the United States;
•holders who hold their shares of Inspirato Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction, or other integrated investment;
•U.S. holders subject to special tax accounting rules as a result of any item of gross income being taken account in an applicable financial statement (as defined in the Code);
•U.S. holders deemed to sell Inspirato Common Stock under the constructive sale provisions of the Code;
•U.S. holders whose functional currency is not the U.S. dollar;

•except as expressly discussed below, U.S. holders that actually or constructively hold (or actually or constructively held at any time during the five-year period ending on the date of the Merger) 5% or more (by vote or value) of our common stock; and
•holders who acquired their shares of Inspirato Common Stock through the exercise of Company stock options or otherwise as compensation.
•
In addition, this discussion does not address the impact of the 3.8% Medicare contribution tax imposed on certain income, any aspects of non-U.S., state, local, estate, gift or other tax laws (or any U.S. federal tax laws other than those pertaining to income tax, such as estate or gift tax consequences) that may be applicable to a particular holder in light of its own circumstances.
Further, this discussion does not address any tax consequences of the Merger to holders of preferred stock, stock options, restricted stock unit awards or performance-based restricted stock unit awards whose awards are canceled in exchange for cash or cash-based awards pursuant to the Merger. Such holders of preferred stock, stock options, restricted stock unit awards or performance-based restricted stock unit awards should consult their own tax advisors regarding the tax consequences of the Merger to them in light of their own circumstances.
U.S. Holders
A U.S. holder’s receipt of the Merger consideration in exchange for shares of Inspirato Common Stock generally will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Inspirato Common Stock are converted into the right to receive the Merger Consideration pursuant to the Merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (a) the amount of cash received (determined before deduction of any applicable withholding taxes) with respect to such shares and (b) the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis will generally equal the price the U.S. holder paid for such shares. Such gain or loss will generally be long-term capital gain or loss if the U.S. holder’s holding period for such shares is more than one year at the Effective Time. Long-term capital gains recognized by individuals and certain other non-corporate U.S. holders are generally taxed at preferential U.S. federal income tax rates. The deductibility of capital losses may be subject to limitations.
Non-U.S. Holders
The Merger Consideration received in the Merger by a non-U.S. holder generally will not be subject to U.S. withholding tax (other than potentially to backup withholding tax, as discussed below) and will not be subject to U.S. federal income tax unless:
•the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base maintained by such non-U.S. holder in the United States), in which case the non-U.S. holder generally will be subject to U.S. federal income tax on a net income basis in the same manner as if it were a U.S. holder, and, if the non-U.S. holder is a foreign corporation for U.S. federal income tax purposes, such gain may also be subject to an additional branch profits tax at a rate of 30% or at such lower rate as may be specified by an applicable income tax treaty;
•the non-U.S. holder is a nonresident individual who was present in the United States for 183 days or more during the taxable year of the Merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the non-U.S. holder, if any, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or
•Inspirato Common Stock constitutes a United States real property interest (a “USRPI”) by reason of our status as a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the Merger or the non-U.S. holder’s holding period for the Inspirato Common Stock and the non-U.S. holder owned, actually or constructively, more than 5% of any class of our stock at any time during the shorter of the non-U.S. holder’s holding period or the five-year period preceding the Merger.
Regarding the third bullet, we believe that we are not currently a USRPHC for U.S. federal income tax purposes. However, even if we were a USRPHC at any point during the applicable period, so long as our common stock continues to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations) as of the Effective Time, only a non-U.S. holder that actually or constructively owns or owned, at any time during the shorter of the five-year period ending on the effective date of the Merger or the non-U.S. holder’s holding period for the Inspirato Common Stock, more than 5% of any class of our stock will be treated as disposing of a USRPI and will be taxable on gain realized on the disposition of their shares of Inspirato Common Stock as a result of the Company’s status as a USRPHC with any such gain treated as effectively connected with a trade or business conducted by the non-U.S. holder in the United States. A non-U.S. holder that actually or constructively holds or has held more than 5% of any class of our stock should consult its own tax adviser regarding any U.S. federal income tax consequences applicable to it with respect to the USRPHC rules.
Backup Withholding and Information Reporting
Generally, information reporting requirements may apply in connection with the payment of the Merger Consideration to U.S. holders and, if effected by or through a U.S. office or broker, non-U.S. holders in connection with the Merger. Further, a U.S. holder may be subject to backup withholding on all payments to which such U.S. holder is entitled in connection with the Merger, unless the U.S. holder provides its correct taxpayer identification number and complies with applicable certification procedures or otherwise establishes a valid exemption from backup withholding. In addition, if the Paying Agent is not provided with a U.S. holder’s correct taxpayer identification number or other adequate basis for exemption, the U.S. holder may be subject to certain penalties imposed by the IRS. Each U.S. holder should complete and sign the IRS Form W-9 included as part of the letter of transmittal and timely return it to the Paying Agent in order to avoid backup withholding, unless a valid exemption applies and is established in a manner satisfactory to the Paying Agent.
Certain non-U.S. holders may also be subject to backup withholding unless they establish a valid exemption from backup withholding applies and establish such exemption in a manner satisfactory to the Paying Agent (such as by completing and signing an appropriate IRS Form W-8 or other applicable or successor form) and otherwise comply with the backup withholding rules. Non-U.S. holders should consult their own tax advisors regarding these matters in light of their own circumstances.
Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules may be allowable as a refund or credit against a holder’s U.S. federal income tax liability, provided that certain required information is timely furnished to the IRS. Each holder should consult its own tax advisor regarding the information reporting and backup withholding rules in light of its own circumstances.
Additional Withholding Requirements Under FATCA
Subject to the proposed U.S. Treasury regulations discussed below, Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder, which we refer to as “FATCA,” impose a U.S. federal withholding tax of 30% on certain types of payments, including payments of the Merger Consideration, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (a) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding direct and indirect U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (b) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E) or (c) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Gross proceeds may be subject to withholding under FATCA; although under proposed U.S. Treasury regulations, no withholding would apply to such gross proceeds. The preamble to the proposed regulations specifies that taxpayers (including withholding agents) may generally rely on the proposed regulations pending finalization. Non-U.S. holders are encouraged to consult with, and rely solely upon, their own tax advisors regarding the effects of FATCA to them in light of their own circumstances.
Holders should consult their own tax advisors regarding the potential application of withholding under FATCA to them in light of their own circumstances.
This discussion is provided for general information only and is not tax advice. The U.S. federal income tax consequences described above are not intended to constitute a complete description of all potential tax consequences relating to the Merger. Because individual circumstances may differ, each holder of Inspirato Common Stock should consult their own tax advisor regarding the applicability of the rules discussed above to the holder and the particular tax effects to the holder of the Merger in light of such holder’s particular circumstances and the application of state, local, non-U.S., estate, gift and other tax laws (or any U.S. federal tax laws other than those pertaining to income tax).

Regulatory Approvals
Under the Merger Agreement, the parties have agreed to use reasonable best efforts to obtain all regulatory clearances necessary to complete the Merger as promptly as reasonably practicable.
The Merger is not subject to required notification under the HSR Act. The total value of the aggregate consideration payable in the Merger is approximately $59.0 million, which is below the applicable HSR Act “size-of-transaction” threshold in effect at the time of the entry into the Merger Agreement. As a result, no filings and no waiting period under the HSR Act are required.
The parties are currently not aware of any other material federal, state or foreign regulatory approvals required to complete the Merger.
Litigation Related to the Merger
As of the date of this proxy statement, Inspirato has received zero demands from purported stockholders.

THE MERGER AGREEMENT
The following description summarizes the principal terms of the Merger Agreement (attached as Annex A and incorporated by reference in this proxy statement). Your rights and obligations, and those of Inspirato, Merger Sub and Exclusive Investments, are governed by the actual terms of the Merger Agreement, not by this summary. This section is intended to assist in your understanding of the key elements of the Merger Agreement, but should be read in conjunction with the full text of the Merger Agreement. Representations, warranties, covenants, and conditions in the Merger Agreement are negotiated for specific risk allocation purposes, may be subject to materiality qualifiers or confidential disclosures, and may no longer be accurate at the time this proxy statement is provided to stockholders. You should carefully review both the Merger Agreement and this proxy statement, plus Inspirato’s public filings referenced in the “Where You Can Find More Information” section.
Structure of the Merger
Upon satisfaction or waiver of the closing conditions set forth in the Merger Agreement, Merger Sub will merge with and into Inspirato, with Inspirato surviving as a wholly owned subsidiary of Exclusive Investments. At the Effective Time, all Inspirato Common Stock will convert into the right to receive the Merger Consideration as described in “—Merger Consideration” below.
Merger Consideration
At the Effective Time, each issued and outstanding share of Inspirato Common Stock will be converted into the right to receive the Merger Consideration of $4.27 in cash, without interest and subject to applicable withholding taxes, in accordance with the terms of the Merger Agreement.
Outstanding Public Warrants and Investment Warrants will be treated in accordance with the terms of the Merger Agreement. See “—Treatment of Warrants” below. All outstanding equity awards, including options and RSUs, will be treated in accordance with the terms of the Merger Agreement, with certain awards canceled without consideration. See “—Treatment of Equity Awards” below.
Appraisal Rights
Under Section 262 of the DGCL, if the Merger is completed, holders of Inspirato Common Stock who do not vote in favor of the adoption of the Merger Agreement and who strictly comply with the requirements of Section 262 may be entitled to demand appraisal of their shares and receive a cash payment for the “fair value” of their shares (as determined by the Delaware Court of Chancery), together with interest, if any, instead of the Merger Consideration. The court’s determination of fair value may be less than, equal to, or greater than the Merger Consideration.

To exercise appraisal rights, a stockholder must follow the procedures specified in Section 262 of the DGCL, including by:
•delivering a written demand for appraisal to Inspirato before the vote on the Merger Proposal;
•continuously holding the shares of Inspirato Common Stock (as record holder or, if eligible, as a qualifying beneficial owner under Section 262) from the date the demand is made through the Effective Time;
•not voting “FOR” the Merger Proposal with respect to the demanded shares (an abstention or vote “AGAINST” does not, by itself, constitute a demand; a proxy submitted without voting instructions will be voted “FOR” and will eliminate appraisal rights for such shares); and
•within 120 days after the Effective Time, ensure that a petition for appraisal is filed in the Delaware Court of Chancery.
Inspirato (as the Surviving Company) has no obligation to file such a petition. If no petition is properly filed by a holder wishing to exercise their appraisal rights within that 120-day period, the appraisal right will lapse.
A stockholder who has demanded appraisal may withdraw the demand within 60 days after the Effective Time; thereafter, withdrawal requires the consent of the Surviving Company.
Written demands for appraisal must reasonably identify the holder and the shares for which appraisal is demanded. A demand made by a beneficial owner must be accompanied by documentary evidence of beneficial ownership, a statement that the evidence is a true and correct copy of what it purports to be, and an address at which the beneficial owner consents to receive notices under Section 262 and to be listed on the verified list required by Section 262(f).

Prior to the vote on the Merger Proposal at the Special Meeting, all appraisal demands should be delivered to:
Inspirato Incorporated
Attention: Investor Relations
1544 Wazee Street
Denver, Colorado 80202
Tel: (303) 586-7771
The procedures of Section 262 must be followed precisely. Failure to strictly comply with the statutory requirements may result in a loss of appraisal rights. The full text of Section 262 of the DGCL is attached to this proxy statement as Annex C, and Inspirato stockholders are encouraged to read it carefully.
If you are considering exercising appraisal rights, you should consult your legal advisor promptly to understand your rights and obligations in full.
Treatment of Equity Awards
Upon the Effective Time, (i) each award of Company RSUs that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be converted into the right to receive the Merger Consideration payable with respect to the total number of shares underlying such Company RSUs, and (ii) each Company Option that is outstanding and unexercised immediately prior to the Effective Time will be cancelled for no consideration.
Treatment of Warrants
Public Warrants outstanding immediately prior to the Effective Time will be treated in the Merger in accordance with its terms, and will represent, following the Merger, the right to receive, upon exercise, the Merger Consideration that holders would have received if holders had exercised their Public Warrants immediately prior to the Effective Time. However, all of the Public Warrants have an exercise price that is substantially higher than the Merger Consideration and it is unlikely the Public Warrants will have any continuing value. Outstanding Investment Warrants will be converted into the right to receive the excess of the Merger Consideration over the exercise price per share for such warrants in accordance with the Merger Agreement.
Treatment of Company Equity Plans
Pursuant to the Merger Agreement, Inspirato will terminate each of its equity plans as of immediately prior to the Effective Time, including those under which there are outstanding Company Awards.
Payment Procedures
Paying Agent
Prior to the Effective Time, Exclusive Investments will designate a Paying Agent for the purposes of effecting the payment of the Merger Consideration to Inspirato stockholders. Exclusive Investments shall pay, or cause to be paid, the fees and expenses of the Paying Agent. Exclusive Investments will deposit, or cause to be deposited, with the Paying Agent, in trust for the benefit of holders of Inspirato Common Stock, cash in U.S. dollars sufficient to pay the aggregate Merger Consideration in exchange for all of the shares of Inspirato Common Stock outstanding immediately prior to the Effective Time, other than any shares held by Exclusive Investments (“Cancelled Shares”) or shares as to which appraisal rights have been exercised (“Dissenting Shares”), payable upon due surrender of physical stock certificates that represent ownership of shares of Inspirato Common Stock (“Certificates”) (or effective affidavits of loss in lieu thereof) or book-entry shares pursuant to the provisions of the Merger Agreement (such cash being referred to as the “Merger Fund”). In the event the Merger Fund is at any time insufficient to pay the Merger Consideration in accordance with the Merger Agreement, Exclusive Investments shall promptly deposit, or cause to be deposited, with the Paying Agent such additional funds to ensure that the Paying Agent has sufficient funds to make such payments. Exclusive Investments shall cause the Paying Agent to make delivery of the Merger Consideration out of the Merger Fund in accordance with the Merger Agreement. The Merger Fund shall be invested by the Paying Agent as directed by Exclusive Investments, pending payment of the Merger Consideration to Inspirato stockholders. Earnings from such investment of the Merger Fund will be the sole and exclusive property of the Surviving Company.

Payment Procedures for Certificates
As soon as practicable after the Effective Time (and in no event later than three business days after such time), the Surviving Company shall cause the Paying Agent to mail to each Inspirato stockholder that was, immediately prior to the Effective Time, a holder of record of Certificates (other than Certificates representing Cancelled Shares or Dissenting Shares): (i) a letter of transmittal and (ii) instructions for surrendering the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu thereof) to the Paying Agent, together with delivery of a duly executed letter of transmittal, the holder of such Certificates shall be entitled to receive, as promptly as practicable, the Merger Consideration for each share of Inspirato Common Stock formerly represented by such Certificates, and any Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon surrender of the Certificates. Until surrendered, each Certificate will represent only the right to receive the Merger Consideration. If payment is to be made to a person other than the registered holder, the Certificate must be properly endorsed for transfer and the person requesting payment must pay any applicable transfer taxes.
Payment Procedures for Book-Entry Shares
Notwithstanding anything to the contrary contained in the Merger Agreement, holders of book-entry shares will not be required to deliver a Certificate to receive the Merger Consideration. Holders of book-entry shares held through DTC will also not be required to deliver a letter of transmittal and, upon the Effective Time, will automatically be entitled to receive the Merger Consideration in accordance with DTC’s customary procedures. For book-entry shares not held through DTC, the Paying Agent will, as soon as practicable after the Effective Time, mail a letter of transmittal and instructions for surrendering such book-entry shares in exchange for the Merger Consideration. Payment of the Merger Consideration with respect to any book-entry shares will only be made to the person in whose name such book-entry shares are registered. No interest will be paid or accrued on any amount payable upon due surrender of any book-entry shares. Until paid or surrendered as contemplated hereby, each book-entry share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by the Merger Agreement, except for book-entry shares representing Dissenting Shares, which shall represent the right to receive payment in accordance with and to the extent provided by Section 262 of the DGCL, or Cancelled Shares.
Transfer Books; No Further Ownership Rights
At the Effective Time, the stock transfer books of Inspirato shall be closed and thereafter, there shall be no further registration of transfers of shares on its records. From and after the Effective Time, the holders of Certificates and book-entry shares outstanding immediately prior to the Effective Time will cease to have any rights with respect to such shares, except the right to receive the Merger Consideration. All Merger Consideration paid upon the surrender of Certificates or transfer of book-entry shares in accordance with the terms of the Merger Agreement will be deemed to have been paid in full satisfaction of all rights pertaining to the Inspirato Common Stock formerly represented by such Certificate or book-entry shares. If, after the Effective Time, Certificates are presented to the Surviving Company for any reason, they will be cancelled and exchanged as provided in the Merger Agreement.
Lost, Stolen or Destroyed Certificates
If a Certificate has been lost, stolen or destroyed, the holder of such Certificate will be entitled to receive the Merger Consideration upon providing an affidavit of that fact. As a condition to payment, Exclusive Investments or the Paying Agent may require the holder to deliver a bond, in a customary and reasonable sum as Exclusive Investments may reasonably direct, as indemnity against any claim that may be made against Exclusive Investments, Merger Sub, the Surviving Company or the Paying Agent with respect to such Certificate alleged to have been lost, stolen or destroyed, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration for each share of Common Stock formerly represented by such Certificate without interest and subject to any withholding taxes required by applicable law.
Termination of Merger Fund; Abandoned Property; No Liability
Any portion of the Merger Fund that remains unclaimed by holders of Certificates or book-entry shares on the first anniversary of the Effective Time will be returned to the Surviving Company. Thereafter, any such holder must look only to the Surviving Company (subject to abandoned property, escheat or other similar laws) for payment of their Merger Consideration (without interest and subject to any applicable withholding requirements). Any amounts that would otherwise escheat to a governmental entity will, to the extent of applicable law, become the property of the Surviving Company, free and clear of any claim or interest of any person previously entitled thereto. None of Exclusive Investments, Merger Sub, the Surviving Company or the Paying Agent will be liable for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. Any portion of the Merger Consideration made available to the Paying Agent pursuant to pay for Inspirato Common Stock for which appraisal rights have been perfected will be returned to the Surviving Company upon demand.

Withholding Rights
Inspirato, Exclusive Investments, Merger Sub, the Surviving Company and the Paying Agent, as the case may be, shall be entitled to deduct and withhold from any amounts payable pursuant to the Merger Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under applicable tax law. Any such withheld amounts will be treated for all purposes of the Merger Agreement as having been paid to the person in respect of which such deduction or withholding was made.
Representations and Warranties
The Merger Agreement contains customary and, in some cases reciprocal, representations and warranties by Inspirato and Exclusive Investments and Merger Sub. Many of the representations and warranties are subject to qualifications regarding materiality or the occurrence of a “material adverse effect,” such that a breach or inaccuracy will only be considered to exist if the relevant matter is material to, or reasonably expected to have a material adverse effect on, the applicable party. See “—Definition of Material Adverse Effect” below. Certain representations and warranties are also qualified by knowledge standards, which limit breaches to matters within the actual knowledge of specified officers. Each of the representations and warranties is further qualified by the information disclosed in the disclosure schedules delivered by Inspirato.
These representations and warranties of Inspirato relate to, among other things:
•organization, standing, and qualification to do business;
•capitalization;
•corporate authority and approval relating to the execution, delivery and performance of the Merger Agreement;
•absence of conflicts with organizational documents, applicable law, and material contracts;
•legal proceedings;
•government approvals and consents;
•internal controls, financial statements and the absence of material undisclosed liabilities;
•compliance with laws and material permits;
•SEC and Nasdaq filings and compliance with securities laws;
•tax matters;
•labor, employment, and benefit plan compliance;
•the absence of certain litigation and investigations;
•real property and title to assets;
•intellectual property;
•data privacy;
•material contracts and absence of defaults;
•environmental and litigation matters;
•insurance coverage;
•related party transactions;
•receipt of a fairness opinion;
•broker’s fees and transaction costs (which Inspirato has agreed will not exceed a cap of $3.5 million);

•compliance with anti-corruption laws and economic sanctions; and
•the absence of a material adverse effect since a specified date.
The representations of Exclusive and Merger Sub relate to, among other things:
•organization, standing, and qualification to do business;
•corporate authority and approval relating to the execution, delivery and performance of the Merger Agreement;
•absence of conflicts with organizational documents, applicable law, and material contracts;
•legal proceedings; and
•financing of the Merger.
The representations and warranties of each party will expire upon the completion of the Merger.
Definition of Material Adverse Effect
Under the Merger Agreement, a “material adverse effect” means:
•with respect to Exclusive Investments, any change, event, development, condition, occurrence or effect that prevents, materially impedes or materially delays Exclusive Investments’ or Merger Sub’s ability to consummate the Merger prior to March 31, 2026 (the “Outside Date”); or
•with respect to Inspirato, any change, event, state of facts, occurrence or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (i) the business, financial condition, assets or result of operations of Inspirato and its subsidiaries, taken as a whole or (ii) the ability of Inspirato to perform its obligations under the Merger Agreement; provided that certain types of adverse changes, effects, events or occurrences, such as those resulting from or due to specified general market- or industry-wide events, are excluded.
Covenants
Conduct of Business
Except as expressly permitted or required by the Merger Agreement, as set forth in the disclosure schedules delivered by Inspirato, as required by applicable law or as agreed to in writing by Exclusive Investments, Inspirato and Exclusive Investments have agreed that, from the date of the Merger Agreement until the closing of the Merger, Inspirato shall use reasonably best efforts to conduct its business in the ordinary course of business consistent with past practice and shall, and shall cause each of its subsidiaries to:
•use reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it and retain the services of its present officers and key employees;
•use reasonable best efforts to maintain its real property and assets in good operating condition and repair, subject to ordinary wear and tear; and
•use reasonable efforts to comply in all material respects with all applicable laws and requirements of all material contracts.
Additionally, Inspirato shall not, and shall not permit any of its subsidiaries to:
•amend its organizational documents;
•other than in the connection with the acquisition of new leased real property, (i) form any subsidiary, (ii) invest, contribute capital or commit to invest or contribute capital to any person (other than an existing wholly owned subsidiary of the Company) or (iii) enter into any joint venture, partnership, association or similar arrangement for the sharing of profits or assets, or pursuant to which there is a transfer of any right to manage, control or direct the operations of the Company or any of its subsidiaries;
•(i) enter into any new line of business, (ii) abandon or discontinue any existing line of business, (iii) authorize or effect any material change to the principal business of the Company as currently conducted or (iv) agree to any covenant limiting the ability of Inspirato or any of its subsidiaries to compete or engage in any line of business or to compete with any person in any geographic area, or pursuant to which any material benefit or right would be required to be given or lost as a result of so competing or engaging, or which would have any similar effect on Exclusive Investments or any of its subsidiaries after the Effective Time;
•issue, sell, pledge, dispose of, grant, transfer or encumber any equity interests in Inspirato or any of its subsidiaries, or any securities convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, equity securities, including equity awards, other than (i) the issuance of shares of Inspirato Common Stock upon the exercise or settlement of outstanding options and RSUs or (ii) the issuance of shares of Inspirato Common Stock pursuant to purchase rights outstanding under Inspirato’s equity stock purchase plan (the “ESPP”);
•sell, pledge, dispose of, transfer, lease, license, guarantee or encumber any material real property or assets other than in the ordinary course of business consistent with past practices;
•sell, assign, pledge, transfer, encumber, license, sublicense, abandon, allow to lapse or otherwise dispose of any intellectual property other than in the ordinary course of business consistent with past practices;
•declare, set aside, make or pay any dividend or other distribution with respect to any equity interests of Inspirato, except for dividends paid by a wholly owned subsidiary to Inspirato or vice versa;
•reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any equity interests of Inspirato, except with respect to any wholly owned subsidiary or deemed repurchases in connection with the exercise, settlement, vesting or forfeiture of equity awards or rights to purchase under the ESPP;
•(i) merge, consolidate, recapitalize, statutorily convert or otherwise reorganize Inspirato or any of its subsidiaries or (ii) adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Inspirato or any of its subsidiaries;
•acquire any of assets of any entity, or all or any portion of the business of any entity (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise), in each case that is material to Inspirato;
•incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for (whether directly, contingently or otherwise), the obligations of any entity for borrowed money;
•make any loans, advances or capital contributions to, or investments in, any entity (other than an existing wholly owned subsidiary of Inspirato), other than advances to employees for reasonable, documented, out-of-pocket reimbursable expenses in the ordinary course of business pursuant to existing Company policies;
•(i) enter into or amend any contract that, if existing on the date hereof, would be a material contract to Inspirato, (ii) assign, terminate, cancel or amend or waive any provision of any material contract (or any contract of the type referred to in clause (i)) or (iii) assign (in whole or in part) any rights under any material contract (any contract of the type referred to in clause (i)), subject to Exclusive Investments’ approval of a consent request submitted by Inspirato;
•except as required by Inspirato’s benefit plans or by law, (i) increase the compensation or benefits for any current or former director, officer, employee, independent contractor or consultant; (ii) enter into or amend any existing agreement or arrangement providing for, or increase the amount or value of any existing, change in control, severance, retention or termination pay; (iii) establish, adopt, enter into, amend or terminate any equity plan, agreement providing for the issuance of any equity award or other benefit plan; (iv) accelerate vesting, payment timing, exercisability or funding of, or waive any performance or vesting conditions applicable to, of any existing awards or other compensation or benefit or (v) terminate (other than termination for “cause”) or hire, engage or promote any current or former director, officer, employee, contractor or consultant;
•(i) permit any new participants to commence participation in the ESPP, (ii) permit any ESPP participant to increase their current payroll rate or make separate non-payroll contributions or (iii) commence any new or extend an existing Offering Period (as defined in the ESPP);
•waive or release any restrictive covenant obligation of any current or former director, officer, employee or independent contractor;
•modify, amend, extend, assume or terminate any labor agreement or certify any union;
•implement or announce any workforce changes that do or could reasonably be expected to implicate the notifications of the Worker Adjustment and Retraining Notification Act;
•make any changes to financial accounting policies, methods, principles or practices except as required by law or GAAP;

•(i) settle any legal proceeding if the amount of the settlement exceeds $50,000 or (ii) waive any right to any claim held by Inspirato in a new legal proceeding without prior notification to Exclusive Investments;
•make or authorize any new capital expenditure or fail to make capital expenditures anticipated as of the date of the Merger Agreement;
•make, change or enter into certain tax matters or file any material amended tax return;
•make any changes to its cash management policy, including accelerating or delaying any amounts owed other than in accordance with its cash management policy, or revalue its assets;
•modify its privacy policies in a manner that would restrict its current business, unless otherwise required by contract or law;
•(i) modify the terms and conditions under which its subscriptions and Experiences are offered to customers outside the ordinary course of business (other than as required by law) or (ii) offer or advertise any discounted pricing that is less than 85% of the Company’s standard pricing;
•terminate, cancel or make any material changes to its insurance policies; or
•authorize or enter into any contract that would require it to take any of the foregoing prohibited actions.
Inspirato Stockholders Meeting
Under the Merger Agreement, Inspirato will hold a special meeting of stockholders to vote on the Merger and related proposals, include the Inspirato Board’s recommendation to vote “FOR” the Merger and related proposals (unless a change has been effected in accordance with the non‑solicitation provisions described below) and use reasonable best efforts to solicit proxies in favor of stockholder approval.
No Solicitation
Except as otherwise permitted in the Merger Agreement, from the date of execution until the Effective Time, Inspirato shall not, and will cause its subsidiaries and representatives not to, directly or indirectly:
•solicit, initiate or knowingly facilitate, encourage or induce any Acquisition Proposal (as defined below);
•furnish material non‑public information to any person regarding any Acquisition Proposal;
•enter into any Alternative Acquisition Agreement (as defined below); or
•withdraw, modify or qualify the Inspirato Board’s recommendation to approve the Merger, or publicly recommend the approval of any Acquisition Proposal (a “Company Board Recommendation Change”).
“Acquisition Proposal” means, other than the Merger or any other proposal or offer from Exclusive Investments, any proposal or offer from any entity or “group” (as defined in Section 13(d) of the Exchange Act), other than Exclusive Investments, relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13 under the Exchange Act) of 20% or more of any class of equity securities of Inspirato or (B) merger, consolidation, unit exchange, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Inspirato that is structured to permit such entity or group to acquire beneficial ownership of at least 20% of the equity interests of Inspirato.
“Alternative Acquisition Agreement” means any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, other agreement in principle or other contract with respect to an Acquisition Proposal.
Notwithstanding the foregoing, prior to obtaining stockholder approval, if Inspirato receives a bona fide written Acquisition Proposal made without breach of the non‑solicitation covenant, and the Inspirato Board determines in good faith (after advice from financial and legal advisors) that it constitutes a Superior Proposal (as defined below) or could reasonably lead to a Superior Proposal, then Inspirato may:
•effect a Company Board Recommendation Change; or

•terminate the Merger Agreement to enter into a definitive Alternative Acquisition Agreement with respect to such Superior Proposal;
provided that Inspirato shall provide four business days’ prior written notice to Exclusive Investments about the Superior Proposal and negotiate in good faith with Exclusive Investments regarding an alternative transaction that would allow the Inspirato Board to not make such Company Board Recommendation Change and/or enter into an Alternative Acquisition Agreement consistent with its fiduciary duties.
“Superior Proposal” means a bona fide written Acquisition Proposal made by a third party, obtained after the date of the Merger Agreement and not in breach of the non-solicitation provisions, which is on terms and conditions which the Inspirato Board determines in good faith, after consultation with its financial advisors and outside legal counsel, taking into account all legal, financial, regulatory, timing and other aspects of the proposal and all other factors that the Inspirato Board considers appropriate (including the conditionality, timing and likelihood of consummation thereof and the identity of the third party making such Acquisition Proposal), is reasonably likely to be consummated in accordance with its terms, and if consummated, would result in a transaction that is more favorable from a financial perspective to Inspirato stockholders than the Merger; provided, that, for purposes of this definition, reference to 20% in the definition of Acquisition Proposal shall be deemed to be a reference to 50%.
If, after signing the Merger Agreement and before stockholder approval, a material event or change in circumstances arises which was not known or reasonably foreseeable as of signing, excluding specified general market- or industry-wide events (an “Intervening Event”), and the Inspirato Board decides that maintaining the current recommendation would breach its fiduciary duties, the Inspirato Board may change its recommendation, provided:
•written notice of the Inspirato Board’s intent and details of the Intervening Event is delivered to Exclusive Investments; and
•following a five-business-day notification period and after considering any proposed revisions to the Merger by Exclusive Investments, the Inspirato Board reconfirms in good faith its decision to effect a Company Board Recommendation Change.
Regulatory Approvals
Upon the terms and subject to the conditions set forth in the Merger Agreement, Inspirato and Exclusive Investments will cooperate with each other and use (and will cause their respective subsidiaries to use) their respective reasonable best efforts to obtain all consents, registrations, approvals, permits, and authorizations that are necessary or advisable to consummate the transactions contemplated by the Merger Agreement as promptly as reasonably practicable and in any event prior to the Outside Date.
Litigation Related to the Merger
Pursuant to the Merger Agreement, until the earlier of the closing of the Merger or the termination of the Merger Agreement in accordance with its terms, the parties are obligated to give prompt written notice to each other of any claim, demand, notice, action, suit, arbitration, proceeding, audit or investigation commenced or, to the applicable party’s knowledge, threatened against such party that relates to the Merger Agreement or the transactions contemplated thereby.

Indemnification
The Merger Agreement provides that, for a period of six years following the Effective Time, Exclusive Investments will, subject to certain limitations, indemnify and hold harmless each person who is or was, at or prior to the Effective Time, a director, officer or employee of Inspirato or any of its subsidiaries (each, an “Indemnified Person”) in respect of acts or omissions occurring at or prior to the Effective Time, to the fullest extent permitted under applicable law and the organizational documents of Inspirato. This includes liabilities arising out of the fact that such person served in any such capacity, whether brought before or after the closing of the Merger. Exclusive Investments is also required to advance expenses (including attorneys’ fees) incurred by any Indemnified Person in connection with such matters, subject to customary conditions.
Conditions to the Merger
The completion of the Merger is subject to the satisfaction or waiver, in whole or in part (to the extent permitted by law) of a number of conditions as set forth in the Merger Agreement. These conditions are customary for a transaction of this nature and are summarized below.
Mutual Conditions (Applicable to All Parties)
•Approval of the Merger Proposal by Inspirato stockholders.
•The absence of any governmental order, law or other legal restraint prohibiting the Merger.
Conditions to the Obligations of Inspirato
•The representations and warranties of Exclusive Investments and Merger Sub must be true and correct (subject to customary materiality qualifiers).
•Exclusive Investments must have performed in all material respects its obligations under the Merger Agreement.
•Inspirato must have received a certificate from an executive officer of Exclusive Investments certifying compliance with the above conditions.
Conditions to the Obligations of Exclusive Investments and Merger Sub
•The representations and warranties of Inspirato must be true and correct (subject to customary materiality qualifiers).
•Inspirato must have performed its obligations under the Merger Agreement.
•The absence of the occurrence of a material adverse effect on Inspirato or any of its subsidiaries since the date of the Merger Agreement.
•Exclusive Investments must have received a certificate from an executive officer of Inspirato certifying compliance with the above conditions.
•Each of the CEO Employment Agreement Amendment and the Affiliate Termination Agreement shall be in full force and effect and shall not have been amended.
The parties may waive certain of these conditions to the extent permitted under applicable law. However, the Merger will not proceed if the required stockholder approval is not obtained or if completion of the Merger is prohibited by applicable law.
The parties expect to complete the Merger after all of the conditions to the Merger in the Merger Agreement are satisfied or waived, including after the Merger Proposal has been adopted by Inspirato stockholders. However, it is possible that factors outside of each party’s control could require them to complete the Merger at a later time or not to complete it at all. Neither Inspirato nor Exclusive Investments can be certain when, or if, the conditions to the Merger will be satisfied or waived, or that the Merger will be completed.

Closing of the Merger
The closing of the Merger will occur at 6:00 a.m., Mountain Time, or remotely by exchange of documents and signatures (or their electronic counterparts) as soon as practicable on the third business day following satisfaction or waiver of all closing conditions (other than those that by their nature must be satisfied at Closing) (such date, the “Closing Date”). As soon as feasible thereafter, Inspirato will file a Certificate of Merger with the Delaware Secretary of State, and the Merger will become effective upon the filing of the Certificate of Merger or at a later agreed time specified therein.
Termination
Termination Events
The Merger Agreement may be terminated at any time prior to closing under certain specified circumstances, including:
•by mutual written agreement of Inspirato and Exclusive Investments (notwithstanding the receipt of the Inspirato stockholder approval);
•by either party, if:
othe Inspirato stockholders fail to approve the Merger Proposal;
oany governmental authority permanently enjoins or otherwise prohibits the consummation of the Merger; or
othe Merger has not been completed by the Outside Date.
•By Exclusive Investments:
oif the Inspirato Board effects a Company Board Recommendation Change or breaches the non-solicitation covenant described above in a way that materially impedes the completion of the Merger; or
oif Inspirato breaches its representations or covenants in a way that causes a closing condition to fail.
•By Inspirato:
oif Exclusive Investments breaches its representations or covenants in a way that causes a closing condition to fail;
oin order to enter into a transaction that constitutes a Superior Proposal, provided that Inspirato shall have complied in all material respects with its obligations under the Merger Agreement; or
oif all closing conditions have been met and Exclusive Investments fails to consummate the Merger within five business days of the Closing Date.
Fees and Expenses
Inspirato will be required to pay to Exclusive Investments a termination fee of $1.0 million if the Merger Agreement is terminated:
•by either Inspirato or Exclusive Investments because the Merger has not been completed by (i) the Outside Date or (ii) due to the failure of the Inspirato stockholders to approve the Merger Proposal, if (A) the Inspirato Board has effected a Company Board Recommendation Change or Inspirato has breached the non-solicitation covenant described above in a way that has materially impeded the completion of the Merger; or
•by either Inspirato or Exclusive Investments because the Merger has not been completed (i) by the Outside Date, (ii) due to the failure of the Inspirato stockholders to approve the Merger Proposal or (iii) as a result of Inspirato breaching its representations or covenants in a way that causes a closing condition to fail, if (A) an Acquisition Proposal has been made and not withdrawn at the time of the Special Meeting and (B) Inspirato enters into a definitive agreement relating to an Acquisition Proposal within 12 months of the termination of the Merger Agreement, provided that, for purposes of the definition of the term “Acquisition Proposal,” references to “20%” shall be deemed to be references to “50%”; or
•Inspirato enters into a transaction that constitutes a Superior Proposal, provided that Inspirato shall have complied in all material respects with its obligations under the Merger Agreement.

Exclusive Investments will be required to pay to Inspirato a reverse termination fee of $1.0 million if the Merger Agreement is terminated by the Company because (i) all of Exclusive Investment’s conditions to complete the Merger have been satisfied and (ii) Exclusive Investments fails to consummate the closing of the Merger within a prescribed period of time.
Each party is required to pay all expenses incurred by it (and its subsidiaries) in connection with the negotiation of the Merger Agreement, the performance of its obligations thereunder and the consummation of the transactions contemplated by the Merger Agreement (whether consummated or not).
Effect of the Merger
At the closing of the Merger, all of the equity interests of Inspirato issued and outstanding immediately prior to the closing will be converted into the right to receive from Exclusive Investments the Merger Consideration.
Withholding Taxes
Inspirato, Exclusive Investments, Merger Sub, the Surviving Company and the Paying Agent will be entitled to deduct and withhold from any amounts payable under the Merger Agreement (including the Merger Consideration) any amounts required to be withheld under applicable tax laws. Any such withheld amounts will be remitted to the appropriate tax authority and treated as having been paid to the person in respect of whom the deduction was made.
Amendment; Waiver
At any time prior to the Effective Time of the Merger, the Merger Agreement may be amended by mutual agreement of the parties in writing at any time before or after receipt of stockholder approval. No waiver by any party of any provision shall be effective unless explicitly set forth in writing and signed by the party so waiving.
Third-Party Beneficiaries
The Merger Agreement is not intended to and will not confer upon any person other than the parties thereto any rights or remedies, except for the provisions of the Merger Agreement relating to indemnification and exculpation from liability for the current or former directors and officers of Exclusive Investments.
Governing Law
The Merger Agreement is governed by Delaware law.
Specific Performance
The Merger Agreement provides that each party is entitled to specific performance or injunctive relief to enforce the terms of the agreement, in addition to any other remedies available at law or in equity.
Voting and Support Agreement
Concurrently with the execution of the Merger Agreement, the Supporting Stockholders entered into a Voting and Support Agreement with Exclusive Investments and Inspirato pursuant to which they agreed to vote all of their shares of Inspirato Common Stock (including those beneficially owned) in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger. The Voting and Support Agreement also contain restrictions on transfer of shares of the Inspirato Common Stock held by the Supporting Stockholders. The Supporting Stockholders collectively beneficially owned approximately 36% of the outstanding shares of Inspirato Common Stock as of the record date.

The Voting and Support Agreement will terminate upon the earliest to occur of: (i) the Effective Time, (ii) the valid termination of the Merger Agreement in accordance with its terms, (iii) the unilateral election of Exclusive Investments to terminate the Voting and Support Agreement or (iv) the mutual written agreement of Exclusive Investments and the Supporting Stockholders to terminate the Voting and Support Agreement.

Amendment to CEO Employment Agreement
Concurrently with the execution of the Merger Agreement, Mr. Zamani and Inspirato entered into the CEO Employment Agreement Amendment, pursuant to which, among other things, (i) Mr. Zamani’s employment with the Company will terminate without cause on the Closing Date and (ii) Mr. Zamani will be eligible to receive severance, subject to his timely execution (and non-revocation) of separation and release agreements, in the aggregate amount of $1.1 million, which is the same amount provided for under the CEO Employment Agreement prior to the CEO Employment Agreement Amendment.
Affiliate Termination Agreement
Concurrently with the execution of the Merger Agreement, Inspirato entered into an Affiliate Termination Agreement with One Planet Group, of which Mr. Zamani is President, CEO and sole beneficial owner, and Buyerlink, of which he is the indirect beneficial owner, pursuant to which the Related Party Agreements between the affiliates and the Company were terminated as of December 31, 2025 and Inspirato made certain final payments to One Planet Group and Buyerlink in respect of services provided under such agreements. Pursuant to the Related Party Agreements, (i) Buyerlink provided certain services, and a small amount of office space, to Inspirato and (ii) One Planet Group was reimbursed for certain travel expenses it incurred in connection with Mr. Zamani's travel on behalf of Inspirato. The aggregate final payment pursuant made by Inspirato pursuant to these agreements was approximately $450,000.

Capital One Termination Agreement
Concurrently with the execution of the Merger Agreement, Inspirato, Inspirato LLC and certain subsidiaries of Inspirato LLC, Oakstone Ventures and Capital One entered into the Capital One Termination Agreement, pursuant to which (i) Exclusive Investments will acquire from Oakstone Ventures, at the Effective Time, the Capital One Note pursuant to a binding term sheet between those parties and (ii) the Master Services Agreement between Inspirato LLC and Capital One dated September 29, 2023, was terminated immediately.

THE SPECIAL MEETING
General
This proxy statement is first being mailed on or about January 12, 2026 and constitutes notice of the Special Meeting in accordance with Delaware law and the certificate of incorporation and bylaws of Inspirato. This proxy statement is furnished in connection with the solicitation of proxies by the Inspirato Board for use at the Special Meeting and any adjournments or postponements thereof. Stockholders are encouraged to read the entire document, including all annexes, to understand the proposed transactions fully.
Attending the Special Meeting
The Special Meeting will be held virtually on Monday, February 2, 2026, at 9:00 a.m., Mountain Time. Stockholders can participate online at www.virtualshareholdermeeting.com/ISPO2026SM using the control number provided on the proxy card or voting instruction form.
Stockholders may submit questions in advance via email to legal@inspirato.com or by mail to Inspirato Incorporated, Legal Department, 1544 Wazee Street, Denver, CO 80202. Questions may also be submitted during the Special Meeting, and responses will be posted publicly afterward, omitting personal identifiers.
Purpose of the Special Meeting
At the Special Meeting, Inspirato stockholders will be asked to consider and vote on the following proposals:
•Proposal 1 (the Merger Proposal): To approve the adoption of the Merger Agreement, pursuant to which Merger Sub will merge with and into Inspirato, with Inspirato surviving as a wholly owned, indirect subsidiary of Exclusive Investments.
•Proposal 2 (the Merger-Related Compensation Proposal): To vote on an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to Inspirato’s NEOs that is based on or otherwise related to the Merger; and
•Proposal 3 (the Adjournment Proposal): To consider and vote on a proposal to approve any adjournment of the Special Meeting for the purposes of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger Proposal.
Inspirato is not currently aware of any other business that will be presented at the Special Meeting.
Recommendation of the Inspirato Board
The Inspirato Board has unanimously determined that the Merger Agreement and the transactions contemplated thereby are advisable, fair and in the best interests of Inspirato and its stockholders. Accordingly, the Inspirato Board recommends that stockholders vote “FOR” each of Proposals 1, 2 and 3.
Voting at the Special Meeting
Stockholders of record as of the record date are entitled to vote. Each share of Inspirato Common Stock is entitled to one vote per proposal. Voting instructions may be submitted online, by phone or by mail using the proxy materials provided. Shares held in “street name” through a bank or broker must be voted through the nominee.
Quorum and Vote Requirements
A majority of the shares outstanding as of the record date must be present (virtually or by proxy) for a quorum to be established.
The required votes to approve the proposals at the Special Meeting are as follows:
•Proposal 1 (the Merger Proposal): Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Inspirato Common Stock. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this proposal.
•Proposal 2 (the Merger-Related Compensation Proposal): Approval of this proposal requires the affirmative vote of holders of a majority of the shares of Inspirato Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions will have the same effect as votes “AGAINST” this proposal and broker non-votes will have no effect on the outcome. Because the vote on the merger-related compensation proposal is advisory only, it will not be binding on Inspirato. Accordingly, if the Merger Agreement is adopted and the Merger is completed, the merger-related compensation will be payable to Inspirato’s NEOs, subject only to the conditions applicable thereto, regardless of the outcome of this non-binding, advisory vote.
•Proposal 3 (the Adjournment Proposal): Approval of this proposal requires the affirmative vote of holders of a majority of the shares of Inspirato Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions will have the same effect as votes “AGAINST” this proposal and broker non-votes will have no effect on the outcome.
Revocation of Proxy
A stockholder may revoke a proxy by submitting a new proxy with a later date, notifying the Inspirato Legal Department in writing at the address above, or by voting virtually at the Special Meeting. Merely attending the Special Meeting will not revoke a previously submitted proxy.
Proxy Solicitation
The Inspirato Board is soliciting proxies, and Inspirato will bear all related costs. Inspirato employees may solicit proxies without additional compensation. No third-party proxy solicitor is being used.
Householding of Proxy Materials
Inspirato may satisfy SEC delivery rules for multiple stockholders sharing an address by delivering a single copy of proxy materials unless a separate delivery is requested. To request individual delivery, contact the Inspirato Legal Department.
Questions
For any questions about the Special Meeting or how to vote, stockholders should contact the Inspirato Legal Department at legal@inspirato.com or by mail at 1544 Wazee Street, Denver, CO 80202.

PROPOSAL 1 – THE MERGER PROPOSAL
General
Inspirato stockholders are being asked to approve the proposal to adopt the Merger Agreement, dated December 16, 2025, by and among Inspirato, Exclusive Investments, and Merger Sub, pursuant to which Merger Sub will be merged with and into Inspirato, with Inspirato surviving the Merger as a privately held, wholly owned subsidiary of Exclusive Investments. A copy of Merger Agreement is attached as Annex A to this Proxy Statement.
Consequences of Failing to Approve the Merger Proposal
If this proposal is not approved, Inspirato would be unable to complete the Merger, which could have significant adverse effects on Inspirato’s strategic plans and stockholder value.
Vote Required and Recommendation
Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Inspirato Common Stock. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT INSPIRATO STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER PROPOSAL.

PROPOSAL 2 – THE MERGER-RELATED COMPENSATION PROPOSAL
General
The Dodd-Frank Wall Street Reform and Consumer Protection Act and Rule 14a-21(c) promulgated under the Exchange Act require that Inspirato seek a non-binding, advisory vote from its stockholders to approve the merger-related compensation of Inspirato’s named executive officers described in this proxy statement under “The Merger—Interests of Directors and Executive Officers of Inspirato in the Merger.”
Accordingly, Inspirato’s stockholders are asked to approve the following resolution, on a non-binding advisory basis:
“RESOLVED, that Inspirato’s stockholders approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Inspirato’s named executive officers that is based on or otherwise relates to the merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Merger — Interests of Directors and Executive Officers of Inspirato in the Merger” (which disclosure includes the compensation table and related narrative disclosures required pursuant to Item 402(t) of Regulation S-K).”
Consequences of Failing to Approve the Merger-Related Compensation Proposal
Approval of this proposal is not a condition to completion of the Merger, and the vote with respect to this proposal is advisory only and will not be binding on Inspirato. Accordingly, if the Merger Agreement is adopted and the Merger is completed, the merger-related compensation will be payable to Inspirato’s NEOs, subject only to the conditions applicable thereto, regardless of the outcome of this non-binding, advisory vote.
Vote Required and Recommendation
Approval of this proposal requires the affirmative vote of holders of a majority of the shares of Inspirato Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions will have the same effect as votes “AGAINST” this proposal and broker non-votes will have no effect on the outcome.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT INSPIRATO STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER-RELATED COMPENSATION PROPOSAL.

PROPOSAL 3 – ADJOURNMENT PROPOSAL
General
We are asking you to approve a proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting. If stockholders approve this proposal, subject to the terms of the Merger Agreement, we can adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly signed proxies voting against the proposals. Among other things, approval of the proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the proposals at the time of the Special Meeting could mean that, even if we received proxies representing a sufficient number of votes against the proposals such that they would be defeated, subject to the terms of the Merger Agreement, we could adjourn the Special Meeting without a vote on such proposal and seek to convince the holders of those shares to change their votes to votes in favor of the proposal. Additionally, we may seek stockholder approval to adjourn the Special Meeting if a quorum is not present.
Consequences of Failing to Approve the Adjournment Proposal
The chairperson of the Special Meeting is permitted by our bylaws to adjourn the Special Meeting even if our stockholders have not approved this proposal.
Vote Required and Recommendation
Approval of this proposal requires the affirmative vote of holders of a majority of the shares of Inspirato Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions will have the same effect as votes “AGAINST” this proposal and broker non-votes will have no effect on the outcome.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

BUSINESS OF INSPIRATO
For a discussion of Inspirato’s business, see “Item 1. Business” of Inspirato’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which are included in this proxy statement as Annex D and Annex E, respectively. See also “Where You Can Find More Information” on page 61.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF INSPIRATO
For a discussion of Inspirato’s financial condition and results of operations, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 7A. Quantitative and Qualitative Disclosures About Market Risk” of Inspirato’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 3. Quantitative and Qualitative Disclosures About Market Risk” of Inspirato’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025, which are included in this proxy statement as Annex D and Annex E, respectively. See also “Where You Can Find More Information” on page 61.
HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS OF INSPIRATO
Our historical consolidated financial statements and related notes may be found in “Item 8. Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and “Item 1. Financial Statements” of Inspirato’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025, which are included in this proxy statement as Annex D and Annex E, respectively. See also “Where You Can Find More Information” on page 61.

MARKET PRICE AND DIVIDEND POLICY
The Inspirato Common Stock is listed on Nasdaq under the symbol “ISPO.” There were approximately 28 holders of record of Inspirato Common Stock as of the record date. Certain shares of Inspirato Common Stock are held in “street name” and, accordingly, the number of beneficial owners of such Inspirato Common Stock is not known or included in the foregoing number.
Market Price
The table below sets forth the quarterly high and low sales prices of Inspirato Common Stock on Nasdaq for the periods indicated. The Company did not declare or pay any dividends on its Inspirato Common Stock with respect to the periods indicated below.

Year	High	Low
Fiscal Year Ended December 31, 2024
First Quarter	$ 5.25	$ 3.66
Second Quarter	$ 4.15	$ 3.50
Third Quarter	$ 7.72	$ 3.17
Fourth Quarter	$ 4.38	$ 3.23
Fiscal Year Ended December 31, 2025
First Quarter	$ 6.99	$ 3.44
Second Quarter	$ 4.37	$ 3.29
Third Quarter	$ 3.75	$ 2.32
Fourth Quarter	$ 4.18	$ 2.33

On December 16, 2025, the last trading day prior to the public announcement of the execution of the Merger Agreement, the closing price of Inspirato Common Stock on Nasdaq was $2.84 per share. On January 8, 2026, the latest trading day before the printing of this proxy statement, the closing price of Inspirato Common Stock on Nasdaq was $4.21 per share. You are encouraged to obtain current market quotations for Inspirato Common Stock in connection with voting your shares.
Dividend Policy
Inspirato has not paid any cash dividends on shares of Inspirato Common Stock to date. The payment of cash dividends in the future will be dependent upon Inspirato’s revenue and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Inspirato Board as of that time. It is the present intention of the Inspirato Board to retain all earnings, if any, for use in Inspirato’s business operations and, accordingly, the Inspirato Board does not anticipate declaring any dividends in the foreseeable future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF INSPIRATO
The following table sets forth the beneficial ownership of the Inspirato Common Stock as of the December 23, 2025 record date, by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of the Inspirato Common Stock;
•each of our named executive officers;
•each of our directors; and
•all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
Unless otherwise indicated, the address for each person or entity listed in the table is c/o Inspirato Incorporated, 1544 Wazee Street, Denver, Colorado 80202.

	Inspirato Common Stock
Name of Beneficial Owner	Number	Percentage (1)
Greater than 5% Stockholders:
Entities affiliated with One Planet Group, LLC (2)	7,346,143	47%

Named Executive Officers and Directors:
Payam Zamani (3)	7,703,643	49%
Sam Veazey	—	*
Brent Wadman (4)	41,916	*
Michael Armstrong (5)	18,329	*
Scott Berman (6)	20,165	*
Ann Payne (7)	19,098	*
May Samali (8)	5,000	*
Jordan Spiegel	—	*
All directors and executive officers as a group (8 persons)	7,808,151	50%

*    Represents less than 1%.
(1)Calculated based on 12,568,022 shares of Inspirato Common Stock outstanding as of December 15, 2025. For purposes of calculating each holder’s percentage ownership, all shares of Inspirato Common Stock underlying RSUs held by such holder vesting within 60 days of December 15, 2025 and all warrants that may be exercised by such holder within 60 days of December 15, 2025 are included as outstanding and beneficially owned for that holder, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.
(2)Consists of (i) 3,984,928 shares of Inspirato Common Stock directly held or controlled by One Planet Group, (ii) 300,000 shares of Inspirato Common Stock held by an affiliated entity controlled by One Planet Group and (iii) 3,061,215 shares of Inspirato Common Stock issuable upon exercise of warrants exercisable within 60 days of December 15, 2025 (collectively, the “OPG Direct Holdings”). Mr. Zamani is the President, CEO and sole beneficial owner of One Planet Group and, in such capacity, has voting and dispositive power over the OPG Direct Holdings.
(3)Consists of (i) the OPG Direct Holdings, pursuant to Mr. Zamani’s voting and dispositive power over such securities, (ii) 326,250 shares of Inspirato Common Stock and (iii) 31,250 shares of Inspirato Common Stock issuable upon the vesting of RSUs within 60 days of December 15, 2025.
(4)Consists of (i) 14,739 shares of Inspirato Common Stock, and (ii) 27,177 shares of Inspirato Common Stock underlying RSUs vesting within 60 days of December 15, 2025.
(5)Consists of (i) 18,329 shares of Inspirato Common Stock.
(6)Consists of (i) 20,165 shares of Inspirato Common Stock.

(7)Consists of (i) 19,098 shares of Inspirato Common Stock.
(8)Consists of (i) 5,000 shares of Inspirato Common Stock.

FUTURE STOCKHOLDER PROPOSALS
If the Merger is completed, we will have no public holders of Inspirato Common Stock and there will be no public participation in any future meetings of holders of Inspirato Common Stock. However, if the Merger is not consummated, our stockholders will continue to be entitled to attend and participate in meetings of our stockholders.
Stockholder Proposals or Director Nominations for 2026 Annual Meeting
If a stockholder would like us to consider including a proposal in our proxy statement for our 2026 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must have been received by our corporate secretary at our principal executive offices on or before December 5, 2025. Any such stockholder proposal must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Inspirato Incorporated
Attention: Corporate Secretary
1544 Wazee Street
Denver, Colorado 80202

Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2026 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our Bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m., Mountain Time, on January 15, 2026, and
•no later than 5:00 p.m., Mountain Time, on February 17, 2026.
In the event that we hold our 2026 annual meeting more or less than 30 days after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m., Mountain Time, on the 120th day prior to the day of our 2026 annual meeting, and
•no later than 5:00 p.m., Mountain Time, on the later of (i) the 90th day prior to the day of our 2026 annual meeting and (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
HOUSEHOLDING
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of this proxy statement to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the proxy statement to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, you may contact us as follows:
Inspirato Incorporated
Attention: Investor Relations
1544 Wazee Street
Denver, Colorado 80202
Tel: (303) 586-7771

If you are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please contact us using the mailing address or phone number above. Our stockholders who hold shares in “street name” may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

WHERE YOU CAN FIND MORE INFORMATION
Inspirato files and furnishes annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. We also maintain a website at www.inspirato.com. We make available, free of charge, on our investor relations website at https://inspirato.com/company/investor-relations/, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on our website is not a part of or incorporated by reference into this proxy statement and the inclusion of our website and investor relations website addresses in this proxy statement is an inactive textual reference only.
It is important that your shares be represented at the Special Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS
Denver, Colorado
January 12, 2026

ANNEX A - MERGER AGREEMENT

AGREEMENT AND PLAN OF MERGER
by and among
EXCLUSIVE INVESTMENTS, LLC,
BOOMERANG MERGER SUB, INC.
and
INSPIRATO INCORPORATED
Dated as of December 16, 2025

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of December 16, 2025 (this “Agreement”), is made by and among Exclusive Investments, LLC, a Delaware limited liability company (“Parent”), Boomerang Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and Inspirato Incorporated, a Delaware corporation (the “Company”). All capitalized terms used in this Agreement shall have the meanings assigned to such terms in Section 8.4 or as otherwise defined elsewhere in this Agreement unless the context clearly indicates otherwise.
RECITALS
A.The Company, Parent and Merger Sub desire to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation and a wholly owned Subsidiary of Parent (the “Merger”) on the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware, as amended (the “DGCL”), pursuant to which, except as otherwise provided in Article 2, each share of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock” and each share of Class A Common Stock, a “Share” and collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Merger Consideration.
B.The Board of Directors of Merger Sub has, upon the terms and subject to the conditions set forth herein, approved and declared it advisable for Merger Sub to enter into this Agreement and consummate the Merger and the other transactions contemplated hereby (collectively, the “Transactions”).
C.The Board of Managers of Parent has, upon the terms and subject to the conditions set forth herein, approved this Agreement and the Transactions, including the Merger, and Parent, as the sole stockholder of Merger Sub, has duly executed and delivered to Merger Sub and the Company a written consent, to be effective by its terms immediately following execution of this Agreement, adopting this Agreement.
D.The Board of Directors of the Company (the “Company Board”) has unanimously (i) determined that this Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders (the “Company Stockholders”), (ii) approved, adopted and declared advisable this Agreement and the Transactions, including the Merger, (iii) directed that this Agreement be submitted to the Company Stockholders for its adoption and (iv) resolved to recommend that the Company Stockholders adopt this Agreement and approve the Transactions, including the Merger.
E.Concurrently with the execution of this Agreement and as material inducement to Parent’s and Merger Sub’s execution of this Agreement, certain Company Stockholders set forth on Schedule A, have each executed and delivered a voting and support agreement, in the form attached hereto as Exhibit A (collectively, the “Voting and Support Agreements”), with Parent, pursuant to which, among other things, such Company Stockholders have agreed, subject to the terms thereof, to vote, or cause to be voted, all Shares beneficially owned by such Company Stockholders in favor of the adoption of this Agreement and the approval of the Transactions, including the Merger, on the terms and subject to the conditions set forth therein.
F.Concurrently with the execution of this Agreement, the Company has delivered to Parent executed copies, in the forms attached hereto as Exhibits B and C, of (i) a termination and general release agreement, duly executed by Payam Zamani, the Chief Executive Officer of the Company, pursuant to which Mr. Zamani’s employment with the Company will terminate at the Effective Time (the “CEO Separation Agreement”) and (ii) a Master Termination of Affiliate Arrangements, pursuant to which certain agreements between Affiliates of Mr. Zamani and the Company will be terminated as of the Effective Time (the “Affiliate Termination Agreement” and, together with the CEO Separation Agreement, the “Related Party Termination Agreements”).
G.Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, and the covenants, premises, representations and warranties and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties to this Agreement agree as follows:

ARTICLE 1 THE MERGER
1.1The Merger.
(a)Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”) and a wholly owned Subsidiary of Parent. The Merger shall be effected pursuant to the DGCL and shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.
(b)At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, the certificate of incorporation of the Surviving Corporation shall be amended so as to read in its entirety in the form of the certificate of incorporation of Merger Sub immediately prior to the Effective Time, and as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law. In addition, the Company and the Surviving Corporation shall take all necessary action such that, at the Effective Time, the bylaws of the Surviving Corporation shall be amended so as to read in its entirety in the form of the bylaws of Merger Sub immediately prior to the Effective Time, and as so amended shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law (subject to Section 5.9).
(c)At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, the directors of Merger Sub immediately prior to the Effective Time shall be appointed as the directors of the Surviving Corporation, each to hold office from and after the Effective Time in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be appointed as the officers of the Surviving Corporation, each to hold office from and after the Effective Time in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.
(d)If, at any time after the Effective Time, the Surviving Corporation shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.
1.2Closing and Effective Time of the Merger. The closing of the Merger (the “Closing”) will take place at 8:00 a.m., Eastern Time, on the third (3rd) Business Day after satisfaction or waiver of all of the applicable conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing), via electronic exchange of signature pages unless another time, date or place is agreed to in writing by the parties hereto. The date on which the Closing actually occurs is referred to as the “Closing Date.” On the Closing Date, or on such other date as Parent and the Company may mutually agree, the parties shall cause a certificate of merger, in substantially the form attached hereto as Exhibit D (the “Certificate of Merger”), to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings required under the DGCL to consummate the Merger. The Merger shall become effective at the time the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware, or such later date and time as is agreed upon by the parties and specified in the Certificate of Merger (such date and time at which the Merger becomes effective hereinafter referred to as the “Effective Time”).
ARTICLE 2 CONVERSION OF SECURITIES IN THE MERGER
2.1 Conversion of Securities. Subject to the terms and provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, the holders of any of the following securities or any other Person:
(a)Conversion of Shares. Each Share issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and Dissenting Shares) shall be converted automatically into the right to receive an amount in cash equal to $4.27 per Share (such amount of cash, as may be adjusted pursuant to Section 2.7, the “Merger Consideration”), payable to the holder thereof, without interest, subject to any withholding of Taxes required by applicable Law as provided in Section 2.6, upon surrender of the Certificates or Book-Entry Shares in accordance with Section 2.2. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration to be paid in accordance with Section 2.2.
(b)Cancellation of Treasury Shares and Parent-Owned Shares. Each Share held by the Company as treasury stock or held directly by Parent, Merger Sub, any direct or indirect Subsidiaries of Parent or Merger Sub, or any Subsidiary of the Company, in each case, immediately prior to the Effective Time (the “Cancelled Shares”), shall automatically be cancelled and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof.
(c)Merger Sub Equity Interests. Each outstanding share of capital stock of Merger Sub, par value $0.001 per share, held immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.
2.2 Payment for Securities; Surrender of Certificates.
(a)Paying Agent. Prior to the Effective Time, Parent shall designate a nationally recognized bank or trust company to act as the paying agent (the identity and terms of appointment of which shall be reasonably acceptable to the Company) for purposes of effecting the payment of the Merger Consideration in connection with the Merger in accordance with this Article 2 (the “Paying Agent”). Parent shall pay, or cause to be paid, the fees and expenses of the Paying Agent. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent the aggregate Merger Consideration to which holders of Shares shall be entitled at the Effective Time pursuant to Section 2.1; provided that no such deposits shall be required to be made with respect to any Dissenting Shares. In the event such deposited funds are insufficient to make the payments contemplated pursuant to Section 2.1, Parent shall promptly deposit, or cause to be deposited, with the Paying Agent such additional funds to ensure that the Paying Agent has sufficient funds to make such payments. Such funds shall be invested by the Paying Agent as directed by Parent, pending payment thereof by the Paying Agent to the holders of the Shares in accordance with this Article 2; provided, however, that any such investments shall be in obligations of, or guaranteed by, the United States government or rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available) or money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing. Earnings from such investments shall be the sole and exclusive property of the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of Shares.
(b)Procedures for Surrender.
(i)Certificates. As soon as practicable after the Effective Time (and in no event later than three (3) Business Days after such time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Shares represented by certificates (the “Certificates”), which Shares were converted into the right to receive the Merger Consideration, at the Effective Time pursuant to this Agreement: (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, and shall otherwise be in such form as Parent, the Company and the Paying Agent shall reasonably agree and (B) instructions for effecting the surrender of the

Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.2(e)) in exchange for payment of the Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.2(e)) to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificates, the holder of such Certificates shall be entitled to receive, as promptly as practicable, the Merger Consideration pursuant to Section 2.1(a) formerly represented by such Certificates (after giving effect to any required Tax withholdings as provided in Section 2.6), and any Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it shall be a condition precedent of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered and shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not required to be paid. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Until surrendered as contemplated hereby, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Agreement, except for Certificates representing Dissenting Shares, which shall be deemed to represent only the right to receive payment of the fair value of such Shares in accordance with and to the extent provided by Section 262 of the DGCL.
(ii)Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, no holder of non-certificated Shares represented by book-entry (“Book-Entry Shares”) shall be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company, an executed letter of transmittal to the Paying Agent, to receive the Merger Consideration that such holder is entitled to receive pursuant to Section 2.1(a). In lieu thereof, each holder of record of one or more Book-Entry Shares held through The Depository Trust Company whose Shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1(a) shall automatically upon the Effective Time be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver to The Depository Trust Company or its nominee, as promptly as practicable after the Effective Time, in respect of each such Book-Entry Share a cash amount in immediately available funds equal to the Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 2.6), and such Book-Entry Shares of such holder shall be cancelled. As soon as practicable after the Effective Time (and in no event later than three (3) Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Book-Entry Shares not held through The Depository Trust Company: (A) a letter of transmittal, which shall be in such form as Parent, the Company and the Paying Agent shall reasonably agree; and (B) instructions for returning such letter of transmittal in exchange for the Merger Consideration. Upon delivery of such letter of transmittal, in accordance with the terms of such letter of transmittal, duly executed, the holder of such Book-Entry Shares so surrendered shall be entitled to receive in exchange therefor, as promptly as practicable, the Merger Consideration pursuant to

Section 2.1(a) (after giving effect to any required Tax withholdings as provided in Section 2.6), and such Book-Entry Shares so surrendered shall at the Effective Time be cancelled. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Shares. Until paid or surrendered as contemplated hereby, each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Agreement, except for Book-Entry Shares representing Dissenting Shares, which shall be deemed to represent the right to receive payment of the fair value of such Shares in accordance with and to the extent provided by Section 262 of the DGCL.
(c)Transfer Books; No Further Ownership Rights in Shares. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter, there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates and Book-Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except the right to receive, pursuant to Section 2.1(a), upon surrender of such Certificates or transfer of such Book-Entry Shares in accordance with this Section 2.2, the Merger Consideration. All Merger Consideration paid upon the surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificate or Book-Entry Shares. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.
(d)Termination of Fund; Abandoned Property; No Liability. Any portion of the funds (including any interest received with respect thereto) made available to the Paying Agent that remains unclaimed by the holders of Certificates or Book-Entry Shares on the first (1st) anniversary of the Effective Time will be returned to the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation, upon demand, and any such holder who has not surrendered its Certificates or transferred its Book-Entry Shares for the Merger Consideration in accordance with Section 2.2(b) prior to such time shall thereafter look only to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) for delivery of the Merger Consideration without interest and subject to any withholding of Taxes required by applicable Law as provided in Section 2.6, in respect of such holder’s surrender of their Certificates or Book-Entry Shares and compliance with the procedures in Section 2.2(b). Any portion of the Merger Consideration remaining unclaimed by the holders of Certificates or Book-Entry Shares immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Entity will, to the extent permitted by applicable Law, become the property of the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of Parent, Merger Sub, the Surviving Corporation, the Paying Agent or their respective affiliates will be liable to any holder of a Certificate or Book-Entry Share for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar applicable Law. Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.2(a) to pay for Shares for which appraisal rights have been perfected shall be returned to the Surviving Corporation upon demand.
(e)Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereof pursuant to Section 2.1(a). Parent or the Paying Agent may, in its reasonable discretion and as a condition precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in a reasonable sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.
2.3 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary (but subject to the provisions of this Section 2.3), Shares outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand, and has properly demanded, appraisal for such Shares in accordance with, and who complies in all respects with, Section 262 of the DGCL (such shares, the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration. At the Effective Time, all Dissenting Shares shall be cancelled and cease to exist, and the holders of Dissenting Shares shall only be entitled to the rights granted to them under the DGCL with respect to such Dissenting Shares. If any such holder fails to perfect or otherwise waives, withdraws or loses its right to appraisal under Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, then the right of such holder to be paid the fair value of such Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into and shall be exchangeable solely for the right to receive the Merger Consideration pursuant to Section 2.1(a) without interest and subject to any withholding of Taxes required by applicable Law as provided in Section 2.6, upon surrender of the Certificates or Book-Entry Shares that formerly evidenced such Shares in the manner provided in Section 2.2. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares, any withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or compromise (or offer to settle or compromise), any such demand or agree to do any of the foregoing.

2.4 Treatment of Company Equity Awards.
(a)Treatment of Company Options. Immediately prior to the Effective Time, each option to purchase Shares (whether vested or unvested) (each, a “Company Option”) that is outstanding and unexercised immediately prior to the Effective Time shall automatically and without any required action on the part of the holder thereof shall be cancelled for no consideration.

(b)Treatment of Company Restricted Stock Units. Immediately prior to the Effective Time, each award of restricted stock units covering Shares (“Company RSUs”) that is outstanding as of immediately prior to the Effective Time (whether vested or unvested) shall automatically, and without any required action on the part of the holder thereof, vest, if unvested, and be cancelled and converted into the right to receive (without interest and less applicable Tax withholdings and deductions) an amount in cash equal to (x) the total number of Shares underlying such Company RSUs, multiplied by (y) the Merger Consideration (the “Company RSU Consideration”).
(c)Payment by Surviving Corporation. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay to the holders of Company RSUs the Company RSU Consideration, less applicable Tax withholdings and deductions, through the Surviving Corporation’s payroll system (or, through accounts payable with respect to any amount that is not wages subject to payroll processing), not later than the earlier of (i) the first (1st) payroll date to occur at least three (3) Business Days following the Closing Date or (ii) the 15th calendar day after the Closing Date; provided, that with respect to any Company RSUs that constitute nonqualified deferred compensation subject to Section 409A of the Code, such Company RSU Consideration shall be paid on such settlement date(s) as set forth in the applicable Company RSU award agreement to the extent necessary to comply with Section 409A of the Code.
(d)Termination of Company Equity Plans. As of immediately prior to the Effective Time, the Company Equity Plans shall be terminated and, after such termination, no further Shares, Company Options, Company RSUs, other Equity Interests in the Company or other rights with respect to Shares shall be granted thereunder. Following the Effective Time, no such Company Option, Company RSU, Equity Interest or other right that was outstanding immediately prior to the Effective Time shall remain outstanding, and each former holder of any such Company Option, Company RSU, Equity Interest or other right shall cease to have any rights with respect thereto, except the right to receive the consideration (if any) set forth in this Section 2.4.
(e)Company ESPP. With respect to each Offering Period (as defined in the Company ESPP) that would otherwise be in effect on the Closing Date, the Exercise Date(s) (as defined in the Company ESPP) for such Offering Period shall occur on the date immediately preceding the Closing Date or any earlier date mutually agreed to in writing between Parent and the Company, and on such date the applicable Offering Period(s) shall terminate. As of immediately prior to the Effective Time, the Company ESPP shall be terminated.
(f)Board Actions. Prior to the Effective Time, the Company Board (or, if appropriate, any duly authorized committee thereof administering the Company Equity Plans and the Company ESPP) shall adopt resolutions and take such other actions as are necessary to give effect to the transactions described in this Section 2.4 (including the termination of each of the Company Equity Plans and the Company ESPP at the Effective Time).

2.5 Treatment of Warrants.
(a)Treatment of Public Warrants. From and after the Effective Time, each Public Warrant outstanding immediately prior to the Effective Time shall, by virtue of the Merger automatically and without any required action on the part of Parent, Merger Sub, the Company or the holders thereof, be treated in the manner set forth in Section 4.4 of the Public Warrant Agreement. At or as promptly as practicable after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) enter into an amendment to the Public Warrant Agreement with the warrant agent thereunder providing for the delivery of the Alternative Issuance (as defined in the Public Warrant Agreement) that occurs as a result of the consummation of the Merger, as required by Section 4.4 of the Public Warrant Agreement.
(b)Treatment of Investment Warrant. Effective as of immediately prior to the Effective Time, the Investment Warrant, to the extent outstanding and unexercised immediately prior to the Effective Time, shall, by virtue of the Merger automatically and without any required action on the part of Parent, Merger Sub, the Company or the holders thereof, be cancelled and extinguished as of immediately prior to the Effective Time and converted into the right to receive an amount in cash (without interest), if any, equal to the product obtained by multiplying (i) the aggregate number of Shares subject to the Investment Warrant immediately prior to the Effective Time and (ii) the excess, if any, of the Merger Consideration over the exercise price per Share of the Investment Warrant (the “Investment Warrant Consideration”). Parent shall cause the Investment Warrant Consideration (less any applicable withholding Taxes) to be paid to the holder of the Investment Warrant through accounts payable as soon as practicable following the Closing Date.
2.6 Withholding Rights. The Company, Parent, Merger Sub, the Surviving Corporation and the Paying Agent, as the case may be, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such Tax payment under the Code or any other provision of applicable Law. To the extent that amounts are so deducted or withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made and shall be paid to the appropriate Governmental Entity in accordance with applicable Law.

2.7 Adjustments. In the event that, between the date of this Agreement and the Effective Time, any change in the number of outstanding Shares shall occur as a result of any stock split, reverse stock split, stock dividend (including any dividend or distribution of Equity Interests convertible into or exchangeable for Shares), recapitalization, reclassification, combination, exchange of shares or other similar event, the Merger Consideration shall be equitably adjusted, without duplication, to reflect such event and to provide to holders of Shares the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 2.7 shall be deemed to permit or authorize the Company to take any such action or effect any such change that it is not otherwise authorized or permitted to take pursuant to this Agreement (including Section 5.1).

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (a) as set forth in the disclosure schedule delivered by the Company to Parent and Merger Sub in connection with the execution of this Agreement (the “Company Disclosure Schedule”) or (b) as disclosed in the Company SEC Documents (other than (i) disclosures in the “Risk Factors” section of any Company SEC Documents and (ii) any disclosure of risks included in any “forward-looking statements” disclaimer in any such Company SEC Documents, to the extent that such statements are non-specific and cautionary in nature), filed by the Company at least two (2) Business Days prior to the date hereof (without giving effect to any amendment to any such document filed after the date that is two (2) Business Days prior to the date hereof) (provided, however, that (i) nothing disclosed in the Company SEC Documents filed by the Company prior to the date hereof shall be deemed to modify or qualify any representation or warranty set forth in Section 3.1 (Corporate Organization), Section 3.2 (Capitalization), Section 3.3 (Authority; Execution and Delivery; Enforceability), Section 3.4 (No Conflicts) or Section 3.21 (Broker’s Fees; Certain Costs) and (ii) disclosure in the Company Disclosure Schedule as to a specific representation or warranty shall qualify any other sections of this Agreement to the extent (notwithstanding the absence of a specific cross reference) that the relevance of that disclosure as an exception to (or a disclosure for purposes of) such representations and warranties (or covenants, as applicable) would be reasonably apparent on the face of such disclosure), the Company hereby represents and warrants to Parent and Merger Sub as follows:
3.1 Corporate Organization.
(a)Each of the Company and its Material Subsidiaries is a corporation or other legal entity duly organized, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization and has the requisite corporate or organizational, as the case may be, power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Each of the Company and its Material Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The copies of the Second Amended and Restated Certificate of Incorporation (as amended, the “Company Charter”) and Amended and Restated Bylaws (the “Company Bylaws”) of the Company, as most recently filed with the Company SEC Documents, are true, complete and correct copies of such documents as in effect as of the date of this Agreement. The Company is not in violation of any of the provisions of the Company Charter or the Company Bylaws.
(b)Each of the Company’s Other Subsidiaries is a corporation or other legal entity duly organized, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization and has the requisite corporate or organizational, as the case may be, power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Each of the Other Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)True, complete and correct copies of the organizational documents of each Subsidiary of the Company in effect as of the date hereof have been made available to Parent prior to the date hereof.
3.2 Capitalization.
(a)The Company is authorized to issue 85,000,000 shares of capital stock, each with a par value of $0.0001 per share, consisting of (a) 80,000,000 shares of common stock of the Company, consisting of (i) 50,000,000 shares of Class A Common Stock, (ii) 5,000,000 shares of Class B non-voting common stock (“Class B Non-Voting Common Stock”) and (iii) 25,000,000 shares of Class V common stock (the “Class V Common Stock”), and (b) 5,000,000 shares of preferred stock (the “Preferred Stock”).
(b)As of December 16, 2025, (i) 12,724,272 Shares (other than treasury shares) were issued and outstanding, all of which were validly issued and fully paid, nonassessable and free of preemptive rights; (ii) 0 Shares were held in the treasury of the Company or by its Subsidiaries; (iii) 1,961,701 Shares were reserved for issuance pursuant to the Company Equity Plans, of which 71,754 Shares were subject to outstanding Company Options and 567,994 Shares were subject to outstanding Company RSUs, none of which are performance-based Company RSUs; (iv) 223,383 Shares were reserved for issuance under the Company ESPP; (v) no shares of Preferred Stock, Class B Non-Voting Common Stock or Class V Common Stock were issued and outstanding; (vi) 8,624,792 Shares were reserved for issuance upon exercise of Public Warrants; and (vii) 3,061,215 Shares were reserved for issuance upon exercise of the Investment Warrant. Except for Company Options to purchase and Company RSUs convertible into Shares under the Company Equity Plans, the outstanding purchase rights under the Company ESPP and the Public Warrants and Investment Warrant, there are no options or other rights, agreements, arrangements or commitments of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound relating to the issued or unissued capital stock or other Equity Interests of the Company, or securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating the Company to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, the Company. Since December 15, 2025 and prior to the date of this Agreement, except for the issuance of Shares under the Company Equity Plans and Company ESPP in accordance with their terms, the Company has not issued any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock or other Equity Interests, other than those shares of capital stock reserved for issuance described in this Section 3.2(a).
(c)Each Company Option (i) was granted with an exercise price no less than the fair market value of such underlying Class A Common Stock on the date of grant (determined in accordance with Section 409A of the Code), and (ii) has not had its grant date “back-dated.” Each Company Option and Company RSU has been issued in compliance in all material respects with the applicable Company Equity Plan under which it was granted and all applicable Laws. All Shares subject to issuance under the Company Equity Plans or Company ESPP, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Neither the Company nor any of its Subsidiaries has any outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Company Stockholders on any matter. No Company Option has an exercise price that is equal to or less than the Merger Consideration.
(d)Section 3.2(d) of the Company Disclosure Schedule sets forth a true, correct and complete list, as of December 15, 2025, the “Capitalization Date,” of: (i) each outstanding and unexercised Company Option, including (A) the name, the country and state of residence, and the service provider status (e.g., employee, former employee, director, consultant, etc.) of the holder thereof, (B) the number of shares of Class A Common Stock issuable upon exercise of such Company Option, (C) the exercise price with respect thereto, (D) the applicable grant date thereof, (E) the expiration date thereof, (F) the vesting schedule thereof, (G) the Company Equity Plan under which such Company Option was issued, and (H) the Tax status of such Company Option under Section 422 of the Code or any applicable foreign Tax law; and (ii) each outstanding award of Company RSUs, including (V) the name of the holder thereof, (W) the total number of shares of Class A Common Stock that may be issued pursuant thereto, (X) the applicable grant date thereof, (Y) the vesting schedule thereof, and (Z) the Company Equity Plan under which such Company RSU was issued. Each Company Option (i) was granted with an exercise price no less than the fair market value of such underlying Class A Common Stock on the date of grant (determined in accordance with Section 409A of the Code), and (ii) has not had its grant date “back-dated.”
(e)Section 3.2(e) of the Company Disclosure Schedule sets forth a true and complete list of all of the Subsidiaries of the Company. Each outstanding share of capital stock of, or other Equity Interest in, each Subsidiary of the Company is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and is owned, beneficially and of record, by the Company or one or more of its wholly owned Subsidiaries free and clear of all Liens, other than Permitted Liens. There are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any Subsidiary of the Company is a party or by which the Company or any Subsidiary of the Company is bound relating to the issued or unissued capital stock or other Equity Interests of each such Subsidiary, or securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating any Subsidiary of the Company to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, each such Subsidiary.
(f)None of the Company or any of its Subsidiaries holds an Equity Interest in any other Person other than another Subsidiary. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of the

Company, other than guarantees by the Company of any indebtedness or other obligations of any wholly owned Subsidiary of the Company.
3.3 Authority; Execution and Delivery; Enforceability.
(a)The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform and comply with each of its obligations under this Agreement and, subject to the receipt of the Company Stockholder Approval, to consummate the Transactions, including the Merger. The execution and delivery by the Company of this Agreement, the performance and compliance by the Company with each of its obligations herein, and the consummation by it of the Transactions, including the Merger, have been duly authorized by all necessary corporate action on the part of the Company, subject to receipt of the Company Stockholder Approval, and no other corporate proceedings on the part of the Company and no other stockholder votes are necessary to authorize this Agreement or the consummation by the Company of the Transactions, including the Merger, other than the Company Stockholder Approval. The Company has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent and Merger Sub of this Agreement, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought.
(b)The Company Board, at a meeting duly called and held, unanimously adopted resolutions (i) determining that this Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Company Stockholders, (ii) approving, adopting and declaring advisable this Agreement and the Transactions, including the Merger, (iii) directing that this Agreement be submitted to the Company Stockholders for adoption and (iv) resolving to recommend that the Company Stockholders adopt this Agreement (the “Company Board Recommendation”).
(c)Subject to the accuracy of Section 4.7, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar Law are not applicable to this Agreement and the Transactions, including the Merger or the other Transactions. To the Knowledge of the Company, no other “fair price”, “moratorium”, “control share acquisition”, or other similar takeover Law is applicable to the Company, the Class A Common Stock, the Merger, this Agreement, the Voting and Support Agreement, or the other transactions contemplated by this Agreement. There is no stockholder rights plan, “poison pill” antitakeover plan or similar device in effect to which the Company is subject, party or otherwise bound.
(d)The only vote of holders of any class or series of capital stock or other Equity Interests of the Company necessary to adopt this Agreement and approve the Transactions, including the Merger, is the affirmative vote of the holders of at least a majority of the outstanding shares of Class A Common Stock entitled to vote in accordance with the DGCL to adopt this Agreement (the “Company Stockholder Approval”).

3.4 No Conflicts.
(a)The execution and delivery of this Agreement does not and will not, and the performance of this Agreement and the consummation of the Transactions, including the Merger, by the Company will not, (i) assuming the Company Stockholder Approval is obtained, conflict with or violate any provision of the Company Charter or the Company Bylaws or any similar organizational documents of any Subsidiary of the Company, (ii) assuming that all consents, approvals, authorizations and permits described in Section 3.4(b) have been obtained and all filings and notifications described in Section 3.4(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, (iii) require any consent or approval under, result in any breach or violation of or any loss of any benefit under, constitute a change of control or default (or an event which, with notice or lapse of time, or both, would become a default) under or give to others any right of termination, vesting, amendment, acceleration, first offer, first refusal or cancellation of any Contract or Permit to which the Company or any of its Subsidiaries is party or by which any of them are bound, or (iv) result in the creation of a Lien on any property or asset of the Company or any of its Subsidiaries, except, with respect to clauses (ii), (iii) and (iv), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(b)The execution and delivery of this Agreement by the Company does not and will not, and the consummation by the Company of the Transactions, including the Merger, and compliance by the Company with any of the terms or provisions hereof will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) under the Exchange Act and the rules and regulations of Nasdaq, (ii) the filing of the Certificate of Merger as required by the DGCL and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
3.5 SEC Documents; Financial Statements.
(a)The Company has filed or furnished (as applicable) all reports, schedules, forms, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Company with the SEC under the Securities Act or the Exchange Act since January 1, 2023 (such reports, schedules, forms, statements, registration statements, prospectuses and other documents so filed or furnished by the Company or any of its Subsidiaries with the SEC since such date, as have been supplemented, modified or amended since the time of filing (but no later than the date hereof), collectively, the “Company SEC Documents”). None of the Subsidiaries of the Company is required to make any filings with the SEC.
(b)As of its respective filing date (or, if amended or supplemented prior to the date of this Agreement, as of the date of the last such amendment or supplement) each Company SEC Document complied as to form in all material respects with the requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), the Exchange Act, the Securities Act or the Dodd-Frank Act of 2020, as the case may be, and the rules and regulations promulgated thereunder applicable to such Company SEC Document and the listing and corporate governance rules and regulations of Nasdaq, and none of the Company SEC Documents at the time it was filed (or, if amended or supplemented prior to the date of this Agreement, as of the date of the last such amendment or supplement) contained any untrue statement of a material fact or omitted to state a material fact. Since January 1, 2023, neither the Company nor any of its Subsidiaries has received from the SEC or any other Governmental Entity any written comments or questions with respect to any of the Company SEC Documents (including the financial statements included therein) that are not resolved, or has received any written notice from the SEC or other Governmental Entity that such Company SEC Documents (including the financial statements included therein) are being reviewed or investigated, and, to the Knowledge of the Company, there is not, as of the date hereof, any investigation or review being conducted by the SEC or any other Governmental Entity of any Company SEC Documents (including the financial statements included therein).
(c)The consolidated financial statements of the Company included in the Company SEC Documents (including, in each case, any notes or schedules thereto) (the “Company SEC Financial Statements”) (i) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), (ii) complied as to form with the applicable accounting requirements and the published rules and regulations and (iii) accurately present the consolidated financial position and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated Subsidiaries as of the dates and for the periods referred to therein.
(d)The Company and its Subsidiaries maintain “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in paragraphs (e) and (f), respectively, of Rules 13a-15 and 15d-15 of the Exchange Act) as required by Rules 13a-15 and 15d-15 promulgated under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.
(e)Since September 30, 2025, the Company has not had any “material weakness” (as defined in Rule 1-02(a) of Regulation S-X) in internal control over financial reporting or any fraud or allegation thereof, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since January 1, 2023, the Company has complied, in all material respects, with the applicable corporate governance rules and regulations of Nasdaq.
(f)Since September 30, 2025, the Company has not had any “significant deficiency” (as defined in Rule 1-02(a) of Regulation S-X) in internal control over financial reporting. Since January 1, 2023, the Company has complied, in all material respects, with the applicable listing rules and regulations of Nasdaq.

3.6 Indebtedness; No Undisclosed Liabilities.
(a)Section 3.6 of the Company Disclosure Schedules sets forth a list of all Indebtedness of the Company and its Subsidiaries as of the date of this Agreement, including the principal amount of such Indebtedness (other than intercompany indebtedness among the Company and its Subsidiaries).
(b)The Company and its Subsidiaries do not have any liabilities or obligations of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued) required by GAAP to be reflected or reserved on a consolidated balance sheet of the Company (or the notes thereto) except (i) as disclosed, reflected or reserved against in the most recent balance sheet included in the Company SEC Financial Statements or the notes thereto, (ii) for liabilities and obligations incurred in the ordinary course of business since the date of the most recent balance sheet included in the Company SEC Financial Statements, (iii) for liabilities and obligations arising out of or in connection with this Agreement, the Merger or the Transactions, and (iv) for liabilities and obligations which would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
3.7 Absence of Certain Changes or Events
. (a) Since December 31, 2024, the Company and its Subsidiaries have conducted their businesses in the ordinary course of business consistent with past practice and with modifications to past practice as publicly announced in the Company SEC Documents, (b) since December 31, 2024, there has not been any change, event, development, condition or occurrence that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect and (c) since August 30, 2025 through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action that would have constituted a breach of, or required Parent’s consent pursuant to, Section 5.1(b) had the covenants therein applied since such date.
3.8 Proxy Statement. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date that the Proxy Statement or any amendment or supplement thereto is mailed to holders of Shares and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not false or misleading (except that no representation or warranty is made by the Company to such portions thereof that relate to Parent and its Subsidiaries, including Merger Sub, or to statements made therein based on information supplied by or on behalf of Parent for inclusion or incorporation by reference therein). The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and other applicable Law.
3.9 Legal Proceedings. There are no Proceedings pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective assets, properties, products or services or any of the officers or directors of the Company or any other Person whose liability or obligation the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law, except, in each case, for those that, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. None of the Company nor any of its Subsidiaries or any of their respective assets, properties, products or services or any of the officers or directors of the Company or any other Person whose liability or obligation the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law is subject to any Order naming the Company, any Subsidiary or such Person, except for those that, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. As of the date hereof, there is no pending Proceeding or outstanding Order that challenges the validity or propriety, or seeks to prevent, materially impair or materially delay this Agreement or the consummation of the Transactions, including the Merger.
3.10 Compliance with Laws and Orders.
(a)The Company and its Subsidiaries are in compliance, and since January 1, 2023 have been in compliance, with all Laws and Orders applicable to the Company or any of its Subsidiaries or any assets owned or used by any of them (except for such past noncompliance as has been remedied and imposes no continuing obligations or costs on the Company or its Subsidiaries) except where any noncompliance, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Since January 1, 2023, neither the Company nor any of its Subsidiaries has received any written notice or, to the Knowledge of the Company, oral notice (i) of any administrative, civil or criminal investigation or audit by any Governmental Entity relating to the Company or any of its Subsidiaries or (ii) from any Governmental Entity alleging that the Company or any of its Subsidiaries is not in compliance with any applicable Law, except for such notices described in clauses (i) and (ii) that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(b)During the past six (6) years, neither the Company nor (x) any of its Subsidiaries, nor (y) any director, officer or employee of the Company or its Subsidiaries (acting in his or her capacity as such), nor (z) to the Knowledge of the Company, any other third party (including the Company’s or any of its Subsidiaries’ respective Representatives) acting on behalf of the Company or any such Subsidiary, has (i) directly or indirectly violated any Anti-Corruption Law, (ii) offered, paid, promised to pay, authorized, solicited, provided, received or given any payment or anything of value to a Government Official for the purpose of influencing any act or decision in violation of his or her lawful duty or (iii) induced a Government Official to use his or her influence to affect or influence any act or decision of a Governmental Entity in a manner that was or would reasonably be expected to be unlawful or otherwise reasonably likely to be adverse to the Company.
(c)During the past six (6) years, neither the Company nor any of its Subsidiaries has been the subject of any actual or, to the Knowledge of the Company, suspected or threatened allegations, investigations (internal or governmental), whistleblower reports or litigation or has made voluntary or directed disclosures to any Governmental Entity (including, but not limited to, the U.S. Department of Justice, U.S. Securities Exchange Commission or U.K. Securities Fraud Office), in each case in any way related to the Anti-Corruption Laws. The Company has maintained and enforced policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective Representatives with the Anti-Corruption Laws.
(d)The Company and each of its Subsidiaries has, during the past six (6) years: (i) complied in all material respects with applicable Trade Controls and Sanctions; (ii) not engaged in a transaction or dealing, direct or indirect, with or involving a Sanctioned Country or Sanctioned Person; (iii) maintained in place and implemented controls and systems designed to comply with applicable Trade Controls and Sanctions; and (iv) to the Knowledge of the Company, not been the subject of or otherwise involved in investigations or enforcement actions by any Governmental Entity or other Proceedings with respect to any actual or alleged violations of Trade Controls or Sanctions, and has not been notified of any such pending or threatened actions. None of the Company nor any of its Subsidiaries nor any of their respective directors, officers or employees is (x) a Sanctioned Person; (y) subject to debarment or any list-based designations under any Trade Controls; or (z) engaged (with respect to directors, officers or employees of the Company or any of its Subsidiaries, on the behalf of the Company) in transactions, dealings, or activities that would reasonably be expected to cause such Person to become a Sanctioned Person.
(e)Neither the Company nor any of its Subsidiaries: (i) produce, design, test, manufacture, fabricate or develop one or more “critical technologies,” within the meaning of such term in Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”); (ii) perform any of the functions as set forth in column 2 of Appendix A to 31 C.F.R. Part 800 with respect to “covered investment critical infrastructure,” within the meaning of such term in the DPA; or (iii) maintain or collect, directly or indirectly, “sensitive personal data,” within the meaning of such term in the DPA, of U.S. citizens.
3.11 Permits. Except in each case as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole: (a) the Company and each of its Subsidiaries have all required governmental licenses, permits, certificates, approvals, billing and authorizations (“Permits”) necessary for the conduct of their business as presently conducted and such Permits are valid and in full force and effect; (b) neither the Company nor any of its Subsidiaries has received written or, to the Knowledge of the Company, oral notice from any Governmental Entity threatening to revoke any such Permit or to initiate an investigation or review of the Company or any of its Subsidiaries; and (c) the Company and each of its Subsidiaries are in compliance with the terms of such Permits.
3.12 Employee Benefit Plans.
(a)Section 3.12(a) of the Company Disclosure Schedule sets forth a true and complete list of each Company Benefit Plan, excluding, for scheduling purposes only, (i) individual offer letters and employment agreements that (A) do not vary in any material respect from the model or form versions of such agreements disclosed on Section 3.12(a) of the Company Disclosure Schedule, (B) may be terminated by the Company or its Subsidiaries without the payment of any severance, termination or other similar payments or benefits, and (C) do not provide for any change in control, retention or transaction payments or benefits, and (ii) Company Benefit Plans which the Company or its Subsidiaries are required to participate in by

Law (other than the Laws of the United States) and which are sponsored and maintained by a Governmental Entity. “Company Benefit Plan” means each (i) “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, (ii) compensation, employment, individual consulting, individual independent contractor, end of service or severance, termination, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program, policy or Contract; and (iii) other benefit or compensation plan, agreement, arrangement, program, policy or Contract, including pension, savings, retirement, profit-sharing, deferred compensation, stock option, phantom stock, compensatory equity or equity-based, stock purchase, employee stock ownership, vacation, holiday pay, sick pay or other paid time off, relocation, group legal, bonus, commission or other incentive, sabbatical, medical, retiree medical, hospitalization, vision, dental, health, disability, accident insurance, life insurance, cafeteria (Section 125 of the Code), dependent care (Section 129 of the Code), and other compensation, employee benefit, welfare or fringe benefit plans, agreements, arrangements, programs, policies or Contracts, in each case, that is sponsored, maintained, administered, contributed to or entered into, or required to be contributed to or entered into, by the Company or its Subsidiaries, or with respect to which the Company or its Subsidiaries has or would reasonably be expected to have any liability or obligation (whether actual or contingent, direct or indirect) with respect to any Service Provider (or any spouse, dependent or beneficiary thereof).
(b)With respect to each Company Benefit Plan, the Company has made available to Parent, to the extent applicable, a true, current and complete copy of: (i) the most recent plan document (including all amendments thereto) (or in the event of no written plan, agreement, arrangement, program or policy, a description of the material terms thereof); (ii) Forms 5500, including all schedules attached thereto, filed for the three (3) most recent plan years; (iii) the most recent summary plan description, together with any subsequent summaries of material modifications; (iv) the actuarial reports and financial statements for the three (3) most recently completed plan years; (v) a copy of the most recent determination, opinion or advisory letter from the IRS (and any similar or letter or document relating to any International Company Benefit Plan obtaining favorable Tax treatment); (vi) nondiscrimination testing reports for the three (3) most recently completed plan years; (vii) each trust agreement and each insurance or group annuity contract or policy or other funding vehicle; (viii) all material, non-routine correspondence or notices to, from or with the IRS, the United States Department of Labor or any other Governmental Entity during the preceding six (6) years; and (ix) with respect to each International Company Benefit Plan, to the extent applicable, the most recent annual report or similar compliance documents required to be filed with any Governmental Entity with respect to such International Company Benefit Plan.
(c)Each Company Benefit Plan has been administered, funded, operated, and maintained in all material respects in accordance with its terms and in compliance in all material respects with all applicable Laws, including ERISA, the Patient Protection and Affordable Care Act and the Code, as applicable. All material contributions (including all employer contributions and employee salary reduction contributions), distributions, reimbursements and premium payments that are due under the terms of each Company Benefit

Plan have been timely made in full or, to the extent not yet due, have been properly accrued in accordance applicable accounting standards.
(d)There has been no non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan, and neither the Company nor, to the Knowledge of the Company, any other “fiduciary” (as defined in Section 3(21) of the Code) has any liability for breach of fiduciary duty with respect to any Company Benefit Plan. No lien has been imposed under the Code, ERISA or other applicable Law with respect to any Company Benefit Plan. No Proceeding, claim, arbitration or mediation (other than routine claims for benefits) has been brought, is pending or, to the Knowledge of the Company, is threatened by, on behalf of, against or with respect to any Company Benefit Plan (or the plan sponsor, plan administrator or fiduciary thereof or any trust related thereto), including any audit or inquiry by the IRS or United States Department of Labor.
(e)Each Company Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualified status or is entitled to rely on a favorable opinion or advisory letter from the IRS and, to the Knowledge of the Company, no fact or event exists or has occurred that could adversely affect or cause the loss of the qualified status of such Company Benefit Plan or the exempt status of any associated trust.
(f)No Company Benefit Plan is, and none of the Company, its Subsidiaries or their respective ERISA Affiliates maintains, sponsors or contributes to, has at any time within the past six (6) years maintained, sponsored or contributed to, or otherwise has any current or contingent liability or obligation under or with respect to, (i) a multiemployer pension plan (as defined in Section 3(37) or 4001(a)(3) of ERISA), (ii) a “multiple employer plan” as described in Section 413(c) of the Code or Section 210 of ERISA, (iii) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA, (iv) a registered pension plan (limited to International Company Benefit Plans and including any such plan that is registered with the Canada Revenue Agency) or (v) any other pension plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code. Neither the Company nor any of its Subsidiaries has incurred, or could reasonably be expected to incur, any current or contingent liability under Title IV of ERISA.
(g)Neither the execution of this Agreement nor the consummation of the Transactions will, alone or in conjunction with any other event, including any termination of employment, (i) entitle any current or former Service Provider to any payment or increase the amount of any compensation or benefit (including any change of control, bonus, retention or severance pay) due to any current or former Service Provider, (ii) accelerate the time of payment, funding, vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits, (iii) except as required by applicable Law, result in any limitation or restriction on the right of the Company or any of its Subsidiaries or, after the consummation of the Merger or the Transactions, the Surviving Corporation, to merge, amend, transfer the assets of or terminate any of the Company Benefit Plans without liability (other than benefits accrued as of the date of such termination and ordinary costs incurred in connection with any such action), or (iv) result in any payment, series of payments, benefit or other right that would reasonably be expected to constitute a “parachute payment” (as such term is defined in Section 280G of the Code) to any Person. For purposes of clauses (i), (ii) and (iii) of the preceding sentence, actions or payments expressly contemplated by this Agreement or that are taken or become payable from or at the express written direction of Parent shall not be taken into account. None of the Company or any of its Subsidiaries is a party to or has any obligation (whether or not under any Company Benefit Plan) to gross up, reimburse or indemnify any person for excise Taxes payable pursuant to Section 409A or 4999 of the Code. Each Company Benefit Plan that is subject, in whole or part, to Section 409A of the Code has been maintained and administered, in form and operation, in all material respects in compliance with Section 409A of the Code.
(h)No Company Benefit Plan provides, and neither the Company nor any of its Subsidiaries has any obligation or is required to provide post-employment or post-retirement, medical, disability, life insurance or other welfare benefits to any Person, other than as required to be provided under Part 6 of Title I of ERISA or Section 4980(B)(f) of the Code or any similar applicable Law (collectively, “COBRA”). Each of the Company and its Subsidiaries has complied and are in compliance in all material respects with the requirements of COBRA.
(i)With respect to each Company Benefit Plan that is subject to the Laws of, or covers any Service Provider who primarily resides or works in, any jurisdiction outside of the United States (each, an “International Company Benefit Plan”), (i) such International Company Benefit Plan has been established, maintained and administered in compliance in all material respects with its terms and conditions and with the requirements prescribed by any applicable Laws; (ii) if required by applicable Law or the terms of such International Company Benefit Plan to be funded, book-reserved, or secured by such an insurance policy, as applicable, based on reasonable and appropriate actuarial assumptions in accordance with applicable accounting principles and applicable Laws and no such International Company Benefit Plan has any material unfunded liabilities that as of the Effective Time will not be offset by insurance or fully accrued; (iii) if required to be registered or intended to qualify for special Tax treatment, satisfies all registration requirements or other requirements for such treatment; and (iv) except as required by applicable Law, no condition exists that would prevent the Company or any of its Subsidiaries from terminating or amending any such International Company Benefit Plan at any time for any reason without material liability to the Company or its Subsidiaries (other than the benefits accrued as of the date of termination, ordinary notice and administration requirements, expenses or routine claims for benefits and ordinary costs incurred in connection with any such notice).
3.13 Employee and Labor Matters.
(a)Section 3.13(a)(i) of the Company Disclosure Schedule sets forth a complete and accurate list of all employees of the Company and its Subsidiaries as of the date hereof by (A) primary work location, (B) the entity that employs them, (C) job title, (D) status as full-time or part-time, (E) status as exempt or non-exempt under applicable wage and hour Laws, (F) whether paid on an hourly, salary or other basis, (G) the amount of their hourly, base salary or other pay, (H) the amount of their target commission opportunity, target cash incentive opportunity or other non-discretionary compensation opportunity, (I) whether represented by a Union and the identity of such Union, (J) visa status and (K) whether on leave and, if so, the expected return date. Section 3.13(a)(ii) of the Company Disclosure Schedule sets forth a complete and accurate list of all individual independent contractors and individual consultants engaged by the Company or any of its Subsidiaries who are required to enter into a written agreement pursuant to the Company’s Contract Review and Signatory Policy, including, for each such individual: by (W) location, (X) compensation terms, (Y) services provided, and (Z) whether engaged pursuant to a written agreement. The Company has provided to Parent a true and complete copy of the Contract Review and Signatory Policy.
(b)Neither the Company or any of its Subsidiaries are represented by a Union in connection with their employment by the Company or any of its Subsidiaries. As of the date hereof, with respect to the employees of the Company and its Subsidiaries, there are no, and have not been since January 1, 2023 any, pending or, to the Knowledge of the Company, threatened (i) representation or certification Proceedings or unfair labor practice complaints brought before or by the National Labor Relations Board or any other labor relations tribunal or authority, (ii) Union organizing efforts or campaigns or (iii) labor strike, dispute, lockout, slowdown, stoppage or other material organized work interruption or labor-related grievance or dispute. Neither the Company nor any of its Subsidiaries are required to notify, obtain the consent of or otherwise consult or bargain with any employee or any of their bargaining unit representatives or other Union as a result of this Agreement or the consummation of the Transactions.
(c)Neither the Company nor any of its Subsidiaries have implemented any “plant closing” or “mass layoff” (in each case, as defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state or local Law (the “WARN Act”)) since January 1, 2023. The Company and its Subsidiaries have since January 1, 2023, complied with all the requirements of the WARN Act.
(d)The Company and its Subsidiaries are, and have been since January 1, 2023, in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices, including all Laws respecting terms and conditions of employment of current, former and prospective employees, hiring, background checks, health and safety, wage payment, wages and hours, overtime, pay equity, worker classification (including classification of employees and individual independent contractors and exempt and non-exempt employees), child labor, immigration and work authorizations, employment discrimination, harassment, retaliation, notices, privacy, record retention, whistleblowing, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, terminations, collective bargaining, labor relations, fair labor standards, personal rights, family and medical leave and other leaves of absence, sick time, social welfare obligations, unemployment insurance, and any other labor and employment-related matters (collectively, the “Employment Laws”), in each case except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(e)None of the Company or any of its Subsidiaries is liable for any material payment to any trust or other fund or to any Governmental Entity with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the ordinary course of business).
(f)All current and former Service Providers have since January 1, 2022 been properly classified under applicable Law (i) as employees or individual independent contractors and (ii) for employees, as an “exempt” employee or a “non-exempt” employee (within the meaning of the Fair Labor Standards Act and applicable state Law). The Company and its Subsidiaries have timely paid all wages, salaries, wage premiums, commissions, bonuses, fees, and other compensation which have come due and payable to their current and former Service Providers under applicable Law, Company Benefit Plan or Contract, and neither the Company nor any of its Subsidiaries is liable for any fines, Taxes, interest, or other penalties for any failure to pay or delinquency in paying such compensation, except in each case as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(g)There are no Proceedings pending, or to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries concerning compliance with any Employment Laws, and neither Company nor any of its Subsidiaries is subject to any judgment, order, writ, injunction, or decree of or inquiry from, any Governmental Entity in connection with any current or former Service Provider.
(h)Since January 1, 2023, (i) no allegations of discrimination, harassment (including sexual harassment) or sexual misconduct against any officer, director or employee at the level of Vice President or above have been reported to the Company or any of its Subsidiaries and, to the Company’s Knowledge, no such allegations are threatened, and (ii) neither the Company nor any of its Subsidiaries have entered into or are presently negotiating any settlement agreements related to allegations of discrimination, harassment (including sexual harassment) or sexual misconduct by any officer, director or employee at the level of Vice President or above.
3.14 Environmental Matters. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole:
(a)There are no Environmental Claims pending nor, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any written notification of any allegation of actual or potential responsibility for any Release or threatened Release of any Hazardous Materials.
(b)The Company and each of its Subsidiaries (i) is in compliance with all, and is not subject to any liability with respect to noncompliance with any, Environmental Laws, (ii) has and holds, or has applied for, all Environmental Permits necessary for the conduct of their business and the use of their properties and assets, as currently conducted and used, and (iii) is in compliance with their respective Environmental Permits.
(c)None of the Company or any of its Subsidiaries (i) has entered into or agreed to any consent decree or consent order or is otherwise subject to any judgment, decree,

or judicial or administrative Order relating to compliance with Environmental Laws, Environmental Permits or to the investigation, sampling, monitoring, treatment, remediation, response, removal or cleanup of Hazardous Materials, and no Proceeding is pending or, to the Knowledge of the Company, threatened with respect thereto or (ii) is an indemnitor by contract or otherwise in connection with any claim, demand, suit or action threatened or asserted by any third party for any liability under any Environmental Law or otherwise relating to any Hazardous Materials.
3.15 Real Property; Title to Assets.
(a)Section 3.15(a) of the Company Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement of the addresses or county assessors tax parcel numbers of all real property owned by the Company or any of its Subsidiaries (collectively, the “Company-Owned Real Property”). The Company and its Subsidiaries have good and valid fee simple title and marketable and insurable fee simple interest in each parcel of the Company-Owned Real Property, free and clear of all Liens other than Permitted Liens. Neither the Company nor its Subsidiaries are a party to any contract to purchase or sell any Company-Owned Real Property and, no party has a right of first offer, right of first refusal, purchase option or other right to acquire any of the Company-Owned Real Property.
(b)Section 3.15(a) of the Company Disclosure Schedule sets forth (i) a true and complete list of all real property leased, subleased or otherwise occupied by the Company or any of its Subsidiaries as of the date hereof (collectively, the “Company-Leased Real Property”), (ii) the address for each parcel of Company-Leased Real Property, (iii) a description of the applicable lease, sublease or other agreement therefore and any and all amendments and modifications relating thereto (each, a “Company Lease Agreement”) and (iv) for each Company Lease Agreement, whether such agreement contains any change-of-control, direct or indirect transfer, assignment, or similar provision that would require consent, notice or other action in connection with, grant any counterparty any right to terminate, amend or accelerate obligations thereunder as a result of, or otherwise be implicated by, the Transactions.
(c)(i) Each Company Lease Agreement is valid and in full force and effect and no event has occurred that, with notice, lapse of time or both, would constitute a material default or termination event by the Company or any of its Subsidiaries or, to the Company’s Knowledge, any other party under any such Company Lease Agreement; (ii) neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any other party to any Company Lease Agreement, is in violation of any provision of such lease which, with or without notice, lapse of time, or both, would constitute a default or termination event under the provisions of such Company Lease Agreement; and (iii) no Company Lease Agreement is subject to any Lien, including any right to the use or occupancy of any Company-Leased Real Property, other than Permitted Liens. The Company-Owned Real Property and Company-Leased Real Property constitute all of the material real property used or necessary for use in connection with the conduct of the business of the Company and its Subsidiaries as presently conducted.
(d)Section 3.15(d) of the Company Disclosure Schedule sets forth a complete and accurate list of the real property which, as of the date of this Agreement, (i) is under contract by Company or its Subsidiaries to be purchased by Company or its Subsidiaries that, upon the closing of such purchase, would otherwise have been required to be disclosed under Section 3.15(a) of the Company Disclosure Schedule or (ii) is required under a Contract to be leased or subleased by Company or its Subsidiaries as a lessee or sublessee after the date of this Agreement that, upon consummating such leasehold interest, would otherwise have been required to be disclosed under Section 3.15(b) of the Company Disclosure Schedule.
(e)Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (i) each parcel of Company-Owned Real Property and Company-Leased Real Property is in compliance with all applicable existing Laws, (ii) no casualty event has occurred with respect to all or any material portion of the Company-Owned Real Property or Company-Leased Real Property, and (iii) neither the Company nor any of its Subsidiaries has received written notice of any Proceedings in eminent domain, condemnation or other similar Proceedings that are pending, and, to the Knowledge of the Company, there are no such Proceedings threatened, affecting any portion of the Company-Owned Real Property and Company-Leased Real Property.
(f)As of the date hereof, there are no pending property insurance claims with respect to any Company-Owned Real Property or Company-Leased Real Property or any portion thereof. The Company has not received any written notice from any insurance company or any board of fire underwriters (or any entity exercising similar functions) with respect to any Company-Owned Real Property or Company-Leased Real Property or any portion thereof: (i) requesting Company or its Subsidiaries, or, to Company’s Knowledge, any landlord or other party, perform any repairs, alterations, improvements, or other work for such Company-Owned Real Property or Company-Leased Real Property which such party has not completed in full or (ii) notifying Company or its Subsidiaries of any defects or inadequacies in such property which would materially adversely affect the insurability of the Company-Owned Real Property or Company-Leased Real Property or the premiums for the insurance thereof, in each case except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.
(g)All buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof owned by the Company and its Subsidiaries included in the Company-Owned Real Property are in good condition and repair (reasonable wear and tear excepted) and sufficient for the operation of the business of Company and its Subsidiaries, and, to the Knowledge of Company, there are no material structural deficiencies or latent defects affecting any of the Company-Owned Real Property, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.
(h)Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (i) the Company and its Subsidiaries have a fee simple title to or a valid leasehold interest in the Company-Owned Real Property and the Company-Leased Real Property (as applicable) as necessary to permit the Company and its Subsidiaries to conduct their business in the ordinary course as currently conducted, free and clear of all Liens except Permitted Liens, and (ii) the Company or a Subsidiary of the Company has good and marketable title to, or a valid and binding leasehold or other interest in, all tangible personal property necessary for the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, free and clear of all Liens (except for Permitted Liens) and all such property is in good operating condition and repair (ordinary wear and tear excepted) and is suitable for its present use.
3.16 Tax Matters. Except as set forth on Section 3.16 of the Company Disclosure Schedule:
(a)All material Tax Returns of the Company and its Subsidiaries have been timely filed (taking into account applicable extensions of time to file) with the appropriate Tax Authority and all such Tax Returns are true, correct and complete in all material respects. All material Taxes due and owing by the Company and its Subsidiaries have been paid and all such Taxes incurred but not yet due and owing have either been paid or properly accrued on the books and records of the Company in accordance with GAAP.
(b)All material Taxes required to be withheld or collected by the Company or its Subsidiaries with respect to any employee, independent contractor, purchaser or other Person have been withheld or collected, and have been timely paid to the appropriate Tax Authority.
(c)There are no waivers or extensions of any statute of limitations currently in effect with respect to material Taxes of the Company or any of its Subsidiaries. There are no actions, examinations or audits currently pending or threatened in writing with respect to the Company or any of its Subsidiaries in respect of any material amount of Tax. No issue has been raised by a Tax Authority in any prior action or examination of the Company or any of its Subsidiaries which, by application of the same or similar principles, would reasonably be expected to result in a material proposed deficiency for any subsequent taxable period. No claim has been made in writing by any Governmental Entity in a jurisdiction where the Company or one of its Subsidiaries does not file Tax Returns that the Company or its applicable Subsidiary is, or may be, subject to material taxation by that jurisdiction.
(d)There are no Liens for material Taxes on any of the assets of the Company and its Subsidiaries other than Permitted Liens.
(e)Neither the Company nor any of its Subsidiaries is a party to, and neither the Company nor any of its Subsidiaries is subject to, any Tax allocation, Tax sharing or similar agreement, Tax indemnity obligation or similar agreement, or other agreement or arrangement (whether or not written) with respect to Taxes other than (i) agreements solely among the Company and its Subsidiaries, and (ii) customary commercial agreements entered into in the ordinary course of business the primary purpose of which is not Taxes. Neither the Company nor any of its Subsidiaries has any liability for material Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or similar provision of state, local or non-U.S. law) as a transferee or successor, by contract or otherwise.
(f)Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).

(g)Neither the Company nor any of its Subsidiaries has within the past two years distributed the securities of another Person, or has had its securities distributed by another Person, in a transaction (or series of transactions) that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.
(h)Neither the Company nor any of its Subsidiaries has made an election under Section 965(h) of the Code. Neither the Company nor any of its Subsidiaries (i) is or has been a resident for Tax purposes in a country outside of its country of organization or (ii) has, or has ever had, a permanent establishment in any country outside of its country of organization.
(i)The Company is and has been since formation, treated as a corporation for U.S. federal income tax purposes.
3.17 Material Contracts.
(a)Section 3.17(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of each of the following Contracts, excluding any Company Benefit Plans (other than for Sections 3.17(a)(x) and (xi)), to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their assets or businesses are bound (and any material amendments, supplements and modifications thereto):
(i)any Contract involving payments to the Company or any of its Subsidiaries in excess of $250,000 during the twelve (12)-month period ended December 31, 2024 or the nine (9)-month period ended September 30, 2025;
(ii)any Contract involving payments by the Company or any of its Subsidiaries in excess of $250,000 during the twelve (12)-month period ended December 31, 2024 or the nine (9)-month period ended September 30, 2025;
(iii)any Contract requiring during the nine (9)-month period ended September 30, 2025, or that will require after the date hereof, capital expenditures by the Company or any of its Subsidiaries in excess of $250,000;
(iv)Contracts concerning the formation, operation, management or control of a joint venture, equity partnership or other similar Contract;
(v)Contracts containing (A) a license or any similar permission granted by the Company to any third Person with respect to any Company-Owned Intellectual Property, excluding non-exclusive licenses granted in the ordinary course of business to consumers, members, guests or vendors, and (B) a license or any similar permission granted by any third Person to the Company, excluding “shrink wrap” or “click through” Software licensed to the Company or any license to generally commercially available Software with total annual aggregate license or other fees under $100,000;
(vi)each Company Lease Agreement and, to the extent not a Company Lease Agreement, any Contract concerning homeowner leases, resort/hotel room-

block leases, subleases or similar agreements or that are booking agreements, net rate agreements, or similar agreements for the use of real property by customers of the Company, in each case, contemplating annual payments by or to the Company or any of its Subsidiaries in excess of $500,000;
(vii)Contracts containing (A) a covenant restricting the ability of the Company or any of its Subsidiaries or Affiliates to engage in any line of business in any geographic area or to compete with any Person, to market any product or to solicit customers; (B) a provision granting the other party “most favored nation” status or equivalent preferential pricing terms; (C) a right of first refusal or right of first offer or similar right that limits the ability of the Company or any of its Subsidiaries to sell, transfer, pledge or otherwise dispose of assets, rights or properties; or (D) a provision granting the other party exclusivity or similar rights in respect of the business of the Company or any of its Subsidiaries or affiliates;
(viii)Contracts relating to Indebtedness for borrowed money, including indentures, credit agreements, loan agreements and similar instruments pursuant to which the Company or any of its Subsidiaries has or will incur or assume any Indebtedness, or Contracts pursuant to which the Company or any of its Subsidiaries has or will guarantee or otherwise become liable for any Indebtedness of any other Person;
(ix)any Contract relating to an acquisition, divestiture, merger or similar transaction (A) that was entered into after January 1, 2023, (B) that has continuing indemnification, guarantee, “earn-out” or other contingent payment obligations on the Company or any of its Subsidiaries or (C) pursuant to which any other Person has the right to acquire any assets of the Company or any of its Subsidiaries after the date of this Agreement with a fair market value or purchase price of more than $500,000;
(x)Contracts with any Service Provider that (A) provides for base annual compensation in excess of $150,000, (B) provides for the payment, vesting or funding (or acceleration of payment, vesting or funding) of compensation or benefits upon or in connection with the consummation of the Transactions, (C) provides for the payment of severance, termination or notice payments or benefits (other than statutory payments and benefits required by Law) upon a termination of the applicable person’s employment or service with the Company or any of its Subsidiaries or (D) provides for benefits and payments not generally available to all similarly situated employees;
(xi)any Contract that is a Labor Agreement;
(xii)Contracts under which there has been imposed a Lien (other than a Permitted Lien) on any of the assets, tangible or intangible, of the Company or any of its Subsidiaries;
(xiii)any settlement, conciliation or similar Contract with a Governmental Entity;

(xiv)any Contract that by its terms limits the payment of dividends or other distributions to stockholders by the Company or any Subsidiary of the Company;
(xv)any Contract with a department or agency of the U.S. federal government, including any grant agreement, subaward or subcontract;
(xvi)any Contract containing terms relating to voting, registration rights, stockholders, investors rights or similar rights with respect to Equity Interests of the Company or any of its Subsidiaries;
(xvii)any Contract that obligates the Company or any of its Subsidiaries to make a loan or capital contribution to, or investment in, any Person in excess of $250,000 over any twelve (12)-month period; or
(xviii)each Contract between the Company or any of its Subsidiaries, on the one hand, and any officer, director or Affiliate (other than a wholly owned Subsidiary) of the Company or any of its Subsidiaries, any beneficial owner, directly or indirectly, of more than five percent (5%) of the Shares or any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), on the other hand, including any Contract pursuant to which the Company or any of its Subsidiaries has an obligation to indemnify such officer, director, affiliate, beneficial owner or family member.
(xix)any Contract not otherwise described in any other subsection of this Section 3.17(a) that would be required to be filed by the Company as a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC).
(xx)Each Contract of the type described in this Section 3.17(a), other than this Agreement, is referred to herein as a “Company Material Contract.” True and complete copies of each Company Material Contract, as of the date of this Agreement, have been made available by the Company to Parent, or publicly filed in the Company SEC Documents.
(b)As of the date of this Agreement, (i) all Company Material Contracts are valid, binding and in full force and effect and are enforceable by the Company or the applicable Subsidiary in accordance with their terms, except as limited by Laws affecting the enforcement of creditors’ rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought, (ii) the Company, or the applicable Subsidiary, has performed all obligations required to be performed by it under the Company Material Contracts in all material respects, and it is not (with or without notice or lapse of time, or both) in material breach or default thereunder and, to the Knowledge of the Company, no other party to any Company Material Contract is (with or without notice or lapse of time, or both) in material breach or default thereunder and (iii) since January 1, 2023, neither the Company nor any of its Subsidiaries has received written notice, or to the Knowledge of the Company, oral notice of termination or non-renewal or any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Company Material Contract. True, complete and correct copies of each Company Material

Contract (and any material amendments, supplements and modifications thereto) in effect as of the date hereof have been made available to Parent or publicly filed with the SEC prior to the date hereof.
(c)All Contracts, including amendments thereto, required to be filed as an exhibit to any report of the Company filed pursuant to the Exchange Act of the type described in Item 601(b)(10) of Regulation S-K promulgated by the SEC have been filed, and, as of the date hereof, no such Contract has been amended or modified except as reflected in such filing.
3.18 Intellectual Property.
(a)Section 3.18(a) of the Company Disclosure Schedule sets forth a list of all (i) issued patents and pending patent applications, (ii) trademark and service mark registrations and applications, (iii) copyright registrations and applications and (iv) internet domain name registrations, in each case, that are owned by the Company or any of its Subsidiaries (collectively, the “Company Registered Intellectual Property”). All material Company Registered Intellectual Property is valid, subsisting and, to the Knowledge of the Company, enforceable. As of the date hereof, no Proceeding is pending or, to the Knowledge of the Company, is threatened that challenges the legality, validity, enforceability, registration, use or ownership of any Company Registered Intellectual Property and, in the last three (3) years, neither the Company nor any of its Subsidiaries has received any written charge, complaint, claim, demand or notice challenging such legality, validity, enforceability, registration, use or ownership.
(b)The Company or one of its Subsidiaries is the sole owner of and possesses all right, title and interest in and to the Company-Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens). The Company or one of its Subsidiaries owns or has the right to use, and, immediately after the consummation of the Transactions, will continue to own or have the right to use on the same terms all Intellectual Property necessary to conduct the business of the Company and its Subsidiaries as presently conducted. Neither the execution and delivery of this Agreement by the Company nor the performance of this Agreement by the Company will result in the loss, forfeiture, termination or impairment of any rights of the Company or any of its Subsidiaries in any material Company-Owned Intellectual Property.
(c)Neither the Company nor any of its Subsidiaries is infringing, misappropriating, diluting or otherwise violating the Intellectual Property rights of any Person in any material respect. Neither the Company nor any of its Subsidiaries has received any written charge, complaint, claim, demand or notice in the past three (3) years (or earlier, if presently not resolved) alleging any such infringement, misappropriation, dilution or violation (including any written claim that the Company or any of its Subsidiaries must license or refrain from using any Intellectual Property rights of any Person). To the Knowledge of the Company, no Person is infringing, misappropriating, diluting or otherwise violating any material Company-Owned Intellectual Property. Neither the Company nor any of its Subsidiaries has made or asserted any written charge, complaint, claim, demand or notice in the past three (3) years (or earlier, if presently not resolved) alleging any such infringement, misappropriation, dilution or violation.

(d)The Company and its Subsidiaries have maintained commercially reasonable practices to protect and preserve the confidentiality of all confidential information and trade secrets related to the Company, including any information provided by any third party to Company or any of its Subsidiaries (collectively, “Confidential Information”). There has been no material breach of confidentiality obligations with respect to Confidential Information on the part of Company or any of its Subsidiaries or, to the Knowledge of the Company, by any third party.
(e)The Company’s practices relating to the use, testing, improvement, and development of AI Technologies (including the collection and processing of data by AI Technologies) comply, and have complied in the past twelve (12) months, with all applicable laws relating to AI and machine learning and all written Company policies and any contractual requirements or obligations that pertain to AI in all material respects.
(f)The computer systems, including the software, hardware, networks, platforms and related systems, owned, leased or licensed or otherwise used in connection with the business by the Company or one of its Subsidiaries (collectively, the “Company Systems”) are sufficient in all material respects for the current needs of the Company. In the past two (2) years, there have been no material failures, breakdowns, security breaches or other unauthorized access, continued substandard performance or other adverse events affecting any such Company Systems that have caused the material disruption or material interruption in or to the use of such Company Systems or the conduct of the Company’s business. The Company and its Subsidiaries maintain commercially reasonable security, disaster recovery and business continuity plans, procedures and facilities and uses commercially reasonable efforts to act in compliance therewith. The Company and its Subsidiaries have taken commercially reasonable measures consistent with industry standards to protect the confidentiality, integrity and security of the Company Systems (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption. To the Knowledge of the Company, there have been no material unauthorized intrusions or breaches of the security of such Company Systems or other adverse events affecting the Company or one of its Subsidiaries that require notification of individuals, law enforcement or any Governmental Entity.
(g)To the Knowledge of the Company, the Company Systems do not contain any “back door,” “drop dead device,” “time bomb,” “Trojan Horse,” “virus,” “worm,” “spyware” or “adware” (as such terms are commonly understood in the Software industry) or any other code designed or intended to have, or capable of performing or facilitating, any of the following functions: disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed (collectively, “Malicious Code”). The Company and its Subsidiaries have implemented reasonable measures designed to prevent the introduction of Malicious Code into the Company Systems.
3.19 Data Privacy.
(a)The Company and each of its Subsidiaries, and to the Knowledge of the Company, all affiliates and/or third parties with respect to the Processing of Personal

Information on behalf of, and/or sharing Personal Information with, the Company and its Subsidiaries (collectively, “Data Partners”), comply and have at all times complied with all applicable (i) Privacy Laws, (ii) policies, notices, and/or statements related to privacy, security or the Processing of Personal Information (each, a “Privacy Policy”), and (iii) contractual commitments related to privacy, security, or the Processing of Personal Information (collectively, the “Privacy Requirements”), in each case except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. The Company and each of its Subsidiaries have delivered or made available to the Parent and/or Merger Sub true, complete, and correct copies of all current and past Privacy Policies, and all such Privacy Policies are and have at all times, to the Knowledge of the Company, been materially accurate, consistent and complete and not misleading or deceptive, including by omission.
(b)The execution, delivery, and performance of this Agreement and the Transactions do not and will not: (i) conflict with or result in a violation or breach of any applicable Privacy Requirements; (ii) require the consent of or provision of notice to any Person concerning such Person’s Personal Information; (iii) give rise to any right of termination or other right to impair or limit Parent’s or Merger Sub’s rights to own and Process any Personal Information used in or necessary for the operation of the Company’s or its Subsidiaries’ business; or (iv) otherwise prohibit the transfer of Personal Information to Parent or Merger Sub.
(c)The Company and each of its Subsidiaries conduct due diligence on all Data Partners to assess their information security program and compliance with applicable Privacy Laws before allowing them to access, receive or otherwise Process Personal Information. The Company and each of its Subsidiaries have at all times had contracts in place with all Data Partners which impose on such Data Partners obligations related to privacy, security, and the Processing of Personal Information that, at a minimum, comply with applicable Privacy Requirements. The Company and its Subsidiaries take commercially reasonable steps to monitor all Data Partners to verify their compliance with applicable Privacy Requirements.
(d)The Company and each of its Subsidiaries have at all times implemented, maintained and materially complied with, and have used commercially reasonable efforts to require all Data Partners to at all times implement, maintain and comply with, technical, physical, and organizational measures, plans, procedures, controls, and programs, including a written information security program, that comply with appliable Privacy Requirements and are designed to protect Personal Information and confidential information against Security Incident. The Company and its Subsidiaries test their written information security program by conducting security audits, penetration tests, and/or vulnerability scans, and the Company and its Subsidiaries have not identified any medium, high, or critical vulnerabilities that have not been fully remediated. None of the Company, any of its Subsidiaries, or to the Knowledge of the Company, any Data Partner with respect to its Processing of Personal Information on behalf of the Company, has experienced any material Security Incidents.
(e)In relation to any Security Incident and/or actual, alleged, or potential material violation of a applicable Privacy Requirement, none of the Company, any of its Subsidiaries, or any Data Partner has (i) notified or been required to notify any Person, or (ii)

received any notice, inquiry, request, claim, complaint, correspondence or other communication from, or been the subject of any investigation or enforcement action by, any Person. To the Knowledge of the Company, there are no facts or circumstances that could give rise to the occurrence of (i) or (ii).
(f)The Company and its Subsidiaries maintain insurance coverage containing industry standard policy terms and limits that the Company reasonably believes to be appropriate to the risk of liability relating to any Security Incident, unauthorized Processing of Personal Information, or violation of the applicable Privacy Requirements and, as of the date hereof, no claims have been made under such insurance policy(ies).
3.20 Insurance. The Company has made available to Parent true and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, properties and operations of the Company and its Subsidiaries (the “Insurance Policies”). Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole: (a) all Insurance Policies are in full force and effect; (b) all premiums due and payable with respect to the Insurance Policies have been paid in full; (c) the Company and its Subsidiaries are in compliance in all respects with the terms and conditions of such Insurance Policies; (d) neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default or permit termination or modification of any of the Insurance Policies; (e) neither the Company nor any of its Subsidiaries has received written or, to the Knowledge of the Company, oral notice of cancellation, non-renewal, disallowance or reduction in coverage with respect to any Insurance Policy; (f) the Company has timely filed all claims for which it is seeking payment or other coverage under any of the Insurance Policies and there is no material claim by the Company or any of its Subsidiaries pending under any Insurance Policy as to which coverage has been questioned, denied or disputed by the underwriters of such policies; (g) to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time, would constitute a breach or default, or permit termination of any Insurance Policy; (h) since January 1, 2023, no policy limits of Insurance Policies have been exhausted or materially eroded or reduced and policies providing substantially similar insurance coverage have been in effect continuously; (i) the Company has not failed to give any notice or present any claims under any Insurance Policy in a due and timely fashion; (j) no insurer has denied, rejected, questioned or disputed any pending claims; (k) the Company has no knowledge of threatened termination of, or material premium increase with respect to, any of such Insurance Policies; (l) the Company and its assets and properties are insured in amounts no less than as required by applicable Law and any contract or agreement to which the Company is a party, and in amounts that are reasonable and consistent with insurance customarily maintained by similarly-situated companies in the industries in which the Company and its Subsidiaries operate; and (m) there are no open claims with any insolvent carriers.
3.21 Broker’s Fees; Certain Costs.
(a)Except for the financial advisors’ fees set forth in Section 3.21 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries nor any of their respective officers or directors on behalf of the Company or such Subsidiaries has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, broker’s fees, commissions or finder’s fees in connection with any of the Transactions. The Company and its Subsidiaries will not incur Transaction Fees in excess of the Transaction Fee Cap.
(b)The Company has made available to Parent true, correct and complete copies of all Contracts under which any financial advisory fees or commissions are payable in connection with the Transactions.
3.22 Opinion of Financial Advisor. Roth Capital Partners, LLC, the Company’s financial advisor, has delivered to the Company Board its opinion in writing or orally, in which case, such opinion will be subsequently confirmed in writing, to the effect that, as of the date thereof and based upon and subject to the factors and assumptions set forth therein, the consideration to be received by the holders of Shares pursuant to this Agreement is fair from a financial point of view to such holders. A written copy of such opinion will be provided to Parent by the Company promptly following the date of this Agreement for informational purposes only.
3.23 No Other Representations or Warranties. The Company acknowledges that neither Parent, nor Merger Sub, nor any of their Affiliates or Representatives, nor any Person on their behalf, makes any express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company in connection with the Transactions, including the accuracy or completeness thereof, other than the representations and warranties contained in Article 4, and, the Company has not relied on any representation or warranties of Parent and Merger Sub other than those set forth in Article 4. Nothing in this Section 3.23 shall limit or prohibit any claims for Fraud by or on behalf of the Company with respect to representations and warranties made in this Agreement.

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as set forth in the disclosure schedule delivered by Parent and Merger Sub to the Company in connection with the execution of this Agreement (the “Parent Disclosure Schedule”) (with specific reference to the representations and warranties in this Article 4 to which the information in such schedule relates; provided that disclosure in the Parent Disclosure Schedule as to a specific representation or warranty shall qualify any other sections of this Agreement to the extent (notwithstanding the absence of a specific cross reference) it is reasonably apparent on the face of such disclosure that such disclosure relates to such other sections), Parent and Merger Sub hereby represent and warrant to the Company as follows:
4.1 Corporate Organization. Each of Parent and Merger Sub is a corporation or other entity duly organized, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction of its organization and has the requisite corporate or other entity power and authority to own or lease all of its properties and assets, and to carry on its business as it is now being conducted.
4.2 Authority, Execution and Delivery; Enforceability. Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement, to perform and comply with each of its obligations under this Agreement and to consummate the Transactions, including the Merger. The execution and delivery by each of Parent and Merger Sub of this Agreement, the performance and compliance by Parent and Merger Sub with each of its obligations under this Agreement and the consummation by Parent and Merger Sub of the Transactions, including the Merger, have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or the consummation by Parent and Merger Sub of the Transactions, including the Merger. Each of Parent and Merger Sub has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company of this Agreement, this Agreement constitutes Parent’s and Merger Sub’s legal, valid and binding obligation, enforceable against each of Parent and Merger Sub in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought.
4.3 No Conflicts.
(a)The execution and delivery of this Agreement by Parent and Merger Sub, does not and will not, and the performance of this Agreement by Parent and Merger Sub will not: (i) conflict with or violate any provision of the certificate of incorporation, bylaws or similar organizational documents of Parent or Merger Sub, or (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.3(b) have been obtained and all filings and notifications described in Section 4.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent or Merger Sub, except, with respect to clause (ii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b)The execution and delivery of this Agreement by Parent and Merger Sub does not, and the consummation by Parent and Merger Sub of the Transactions, including the Merger, and compliance by Parent and Merger Sub with any of the terms or provisions hereof will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for the filing of the Certificate of Merger, as required by the DGCL, or (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
4.4 Legal Proceedings. There is no Proceeding pending, or, to the Knowledge of Parent, threatened that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor Merger Sub is subject to any outstanding Order that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect. As of the date hereof, there is no pending Proceeding or outstanding Order against Parent or Merger that challenges the validity or propriety, or seeks to prevent, materially impair or materially delay this Agreement or the consummation of the Transactions, including the Merger.
4.5 Financing. Parent and Merger Sub have, and will have on the Closing Date, cash on hand necessary to consummate the Transactions, including (a) paying the aggregate Merger Consideration at Closing, (b) making the other payments required to be made pursuant to Section 2.4 and Section 2.5, and (c) paying all fees and expenses required to be paid at Closing by Parent and Merger Sub expressly contemplated by this Agreement.
4.6 Proxy Statement. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date that the Proxy Statement or any amendment or supplement thereto is mailed to holders of Shares and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by Parent or Merger Sub to such portions thereof that relate expressly to the Company or any of its Subsidiaries, or to statements made therein based on information supplied by or on behalf of Company for inclusion or incorporation by reference therein).
4.7 Ownership of Company Capital Stock. None of Parent, Merger Sub or any Subsidiary of Parent beneficially owns any capital stock or other Equity Interests in the Company as of the date hereof. Neither Parent nor Merger Sub is an “interested stockholder” of the Company as defined in Section 203 of the DGCL.
4.8 Ownership of Parent and Merger Sub. All of the outstanding Equity Interests of Merger Sub have been duly authorized and validly issued. All of the issued and outstanding Equity Interests of Merger Sub are, and at the Effective Time will be, owned directly or indirectly by Parent. Merger Sub was formed solely for purposes of the Merger and, except for matters incident to its formation and execution and delivery of this Agreement, performance of its covenants hereunder and the consummation of the Transactions, including the Merger, Merger Sub has not prior to the date hereof engaged in any business or other activities.
4.9 Brokers. Neither Parent nor any Subsidiary of Parent nor any of their respective officers or directors on behalf of Parent or such Subsidiary of Parent has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, broker’s fees, commissions or finder’s fees in connection with any of the Transactions.
4.10 No Other Representations and Warranties. Each of Parent and Merger Sub acknowledges that neither the Company nor any Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided to Parent or Merger Sub in connection with the Transactions, including the accuracy or completeness thereof, other than the representations and warranties contained in Article 3 and, neither Parent nor Merger Sub has relied on any representation or warranties of the Company or any Person on behalf of the Company other than those set forth in Article 3. Nothing in this Section 4.10 shall limit or prohibit any claims for Fraud by or on behalf of Parent or Merger Sub with respect to the representations and warranties made in this Agreement.
ARTICLE 5 COVENANTS
5.1 Conduct of Business by the Company Pending the Closing.
(a)Between the date of this Agreement and the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article 7 (the “Interim Period”), except (w) as required by applicable Law, (x) as expressly required by this Agreement, (y) as set forth in Section 5.1 of the Company Disclosure Schedule, or (z) with the prior written consent of Parent (which consent shall be deemed granted if Parent does not respond within five (5) Business Days after receipt of a written request from the Company that describes in reasonable detail the proposed action and includes information reasonably necessary for Parent to evaluate such request), the Company will, and will cause each of its Subsidiaries to (a) conduct its operations in all material respects only in the ordinary course of business consistent with past practice and in compliance with applicable Law and securities exchange rules, (b) use its reasonable best efforts to preserve the existing business organization of the Company and its Subsidiaries, keep available and maintain current relationships of the Company and its Subsidiaries with directors, officers, key employees, consultants and independent contractors, and preserve the goodwill and current relationships of the Company and its Subsidiaries with customers, suppliers, vendors, resellers, licensors, strategic partners, lenders, licensees, Governmental Entities and other Persons with which the Company or any of its Subsidiaries has material business relations, and (c) use its reasonable best efforts to maintain its real property (whether owned or leased) and all of its other properties and assets (whether owned, leased, personal, intangible, tangible or otherwise) in good operating condition and repair, subject only to ordinary wear and tear.
(b)Without limiting the foregoing, during the Interim Period, except (w) as required by applicable Law, (x) as expressly required by this Agreement, (y) as set forth in Section 5.1(b) of the Company Disclosure Schedule, or (z) with the prior written consent of

Parent (which consent shall be deemed granted if Parent does not respond within five (5) Business Days after receipt of a written request from the Company that describes in reasonable detail the proposed action and includes information reasonably necessary for Parent to evaluate such request), the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, take any of the following actions:
(i)amend the certificate of incorporation or bylaws or equivalent organizational documents of the Company or any of its Subsidiaries;
(ii) (A) form any Subsidiary (other than in the connection with entry into a lease, sublease or other similar agreement with respect to Company-Leased Real Property to the extent (1) entry into such lease, sublease or other similar agreement is otherwise permitted by this Section 5.1 and (2) such Company-Leased Real Property is located in a jurisdiction in which the Company had not previously held any Company-Owned Real Property or Company-Leased Real Property), (B) invest, contribute capital or commit to invest or contribute capital to any Person (other than a wholly owned Subsidiary of the Company as of the date of this Agreement), or (C) enter into any joint venture, partnership, association or similar arrangement for the sharing of profits or assets, or pursuant to which there is a transfer of any right to manage, control or direct the operations of the Company or any of its Subsidiaries;
(iii)(A) enter into any new line of business, (B) abandon or discontinue any existing line of business, (C) authorize or effect any material change to the principal business of the Company as currently conducted, or (D) agree to any covenant limiting the ability of the Company or any of its Subsidiaries to compete or engage in any line of business or to compete with any Person in any geographic area, or pursuant to which any material benefit or right would be required to be given or lost as a result of so competing or engaging, or which would have any similar effect on Parent or any of its Subsidiaries after the Effective Time;
(iv)issue, sell, pledge, dispose of, grant, transfer or encumber any shares of capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other Equity Interests, or any Company Options or other options, Company RSUs, other compensatory equity or equity-linked awards, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities of the Company or any of its Subsidiaries, other than (A) the issuance of Shares upon the exercise of Company Options or settlement of Company RSUs outstanding as of the date hereof, or (B) the issuance of Shares pursuant to purchase rights outstanding under the Company ESPP as of the date hereof, in each case, in accordance with their terms as of the date hereof;
(v)sell, pledge, dispose of, transfer, lease, license, guarantee or encumber any material property, including Company-Owned Real Property, or assets of the Company or any of its Subsidiaries (other than Company-Owned Intellectual Property);
(vi)sell, assign, pledge, transfer, encumber, license, sublicense, abandon, allow to lapse or otherwise dispose of any Company-Owned Intellectual Property;

(vii)declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock or other Equity Interests, except for dividends paid by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company;
(viii)reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other Equity Interests, except with respect to any wholly owned Subsidiary of the Company or deemed repurchases in connection with the exercise, settlement, vesting or forfeiture of Company Options, Company RSUs or rights to purchase under the Company ESPP;
(ix)(A) merge, consolidate, recapitalize, statutorily convert or otherwise reorganize the Company or any of its Subsidiaries or (B) adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;
(x)acquire (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise) any assets of any other Person that are, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, or all or any portion of the business of any other Person that is material to the Company and its Subsidiaries, taken as a whole;
(xi)incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for (whether directly, contingently or otherwise), the obligations of any Person for borrowed money;
(xii)make any loans, advances or capital contributions to, or investments in, any other Person (other than a wholly owned Subsidiary of the Company as of the date of this Agreement), other than advances to employees for reasonable, documented, out-of-pocket reimbursable expenses in the ordinary course of business pursuant to Company policies in effect as of the date of this Agreement;
(xiii)(A) enter into or amend any Contract that, if existing on the date hereof, would be a Company Material Contract, (B) assign, terminate, cancel or amend or waive any material provision of any Company Material Contract (or any Contract of the type referred to in clause (A)), or (C) assign (in whole or in part) any material rights under any Company Material Contract (any Contract of the type referred to in clause (A)), it being understood and agreed that Parent cannot unreasonably withhold its consent to an action otherwise prohibited by this Section 5.1(b)(xiii) if, in the Company’s reasonably judgment, such action is necessary for the continued operation of the Company’s business, and the Company states as such in the applicable consent request including as to why such action is necessary for the continued operation of the Company’s business;
(xiv)except to the extent required by applicable Law or the terms of any Company Benefit Plan in effect on the date of this Agreement: (i) increase the compensation or benefits payable or to become payable to any current or former Service Provider, (ii) enter into or amend any agreement or arrangement providing for, or increase the amount or value of any existing, change in control, severance, retention or termination pay, (iii) establish, adopt, enter into, amend or terminate any Company Equity Plan, agreement providing for the issuance of any Company Option or Company RSU or other Company Benefit Plan, (iv) accelerate the vesting, time of payment, exercisability or funding of, or waive any performance or vesting conditions applicable to, any bonus, Company Option, Company RSU, other equity or equity-linked award, or other compensation or benefit, or (v) terminate the employment or service of (other than any termination for “cause”) or hire, engage or promote any current or former Service Provider;
(xv)(A) permit any new participants to commence participation in the Company ESPP, (B) permit any participant in the Company ESPP to increase his or her payroll contribution rate (as in effect as of the date of this Agreement) or make separate non-payroll contributions (in excess of the contributions elected as of the date hereof), or (C) commence any new, or extend any existing, Offering Period (as defined in the Company ESPP) under the Company ESPP.
(xvi)waive or release any noncompetition, nonsolicitation, nondisclosure or other restrictive covenant obligation of any current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries;
(xvii)modify, amend, extend or enter into, or agree to assume or otherwise be bound by, or terminate any Labor Agreement or recognize or certify any Union;
(xviii)implement or announce any employee layoffs, facility closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions, in each case that could reasonably be expected to implicate notification requirements or actually do implicate the notification requirements of the WARN Act;
(xix)make any change in the accounting policies, practices, principles, methods or procedures of the Company and its Subsidiaries, other than as required by GAAP or applicable Law;
(xx)(A) compromise, settle, agree to compromise or settle, discharge or satisfy any Proceeding if the amount to be paid in compromise or settlement of such Proceeding by the Company or any of its Subsidiaries exceeds $50,000 or involves ongoing non-monetary obligations binding on the Company and its Subsidiaries (other than customary release of claim, confidentiality and similar obligations); or (B) waive any right with respect any claim held by the Company or any of its Subsidiaries in respect of any Proceeding, (other than any matters governed by Section 5.12);
(xxi)(A) make or authorize any capital expenditures except as specifically contemplated by Section 5.1(b)(xxi) of the Company Disclosure Schedule, or (B) fail to make any capital expenditures specifically contemplated by Section 5.1(b)(xxi) of the Company Disclosure Schedule;

(xxii)(A) make, change or revoke any Tax election, (B) adopt or change any of its methods of accounting for Tax purposes, (C) change any annual Tax accounting period, (D) enter into any settlement or “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) with respect to any Tax claim, notice, audit, assessment or dispute, (E) file any material amended Tax Return, (F) enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or similar Contract, (G) initiate any voluntary disclosure, amnesty or similar program with respect to Taxes, (H) surrender any right to claim a Tax refund or (I) consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment (excluding for the avoidance of doubt, any automatic extension of the due date of a Tax Return obtained in the ordinary course of business);
(xxiii)(A) make any changes to the Cash Management Policy (as summarized in Section 5.1(b)(xxiii) of the Company Disclosure Schedule) of the Company and its Subsidiaries, (B) accelerate or delay the collection of accounts receivable in advance of or beyond their regular due dates, (C) accelerate or delay the payment of accounts payable or notes payable in advance of or beyond their regular due dates, or (D) revalue the assets of the Company or any of its Subsidiaries, including writing off assets, notes, payables or receivables, in each case under clauses (B) or (C), other than in accordance with or as permitted by the Cash Management Policy;
(xxiv)modify the Privacy Policies in a manner that would restrict the ability of Parent or its Affiliates, or the Company or its Subsidiaries to Process Personal Information currently Processed by the Company or its Subsidiaries (beyond the restrictions currently contained in such Privacy Policies), unless required otherwise by Privacy Requirements;
(xxv)(A) modify the terms and conditions (including pricing, fees, payment terms, and subscription length) under which the Company’s and its Subsidiaries’ subscriptions and Experiences are offered to customers (other than as may be required to comply with applicable Law or in the ordinary course of business consistent with past practice) or (B) offer or advertise any discounted or promotional pricing that is less than eighty-five percent (85%) of the Company’s standard pricing or alternative payment arrangements or similar arrangements for Company’s and its Subsidiaries’ subscriptions, Experiences, and other bespoke travel offerings with an equivalent effect (other than as may be required to comply with applicable Law);
(xxvi)terminate, cancel or make any material changes to the structure, limits or terms and conditions of any Insurance Policies, including allowing any of the Insurance Policies to expire without renewing such Insurance Policies or obtaining comparable replacement coverage, or fail to pay premium or report known claims to an insurance carrier in a timely manner;
(xxvii)authorize or enter into any Contract, or otherwise make any commitment, that would require the Company to take any action prohibited by any of the foregoing.

5.2 Access to Information; Observer; Confidentiality.
(a)During the Interim Period, the Company shall, and shall cause each of its Subsidiaries to: (i) provide to Parent and Merger Sub and their respective Representatives reasonable access, during normal business hours, to the officers, employees, independent contractors, properties, offices and other facilities, books and records, Tax Returns, Contracts, auditors, work papers, accounting and financial records and other books and records of the Company and its Subsidiaries; (ii) cause the Company’s and its Subsidiaries’ officers and employees, and use its reasonable best efforts to cause its auditors and other Representatives, to reasonably cooperate with Parent and its Representatives with respect to Parent’s investigation of the Company and its Subsidiaries; and (iii) furnish such information concerning the business, properties, Contracts, assets and liabilities of the Company and each of its Subsidiaries as Parent, Merger Sub or their respective Representatives may reasonably request; provided, however, that the Company shall not be required to provide any information protected by attorney/client privilege; provided, further, that if any information is withheld on the basis of attorney/client privilege, the Company shall (x) provide prompt written notice to Parent upon making the determination that such information is protected by attorney/client privilege and will not be provided, which notice shall identify in reasonable detail the nature of the information being withheld and the basis therefor and (y) use reasonable best efforts to provide such information in a manner that does not violate or result in a waiver of such privilege as promptly as reasonably practicable. In addition to any other access required to be provided under this Agreement, including this Section 5.2, during the Interim Period, the Company shall (1) hold weekly meetings with Parent during which Company executives will provide updated information regarding the Company’s operations and the Company’s compliance with the requirements of Section 5.1 and (2) provide to the Parent, concurrently with delivery to the directors, copies of all notices, agendas, minutes, consents and other materials provided to the directors in connection with any meetings of the Company Board; provided, however, that the Company may withhold materials if (A) the Company determines that the delivery of such materials would be reasonably likely to result in a waiver of, or otherwise adversely affect, the attorney‑client privilege or work product doctrine, (B) such materials relate to this Agreement, the Transactions, any Acquisition Proposal or any Company Board Recommendation Change or (C) the Company determines that such materials contained competitively sensitive information; provided that, in the case of clause (A), the Company shall use reasonable best efforts to provide materials in a manner that would not jeopardize such privilege or protection.
(b)The Confidentiality Agreement, dated as of November 3, 2025 by and between the Company and Parent (the “Confidentiality Agreement”), shall apply with respect to information furnished under this Section 5.2 by the Company, its Subsidiaries and their respective Representatives. No investigation or access permitted pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty made by the Company hereunder or be taken into account for purposes of determining whether the applicable conditions to Closing set forth in Article 6 have been satisfied.
5.3 Treatment of Acquisition Proposals.
(a)No Solicitation. As promptly as practicable (and in any event within twenty-four (24) hours after the date hereof), the Company shall, and shall cause its

Subsidiaries and its and their respective directors, officers and employees, and shall use reasonable best efforts to cause its and its Subsidiaries’ other Representatives to: (i) cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any Third Party with respect to an Acquisition Proposal (or any discussions or negotiations that could reasonably be expected to lead to an Acquisition Proposal), (ii) take the necessary steps to promptly inform any Third Party with whom discussions and negotiations are then occurring or who make an Acquisition Proposal after the date hereof of the obligations set forth in this Section 5.3(a), (iii) terminate all access granted to any Third Party and its Representatives to any physical or electronic data room, and (iv) request that all such Third Parties and their respective Representatives promptly return to the Company or destroy any non-public information concerning the Company and its Subsidiaries that was previously furnished or made available to such Third Party or any of its representatives by or on behalf of the Company in accordance with any confidentiality agreement entered into between the Company and such Third Party. During the Interim Period, the Company shall not, and shall cause its Subsidiaries and its and their respective directors, officers and employees not to, and shall use reasonable best efforts to cause its and its Subsidiaries’ other Representatives not to, directly or indirectly: (A) solicit, initiate, seek, knowingly encourage or knowingly facilitate any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (B) furnish to any Person (other than to Parent or Merger Sub and their respective Representatives) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person (other than Parent or Merger Sub and their respective Representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case in any manner that relates to or would reasonably be expected to lead to an Acquisition Proposal; (C) enter into, continue, participate in or engage in discussions or negotiations with any Person that relate to, with respect to or would reasonably be expected to lead to an Acquisition Proposal; (D) grant any waiver or release under Section 203 of the DGCL or any other state takeover Law; or (E) approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or enter into, any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, other agreement in principle or other Contract with respect to an Acquisition Proposal (an “Alternative Acquisition Agreement”) other than an Acceptable Confidentiality Agreement as contemplated by Section 5.3(b); or (F) agree or commit to take any of the actions prohibited by the foregoing clauses (A) through (E).
(b)Superior Proposals. Notwithstanding anything to the contrary in Section 5.3(a), if at any time following the date of this Agreement and prior to the receipt of Company Stockholder Approval, (i) the Company Board has received a bona fide written Acquisition Proposal from a Third Party that did not result from a breach of Section 5.3(a) and (ii) the Company Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that (A) such Acquisition Proposal constitutes, or could reasonably be expected to result in, a Superior Proposal, and (B) the failure to take such action would be inconsistent with the Company Board’s fiduciary duties pursuant to applicable Law, then the Company may, directly or indirectly through one or more of its Representatives, (x) furnish non-public information relating to the Company or any of its Subsidiaries to, or afford access to the books and records or other non-public information of the Company or any of its Subsidiaries to such Third Party and its Representatives, and (y) engage in discussions and negotiations with such Third Party and its Representatives with respect to the Acquisition Proposal; provided that the Company will not, and will not permit any of its Subsidiaries to, disclose any material non-public information regarding the Company and its Subsidiaries to such Third Party or any of its Representatives without the Company first entering into an Acceptable Confidentiality Agreement with such Third Party; provided, further, that any material non-public information concerning the Company and its Subsidiaries made available to any Third Party or any of its Representatives shall, to the extent not previously made available to Parent, be made available to Parent as promptly as reasonably practicable (and, in any event, within twenty-four (24) hours) after it is made available to such Third Party or any of its Representatives.
(c)No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as permitted by Section 5.3(d), at no time after the date of this Agreement may the Company Board or any committee thereof: (i) (A) withdraw, amend, qualify or modify, or publicly propose to withdraw, amend, qualify or modify, the Company Board Recommendation in a manner adverse to Parent and Merger Sub; (B) adopt, authorize, approve or recommend, or publicly propose to adopt, authorize, approve or recommend, any Acquisition Proposal; (C) fail to include the Company Board Recommendation in the Proxy Statement; (D) following the Company’s receipt of any Acquisition Proposal that remains outstanding or has not been rejected by the Company (and is not a tender offer or exchange offered addressed in clause (E)), fail to reaffirm the Company Board Recommendation within five (5) Business Days after any written request by Parent to do so (or such fewer number of days as remains prior to the Company Stockholder Meeting, so long as such request is made at least one Business Day prior to the Company Stockholder Meeting), provided that such reaffirmation shall be made publicly if the Acquisition Proposal has been publicly disclosed; or (E) fail to recommend against any Acquisition Proposal that is a tender or exchange offer by a third party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act within ten (10) Business Days after the commencement of such tender offer or exchange offer (any action described in clauses (A) through (E), a “Company Board Recommendation Change”); or (ii) cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.
(d)Permitted Company Board Recommendation Change and Entry into an Alternative Acquisition Agreement. Notwithstanding anything to the contrary in this Agreement:
(i)If, at any time prior to the adoption of this Agreement by the Company Stockholder Approval, (x) the Company has received a bona fide written Acquisition Proposal that did not result from a breach of Section 5.3(a) and (y) the Company Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that (A) such Acquisition Proposal constitutes a Superior Proposal, and (B) the failure to take such action would be inconsistent with the Company Board’s fiduciary duties pursuant to applicable Law, then the Company Board may (1) effect a Company Board Recommendation Change or (2) authorize the Company to terminate this Agreement pursuant to Section 7.1(i) to enter into a definitive Alternative Acquisition Agreement with respect to a Superior Proposal substantially concurrently with such termination; provided, however, that the Company Board shall not take any action referred to in the foregoing clauses (1) and (2) unless:
(A)the Company has provided prior written notice to Parent and Merger Sub at least four (4) Business Days in advance (the “Notice Period”) that the Company Board has received a Superior Proposal and intends to take such action, which notice shall include (1) the identity of the Person making the Superior Proposal, (2) a written description of the material terms and conditions of the Superior Proposal, (3) an unredacted copy of the Alternative Acquisition Agreement in respect of the Superior Proposal, and (4) an unredacted copy of each other Contract to be entered into, and all written requests, proposals, offers, agreements and other relevant documents in connection with, such Superior Proposal;
(B)prior to taking such action, the Company and its Representatives, during the Notice Period, shall have negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement such that, after taking into account any adjustments to the terms and conditions of this Agreement proposed by Parent, such Acquisition Proposal ceases to constitute a Superior Proposal; and
(C)following the end of the Notice Period, the Company Board shall have determined in good faith (after consultation with its financial and outside legal advisors), taking into account any changes to this Agreement offered in writing by Parent in response to such notice, that the Superior Proposal giving rise to such notice continues to constitute a Superior Proposal and that the failure to make a Company Board Recommendation Change and/or enter into an Alternative Acquisition Agreement would be inconsistent with the Company Board’s fiduciary duties pursuant to applicable Law;
provided, however, that, in the event of any material amendments to such Acquisition Proposal (including any change in price), the Company shall be required to deliver a new written notice to Parent and Merger Sub and to comply with the requirements of Section 5.3(d)(i) with respect to such new written notice (it being understood that the Notice Period in respect of such new written notice will be two (2) Business Days from the time of Parent’s receive of such new notice);
(ii)at any time prior to the adoption of this Agreement by the Company Stockholder Approval, the Company Board may effect a Company Board Recommendation Change in response to an Intervening Event if the Company Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to take such action would be inconsistent with the Company Board’s fiduciary duties pursuant to applicable Law; provided, however, that the Company Board shall not effect a Company Board Recommendation Change unless:
(A)the Company has provided prior written notice to Parent and Merger Sub at least five (5) Business Days in advance that the Company Board intends to effect a Company Board Recommendation Change, which notice shall describe, in reasonable detail, the reasons therefor (including the material facts and circumstances related to the Intervening Event); and

(B)prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such five (5)-Business Day period, shall have negotiated with Parent and its Representatives in good faith (to the extent Parent desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that the Company Board would no longer determine that the failure to make a Company Board Recommendation Change in connection with such Intervening Event would be inconsistent with its fiduciary duties pursuant to applicable Law.
(iii)Notwithstanding any Company Board Recommendation Change or any other provision of this Agreement to the contrary, unless this Agreement has been validly terminated pursuant to Section 7.1, the Company shall cause the adoption of this Agreement and the approval of the Transactions, including the Merger, to be submitted to a vote of the Company Stockholders at the Company Stockholder Meeting in order to obtain the Company Stockholder Approval.
(e)Notice. During the Interim Period, the Company shall promptly (and, in any event, within twenty-four (24) hours) notify Parent and Merger Sub if any Acquisition Proposal (or inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal) is received by the Company (including the Company Board) or any of its Affiliates or Representatives. Such notice shall include (i) the identity of the Person making the Acquisition Proposal, inquiry or offer, (ii) if made in writing, a copy of such Acquisition Proposal, inquiry or offer (and if available, drafts of any Contract to effectuate such Acquisition Proposal) and copies of any financing commitments (but excluding any fee letters that are customarily redacted with respect thereto) received by the Company in connection therewith and (iii) if made orally, a summary of the material terms and conditions of such Acquisition Proposal. During the Interim Period, the Company shall (i) keep Parent and Merger Sub reasonably informed of the status and material terms and conditions of any such Acquisition Proposal (including by providing unredacted copies of all amendments and proposed amendments provided to or by such Person) and (ii) shall notify Parent promptly (and, in any event, within twenty-four (24) hours) after it first enters into discussions or negotiations concerning such Acquisition Proposal or provides non-public information or data to any Person relating thereto.
(f)Certain Disclosures. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement will prohibit the Company or the Company Board from (i) taking and disclosing to the Company Stockholders a position with respect to a tender or exchange offer by a Third Party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act that does not recommend acceptance of the applicable tender or exchange offer or (ii) making a “stop, look and listen” communication to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act; provided, however, that, in each case, any such disclosure or communication that addresses or relates to the approval, recommendation or declaration of advisability by the Company Board with respect to this Agreement or an Acquisition proposal shall be deemed to be a Company Board Recommendation Change in violation of this Section 5.3, unless such disclosure includes an express reaffirmation of the Company Board Recommendation.

(g)The Company agrees that any direct or indirect breach of this Section 5.3 by any director or officer of the Company will be deemed to be a breach of this Section 5.3 by the Company.
5.4 Proxy Statement; Company Stockholder Meeting.
(a)As promptly as reasonably practicable following the date of this Agreement (and in any event, no later than twenty (20) Business Days after the date of this Agreement, unless otherwise agreed by Parent), the Company shall prepare and cause to be filed with the SEC a proxy statement in preliminary form, as required by the Exchange Act, relating to the Company Stockholder Meeting (together with any amendments or supplements thereto, the “Proxy Statement”). Except as contemplated by the express terms of Section 5.3, the Proxy Statement shall include the Company Board Recommendation with respect to the adoption of this Agreement and approval of the Transactions, including the Merger. The Company shall promptly notify Parent upon the receipt of any comments from the SEC (or the staff of the SEC) or any request from the SEC (or the staff of the SEC) for amendments or supplements to the Proxy Statement, and shall promptly provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC (or the staff of the SEC), on the other hand. Each of the parties hereto shall use their reasonable best efforts to respond promptly to any comments or requests from the SEC (or the staff of the SEC) with respect to the Proxy Statement. The Company shall use its reasonable best efforts so that the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder and to cause the definitive Proxy Statement to be mailed to the Company’s stockholders (as of the record date established for the Company Stockholder Meeting) as promptly as reasonably practicable after the date of this Agreement, and in no event more than five (5) Business Days after the date on which the SEC confirms that it has no further comments on the Proxy Statement. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments or requests from the SEC (or the staff of the SEC) with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response to the extent permitted by applicable Law and the Company shall consider in good faith the inclusion or reflection of any such comments so provided; provided, however, that the Company may amend or supplement the Proxy Statement without the review or comment of Parent in connection with a Company Board Recommendation Change pursuant to and in accordance with Section 5.3. The Company agrees that none of the information supplied by it or its Subsidiaries for inclusion in the Proxy Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied by Parent, Merger Sub or any of their Affiliates or Representatives expressly for inclusion or incorporation by reference in the Proxy Statement. As soon as practicable after the date hereof and in any event within five (5) Business Days after the date of this Agreement (and thereafter, upon the reasonable request of Parent), the Company shall conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act assuming that, for such purposes only, the record date of the Company Stockholder Meeting will be twenty (20)

Business Days after the date the broker search is conducted, and the Company shall thereafter regularly conduct updated “broker searches” at the request of Parent.
(b)Parent shall, as promptly as possible, furnish to the Company all information concerning Parent and Merger Sub as may be reasonably requested by the Company in connection with the Proxy Statement, including such information that is required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement, and shall otherwise use reasonable best efforts to assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of comments from the SEC (or the staff of the SEC). Parent will, upon reasonable request of the Company, confirm and/or supplement the information relating to Parent or Merger Sub supplied by it for inclusion in the Proxy Statement, such that at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Stockholder Meeting, such information shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(c)In accordance with the Company’s organizational documents, the Company shall use reasonable best efforts to, as promptly as reasonably practicable (but subject to the last sentence of this Section 5.4(c) and the timing contemplated in Section 5.4(a)), (x) establish a record date for and give notice of a meeting of its stockholders, for the purpose of voting upon the adoption of this Agreement (including any adjournment or postponement thereof, the “Company Stockholder Meeting”) and (y) mail a Proxy Statement to the holders of Class A Common Stock as of the record date established for the Company Stockholder Meeting (such date, the “Proxy Date”). Without the prior written consent of Parent, in no event shall the Proxy Date be changed to a date that would result in the Company Stockholder Meeting being within ten (10) Business Days of the Outside Date, except as required by applicable Law. Without the prior written consent of Parent, the adoption of this Agreement shall be the only matter (other than matters of procedures and matters required by applicable Law to be voted on by the Company’s stockholders in connection with the adoption of this Agreement) that the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholder Meeting. The Company shall use reasonable best efforts to duly call, convene and hold the Company Stockholder Meeting as promptly as reasonably practicable after the Proxy Date; provided, however, that the Company may postpone, recess or adjourn the Company Stockholder Meeting: (i) with the consent of Parent, (ii) for the absence of a quorum (it being understood that the Company may not postpone or adjourn the Company Stockholder Meeting (x) more than two (2) times or (y) for more than ten (10) Business Days, in each case, without Parent’s prior written consent), (iii) to solicit additional proxies for the purposes of obtaining the Company Stockholder Approval (it being understood that the Company may not postpone or adjourn the Company Stockholder Meeting (x) more than two (2) times or (y) for more than ten (10) Business Days, in each case, without Parent’s prior written consent) or (iv) to allow the minimum reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the Company Board has determined in good faith (after consultation with its outside legal counsel) is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated to and reviewed by the Company’s stockholders prior to the Company Stockholder Meeting. Unless the Company Board shall have effected a Company Board Recommendation Change pursuant to Section 5.3, the Company shall use its reasonable best efforts to solicit proxies in favor of the adoption of this Agreement. Notwithstanding anything to the contrary contained in this Agreement and notwithstanding any Company Board Recommendation Change, the Company shall submit this Agreement to the Company Stockholders for adoption at the Company Stockholder Meeting; provided, however, that, the Company shall not be required to hold the Company Stockholder Meeting if this Agreement is terminated in accordance with Article 7.
(d)If at any time prior to the Effective Time any event or circumstance relating to the Company or Parent or any of the Company’s or Parent’s respective Subsidiaries, or their respective officers or directors, is discovered by the Company or Parent, respectively, which, pursuant to the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, such party shall promptly inform the others. Each of Parent, Merger Sub and the Company agrees to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading.
5.5 Cooperation with Debt Financing.
(a)Cooperation. The Company agrees to use its reasonable best efforts to provide (and to cause its Subsidiaries and its and their respective personnel and advisors to provide) such cooperation and assistance to Parent as Parent may reasonably request in connection with the arrangement by Parent of any debt financing to be obtained by Parent or its Affiliates, including in connection with the Transactions (“Debt Financing”). Notwithstanding the foregoing, prior to the Closing Date, neither the Company nor any of its Subsidiaries: (i) shall be required to approve, execute or deliver any document relating to the Debt Financing that, in each case, is not effective or conditioned, as applicable, upon the Closing or that would not terminate without liability to the Company or any of its Subsidiaries upon the termination of this Agreement (other than customary authorization letters); (ii) shall be required to incur any liability or obligation (including any indemnification obligation) in connection with the Debt Financing that is not contingent on the Closing, or pay any commitment or other fee in connection with the Debt Financing prior to the Closing; (iii) shall be obligated to provide any financial (or other) information that cannot be produced or provided without unreasonable cost or expense; (iv) shall be required to take any action that would conflict with, violate or result in a breach of or default under its organizational documents, or any law to which it or its property is bound or any Contract with a third party to which it is a party; (v) shall be required to take any action that would subject any director, manager, officer or employee of the Company or any of its Subsidiaries to any actual or potential personal liability; (vi) shall be required to provide access to or disclose information that the Company determines in good faith (after consultation with counsel) would jeopardize any attorney client privilege of the Company or any of its Subsidiaries; (vii) shall be required to take any action that it determines in good faith would unreasonably interfere with the ongoing commercial operations of the Company and its Subsidiaries; (viii) shall be required to deliver or cause the delivery of any legal opinions or accountants’ comfort letters or reliance letters in connection with the Debt Financing; or (ix) waive or amend any terms of this Agreement. Notwithstanding anything to the contrary in this Agreement, the condition set forth in Section 6.3(b), as it applies to the Company’s obligations relating to the Debt Financing, shall be deemed satisfied, and the Company shall not be deemed to have breached or failed to perform or observe any covenants, obligations or other agreements set forth in this Section 5.5 relating to the Debt Financing unless the Debt Financing (if any) has not been obtained primarily as a result of a deliberate action or omission taken or omitted to be taken by the Company in willful and material breach of its obligations under this Section 5.5., which breach has not been cured on or prior to the fifth (5th) Business Day after Parent has provided written notice specifically identifying such breach to the Company.
(b)Expense Reimbursement; Indemnification. In the event this Agreement is validly terminated pursuant to Article 7, Parent shall reimburse each of the Company and its Subsidiaries, as applicable, for all reasonable and documented third-party out-of-pocket costs and expenses incurred by the Company or its Subsidiaries in connection with the cooperation or obligations of the Company or its Subsidiaries contemplated by this Section 5.5, other than amounts that would have been incurred in connection with the Transactions notwithstanding the Debt Financing. Parent shall indemnify and hold harmless the Company and its Subsidiaries, and their respective directors, officers, employees and representatives, from and against any and all liabilities or losses suffered or incurred by them in connection with the arrangement of the Debt Financing, except to the extent resulting from the gross negligence, fraud or willful misconduct of the Company or any of its Subsidiaries or Representatives, or arising from incorrect or misleading information provided by Company or any of its Subsidiaries.
(c)Sharing of Information. Notwithstanding any other provision set forth herein or in any other agreement between Parent (or any of its affiliates) and the Company (or any of its affiliates), Parent may share non-public or confidential information regarding the Company, its Subsidiaries and their respective businesses with the Debt Financing sources, and Parent, its affiliates and the Debt Financing sources may share such information with potential debt investors in connection with any marketing efforts (including any syndication) in connection with the Debt Financing, provided that the recipients of such information agree to customary (including “click through”) confidentiality arrangements.
(d)Financing Not a Condition. Parent acknowledges and agrees that obtaining the Debt Financing is not a condition to its obligations under this Agreement. If the Debt Financing has not been obtained, Parent and Merger Sub shall continue to be obligated, until such time as the Agreement is terminated in accordance with its terms and subject to the waiver or fulfillment of the conditions set forth herein, to complete the transactions contemplated by this Agreement.
5.6 Appropriate Action; Consents; Filings. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable under this Agreement and applicable Law to consummate and make effective the Merger and the other Transactions as promptly as practicable, including using reasonable best efforts to accomplish the following: (i) obtain all consents, approvals or waivers from, or participation in other discussions or negotiations with, Third Parties, including under any Contract to which the Company or Parent or any of their respective Subsidiaries is party or by which such Person or any of their respective properties or assets may be bound; (ii) obtain all necessary or advisable actions or nonactions, waivers, approvals, Orders and authorizations from Governmental Entities, make all necessary or advisable registrations, declarations and filings with and take all steps as may be necessary to obtain an approval or waiver from, or to avoid any Proceeding by, any Governmental Entity; and (iii) execute and deliver any additional instruments necessary to consummate the Transactions and fully to carry out the purposes of this Agreement. Each of the parties shall furnish to each other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing.
5.7 Certain Notices. During the Interim Period, unless prohibited by applicable Law, each party shall give prompt notice to the other parties if any of the following occur: (a) receipt of any notice or other communication from any Person alleging that the consent or approval of such Person is or may be required in connection with the Transactions; (b) receipt of any notice or other communication from any Governmental Entity or Nasdaq (or any other securities market) in connection with the Transactions; or (c) such party becoming aware of the occurrence of an event that would reasonably be expected to prevent or delay beyond the Outside Date the consummation of the Transactions or that would reasonably be expected to result in any of the conditions to the Merger set forth in Article 6 not being satisfied. No such notice pursuant to this Section 5.7 shall affect or be deemed to modify any representation or warranty made by the parties hereunder or be taken into account for purposes of determining whether any applicable conditions to Closing set forth in Article 6 have been satisfied.
5.8 Public Announcements. During the Interim Period, Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall not issue any press release or make any public statement with respect to the Merger, the Transactions or this Agreement without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or Governmental Entity to which the relevant party is subject, in which case, the party required to make the release or announcement shall use its reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance; provided that, notwithstanding the foregoing, (a) the Company may issue a press release or public statement with respect to a Company Board Recommendation Change without prior consultation with, or consent from, Parent and Merger Sub and (b) Parent may issue any press release or public statement with respect to a Company Board Recommendation Change without prior consultation with, or consent from, the Company. The press release announcing the execution and delivery of this Agreement shall not be issued prior to the approval of each of the Company and Parent. For the avoidance of doubt, customary communications made by Parent and Merger Sub to partners, investors, prospective lenders, potential investors and similar Persons that are not intended or expected to result in broad public distribution shall not be considered “press releases” or “public statements” and therefore shall not be deemed to violate this Section 5.8.
5.9 Indemnification.
(a)From and after the Effective Time, Parent shall cause the Surviving Corporation (solely out of the net assets of the Surviving Corporation as of immediately following the Effective Time) to indemnify, defend and hold harmless, and shall advance expenses as incurred, to the fullest extent permitted under applicable Law and in accordance with the Company Charter, the Company Bylaws or similar organization documents in effect as of the date of this Agreement, each present and former director and officer of the Company and its Subsidiaries, and each of their respective employees who serves as a fiduciary of a Company Benefit Plan or is otherwise entitled to indemnification or advancement under the Company Charter or Company Bylaws (in each case, when acting in such capacity) (each, an “Indemnitee” and, collectively, the “Indemnitees”) against any costs or expenses (including reasonable attorneys’ fees), judgments, settlements, fines, losses, claims, damages or liabilities incurred in connection with any actual or threatened Proceeding or investigation, whether civil, criminal, administrative or investigative, whenever asserted, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including in connection with this Agreement or the Transactions.
(b)For a period of no less than six (6) years from the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect the exculpation, indemnification and advancement of expenses provisions of the Company’s certificate of incorporation and bylaws as of the date of this Agreement covering present and former directors and officers of the Company and other Indemnitees, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who immediately before the Effective Time were present or former directors or officers of the Company or its Subsidiaries or were otherwise Indemnitees.
(c)Notwithstanding anything to the contrary, (i) neither Parent nor any of its Subsidiaries or Affiliates shall be obligated to expend funds beyond an amount equal to the aggregate value of the net assets of the Company as of immediately prior to the Effective Time (for the avoidance of doubt, such net assets shall be measured as of immediately prior to Effective Time whether or not such assets continue to be held by the Surviving Corporation following the Effective Time) in the fulfillment of Parent’s obligations under subsections (a) or (b) of this Section 5.9, and (ii) the foregoing rights and protections in respect of present and former directors and officers of the Company and its Subsidiaries shall not be available to a present or former director or officer of the Company and its Subsidiaries that (A) has committed any act of Fraud or (B) has been convicted of or has entered a plea of nolo contendere or guilty to any alleged violation of any securities Laws or other felony or crime involving dishonesty or moral turpitude, in any case, by or on behalf of, or with respect to or to the detriment of, the Company and its Subsidiaries, whether in connection with this Agreement and the Transactions or otherwise.
(d)Prior to the Effective Time, Parent shall obtain a prepaid “tail” policy to provide the Company’s directors and officers coverage for an aggregate period of six (6) years with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of this Agreement or the Transactions (the “Tail Policy”), and fifty percent (50%) of the cost of the Tail Policy, up to $500,000, shall be included in the Transaction Fees; provided, however, that, Parent shall not be required to pay an amount for the Tail Policy in excess of $1,000,000 (including the portion of the cost of the Tail Policy to be included in the Transaction Fees).

5.10 Takeover Statutes. If any state takeover Law or state Law that purports to limit or restrict business combinations or the ability to acquire or vote Shares (including any “control share acquisition,” “fair price,” “business combination” or other similar takeover Law) becomes or is deemed to be applicable to the Company, Parent or Merger Sub, the Merger or any other Transaction contemplated by this Agreement, then the Company and the Company Board shall take all action reasonably available to it to render such Law inapplicable to the foregoing.
5.11 Section 16 Matters. Prior to the Effective Time, the Company and Parent shall take all such steps as may be reasonably necessary to cause the disposition of Shares, Company Options, Company RSUs, warrants or other Equity Interests resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act to the greatest extent practicable.
5.12 Stockholder Litigation. The Company shall promptly advise Parent, and give Parent the opportunity to participate in the defense, of any claim, demand or other correspondence related to any stockholder litigation against the Company or its directors and officers relating to the Transactions, including the Merger, and shall keep Parent reasonably informed regarding any such litigation. The Company shall (a) keep Parent reasonably informed on a current basis regarding any stockholder litigation against the Company or its directors or officers relating to the Transactions, whether commenced prior to or after the execution and delivery of this Agreement, (b) provide Parent an opportunity to review and propose comments to all filings or written responses to be made by the Company in connection with such litigation, and the Company shall give good faith consideration to any such comments, and (c) give Parent the opportunity to participate in the defense, settlement or compromise of any such Proceeding, at Parent’s sole cost and expense; provided that the Company shall not agree or enter into any such settlement or compromise without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed.
5.13 Stock Exchange Delisting. Prior to the Effective Time, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Law and the rules and policies of Nasdaq to enable the delisting by the Company of the Class A Common Stock and the Public Warrants from Nasdaq and the deregistration of the Class A Common Stock and the Public Warrants under the Exchange Act promptly after the Effective Time. The Company shall file with the SEC (a) a Form 25 on the Closing Date and (b) a Form 15 on the first (1st) Business Day that is at least ten (10) days after the date the Form 25 is filed (such period between the Form 25 filing date and the Form 15 filing date, the “Delisting Period”). If the Company is reasonably likely to be required to file any quarterly or annual reports pursuant to the Exchange Act during the Delisting Period, the Company will deliver to Parent at least three (3) Business Days prior to Closing a draft, which is sufficiently developed such that it can be timely filed with a reasonable amount of effort within the time available, of any such reports reasonably likely to be required to be filed during the Delisting Period.

5.14 FIRPTA Certificate. On the Closing Date or, if earlier, no more than thirty (30) days prior to the Closing, the Company shall deliver to Parent a statement and notice to the IRS in accordance with Treasury Regulations Sections 1.1445-2(c) and 1.897-2(h), dated no more than thirty (30) days prior to the Closing Date (the “FIRPTA Certificate”), which Parent shall deliver to the IRS on behalf of the Company upon Closing; provided, however, that, a failure to provide the FIRPTA Certificate shall only permit Parent to withhold from the payments to be made pursuant to this Agreement any withholding Tax under the Code in accordance with Section 2.6.
5.15 Other Cooperation. During the Interim Period, upon the request of Parent, the Company and its Subsidiaries shall cooperate with Parent and its Affiliates and its and their respective Representatives, and shall execute and deliver any Contracts or instruments that may reasonably be required (including amendments to this Agreement that either allow Parent to assign its rights and obligations under this Agreement to an Affiliate or, if executed after receipt of the Company Stockholder Approval, would not require further approval by the Company Stockholders), in each case, to allow for the shares of the Surviving Corporation to qualify as Qualified Small Business Stock as defined in Section 1202 of the Code including non-material amendments to this Agreement that would not require an additional stockholder vote, to allow for the shares of the Surviving Corporation to qualify as Qualified Small Business Stock as defined in Section 1202 of the Code.
5.16 Employee Compensation and Benefits.
(a)Parent shall or shall cause its Affiliates, as of the Closing, to (i) recognize, with respect to each employee of the Company as of immediately prior to the Closing who remains employed immediately after the Closing (each a “Continuing Employee”), such Continuing Employee’s service with the Company prior to the Closing (including credit for service with predecessor employers as recognized under the applicable Company Benefit Plan) for participation, (solely for purposes of defined contribution retirement plan accounts) vesting and benefit eligibility purposes (for clarity, Continuing Employees will receive such service credit for purposes of accruing employee travel benefits to the extent and for so long as the applicable existing travel benefits plan in place with the Company immediately before the Closing remains in effect after the Closing, but not for purposes of other benefit accruals) under any employee benefit plan that Parent, Company or their Affiliates may provide to such Continuing Employees (but only to the extent that such service is currently recognized for such purpose under a corresponding Company Benefit Plan), except to the extent that providing such credit would result in a duplication of benefits, (ii) use commercially reasonable efforts to waive any preexisting conditions, limitations, exclusions, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Parent or any of its Affiliates in which such Continuing Employees (and their eligible dependents) will be eligible to participate in the plan year that includes the Closing Date, except to the extent that such preexisting conditions, limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or were waived under the comparable Company Benefit Plan immediately prior to the Closing, (iii) cause any Parent or Parent Affiliate employee benefit plan intended to be qualified under Section 401(a) of the Code to accept rollovers, including loan rollovers, from Company Benefit Plans intended to be qualified under Section 401(a) with respect to Continuing Employees, and (iv) use commercially reasonable efforts to not require any Continuing

Employees, or their covered dependents or beneficiaries, in the plan year that includes the Closing Date, to satisfy any deductible, co-payment, out of pocket maximum or similar requirement under Parent’s or any of its Affiliates’ employee benefit plans to the extent of amounts previously credited for such purposes under the corresponding Company Benefit Plan for the plan year that includes the Closing Date.
(b)This Section 5.16 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.16, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.16. This Section 5.16 shall not be construed to establish, amend or modify, or require the adoption or maintenance of, any benefit plan, program, agreement or arrangement, or limit the right of Parent or any of its Affiliates (including, without limitation, after the Closing, the Company) to amend, modify or terminate any employee benefit plan, program, agreement or arrangement at any time and for any reason. The parties hereto acknowledge and agree that the terms set forth in this Section 5.16 shall not create any third-party rights in any employee or other Person, including any right in any employee or any other Person to any continued employment or service with the Company, Parent or any of their respective Affiliates.
ARTICLE 6 CONDITIONS TO CONSUMMATION OF THE MERGER
6.1 Conditions to Obligations of Each Party. The respective obligations of each party to consummate the Merger and the Transactions shall be subject to the satisfaction (or waiver, if permissible under Law) at the Effective Time of each of the following conditions:
(a)Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.
(b)No Legal Impediments. The consummation of the Merger shall not then be restrained, enjoined or prohibited by any Order (whether temporary, preliminary or permanent) of a court of competent jurisdiction or any other Governmental Entity, there shall not be pending before any court of competent jurisdiction or any other Governmental Entity any Proceeding or claim to restrain, enjoin or prohibit the consummation of the Merger, and there shall not be in effect any Law enacted, issued or promulgated by any Governmental Entity of competent jurisdiction that prevents the consummation of the Merger.
6.2 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger and the Transactions is further subject to the fulfillment (or waiver by the Company) at the Effective Time of the following conditions:
(a)Representations and Warranties. Each representation and warranty of Parent and Merger Sub contained in this Agreement, without giving effect to any qualifications as to materiality or Parent Material Adverse Effect or other similar qualifications contained therein, shall be true and correct on the date hereof and at and as of the Closing Date as though made at and as of the Closing Date (except for representations and warranties that relate to a specific date or time, which need only be true and correct as of such date or time), except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all obligations, covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing Date.
(c)Certificate. Parent shall have delivered to the Company a certificate, dated as of the Closing Date and signed by an executive officer of Parent, certifying to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.
6.3 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the fulfillment (or waiver by Parent and Merger Sub) at the Effective Time of the following conditions:
(a)Representations and Warranties.
(i)The representation and warranty of the Company contained in Section 3.7(b) (Absence of Certain Changes or Events) shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (except for representations and warranties that relate to a specific date or time, which need only be so true and correct as of such date or time);
(ii)Each representation and warranty of the Company contained in Section 3.1(a) (Corporate Organization), Sections 3.2 (other than Sections 3.2(d) and 3.2(f)) (Capitalization), Section 3.3 (Authority; Execution and Delivery; Enforceability) and Section 3.21(a) (Broker’s Fees; Certain Costs) shall be true and correct in all respects except for de minimis inaccuracies as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (except for representations and warranties that relate to a specific date or time, which need only be so true and correct as of such date or time);
(iii)Each representation and warranty of the Company contained in Section 3.1(b) (Corporate Organization), Section 3.2(d) and 3.2(f) (Capitalization), Section 3.5 (other than Section 3.5(f)) (SEC Documents; Financial Statements), Section 3.6(a) (Indebtedness), Section 3.7(c) (Absence of Certain Changes or Events), Section 3.10(a) (Compliance with Laws and Orders), Section 3.17 (but only insofar as it relates to the Material Contracts specified in Section (xviii)) (Material Contracts), and Section 3.21(b) (Broker’s Fees; Certain Costs) without giving effect to any qualifications as to materiality or Company Material Adverse Effect or other similar qualifications contained therein, shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (except for representations and warranties that relate to a specific date or time, which need only be so true and correct as of such date or time); and
(iv)Each other representation and warranty of the Company contained in Article 3, without giving effect to any qualifications as to materiality or Company Material Adverse Effect or other similar qualifications contained therein, shall be true and correct as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (except for representations and warranties that relate to a specific date or time, which need only be so true and correct as of such date or time), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)Covenants. The Company shall have performed and complied in all material respects with all obligations, covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing Date; provided, that the Company shall have performed and complied in all respects, except for any de minimis, unintentional non-compliance, with its obligations, covenants and agreements under Section 5.1(b).
(c)No Company Material Adverse Effect. A Company Material Adverse Effect shall not have occurred since the date of this Agreement.
(d)Certificate. The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed by the chief executive officer of the Company, certifying to the effect that the conditions set forth in Sections 6.3(a), 6.3(b) and 6.3(c) have been satisfied.
(e)Related Party Termination Agreements. Each of the Related Party Termination Agreements shall be in full force and effect and shall not have been amended.
ARTICLE 7 TERMINATION, AMENDMENT AND WAIVER
7.1 Termination. This Agreement may be terminated, and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, whether before or (subject to the terms hereof) after receipt of the Company Stockholder Approval, by action taken or authorized by the board of directors of the terminating party or parties:
(a)by mutual written consent of Parent and the Company, by action of their respective boards of directors, at any time prior to the Effective Time;
(b)by either the Company or Parent, if (i) the Company Stockholder Meeting (including any final adjournments and postponements thereof) shall have been held and completed in accordance with this Agreement and the Company Stockholders shall have voted on a proposal to adopt this Agreement and (ii) this Agreement shall not have been adopted at such meeting (and shall not have been adopted at any final adjournment or postponement thereof) by the Company Stockholder Approval;
(c)by either the Company or Parent, if any court of competent jurisdiction or other Governmental Entity of competent jurisdiction shall have issued an Order or enacted any applicable Law, in each case, permanently restraining, enjoining or otherwise prohibiting, prior to the Effective Time, the consummation of the Merger, and such Order or other action shall have become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(c) may not be exercised by any party whose failure to perform any covenant or obligation under this Agreement has been the principal cause of, or principally resulted in, the failure of the Closing to have occurred on or before the Outside Date;
(d)by either the Company or Parent if the Effective Time shall not have occurred on or before March 31, 2026 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(d) may not be exercised by any party whose failure to perform any covenant or obligation under this Agreement has been the principal cause of, or principally resulted in, the failure of the Closing to have occurred on or before the Outside Date;
(e)by Parent, at any time prior to the receipt of the Company Stockholder Approval, if (i) the Company Board shall have effected a Company Board Recommendation Change, or (ii) the Company shall have materially breached its obligations set forth in Section 5.3 and such breach materially impedes, interferes with or hinders the consummation of the Transactions;
(f)by Parent, at any time prior to the Effective Time, if (i) there has been a breach by the Company of its representations, warranties or covenants contained in this Agreement, in each case, such that any condition to the Merger contained in Sections 6.3(a) or 6.3(b) is not reasonably capable of being satisfied, (ii) Parent shall have delivered to the Company written notice of such breach, and (iii) such breach is not capable of cure in a manner sufficient to allow satisfaction of the conditions in Sections 6.3(a) and 6.3(b) prior to the applicable Outside Date or at least fifteen (15) Business Days shall have elapsed since the date of delivery of such written notice to the Company, and such breach shall not have been cured; provided, however, that, Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.1(f) if there has been any uncured material breach by Parent or Merger Sub of its representations, warranties or covenants contained in this Agreement;
(g)by the Company, at any time prior to the Effective Time, if (i) there has been a breach by Parent or Merger Sub of any of its representations, warranties or covenants contained in this Agreement, in each case, such that any condition to the Merger contained in Sections 6.2(a) or 6.2(b) is not reasonably capable of being satisfied, (ii) the Company shall have delivered to Parent written notice of such breach, and (iii) either such breach is not capable of cure prior to the applicable Outside Date or at least fifteen (15) Business Days shall have elapsed since the date of delivery of such written notice to Parent, and such breach shall not have been cured; provided, however, that, the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.1(g) if there has been any uncured material breach by the Company of its representations, warranties or covenants contained in this Agreement;
(h)by the Company, if (i) all of the conditions set forth in Section 6.1 and Section 6.3 (other than conditions that are to be satisfied by actions taken at the Closing, which shall be capable of being satisfied at the Closing) have been and continue to be satisfied or waived, (ii) the Company has irrevocably confirmed that (A) all of the conditions set forth in Section 6.2 have been satisfied or waived (other than conditions that are to be satisfied by actions taken at the Closing, which shall be capable of being satisfied at the Closing), and (B) the Company stands ready, willing and able to take such actions required of it by this Agreement to consummate the Closing, and (iii) Parent fails to consummate the Closing within five (5) Business Days following the date the Closing should have occurred pursuant to Section 1.2; or
(i)by the Company, prior to obtaining the Company Stockholder Approval, if (i) the Company has received a Superior Proposal and (ii) the Company Board has authorized the Company to terminate this Agreement pursuant to Section 7.1(i) to enter into a definitive Alternative Acquisition Agreement with respect to a Superior Proposal substantially concurrently with such termination; provided that (A) the Company has complied with the provisions of Section 5.3 in all material respects and (B) prior to or concurrently with (and as a condition to) such termination, the Company pays or causes to be paid the Company Termination Fee to the extent due and payable under Section 7.3(a) and in the manner provided for in this Agreement.
The party desiring to terminate this Agreement pursuant to this Section 7.1 (other than pursuant to Section 7.1(a)) shall give a written notice of such termination to the other party setting forth in reasonable specificity the reason for such termination (including the clause(s) of this Section 7.1 under which such party is terminating this Agreement).
7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no further force and effect, and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective Affiliates, directors, officers or stockholders subject to Section 7.3; provided, that subject to Section 7.3, nothing herein shall relieve any party from liabilities or damages incurred or suffered as a result of fraud or a willful and material breach of this Agreement occurring prior to such termination. The provisions of Section 5.2(b), Section 5.8, Section 7.2, Section 7.3 and Article 8, and the Confidentiality Agreement, shall survive termination of this Agreement.
7.3 Termination Fees.
(a)Company Termination Fee. The parties hereto agree that if this Agreement is terminated:
(i)by Parent or the Company pursuant to Section 7.1(b) or Section 7.1(d) at a time when Parent could have terminated this Agreement pursuant to Section 7.1(e), then the Company shall pay to Parent, within two (2) Business Days after such termination, the Company Termination Fee;
(ii)(A) by Parent or the Company pursuant to Section 7.1(b), Section 7.1(d), or Section 7.1(f), (B) an Acquisition Proposal is publicly disclosed or has been made to the Company after the date hereof and has not been withdrawn prior to such termination, (C) solely in the event this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b), such Acquisition Proposal was publicly disclosed or otherwise made known to Company Stockholders prior to such termination, and (D) within twelve (12) months of the termination of this Agreement, (1) the Company enters into a definitive agreement for the consummation of any Acquisition Proposal (regardless of when made or the counterparty thereto) or (2) any Acquisition Proposal is consummated (regardless of when made or the counterparty thereto), then the Company shall pay, or cause to be paid, to Parent the Company Termination Fee, in each case, within five (5) Business Days after the date on which the Company enters into such definitive agreement or the date on which such Acquisition Proposal is consummated, as applicable. For purposes of this Section 7.3(a)(ii), the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 8.4, except that the references to “twenty percent (20%) or more” shall be deemed to be references to “more than fifty percent (50%)”; or
(iii)by the Company pursuant to Section 7.1(i), then the Company shall pay to Parent the Company Termination Fee contemporaneously with such termination.
(b)Exclusive Remedy Against Company. Notwithstanding anything to the contrary in this Agreement, but subject to Section 8.17, Parent’s right to terminate this Agreement pursuant to Section 7.1 and to receive from the Company the Company Termination Fee shall, in circumstances in which the Company Termination Fee is owed and paid, constitute the sole and exclusive remedy of Parent and Merger Sub against (A) the Company and (B) any of the Company’s former, current and future Affiliates, assignees, stockholders, controlling persons, directors, officers, employees, agents, attorneys and other Representatives (the Persons described in clauses (i) and (ii), collectively, the “Company Parties”) for any breach, loss or damage suffered as a result of or relating to or arising out of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of the Company Termination Fee and such other amounts, if any, referenced in Section 7.3(a), no Person shall have any rights or claims against the Company Parties under this Agreement or otherwise, whether at law or equity, in contract in tort or otherwise, and the Company Parties shall not have any other liability relating to or arising out of this Agreement or the Transaction; provided, however, that Parent may waive its right to receive the Company Termination Fee and pursue a claim for fraud or a willful and material breach of this Agreement occurring prior to the termination of this Agreement. For the avoidance of doubt, while Parent or Merger Sub may pursue both a grant of specific performance of the type contemplated by Section 8.17 and the payment of the Company Termination Fee pursuant to Section 7.3(a), under no circumstances shall Parent or Merger Sub be permitted or entitled to receive both a grant of specific performance of the type contemplated by Section 8.17 and monetary damages, including all or any portion of the Company Termination Fee.
(c)Parent Termination Fee. The parties hereto agree that if this Agreement is terminated by the Company pursuant to Section 7.1(h), Parent shall pay, or cause to be paid, to the Company within five (5) Business Days following such termination the Parent Termination Fee.
(d)Exclusive Remedy Against Parent. Notwithstanding anything to the contrary in this Agreement, but subject to Section 8.17, the Company’s right to terminate this Agreement pursuant to Section 7.1 and to receive from Parent the Parent Termination Fee shall, in circumstances in which the Parent Termination Fee is owed and paid, constitute the sole and exclusive remedy of the Company against (A) Parent and Merger Sub and (B) any of Parent’s or Merger Sub’s former, current and future Affiliates, assignees, stockholders, controlling persons, directors, officers, employees, agents, attorneys and other Representatives (the Persons described in clauses (i) and (ii), collectively, the “Parent Parties”) for any breach, loss or damage suffered as a result of or relating to or arising out of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of the Parent Termination Fee and such other amounts, if any, referenced in Section 7.3(c), no Person shall have any rights or claims against the Parent Parties under this Agreement or otherwise, whether at law or equity, in contract in tort or otherwise, and the Parent Parties shall not have any other liability relating to or arising out of this Agreement or the Transaction; provided, however, that the Company may waive its right to receive the Parent Termination Fee and pursue a claim for fraud or a willful and material breach of this Agreement occurring prior to the termination of this Agreement. For the avoidance of doubt, while the Company may pursue both a grant of specific performance of the type contemplated by Section 8.17 and the payment of the Parent Termination Fee pursuant to Section 7.3(c) (and, if both remedies are available, may elect a grant of specific performance), under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance of the type contemplated by Section 8.17 and monetary damages, including all or any portion of the Parent Termination Fee.
(e)Liquidated Damages. Each of the Company, Parent and Merger Sub acknowledge and agree that the agreements contained in Section 7.2 and this Section 7.3 are an integral part of the Transactions, and that, without these agreements, neither Parent nor Merger Sub nor the Company would enter into this Agreement. The Company, Parent and Merger Sub acknowledge and agree that neither the Company Termination Fee nor the Parent Termination Fee is a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and Merger Sub, on the one hand, and the Company, on the other hand, in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger. The parties hereto acknowledge and hereby agree that in no event shall (x) the Company be required to pay the Company Termination Fee on more than one occasion or (y) Parent be required to pay the Parent Termination Fee on more than one occasion.
(f)Payment. Any amounts payable pursuant to Section 7.3(a) and Section 7.3(c) shall be paid by wire transfer of same day funds in accordance with this Section 7.3 to an account designated by Parent or the Company, as applicable (such account designation to be provided in writing at least one (1) Business Day prior to the date such fee is to be paid). If the Company or Parent, as applicable, fails to pay when due any amount payable under Section 7.3(a) or Section 7.3(c), as applicable, and in order to collect such amount, Parent or the Company, as applicable, commences a suit that results in a judgment against the Company for the Company Termination Fee or Parent for the Parent Termination Fee, as applicable, such party shall reimburse the other for all reasonable, documented out-of-pocket costs and expenses (including fees and disbursements of counsel) incurred in connection with such suit; provided that the amount of such costs and expenses shall not exceed $1,000,000 in the aggregate.

ARTICLE 8 GENERAL PROVISIONS
8.1 Non-Survival of Representations and Warranties. None of the representations, warranties or covenants in this Agreement nor in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except that this Section 8.1 shall not limit any covenant or agreement of the parties that, by its terms, contemplates performance after the Effective Time, which shall survive to the extent expressly provided for herein.
8.2 Fees and Expenses. Except as set forth in Section 7.3(f), each party hereto shall bear its own expenses incurred in connection with this Agreement and the Transactions whether or not such Transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants.
8.3 Notices. Any notices or other communications to any party required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person, (b) on the fifth (5th) Business Day after dispatch by registered or certified mail, (c) on the next Business Day if transmitted by national overnight courier or (d) on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case, as follows (or to such other Persons or addressees as may be designated in writing by the party to receive such notice):
If to Parent or Merger Sub, addressed to it at:
Exclusive Investments, LLC
1601 19th Street, Suite 500
Denver, CO 80202
Attention: ***
Email: ***

with a copy to (for information purposes only):
Latham & Watkins LLP
300 Colorado St, Suite 2400
Austin, TX 78701
Attention: Charles K. Ruck; Scott Craig; Rachel E. Ratcliffe Payne
Email: ***

If to the Company, addressed to it at:
Inspirato Incorporated
1544 Wazee Street
Denver, CO 80202
Attention: ***
Email: ***
with a copy to (for information purposes only):
Davis Graham & Stubbs LLP
3400 Walnut Street, Suite 700
Denver, CO 80205
Attention: John Elofson; Edward Shaoul; Sheila Forjuoh
Email: ***
8.4 Certain Definitions. For purposes of this Agreement, the term:
“Acceptable Confidentiality Agreement” means an agreement with the Company that is either (i) in effect as of the date hereof or (ii) executed, delivered and effective after the date hereof, in either case containing customary provisions that require any counterparty thereto (and any of its Affiliates and representatives named therein) that receive non-public information of or with respect to the Company and/or its Subsidiaries to keep such information confidential; provided, however, that (x) with respect to clause (ii), the provisions contained therein relating to the confidential treatment of information and the use thereof are no less restrictive in any material respect to such counterparty (and any of its Affiliates and representatives named therein) than the terms of the Confidentiality Agreement (it being understood that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal), and (y) with respect to each of the foregoing clauses (i) and (ii), such agreement does not restrict the Company from providing any information to Parent in accordance with Section 5.3(b) or Section 5.3(e) or otherwise prohibit the Company from complying with the provisions of Section 5.3.
“Acquisition Proposal” means, other than the Transactions or any other proposal or offer from Parent or any of its Subsidiaries, any proposal or offer from a Third Party relating to (i) any direct or indirect acquisition or purchase, in a single transaction or series of related transactions, of (A) twenty percent (20%) or more of the assets or revenue of the Company and its Subsidiaries, taken as a whole, or (B) twenty percent (20%) or more of the combined voting power of the Company; (ii) any tender offer or exchange offer that if consummated would result in any Person or “group” (as defined in the Exchange Act) acquiring beneficial ownership of twenty percent (20%) or more of the combined voting power of the Company; (iii) any merger, consolidation, amalgamation, joint venture, business combination, recapitalization, issuance of securities, liquidation, dissolution, share exchange or other transaction involving the Company or any of its Subsidiaries in which a Third Party or its shareholders, if consummated, would directly or indirectly acquire beneficial ownership of twenty percent (20%) or more of the combined voting power of the Company or the surviving entity or the resulting direct or indirect parent of the Company or such surviving entity; or (iv) any combination of the foregoing.
“Affiliate” means, as to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first-mentioned Person.
“AI Technologies” means engineered or machine learning based techniques and technologies (including Software) that can mimic human intelligence or infer from any input received how to generate outputs such as predictions, content, recommendations or decisions, and that may influence physical or virtual environments, like (i) deep learning, neural networks, machine learning, statistical learning algorithms (like linear and logistic regression, support vector machines, random forests, k-means clustering) or reinforcement learning, natural language processing (or large language models), automation and other artificial intelligence (“AI”) technologies, or (ii) Software, services, systems or technologies that make use of, incorporate or employ any of foregoing.
“Anti-Corruption Law” means any Law, rules or regulations related to bribery or corruption, including the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions, the UN Convention Against Corruption and any implementing legislation promulgated pursuant to such Conventions, the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010, and any other applicable anti-bribery or anti-corruption Laws.
“beneficial ownership” (and related terms, such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.
“Business Day” means a day other than Saturday, Sunday, any day on which commercial banks located in New York, New York or Denver, Colorado are authorized or obligated by applicable Law to close.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Company Equity Plans” means, collectively, the Company’s 2021 Equity Incentive Plan and the Company’s 2024 Inducement Plan.
“Company ESPP” means the Company’s 2021 Employee Stock Purchase Plan.
“Company Material Adverse Effect” means any change, event, state of facts, occurrence or development (an “Effect”) that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on (a) the business, condition (financial or otherwise), assets or results of operations of the Company and its Subsidiaries, taken as a whole; or (b) the ability of the Company to perform its obligations under this Agreement and to consummate the Transactions on a timely basis, provided, however, for purposes of clause (a) above, that adverse Effects arising out of the following shall not constitute, or be considered in determining the existence of, a Company Material Adverse Effect: (i) operating, business, regulatory or other conditions generally applicable to the industries in which the Company and its Subsidiaries operate their business; (ii) global, national or regional political, financial, economic or business conditions, including hostilities, acts of war, sabotage or terrorism; (iii) changes in GAAP or any changes in applicable Laws or the interpretation thereof; (iv) hurricanes, earthquakes, floods or other natural disasters; (v) any epidemic, pandemic or disease outbreak; (vi) the announcement or pendency of this Agreement or the Transactions or the performance of this Agreement; (vii) any change in the market price or trading volume of the Shares (it being understood and agreed that the foregoing shall not preclude any other party to this Agreement from asserting that any facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of Company Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect); or (viii) the failure of the Company and its Subsidiaries to meet or achieve the results set forth in any projection or forecast (provided that the underlying cause of such failure shall be taken into account in determining whether there has been or would reasonably be expected to be a Company Material Adverse Effect, unless such cause is otherwise specifically excluded by one of the other clauses of this definition); provided, however, that any Effect referred to in the foregoing clauses (i) through (vii) shall be taken into account in determining whether there has been or would reasonably be expected to be a Company Material Adverse Effect to the extent such Effect adversely affects the business of the Company and its Subsidiaries in a materially disproportionate manner in comparison to other participants in the industries in which the Company and its Subsidiaries operate their business.
“Company-Owned Intellectual Property” means all Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries.
“Company Termination Fee” means $1,000,000.
“Contract” means any binding agreement arrangement, contract, lease (whether for real or personal property), power of attorney, note, bond, mortgage, indenture, deed of trust, loan, evidence of indebtedness, letter of credit, settlement agreement, franchise agreement, undertaking, covenant not to compete, employment agreement, license, purchase and sale order, and other legal commitment to which, in each case, a Person is a party or to which any of the properties or assets of such Person or its Subsidiaries are subject.
“control” (including the terms “controlled by” and “under common control with” or other correlative meanings) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of capital stock or other Equity Interests, by Contract or otherwise.
“Environmental Claims” means any Proceeding, investigation, Order, demand, allegation, accusation or notice (written or oral) by any Person or entity alleging actual or potential liability arising out of or relating to any Environmental Laws, Environmental Permits or the presence in, or Release into, the environment of, or exposure to, any Hazardous Materials, but shall not include any claims relating to products liability.
“Environmental Laws” means any and all applicable, federal, state, provincial, local or foreign Laws, and all rules or regulations promulgated thereunder, regulating or relating to Hazardous Materials, pollution, protection of the environment (including ambient air, surface water, ground water, land surface, subsurface strata, wildlife, plants or other natural resources), and/or the protection of health and safety of persons from exposures to Hazardous Materials in the environment.
“Environmental Permits” means any permit, certificate, registration, notice, approval, identification number, license or other authorization required under any applicable Environmental Law.
“Equity Interest” means any share, capital stock, partnership, limited liability company, member or similar equity or ownership interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable into or for any such share, capital stock, partnership, limited liability company, member or similar equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means, with respect to any Person, each other Person, entity, trade or business (whether or not incorporated) that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA(b)(1) of ERISA that includes the first Person or a member of the same “controlled group” as the first Person pursuant to Section 4001(a)(14) of ERISA.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Experiences” means curated, member-only experiences (including safaris, cruises, expeditions, tours and similar offerings) organized or arranged by the Company and its Subsidiaries for members.
“Fraud” means common law fraud under the applicable Laws of the State of Delaware, including reliance; provided, however, that “Fraud” shall not include constructive or equitable fraud or fraud based on negligent misrepresentation, recklessness or a similar theory.
“GAAP” means generally accepted accounting principles, as applied in the United States.
“Government Official” means any (a) officer, agent or employee of a Governmental Entity, (b) person acting in an official capacity for or on behalf of a Governmental Entity, (c) candidate for government or political office, or (d) member of a royal family.

“Governmental Entity” means any national, federal, state, county, municipal, local or foreign government, or other political subdivision, governmental entity of any nature (including any governmental agency, branch, department, division, official or entity) or any court, arbitrator or tribunal thereof, and any entity exercising executive, legislative, judicial, regulatory, taxing, administrative or prosecutorial functions of, or pertaining to, government.
“Hazardous Materials” means any pollutants, chemicals, contaminants or any other toxic, infectious, carcinogenic, reactive, corrosive, ignitable, flammable or otherwise hazardous substance or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including any quantity of asbestos in any form, urea formaldehyde, PCBs, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives.
“Indebtedness” means, with respect to any Person and as of any time of determination (and without duplication), all obligations (including, as applicable, the principal and accrued and unpaid interest thereon, any prepayment, redemption fees, premiums, penalties and any other amounts payable that would arise at the Closing as a result of the discharge of the obligations) of such Person consisting of: (i) any indebtedness for borrowed money; (ii) all obligations evidenced by debt securities, bonds, debentures, notes or similar instruments (but excluding performance bonds, surety bonds and similar instruments); (iii) all obligations under leases required to be treated as capital leases in accordance with GAAP; (iv) all obligations with respect to earn-outs, purchase price holdbacks or similar obligations or the deferred purchase price of property, goods or services (but excluding trade payables, accrued expenses and accruals incurred in the ordinary course of business); (v) all indebtedness secured by a Lien (other than any Permitted Lien) on property or assets owned or acquired by such Person, whether or not the indebtedness secured thereby has been assumed; (vi) all reimbursement obligations with respect to letters of credit, bankers’ acceptances, performance bonds, surety bonds or similar obligations, in each case solely to the extent drawn; (vii) commitments to repurchase equity securities of such Person; (viii) all obligations in respect of currency or interest rate swaps, collars, caps, hedges, or similar arrangements; or (ix) any guarantee of any such indebtedness described in the foregoing clauses (i) through (viii) (other than, in each case, any such obligations between or among such Person and its Subsidiaries).
“Intellectual Property” means all intellectual property rights in any jurisdiction, including all: (a) patents and patent applications; (b) trademarks, service marks, trade dress, logos, slogans, brand names, trade names, Internet domain names and corporate names (whether or not registered), and other indicia of origin, and all applications and registrations in connection therewith; (c) all copyrights (whether or not published), and all applications and registrations in connection therewith; (d) mask works and industrial designs, and all applications and registrations in connection therewith; and (e) trade secrets and other intellectual property rights in confidential and proprietary information (including intellectual property rights, if any, in inventions, ideas, research and development information, know-how, formulas, compositions, technical data, designs, drawings, specifications, research records, test information, financial, marketing and business data, customer and supplier lists, algorithms and information, pricing and cost information, business and marketing plans and proposals, and databases and compilations of data).

“Intervening Event” means an event, occurrence, fact, condition, change, development or effect that has a material effect on the Company and its Subsidiaries, taken as a whole, first occurring or arising after the date of this Agreement, that (a) was not known to and was not reasonably foreseeable to the Company Board prior to the execution of this Agreement, which event, occurrence, fact, condition, change, development or effect becomes known to, or reasonably foreseeable by, the Company Board prior to the receipt of the Company Stockholder Approval, (b) that does not relate to (i) any Acquisition Proposal, (ii) the execution, announcement, pendency or performance of this Agreement or the Transactions, or (iii) any changes, events or developments with respect to (1) the financial, credit or securities markets or (2) any investments made by the Company or its Subsidiaries in marketable securities, any changes in the market price or trading volume of the Company or Parent (except that the underlying causes of such changes may constitute or be taken into account in determining whether there has been a Intervening Event to the extent not otherwise excluded hereunder) or (3) any events or developments relating to Parent or any of its Affiliates.
“Investment Warrant” means that certain Warrant to Purchase Shares of Class A Common Stock of Inspirato Incorporated, dated as of September 13, 2024, by and between One Planet Group LLC and the Company, as amended by that certain Amendment to Warrant, dated December 18, 2024, by and between One Planet Group LLC and the Company.
“IRS” means the United States Internal Revenue Service.
“Knowledge” means (a) when used with respect to the Company, the knowledge of the individuals listed in Section 8.4(a) of the Company Disclosure Schedule after reasonable inquiry; and (b) when used with respect to Parent or Merger Sub, the knowledge of the individuals listed in Section 8.4(b) of the Company Disclosure Schedule after reasonable inquiry.
“Law” means any applicable national, provincial, state, municipal and local laws (including common law), statutes, ordinances, codes, decrees, rules, regulations or Orders of any Governmental Entity.
“Lien” means with respect to any property, equity interest or asset, any mortgage, deed of trust, hypothecation, lien, encumbrance, pledge, charge, security interest, right of first refusal, right of first offer, adverse claim, restriction on transfer, covenant or option in respect of such property, equity interest or asset.
“Material Subsidiary” means each of the Company’s Subsidiaries that (i) holds (x) any Company-Owned Intellectual Property or (y) any other assets having an aggregate value in excess of $2,500,000 as of September 30, 2025, or (ii) directly or indirectly through its Subsidiaries generated operating revenues equal to or exceeding five percent (5%)of the operating revenues of the Company and its Subsidiaries, taken as a whole, for the fiscal year ended December 31, 2024 or the nine-month period ended September 30, 2025.
“Nasdaq” means The Nasdaq Stock Market LLC.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Order” means any judgment, order, ruling, decision, writ, injunction, decree, consent, determination, stipulation, agreement or award of, by or with any Governmental Entity.
“Other Subsidiary” means the Company’s Subsidiaries that are not Material Subsidiaries.
“Parent Material Adverse Effect” means any change, event, development, condition, occurrence or effect that prevents, materially impedes or materially delays Parent’s or Merger Sub’s ability to consummate the Transactions prior to the Outside Date.
“Parent Termination Fee” means $1,000,000.
“Permitted Liens” means (a) statutory Liens for current Taxes, assessments and charges or levies by a Governmental Entity not yet due and payable, or that are being contested in good faith by appropriate Proceedings (provided that appropriate reserves required pursuant to GAAP, if any, have been made in respect thereof); (b) Liens in favor of landlords, vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar liens or encumbrances arising in the ordinary course of business for amounts not yet due and payable (provided, that appropriate reserves required pursuant to GAAP, if any, have been made in respect thereof); (c) easements, covenants and rights of way (unrecorded and of record) and other similar restrictions, zoning, entitlements, conservation, building and other land use and environmental restrictions or regulations promulgated by Governmental Entities, in each case that do not materially and adversely impact the current use of the affected property; (d) all exceptions, restrictions, imperfections of title, charges and other Liens that do not materially and adversely interfere with the present use of the assets of the Company or any of its Subsidiaries, taken as a whole; (e) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security; (f) with respect to leased or licensed personal property, the terms and conditions of the lease or license applicable thereto; (g) non-exclusive licenses to Intellectual Property granted in the ordinary course of business; and (h) Liens described in Section 8.4(b) of the Company Disclosure Schedule.
“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act), including a Governmental Entity.
“Personal Information” means information in any form that is capable, directly or indirectly, of being associated with, related to or linked to, or used to identify, describe, contact or locate, a natural Person, device or household, and/or is considered “personally identifiable information,” “personal information,” “personal data,” or any similar term by any applicable Laws and/or Privacy Requirements.
“Privacy Laws” means all Laws, guidance, guidelines and standards relating to privacy, data security, the Processing of Personal Information, data breach notification, website and mobile application privacy policies and practices, consumer protection, content moderation, online safety, online platform regulation, the Processing and security of payment card information (including the Payment Card Industry Data Security Standard and other applicable card association rules), wiretapping, the interception of electronic communications, the tracking or monitoring of online activity, data- or web-scraping, advertising or marketing, and email, text message, or telephone communications.
“Proceeding” and “Proceedings” means all actions, suits, claims, complaints, charges, demands, arbitrations, investigations, injunctions, audits, litigations or other proceedings, in each case, by, before or involving any Governmental Entity.
“Process”, “Processed” or “Processing” means any operation or set of operations which is performed on information, including Personal Information, such as the use, collection, processing, storage, recording, organization, adaption, alteration, transfer, retrieval, consultation, disclosure, dissemination, combination or disposal of such information, and/or is considered “processing” by any applicable Privacy Requirements.
“Public Warrant” means each “Public Warrant” as such term is defined in the Public Warrant Agreement.
“Public Warrant Agreement” means the Warrant Agreement, dated as of December 10, 2020, by and between Thayer Ventures Acquisition Corporation and Continental Stock Transfer & Trust Company, as warrant agent.
“Release” means disposing, discharging, injecting, spilling, leaking, pumping, pouring, leaching, dumping, emitting, escaping or emptying into or upon the indoor or outdoor environment, including any soil, sediment, subsurface strata, surface water, groundwater, ambient air, the atmosphere or any other media.
“Representatives” means, with respect to a Person, such Person’s Affiliates and such Person’s and its Affiliates’ directors, officers, employees, accountants, consultants, legal counsel, investment bankers, advisors, agents, and other authorized representatives.
“Sanctioned Country” means, at any time, a country or territory that is itself the target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic).
“Sanctioned Person” means any Person that is the target of Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, any member State of the European Union or the United Kingdom; (b) any Person operating, organized or resident in a Sanctioned Country; (c) the government of a Sanctioned Country or the Government of Venezuela; or (d) any Person that is fifty percent (50%) or more owned or controlled by any such Persons described in the foregoing clauses (a) through (c) or acting for or on behalf of such Person or Persons.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security

Council, the European Union, any European Union Member State or His Majesty’s Treasury of the United Kingdom.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Security Incident” means any (i) accidental, unlawful or unauthorized access, use, loss, exfiltration, disclosure, alteration, destruction, encryption, compromise, or other Processing of Personal Information and/or confidential information or (ii) occurrence experienced by the Company or any of its Subsidiaries that constitutes a “data breach,” “security breach,” “personal data breach,” “security incident,” “cybersecurity incident,” or any similar term under any applicable Law.
“Service Provider” means any current or former director, officer, employee, individual independent contractor, consultant or other service provider of the Company or its Subsidiaries.
“Software” means all software (including assemblers, applets, compilers, source code, object code, intermediate/byte code, executable code, systems, specifications, embodiments of algorithms, tools, user interfaces, data and databases (including scripts required to build and/or maintain such databases), firmware and related documentation), together with any error corrections, updates, modifications or enhancements thereto, in both machine-readable form and human-readable form.
“Subsidiary” of Parent, the Company or any other Person means any corporation, limited liability company, partnership, joint venture or other legal entity of which Parent, the Company or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the capital stock or other Equity Interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, joint venture or other legal entity, or otherwise owns, directly or indirectly, such capital stock or other Equity Interests that would confer control of any such corporation, limited liability company, partnership, joint venture or other legal entity, or any Person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the Exchange Act.
“Superior Proposal” means any bona fide written Acquisition Proposal made by a Third Party that did not result from a breach of Section 5.3(a) that the Company Board has determined in good faith (after consultation with its financial advisor and outside legal counsel), taking into account all legal, financial, business and regulatory aspects of such Acquisition Proposal and such other factors as the Company Board considers to be appropriate (including the conditionality, timing and likelihood of consummation thereof and the identity of the third party making such Acquisition Proposal), is reasonably likely to be consummated in accordance with its terms, and if consummated, would result in a transaction that is more favorable from a financial perspective to the Company’s stockholders than the Transactions (taking into account any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “twenty percent (20%) or more” in the definition of “Acquisition Proposal” will be deemed to be references to “more than fifty percent (50%).”
“Tax Authority” means any Governmental Entity having or purporting to exercise jurisdiction with respect to any Tax.
“Tax Return” means any report, return (including information return), claim for refund, statement or declaration relating to Taxes or the administration of any Tax Law filed or required to be filed with a Governmental Entity, including any schedule or attachment thereto, and including any amendments thereof.
“Taxes” means all taxes and other charges in the nature of a tax imposed by any Governmental Entity, including, without limitation, income, franchise, premium, windfall or other profits, gross receipts, real property, personal property, sales, use, goods and services, net worth, capital stock, business license, occupation, commercial activity, customs duties, alternative or add-on minimum, environmental, payroll, employment, social security, disability, workers’ compensation, unemployment compensation (including health, workers’ compensation, and pension insurance), excise, escheat, estimated, withholding, ad valorem, stamp, transfer, registration, value-added, transactional and gains tax, and any interest, penalty, fine or additional amounts imposed by a Governmental Entity in respect of any of the foregoing, whether or not disputed, and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person by Law, by Contract or otherwise.
“Third Party” shall mean any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons other than Parent, Merger Sub or their respective Affiliates.
“Trade Controls” means (a) all applicable trade, export control, import, human rights laws and regulations and antiboycott laws and regulations imposed, administered or enforced by the U.S. government, including the Arms Export Control Act (22 U.S.C. § 1778), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701–1706), Section 999 of the Internal Revenue Code, the U.S. customs laws at Title 19 of the U.S. Code, the Export Control Reform Act of 2018 (50 U.S.C. §§ 4801-4861), the International Traffic in Arms Regulations (22 C.F.R. Parts 120-130), the Export Administration Regulations (15 C.F.R. Parts 730-774), the U.S. customs regulations at 19 C.F.R. Chapter 1, and the Foreign Trade Regulations (15 C.F.R. Part 30), and (b) all applicable trade, export control, import and antiboycott laws and regulations imposed, administered or enforced by any other country where the Company operates.
“Transaction Fee Cap” means $3,500,000.
“Transaction Fees” means all fees, costs and expenses incurred by the Company or any of its Subsidiaries in connection with the evaluation, negotiation and execution of this Agreement, the performance by the Company of its obligations hereunder and the consummation of the Transactions, including the Merger, consisting of fees, costs and expenses in the following categories: (a) external legal counsel, (b) external financial advisors (including any fairness opinion fees), (c) auditors and other advisors (including accountants, consultants, public relations consultants, communications, investor relations and other professional service providers), (d) printing, mailing and filing fees associated with the Proxy Statement and any other SEC or stock exchange filing fees and costs related to the Transactions, (e) proxy solicitor, information agent, transfer agent and exchange agent fees and expenses, (f) virtual data room hosting, (g) change in control, success, transaction, retention, stay or incentive bonuses, severance or termination arrangements, or other similar compensatory obligations, in each case, that were entered into with, are payable to or are earned by any current or former employee, officer, director, consultant or other individual service provider of the Company arising from or that will be triggered by or in connection with the transactions contemplated by this Agreement, (h) any other amounts that become payable, are accelerated or are increased as a result of the execution of this Agreement or the consummation of the Transactions (including any change of control, consent, transfer, assignment, termination, prepayment, make-whole, breakage or similar fees or penalties under any Contract to which the Company or any of its Subsidiaries is a party), and (i) up to fifty percent (50%) of the cost of the Tail Policy, not to exceed $500,000; provided, however, that Transaction Fees shall not include (I) costs associated with the vesting of Company RSUs as contemplated by Section 2.4(b), (II) costs reasonably incurred in connection with actual or threatened Proceedings related to this Agreement incurred in compliance with Section 5.12 or (III) other costs not listed above in (a) through (i) and unknown to the Company as of the date hereof, which are outside of the Company’s reasonable control.
“Treasury Regulations” means Treasury regulations promulgated under the Code.
“Union” means any union, employee association, works council or any other labor organization.
8.5 Terms Defined Elsewhere. The following table sets forth the terms that are defined elsewhere in this Agreement:
Acquisition Proposal...............................................................................................    Section 7.3(a)(ii)
Affiliate Termination Agreement..........................................................................................    Recitals
Agreement...........................................................................................................................    Preamble
Alternative Acquisition Agreement.............................................................................    Section 5.3(a)
Book-Entry Shares.................................................................................................    Section 2.2(b)(ii)
Cancelled Shares.........................................................................................................    Section 2.1(b)
Capitalization Date.....................................................................................................    Section 3.2(d)
CEO Separation Agreement..................................................................................................    Recitals
Certificate of Merger........................................................................................................    Section 1.2
Certificates...............................................................................................................    Section 2.2(b)(i)
Chosen Courts...........................................................................................................    Section 8.15(b)
Class A Common Stock........................................................................................................    Recitals
Class B Non-Voting Common Stock..........................................................................    Section 3.2(a)
Class V Common Stock...............................................................................................    Section 3.2(a)
Closing.............................................................................................................................    Section 1.2
Closing Date.....................................................................................................................    Section 1.2
COBRA.....................................................................................................................    Section 3.12(h)

Company.............................................................................................................................    Preamble
Company Benefit Plan...............................................................................................    Section 3.12(a)
Company Board....................................................................................................................    Recitals
Company Board Recommendation.............................................................................    Section 3.3(b)
Company Board Recommendation Change................................................................    Section 5.3(c)
Company Bylaws.............................................................................................................    Section 3.1
Company Charter.............................................................................................................    Section 3.1
Company Disclosure Schedule............................................................................................    Article 3
Company Lease Agreement......................................................................................    Section 3.15(b)
Company Material Contract......................................................................................    Section 3.17(a)
Company Option.........................................................................................................    Section 2.4(a)
Company Parties.........................................................................................................    Section 7.3(b)
Company Registered Intellectual Property................................................................    Section 3.18(a)
Company RSU Consideration.....................................................................................    Section 2.4(b)
Company RSUs...........................................................................................................    Section 2.4(b)
Company SEC Documents..........................................................................................    Section 3.5(a)
Company SEC Financial Statements...........................................................................    Section 3.5(c)
Company Stockholder Approval.................................................................................    Section 3.3(d)
Company Stockholder Meeting...................................................................................    Section 5.4(c)
Company Stockholders.........................................................................................................    Recitals
Company Systems......................................................................................................    Section 3.18(f)
Company-Leased Real Property................................................................................    Section 3.15(b)
Company-Owned Real Property................................................................................    Section 3.15(a)
Confidential Information...........................................................................................    Section 3.18(d)
Confidentiality Agreement..........................................................................................    Section 5.2(b)
Continuing Employee................................................................................................    Section 5.16(a)
Data Partners..................................................................................................................    Section 3.19
Debt Financing............................................................................................................    Section 5.5(a)
Delisting Period.............................................................................................................    Section 5.13
DGCL....................................................................................................................................    Recitals
Dissenting Shares.............................................................................................................    Section 2.3
DPA...........................................................................................................................    Section 3.10(e)
Effective Time.................................................................................................................    Section 1.2
Employment Laws..................................................................................................................    3.13(d)
FIRPTA Certificate........................................................................................................    Section 5.14
Indemnitee...................................................................................................................    Section 5.9(a)
Indemnitees..................................................................................................................    Section 5.9(a)
Insurance Policies..........................................................................................................    Section 3.20
Interim Period..............................................................................................................    Section 5.1(a)
International Company Benefit Plan..........................................................................    Section 3.12(i)
Investment Warrant Consideration..............................................................................    Section 2.5(b)
Malicious Code.........................................................................................................    Section 3.18(g)
Merger...................................................................................................................................    Recitals
Merger Consideration..................................................................................................    Section 2.1(a)
Merger Sub.........................................................................................................................    Preamble

Notice Period.....................................................................................................    Section 5.3(d)(i)(A)
Outside Date................................................................................................................    Section 7.1(d)
Parent..................................................................................................................................    Preamble
Parent Disclosure Schedule.................................................................................................    Article 4
Parent Parties...............................................................................................................    Section 7.3(d)
Paying Agent...............................................................................................................    Section 2.2(a)
Permits...........................................................................................................................    Section 3.11
Privacy Policy................................................................................................................    Section 3.19
Privacy Requirements....................................................................................................    Section 3.19
Proxy Date...................................................................................................................    Section 5.4(c)
Proxy Statement...........................................................................................................    Section 5.4(a)
Related Party Termination Agreements................................................................................    Recitals
Sarbanes-Oxley Act.....................................................................................................    Section 3.5(b)
Share......................................................................................................................................    Recitals
Shares....................................................................................................................................    Recitals
Surviving Corporation.................................................................................................    Section 1.1(a)
Tail Policy...................................................................................................................    Section 5.9(d)
Transactions..........................................................................................................................    Recitals
Voting and Support Agreements...........................................................................................    Recitals
WARN Act................................................................................................................    Section 3.13(c)
8.6 Interpretive Provisions.
(a)Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; (iv) the terms “Article”, “Exhibit”, “Schedule” or “Section” refer to the specified Article or Section of, or Exhibit or Schedule to, this Agreement; (v) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation,”; (vi) the word “or” shall be disjunctive but not exclusive; (vii) references to a Person are also to its permitted successors and assigns; (viii) the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; and (ix) the words “shall” and “will” have the same meaning.
(b)The table of contents and headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement.
(c)Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented and (in the case of statutes) to any rules or regulations promulgated thereunder, including (in the case of statutes) by succession of comparable successor Laws (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date).
(d)Each party has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.
(e)Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.
(f)When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day.
(g)All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP as applied in the preparation of the Company SEC Financial Statements.
(h)All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.
(i)The word “party” shall, unless the context otherwise requires, be construed to mean a party to this Agreement. Any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.
(j)Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful currency of the United States.
(k)The phrases “delivered,” “made available,” “provided to,” “furnished to,” and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been provided in writing to the party to whom such information or material is to be provided or deposited and visible to the party to whom such information or material is to be provided or deposited in the virtual data room set up by the Company in connection with this Agreement, or publicly filed by the Company with the SEC, in each case prior to 11:59 PM, Mountain Standard Time on December 15, 2025.
(l)Unless otherwise indicated to the contrary herein, either by the context or the use thereof, the term “real property” shall include immoveable property, the term

“personal property” shall include moveable property, the term “tangible property” shall include corporeal property and the term “intangible property” shall include incorporeal property and sentences and combination of words including such words shall have a similarly extended meaning.
8.7 Amendment. This Agreement may be amended by each of the Company, Parent and Merger Sub prior to the Effective Time by a writing duly executed by each party to this Agreement; provided, however, that, after receipt of the Company Stockholder Approval, no amendment may be made that, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by the Company Stockholders without such approval.
8.8 Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any breach of the representations and warranties of the other contained herein or in any document delivered pursuant hereto or (c) waive compliance by the other with any of the agreements or covenants contained herein; provided, however, that, after receipt of the Company Stockholder Approval, there may not be any extension or waiver of this Agreement that decreases the Merger Consideration or adversely affects the rights of the Company Stockholders hereunder without the approval of such stockholders. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
8.9 Disclosure Schedule References. The listing of any matter on a party’s disclosure schedule shall not be deemed to constitute an admission to a third party by such party, or to otherwise imply, that any such matter is material, is required to be disclosed by such party under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement. No disclosure in a party’s disclosure schedule relating to any possible breach or violation by such party of any Contract or applicable Law shall be construed as an admission or indication to a third party that any such breach or violation exists or has actually occurred.
8.10 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect, in any way, the meaning or interpretation of this Agreement.

8.11 Severability. If any term or other provision (or part thereof) of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement (or parts thereof) shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision (or part thereof) is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law and in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.
8.12 Entire Agreement. This Agreement (together with the Exhibits, the Voting and Support Agreement and the other documents delivered pursuant hereto) and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein or therein, are not intended to confer upon any other Person any rights or remedies hereunder or thereunder.
8.13 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of each of the other parties, and any attempt to make any such assignment without such consent shall be null and void; provided, however, that, Parent and Merger Sub will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement to any of their respective affiliates; provided, further, that, no such assignment shall relieve Parent or Merger Sub of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.
8.14 No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, other than pursuant to Section 5.9, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
8.15 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.
(a)This Agreement and all claims and causes of action arising in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
(b)Each of the parties hereto hereby expressly, irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (and any state appellate court therefrom within the State of Delaware) or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court of the United States of America sitting in the State of Delaware and any appellate court therefrom, or, if any federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware and any appellate court therefrom (the “Chosen Courts”), any Proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the Transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in the Chosen Courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in the Chosen Courts, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Chosen Courts and (iv) waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such Proceeding in the Chosen Courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process outside the territorial jurisdiction of the courts referred to in this Section 8.15(b) in any such Proceeding by mailing copies thereof by registered or certified U.S. mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 8.3. However, nothing in this Agreement will affect the right of any party to this Agreement to serve process on the other party in any other manner permitted by Law.
(c)EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.15(c).

8.16 Counterparts. This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect, and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.
8.17 Specific Performance; Remedies Cumulative. The parties hereto agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including failing to take such actions as are required of it hereunder to consummate the Transactions). It is accordingly agreed that, subject in all respects to the terms and limitations set forth in this Section 8.17, the parties shall be entitled to seek to obtain an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any party is entitled at law or in equity (subject to Section 7.3). Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity except as set forth herein. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The Company’s, Parent’s or Merger Sub’s pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by the other party in the case of a breach of this Agreement involving a willful and material breach.

[Signature page follows]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers or managers thereunto duly authorized.
Parent:

EXCLUSIVE INVESTMENTS, LLC

By:    /s/ Sara Whitford
    Name: Sara Whitford
    Title: Authorized Person

Merger Sub:

BOOMERANG MERGER SUB, INC.

By:    /s/ Robin Warne
    Name: Robin Warne
    Title: Treasurer

The Company:

INSPIRATO INCORPORATED

By:    /s/ Payam Zamani
    Name: Payam Zamani
    Title: Chief Executive Officer

EXHIBIT A FORM OF VOTING AND SUPPORT AGREEMENT

Execution Version

FORM OF VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT, dated as of December 16, 2025 (this “Agreement”), is entered into by and among Exclusive Investments, LLC, a Delaware corporation (“Parent”), Inspirato Incorporated, a Delaware corporation (the “Company”), and the undersigned stockholders of the Company (the “Stockholders”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).
W I T N E S S E T H:
WHEREAS, concurrently with this Agreement, (i) the Company, (ii) Parent and (iii) Boomerang Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, restated or otherwise modified from time to time, the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;
WHEREAS, as of the date hereof, each Stockholder is the record or beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of the shares of Company Common Stock set forth opposite such Stockholder’s name on Exhibit A (the “Owned Shares”);
WHEREAS, the Owned Shares and any additional shares of Company Common Stock (the “Shares”) or other voting securities of the Company acquired by the Stockholders or their respective Controlled Affiliates (as defined herein) between the date hereof and the record date for the Company Stockholder Meeting (the “Record Date”) or pursuant to which the Stockholders or their respective Controlled Affiliates have the right and ability to vote as of the Record Date, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such Shares or other voting securities, or any shares issued or issuable upon the vesting, exercise, settlement or conversion of any equity awards, RSUs, options, warrants or other convertible or derivative securities held by the Stockholders or their respective Controlled Affiliates, by the terms of any voting agreement, voting trust or other similar agreement, or otherwise, are referred to in this Agreement as the “Covered Shares”;
WHEREAS, as a condition and inducement to Parent’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, Parent, the Company and the Stockholders are entering into this Agreement; and
WHEREAS, the Stockholders and the Company acknowledge that Parent is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholders and the Company set forth in this Agreement and would not enter into the Merger Agreement if the Stockholders and the Company did not enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, the Company and the Stockholders hereby agree as follows:

Section 1. Agreement to Vote.
(a) From and after the date hereof until the Agreement Termination Date (as defined herein), at the Company Stockholder Meeting or any other meeting of the Company’s stockholders, however called, including any adjournment or postponement thereof, the Stockholders agree to, and agree to cause their applicable Controlled Affiliates to, take the following actions (or cause the applicable holder of record of their respective Covered Shares to take the following actions):
(i) to appear and be present (including by proxy or otherwise in accordance with the bylaws of the Company) at such meeting of the Company’s stockholders or otherwise cause its, his or her Covered Shares to be counted as present thereat for purposes of calculating a quorum;
(ii) to affirmatively vote and cause to be voted by their respective Controlled Affiliates all of its, his or her, and their respective Covered Shares in favor of (“for”) the approval of the Merger, the adoption of the Merger Agreement and each of the other actions contemplated by the Merger Agreement (including any adjournment or postponement of the Company Stockholder Meeting to a later date, including if there are not sufficient votes for the adoption of the Merger Agreement on the date on which such meeting is held) (the “Supported Matters”); and
(iii) to vote or cause to be voted by their respective Controlled Affiliates all of its, his or her, and their respective Covered Shares against (A) (1) any Acquisition Proposal or (2) any reorganization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company (except as contemplated by the Merger Agreement) and (B) any action, proposal, transaction or agreement that is intended to or would (1) result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of the Stockholders under this Agreement, (2) impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Merger or any of the other transactions expressly contemplated by the Merger Agreement or this Agreement or (3) change in any manner the voting rights of any class of shares of the Company (including any amendments to the certificate of incorporation of the Company or the bylaws of the Company).
(b) No Stockholder shall take or commit or agree to take any action inconsistent with the foregoing. Any attempt by a Stockholder or its, his or her Controlled Affiliates to vote, consent or express dissent with respect to (or otherwise to utilize the voting power of), the Covered Shares in contravention of this Section 1 shall be null and void ab initio.
(c) For purposes of this Agreement, (i) “Controlled Affiliates” means, with respect to each Stockholder, (A) if such Stockholder is an entity, any Affiliates of such Stockholder controlled by or under common control with such Stockholder, and (B) if such Stockholder is a natural person, (x) any trust for the direct or indirect benefit of such Stockholder or a Family Member of such Stockholder over which such Stockholder has control, or (y) any corporation, partnership, limited liability company or other entity over which such Stockholder exercises control; (ii) “control” (when used with respect to the foregoing clause (i)) means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through ownership of voting securities or by Contract or otherwise, and the term “controlled by” has a correlative meaning to the foregoing; and (iii) “Family Member” means, with respect to each Stockholder that is a natural person, any grandparent, parent or lineal descendant of such Stockholder, whether by blood, current or former marriage, domestic partnership or adoption.
Section 2. Proxy. From the date hereof until the Agreement Termination Date, each Stockholder hereby irrevocably appoints as its, his or her proxy and attorney-in-fact, Parent and any person designated in writing by Parent, each of them individually, with full power of substitution and resubstitution, to vote the applicable Covered Shares solely as indicated in, and subject to the limitations of, Section 1 hereof. Each Stockholder intends this proxy to be irrevocable and unconditional until the Agreement Termination Date and coupled with an interest and will take such further commercially reasonable action or execute such other instruments as may be reasonably necessary to effect the intent of this proxy, and hereby revokes any proxy previously granted by such Stockholder with respect to the applicable Covered Shares (and such Stockholder hereby represents that any such proxy is revocable). The proxy granted by each Stockholder in this Section 2 shall be automatically revoked and of no further force or effect upon the Agreement Termination Date, and Parent may further terminate this proxy at any time at its sole election by written notice provided to the applicable Stockholder. Notwithstanding any of the foregoing in this Section 2, with respect to a given Stockholder, the proxy and power of attorney granted hereunder shall be effective if, and only if, such Stockholder has failed to perform its, his or her obligations under Section 1 hereof as of the date that is three Business Days prior to the date of the Company Stockholder Meeting or any applicable meeting of the stockholders of the Company. The proxy granted herein shall be ineffective and automatically revoked upon the valid termination of this Agreement pursuant to Section 4 below.
Section 3. Inconsistent Agreements. Except as contemplated by this Agreement, each Stockholder hereby represents, covenants and agrees that neither such Stockholder nor any of its, his or her Controlled Affiliates:
(a) has entered into, or shall enter into at any time prior to the Agreement Termination Date, any voting agreement, voting trust or other similar agreement with respect to its, his or her Covered Shares;
(b) has granted, or shall grant at any time prior to the Agreement Termination Date, a proxy or power of attorney with respect to its, his or her Covered Shares, which is inconsistent with the obligations of such Stockholder pursuant to this Agreement; or
(c) has entered into any agreement that would interfere with, or prohibit or prevent it from satisfying, its, his or her obligations pursuant to this Agreement.
Section 4. Termination. This Agreement shall automatically terminate and be of no further force or effect upon the earliest to occur of the following events (each, an “Agreement Termination Event” and such earliest date, the “Agreement Termination Date”): (a) the Effective Time, (b) the valid termination of the Merger Agreement in accordance with its terms; (c) upon the unilateral written election of Parent to terminate this Agreement, and (d) the mutual written agreement of Parent and the Stockholders to terminate this Agreement; provided that the provisions set forth in this Section 4 and Sections 10 through 26 hereof shall survive the termination of this Agreement; provided, further, that no such termination will relieve any party hereto from any liability for any material and willful breach of this Agreement occurring prior to such termination.

Section 5. Representations and Warranties of Parent. Parent hereby represents and warrants to the Company and each Stockholder as follows:
(a) Parent is an entity duly organized, validly existing and in good standing under the laws of Delaware. Parent has all requisite corporate power, authority and legal capacity to execute and deliver this Agreement. The execution and delivery of this Agreement by Parent has been duly and validly authorized by Parent and no other actions or proceedings on the part of Parent are necessary to authorize the execution and delivery by Parent of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and, assuming due authorization, execution and delivery by each Stockholder and the Company, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought (the “Enforceability Exceptions”).
(b) Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of Parent for the execution and delivery of this Agreement by Parent, and (ii) the execution and delivery of this Agreement by Parent shall not (A) conflict with or violate, any provision of the organizational documents of Parent, or (B) violate any Law applicable to Parent, except, in the case of each of clauses (i) and (ii), as would not restrict, prohibit, materially delay or impair the performance by Parent of its obligations under this Agreement.
(c) As of the date hereof, there are no Proceedings pending or, to the knowledge of Parent, threatened against Parent or any of its Affiliates that would restrict, prohibit, materially delay or impair the ability of Parent to perform its obligations under this Agreement.
Section 6. Representations and Warranties of the Company. The Company hereby represents and warrants to Parent and each Stockholder as follows:
(a) The Company is an entity duly organized, validly existing and in good standing under the laws of Delaware. The Company has all requisite corporate power, authority and legal capacity to execute and deliver this Agreement. The execution and delivery of this Agreement by the Company has been duly and validly authorized by the Company and no other actions or proceedings on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by each Stockholder and Parent, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.
(b) Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of the Company for the execution and delivery of this Agreement by the Company, and (ii) the execution and delivery of this Agreement by the Company shall not (A) conflict with or violate any provision of the organizational documents of the Company, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company pursuant to, any Contract to which the Company is a party or by which the Company or any properties or assets of the Company is bound or affected or (C) violate any Law applicable to the Company or any of the Company’s properties or assets, except, in the case of each of clauses (i) and (ii), as would not restrict, prohibit, materially delay or impair the performance by the Company of its obligations under this Agreement.
(c) As of the date hereof, there are no Proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Affiliates that would restrict, prohibit, materially delay or impair the ability of the Company to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement and the Merger Agreement.
Section 7. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Parent as follows:
(a) As of the date hereof, such Stockholder is the record or beneficial owner of the Owned Shares set forth opposite such Stockholder’s name on Exhibit A and such Stockholder has good and valid title to such Owned Shares free and clear of Liens other than as created by this Agreement. Except as set forth on Exhibit A, such Stockholder has the only voting power, power of disposition, power to demand appraisal rights and power to agree to all of the matters set forth in this Agreement, in each case, with respect to all such Owned Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities Laws and the terms of this Agreement. As of the date hereof, other than the Owned Shares and except as set forth on Exhibit A, such Stockholder does not own beneficially or of record any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into, exercisable for or exchangeable for shares of capital stock or voting securities of the Company or (iii) options, warrants or other rights to acquire from the Company any capital stock, voting securities or securities convertible into, exercisable for or exchangeable for capital stock or voting securities of the Company.
(b) If such Stockholder is an entity, such Stockholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation. Such Stockholder has all requisite organizational power, authority and legal capacity to execute and deliver this Agreement and to perform its, his or her obligations hereunder. If such Stockholder is an entity, the execution, delivery and performance of this Agreement by such Stockholder, the performance by such Stockholder of its obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby has been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder is necessary to authorize the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Parent and the Company, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against it, him or her in accordance with its terms, subject to the Enforceability Exceptions.
(c) Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of such Stockholder for the execution, delivery and performance of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated hereby, other than as contemplated by the Merger Agreement, and (ii) neither the execution, delivery or performance of this Agreement by such Stockholder, nor the consummation by such Stockholder of the transactions contemplated hereby, nor compliance by such Stockholder with any of the provisions herein shall (A) conflict with or violate, any provision of the organizational documents of such Stockholder (if such Stockholder is an entity), (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of such Stockholder pursuant to, any Contract to which such Stockholder is a party (excluding, for the avoidance of doubt, any employment agreement, compensatory arrangement, severance agreement, or equity award (including options, RSUs or warrants) between such Stockholder and the Company) or by which such Stockholder or any properties or assets of such Stockholder is bound or affected or (C) violate any Law applicable to such Stockholder or any of such Stockholder’s properties or assets, except, in the case of each of clauses (i) and (ii), as would not restrict, prohibit, materially delay or impair the performance by such Stockholder of its, his or her obligations under this Agreement.
(d) As of the date hereof, there are no Proceedings pending or, to the knowledge of such Stockholder, threatened against such Stockholder or any of its, his or her Controlled Affiliates that would restrict, prohibit, materially delay or impair the ability of such Stockholder to perform its, his or her obligations under this Agreement or consummate the transactions contemplated by this Agreement.
Section 8. Certain Covenants of the Parties. Each Stockholder hereby covenants and agrees as follows:
(a) Prior to the Agreement Termination Date, and except as contemplated hereby, such Stockholder shall not, directly or indirectly, (i) tender any Covered Shares into any tender or exchange offer or commence a tender or exchange offer for the Shares; (ii) sell (constructively or otherwise), transfer, offer, exchange, pledge, lend, hypothecate, grant, encumber, tender, assign or otherwise dispose of (collectively, “Transfer”), or enter into any Contract, option or other arrangement or understanding with respect to the Transfer of any of its, his or her Covered Shares or beneficial ownership or voting or dispositive power thereof or therein (including by operation of Law, by merger, consolidation, statutory conversion, statutory domestication, share exchange, business combination or other similar transaction, through the granting of any proxies or powers of attorney, in connection with a voting trust or voting agreement or otherwise); (iii) acquire, offer to acquire, or agree to acquire, by purchase or otherwise, any material assets of the Company or any of its Subsidiaries; (iv) make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the rules of the SEC) to vote any voting securities of the Company to (A) not adopt or approve the Supported Matters or (B) approve any other matter that if approved would reasonably be expected to prevent, interfere with, discourage, impair or delay the consummation of the Supported Matters; (v) make any public announcement (other than public statements in support of the Merger) with respect to, or submit a proposal for, or offer for (with or without conditions), any transaction involving the Company or its Subsidiaries or its and its Subsidiaries’ securities or assets (including any public announcement with respect to an Acquisition Proposal); (vi) form, join or in any way participate in a “group” (as defined in Section 13d-3 under the Exchange Act) in connection with any of the actions expressly described in any of clauses (i) through (v) of this Section 8(a) (other than any “group” with any Affiliate of such Stockholder; provided that any such Affiliate agrees to be bound by the terms and conditions of this Agreement); or (vii) agree (whether or not in writing) to take any of the actions referred to in this Section 8(a). Any action in violation of this provision shall be void. Notwithstanding the foregoing, nothing in this

Section 8 shall restrict Payam Zamani, upon the advice of counsel and solely in his capacity as a member of the Company’s board of directors or as the Chief Executive Officer in his capacity as such, from taking any action required by his fiduciary duties owed to the Company in response to a Superior Proposal, provided that such actions are consistent with the obligations of the Company under the Merger Agreement.
(b) From and after the date hereof until the Agreement Termination Date, such Stockholder agrees that it shall not, and shall cause each of its, his or her Controlled Affiliates and instruct each of its, his or her respective Representatives not to, directly or indirectly, solicit, initiate, encourage or facilitate the making, submission or announcement of any proposal or inquiry that constitutes or could reasonably be expected to lead to, an Acquisition Proposal.
(c) Prior to the Agreement Termination Date, in the event that such Stockholder or any of its, his or her Controlled Affiliates acquires the power to vote, or direct the voting of, any additional Shares or other voting interests with respect to the Company and on or prior to the Record Date (including upon the vesting, exercise and/or settlement of any securities of the Company convertible into, exercisable for or exchangeable for shares of capital stock or voting securities of the Company), such Shares or voting interests shall, without further action of the parties hereto, be deemed Covered Shares and subject to the provisions of this Agreement in all respects, and the number of Owned Shares held by such Stockholder set forth on Exhibit A will be deemed amended accordingly.
(d) If such Stockholder is a holder of the Investment Warrant, such Stockholder consents to and approves the treatment of the Investment Warrant in the Merger as provided in Section 2.5(b) of the Merger Agreement and agrees that the Investment Warrant shall be deemed to have been waived, amended and modified to the extent necessary to permit such treatment.
Section 9. Appraisal Rights. No Stockholder shall, and each Stockholder shall cause its, his or her Controlled Affiliates not to, exercise any rights to demand appraisal of any Covered Shares or right to dissent that may arise with respect to the Merger, and each Stockholder hereby waives any such rights of appraisal or rights to dissent that such Stockholder may have under applicable Law. Each Stockholder agrees, and agrees to cause its, his or her Controlled Affiliates, not to commence or participate in any class action or other Proceeding with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Affiliates (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of, or other claim against, the Company or the Company Board in connection with the evaluation, negotiation or entry into this Agreement or the Merger Agreement or the transactions contemplated by the Merger Agreement (it being understood and agreed that nothing in this Section 9 shall restrict or prohibit such Stockholder or any Affiliate or Representative thereof from participating as a defendant or asserting counterclaims or defenses in any action or proceeding brought or claims asserted against it, him or her or any of its, his or her Affiliates or Representatives relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, or from enforcing its, his or her rights under this Agreement). In the event the Merger Agreement is validly terminated in accordance with its terms, this Section 9 shall be of no further force or effect.
Section 10. Disclosure. Prior to the Agreement Termination Date, none of the Stockholders, the Company nor Parent shall issue any press release or make any public statement with respect to this Agreement without the prior written consent of each other party hereto (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law or the rules or regulations of any applicable U.S. securities exchange or Governmental Entity to which the relevant party is subject, in which case the party required to make the release or announcement shall use reasonable best efforts to allow each other party hereto reasonable time to comment on such release or announcement in advance; provided, however, that this Section 10 shall not prohibit or prevent Parent and/or the Company from issuing any press release or making any public statement that is made in accordance with Section 5.8 of the Merger Agreement so long as any such press release or public statement does not explicitly reference by name that a Stockholder (in its, his or her capacity as such) has entered into this Agreement without such Stockholder’s consent.
Section 11. Publicity. Each Stockholder hereby permits the Company to include and disclose in the Proxy Statement, and in such other schedules, certificates, applications, agreements, press releases or documents as it may reasonably determine to be necessary or appropriate in connection with the consummation of the Transactions, such Stockholder’s identity and ownership of the Covered Shares and the nature of Stockholder’s commitments, arrangements and understanding pursuant to this Agreement.
Section 12. Survival. Except in the case of fraud or willful and material breach, the representations and warranties and covenants and agreements of the Stockholders contained herein shall not survive the Agreement Termination Date, other than (a) those contained within the provisions that the parties hereto have agreed will survive the termination of this Agreement pursuant to Section 4 hereof and (b) the last proviso of Section 4 hereof.
Section 13. Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.
Section 14. Notices. All notices and other communications to any party required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person, (b) on the fifth (5th) Business Day after dispatch by registered or certified mail, (c) on the next Business Day if transmitted by national overnight courier or (d) on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case, as follows (or to such other Persons or addressees as may be designated in writing by the party to receive such notice):
if to Parent:
Exclusive Investments, LLC 1601 19th Street, Suite 500
Denver, CO 80202 Attention: ***
Email: ***

with a copy (which shall not constitute notice) to:
Latham & Watkins LLP
300 Colorado St, Suite 2400
Austin, TX 78701
Attention: Charles K. Ruck; Scott Craig; Rachel E. Ratcliffe Payne
Email: ***
if to the Company:
Inspirato Incorporated
1544 Wazee Street
Denver, CO 80202
Attention: ***
E-mail: ***
with a copy (which shall not constitute notice) to:
Davis Graham & Stubbs LLP 2400 Walnut Street, Suite 700
Denver, CO 80205
Attention: John Elofson; Edward Shaoul; Sheila Forjuoh
E-mail: ***
if to any Stockholder, to the address(es) set forth on Exhibit A.
Each of the parties may specify a different address, email address or addressee by giving notice in accordance with this Section 14.
Section 15. Interpretation. When a reference is made in this Agreement to a Section, Article or Exhibit, such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated. The headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. For all purposes of this Agreement, whenever the term “beneficial owner” or “beneficially own” is used, it shall have the meaning set forth in Rule 13d-3 under the Exchange Act. References to specified rules promulgated by the SEC shall be deemed to refer to such rules in effect as of the date of this Agreement.

Section 16. Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.
Section 17. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void; provided, however, that Parent shall have the right to assign all or any portion of its rights and obligations pursuant to this Agreement to any of its Affiliates; provided, further, that no such assignment shall relieve Parent of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.
Section 18. No Third-Party Beneficiaries. This Agreement shall be binding upon, inure solely to the benefit of and be enforceable by each party hereto and their respective permitted successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 19. Governing Law. This Agreement and all Proceedings (whether based on contract, tort or otherwise) arising out of, or related to this Agreement, the Transactions, or the actions of the parties hereto in the negotiation, administration, performance and execution thereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.
Section 20. Submission to Jurisdiction. Each of the parties hereto hereby expressly, irrevocably and unconditionally consents and submits, for itself and its property and assets, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom located within the State of Delaware (or, if such court shall not have jurisdiction, any state or Federal court of the United States of America sitting in Delaware, and any appellate court from any appeal thereof) (collectively, the “Chosen Courts”), in any Proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such Proceeding except in the Chosen Courts, (b) agrees that any claim in respect of any such Proceeding may be heard and determined only in the Chosen Courts, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Chosen Courts, (d) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Courts and (e) waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such Proceeding in the Chosen Courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process, for and on behalf of itself or any of its properties or assets, outside the territorial jurisdiction of the Chosen Courts in any such Proceeding by mailing copies thereof by registered or certified U.S. mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 14.
Section 21. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) SUCH PARTY MAKES SUCH WAIVERS VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 21. EACH PARTY HEREBY FURTHER AGREES AND CONSENTS THAT ANY SUCH ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Section 22. Enforcement. The parties hereto agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including failing to take such actions as are required of it hereunder in order to consummate this Agreement), and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any party is entitled at law or in equity (including monetary damages). Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. The parties further agree that (i) by seeking the remedies provided for in this Section 22, a party shall not in any respect waive its right to seek any other form of remedy or relief that may be available to a party or any third party beneficiary under this Agreement (including monetary damages) or at law; and (ii) nothing set forth in this Section 22 shall require any party to institute any Proceeding for (or limit any party’s right to institute any Proceeding for) specific performance under this Section 22 prior or as a condition to pursuing damages after such termination to the extent available to such party or any third party beneficiary under this Agreement, nor shall the commencement of any Proceeding pursuant to this Section 22 or anything set forth in this Section 22 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Section 4 or pursue any other remedies under this Agreement that may be available at or following such termination. For the avoidance of doubt, and subject to the immediately preceding proviso, a party hereto may concurrently seek specific performance or other equitable relief and any monetary damages, remedies or awards that may be available to such party or any third party beneficiary under this Agreement or at law.
Section 23. Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal, void or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the end that the Transactions are consummated as originally contemplated to the extent fullest possible.
Section 24. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement.
Section 25. Amendment. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.
Section 26. No Presumption. Parent, the Company and the Stockholders acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.
EXCLUSIVE INVESTMENTS, LLC

By:______________________________________
Name:
Title:

INSPIRATO INCORPORATED

By:______________________________________
Name:
Title:

______________________________________
PAYAM ZAMANI

ONE PLANET GROUP, LLC

By:______________________________________
Name:
Title:

DISTRIBUTION AUGUST 24 LLC

By:______________________________________
Name:
Title:

EXHIBIT A
STOCKHOLDERS

1 Includes 125,000 vested RSUs and 170,000 shares held in Mr. Zamani’s E-Trade account (previously acquired and fully vested/open-market positions).
2 Represents the remaining 375,000 unvested RSUs from the One-Time 500,000 RSU Grant eligible for acceleration pursuant to the Executive Employment Agreement.

[Exhibit A to Voting and Support Agreement]

EXHIBIT B FORM OF CEO SEPARATION AGREEMENT

EXECUTION VERSION

December 16, 2025
Payam Zamani
1820 Bonanza Street Walnut Creek, CA 94596

Re:    Amendment to Executive Employment Agreement
Dear Payam,
Reference is made to that certain Executive Employment Agreement between you and Inspirato LLC (the “Company”), dated as of August 13, 2024 (the “Employment Agreement”). Concurrently with the execution of this amendment (this “Amendment”), Inspirato Incorporated (“Inspirato”), the parent of the Company, Exclusive Investments, LLC (“Parent”) and certain other parties are entering into that certain Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Parent is acquiring Inspirato (the “Transaction” and the date on which the Transaction closes, the “Closing Date”). Capitalized terms not defined herein shall have the meanings given to them in the Employment Agreement. Capitalized terms defined herein shall be incorporated into the Employment Agreement as amended herein.
Effective as of the date hereof (the “Amendment Effective Date”), the Employment Agreement is hereby amended as follows:
1.Section 3.5 of the Employment Agreement is hereby amended and restated in its entirety as follows:
“3.5 Other Employment Benefits. Executive shall be allowed to participate in the Company’s other benefit plans and programs on the same basis as other executives of the Company, subject to the eligibility requirements of such plans or programs. Such benefit plans and programs may be adopted, modified or terminated by the Company from time to time in its sole discretion and may include, without limitation, medical, health and dental care, life insurance, disability protection, 401(k) and retirement plans. In addition, Executive will be afforded unlimited booking access as a guest to any of the properties of the Company (“Company Properties”) at no cost to him (each, a “Booking”), and the Company will provide Executive with a reimbursement for any imputed taxes that may result from such Bookings for up to 60 nights annually; provided, that, notwithstanding the foregoing, (i) no new Bookings shall be made by or on behalf of Executive after the Amendment Effective Date, and (ii) each Booking set forth on Exhibit A of the Amendment that is scheduled to occur (in part or whole) after the Closing Date shall either be canceled in full by the Company or paid for by Executive at his sole expense at a price and on terms that are mutually agreeable to Executive and the Company (which approval by the Company also requires prior written approval by the Parent if requested prior to Closing).”
2.     Section 4.2 of the Employment Agreement is hereby amended by adding the following sentences at the end thereof.

“Subject to Executive’s employment through the Closing Date, Executive’s employment shall be automatically terminated by the Company without Cause subject to and effective immediately upon, the closing of the Transaction (a “Merger-Related Termination”). For the avoidance of doubt, upon such Merger-Related Termination, Executive shall be entitled to the severance payments and benefits set forth in Section 4.6.2 of this Agreement subject to and in accordance with the terms and conditions of such Section, in addition to the Accrued Payments described in Section 4.6.1 of this Agreement.”
3.     Exhibit A hereto sets forth each Booking that has been made by Executive as of the date hereof including the trip identification number or accommodation description, location(s) and start and end dates of such Booking.
4.     Section 4.6.2 of the Employment Agreement is hereby amended by adding the following paragraph at the end thereof:
“Notwithstanding the foregoing provisions of this Section 4.6.2, in the event of a Merger-Related Termination as defined in Section 4.2 of this Agreement, all of Executive’s unvested equity awards covering Company common stock shall be eligible to vest in full on the Closing Date pursuant to the terms and conditions of the Merger Agreement, and the cash severance payment described in sub-paragraph 4.6.2(a) hereof shall not be payable in a single lump sum within ten (10) days following the effective date of a single release, but instead shall be paid in two tranches of $1,000,000 (the “Termination Date Severance Pay”) and $100,000 (the “Delayed Severance Pay”), in each case, less applicable withholding taxes and deductions and subject to Executive executing (and, if applicable, not revoking) separate releases, as follows: (1) The Termination Date Severance Pay shall be payable immediately upon the Termination Date, subject to Executive’s execution of the release of claims attached hereto as Exhibit B (the “Termination Date Separation and Release Agreement”) on the Termination Date. For clarity, if Executive fails to timely execute the Termination Date Separation and Release Agreement on the Termination Date, he shall have no right to the Termination Date Severance Pay and (if applicable) shall repay the aggregate gross amount of the Termination Date Severance Pay to the Company within three (3) business days upon written demand therefor. The Delayed Severance Pay shall payable if Executive executes the release of claims attached hereto as Exhibit C (the “Delayed Effective Date Separation and Release Agreement”) on or after the Termination Date and no later than the later of (i) 45 days after the day the Executive received the Amendment for review and (ii) the Termination Date, and does not revoke during the 7-day revocation period set forth therein. To the extent the Delayed Severance Pay becomes payable pursuant to the foregoing sentence, the Delayed Severance Pay shall be paid one business day following the date on which the Delayed Effective Date Separation and Release Agreement becomes effective and irrevocable. If Executive fails to timely execute or revokes the Delayed Effective Date Separation and Release Agreement, he shall have no right to the Delayed Severance Pay.”
5.     This Amendment shall be and hereby is incorporated into and forms a part of the Employment Agreement.
6.     Except as specifically set forth herein, all terms and conditions of the Employment Agreement shall remain in full force and effect.

7.     If the Merger Agreement is terminated in accordance with its terms without the Transaction closing, this Amendment shall terminate concurrently therewith and be of no further force or effect.
[Remainder of page intentionally left blank]

Sincerely,
INSPIRATO LLC

______________________________________________
By:
Its:

ACKNOWLEDGED, ACCEPTED AND AGREED:

______________________________________________
Payam Zamani

Date: ______________________________________________

EXHIBIT A
Bookings

EXHIBIT B
Termination Date Separation and Release Agreement

Termination Date Separation and Release Agreement
This Termination Date Separation and Release Agreement (“Agreement”) is made between Inspirato LLC, a Delaware limited liability company (the “Company”) and Payam Zamani (“Executive”) (each a “party” and together the “parties”):
WHEREAS, the Executive was employed by the Company as Chief Executive Officer and Chairman of the Board;
WHEREAS, the Executive’s employment with the Company was terminated without cause in a Merger-Related Termination pursuant to Section 4.2 of the Employment Agreement (as defined below) effective [DATE] (“Termination Date”);
WHEREAS, the parties wish to ensure an amicable separation and to provide for a release of claims by the Executive;
WHEREAS, the parties mutually agree that Executive’s Employment Agreement signed on August 13, 2024 (as amended, the “Employment Agreement”) is terminated as of the Termination Date and that this Agreement and the “Delayed Effective Date Separation and Release Agreement” referenced in Section
4.6.2 of the Employment Agreement supersede and replace the Employment Agreement, including but not limited to any provisions addressing severance pay and benefits upon termination;
NOW, THEREFORE, the parties agree as follows:
Definitions. Unless otherwise defined in this Agreement, capitalized terms shall have the meanings set forth in the Employment Agreement.
1.Separation Benefits. Provided that the Executive complies with all conditions described in Section 3 of this Agreement (the “Conditions”), the Company shall provide the following separation benefits to the Executive:
(a)Severance Pay. The Company will pay Executive severance pay in the gross amount of $1,000,000 (One Million Dollars and 00/100), less applicable local, state, and federal tax withholdings (the “Termination Date Severance Pay”). Consistent with Section 4.6.2 of the Employment Agreement, the Termination Date Severance Pay shall be paid to Executive in a single lump following Executive’s execution and delivery of this Agreement. The Termination Date Severance Pay will be deposited directly into Executive’s bank account(s) as designated in the Company’s payroll system. The Termination Date Severance Pay is intended to comply with or be exempt from Section 409A of the Internal Revenue Code.
(b)COBRA. The Executive shall be entitled to elect continuation of medical, dental, and vision coverage (if any) for the Executive and the Executive’s eligible dependents under the Company’s group health plans to the extent required under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) or comparable state law (“Continuation Coverage”). The Executive shall be solely responsible for paying all applicable premiums for such Continuation Coverage, and the Company shall have no obligation to subsidize or reimburse any such premiums.
(c)Taxes. The Company may withhold taxes or report taxable income from benefits provided pursuant to this Section 1. The Company makes no representation concerning tax consequences or tax liability that may be incurred by Employee from payments made pursuant to this Agreement. Employee and the Company acknowledge that nothing herein constitutes tax advice to the other party.

2.Release of Claims. In exchange for the promises described in Section 1 of this Agreement, the Executive, for himself/herself and his/her heirs, assigns and personal representatives, fully and completely releases the Company and its parents, subsidiaries and affiliated entities and all predecessors and successors thereto, and all benefit plans thereof, and all of their respective shareholders, members, partners, directors, officers, managers, employees, attorneys, administrators and agents (each a “Releasee” and collectively the “Releasees”) from any and all claims or causes of action that the Executive may have against the Releasees, known or unknown, including claims or causes of action that relate in any way to the Executive’s employment with any Releasee or the termination thereof, from the beginning of time through the date the Executive signs this Agreement (each a “Released Claim” and together the “Released Claims”), including but not limited to the following:
(a)federal, state or local laws prohibiting discrimination (including harassment and retaliation) in employment, such as: (i) Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866 (42 U.S.C. § 1981), the Equal Pay Act, and Executive Order 11246, which prohibit discrimination based on race, color, national origin, religion, or sex; (ii) the Genetic Information Nondiscrimination Act, which prohibits discrimination on the basis of genetic information; (iii) the Americans With Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination based on disability; (iv) the National Labor Relations Act, which prohibits discrimination for engaging in certain concerted protected activity; (v) the Occupational Safety and Health Act and the Mine Safety and Health Act, which prohibit discrimination for engaging in certain safety-related activity; (vi) the Sarbanes Oxley Act, which prohibits discrimination for engaging in certain whistleblowing activity; and (vii) any state or local law that prohibits discrimination on any of the bases described above;
(b)federal, state or local laws regarding wages and hours, including laws regarding minimum wage, overtime compensation, wage payment, vacation pay, sick pay, compensatory time, commissions, bonuses, and meal and break periods wages, such as the Fair Labor Standards Act and the Colorado Wage Claim Act (C.R.S. 8-4-101 et seq.);
(c)other employment laws, including but not limited to: (i) the Family and Medical Leave Act and analogous state and local laws, which require employers to provide leaves of absence under certain circumstances; (ii) the Worker Adjustment and Retraining Notification Act (WARN) and analogous state and local laws, which require advance notice of certain workforce reductions; (iii) the Employee Retirement Income Security Act, which protects employee benefits (among other things); and (iv) the Uniformed Services Employment and Reemployment Rights Act, which requires employers to provide military leave under certain circumstances; and
(d)any common law theory, including but not limited to breach of contract (expressed or implied), promissory estoppel, wrongful discharge, outrageous conduct, defamation, fraud or misrepresentation, tortious interference, invasion of privacy, negligent hiring or supervision, or any other claims based in contract, tort or equity.

Notwithstanding the foregoing, the Released Claims do not include claims for breach of this Agreement, claims that cannot be released because this Agreement does not contain statutory notice and revocation rights, claims related to rights to indemnification or insurance the Executive has pursuant to contractual arrangements with the Company or its parent, corporate documents of the Company or its parent, claims that arise after the Executive signs this Agreement, claims for vested pension benefits, claims for workers’ compensation benefits or unemployment compensation benefits, and any other claims that cannot by law be released by private agreement. In addition, this release does not prevent the Executive from filing: (i) a lawsuit to challenge the effectiveness of a release of claims of age discrimination under the Age Discrimination in Employment Act (“ADEA”); or (ii) a charge with a governmental agency, including but not limited to the U.S. Equal Employment Opportunity Commission (“EEOC”) and the U.S. Securities and Exchange Commission (“SEC”), but the Executive is waiving his/her right to recover any monetary or injunctive relief pursuant to any such charge. Notwithstanding the foregoing, this Agreement does not prevent the Executive from recovering an award from or by a governmental agency for providing information.
Executive acknowledges and agrees that the Executive is releasing both known and unknown claims and waives the benefit of any statute purporting to prevent the Executive from releasing unknown claims, including but not limited to the protection of Cal. Civ. Code Section 1542, which states:
A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.
3.Conditions. The Executive shall comply with the following terms, as conditions of payment, and in the event that the Executive fails to satisfy these conditions, the Company shall have no obligation to provide any separation benefits pursuant to Section 1 and shall be entitled to a refund of any separation benefits previously paid:
(a)Execution and Return of Agreement. The Executive shall sign this Agreement and return the signed original of the Agreement to the Company on the Termination Date.
(b)Property. The Executive shall return all Company property in the Executive’s possession, custody or control on or before the Termination Date, including but not limited to all motor vehicles, computer hardware, office equipment, tools, telephones, credit cards, keys, card keys, and the originals and all copies of all documents, files, computer software and electronic data (including any and all copies of the Company’s proprietary software, commensurate source code and engineering designs); provided, however, that the Executive may retain copies of documents reflecting the Executive’s compensation and benefits from the Company. By signing this Agreement, the Executive represents and warrants that the Executive has fully complied with this Section 3(b).
(c)Non-Disparagement. Subject to Section 8, to the fullest extent permitted by law, Executive shall not engage in any conduct or make any statement calculated to or likely to have the effect of undermining, disparaging or maligning the Releasees or the Company’s business, products, services, customers or clients. By signing this Agreement, Executive represents and warrants that Executive has made no statements on or after the Termination Date that would violate this Section, if made after this Agreement has become effective. By signing the General Release, Employee represents and warrants that Employee has fully complied with this Section 3(c).
(d)Other Agreements. Subject to Section 8, the Executive shall fully comply with all other agreements between the Executive and the Company (or any parent, subsidiary or affiliate of the Company or predecessor or successor thereto), including but not limited to the Proprietary Rights and Inventions Assignment Agreement attached hereto as Appendix 1, and any other agreements regarding confidentiality, protection of intellectual property or nonsolicitation (each an “Other Agreement”).
(e)Cooperation and Assistance. For a period of ninety (90) days from and after the Termination Date, and solely at the request of the Company, the Executive shall cooperate with and assist the Company, without out-of-pocket expense to the Executive, by sharing the knowledge the Executive has gained during the course of employment with the Company. If the Company does not request such cooperation and assistance, the Executive shall have no obligation under this Section.
(f)Board Resignation. Executive shall resign from the Inspirato Incorporated Board of Directors effective as of the Termination Date.
4.No Other Claims.
The Executive represents and warrants that:
(a)Executive has no Released Claims pending against the Company or any other
Releasee and has not assigned or transferred any Released Claim to anyone;
(b)Executive has been timely paid all compensation owed for services rendered through the Termination Date, including all salary, wages, bonuses, commissions, overtime compensation (if applicable) and payment for all accrued but unused vacation, and has timely received all meal periods and rest breaks to which the Executive may have been entitled;
(c)Executive has been fully reimbursed for all business expenses incurred by the
Executive for which the Executive was entitled to reimbursement;
(d)Executive has not suffered any work-related injury or illness as an employee of the Company or any other Releasee and is not aware of any facts or circumstances that would give rise to a workers’ compensation claim by the Executive against the Company or any other Releasee; and
(e)Executive has not suffered any sexual harassment or sexual abuse as an employee of the Company or any other Releasee and is not aware of any facts or circumstances that would give rise to such a claim by the Executive against the Company or any other Releasee.

5.Acknowledgements.
By signing this Agreement, the Executive acknowledges and agrees that:
(a)the consideration described in Section 1 of this Agreement is consideration to which the Executive would not otherwise be entitled, but for the signing of this Agreement;
(b)Executive has been advised to consult with legal counsel and a tax professional, including with regard to Section 409A, as defined below, about this Agreement and has been given an opportunity to do so;
(c)Executive has negotiated the terms and conditions of this Agreement in advance and has had the opportunity to consult with counsel of his choice regarding the terms and conditions hereof and in deciding whether or not to execute this Agreement;
(d)Executive is not relying on any promises or representations of any kind, except those set forth in this Agreement; and
(e)Executive has signed this Agreement voluntarily, of the Executive’s own free will, and without any threat, intimidation or coercion.
6.Reserved.
7.Confidentiality. Subject to Section 8, the existence and terms of this Agreement are strictly confidential and shall not be disclosed by the Executive to anyone except (a) the Executive’s spouse, attorneys and tax advisors, and then only after securing their agreement to be bound by this provision; or (b) in response to inquiry from a taxing authority or otherwise as required by law.
8.Protected Rights. Notwithstanding any other provision of this Agreement, nothing in this Agreement (or any other agreement signed by Executive) shall restrict Executive’s right to (a) report violations of law to law enforcement officials; (b) give truthful testimony under oath in a judicial, administrative, or arbitral proceeding; (c) file a charge with, make truthful statements to, cooperate with investigations by, or assist others in proceedings before governmental agencies (including the U.S Equal Employment Opportunity Commission, the National Labor Relations Board and the U.S Securities and Exchange Commission); (d) speak with an attorney representing Executive; (e) discuss the facts related to any claim of sexual assault or sexual harassment; (f) engage in whistle-blower activity protected by the Securities Exchange Act of 1934, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any rules or regulations issued thereunder (including Rule 21F-17); or (g) file or disclose any facts necessary to receive unemployment insurance, Medicaid, or other public benefits to which Executive may be entitled. In addition, 18 U.S.C. §1833(b) provides as follows, and nothing in this Agreement or any other agreement, or any Company policy, is intended to conflict with this statutory protection: “(1) An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (2)

An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”
State Specific Rights: In the event of any conflict between a provision of this Agreement and applicable state law, state law will govern. Nothing in this Agreement prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful. Executive has consulted with an attorney extensively regarding this Agreement.
9.Invalidity of Release. If any provision of Section 2 of this Agreement is held to be invalid or unenforceable and the Executive is permitted to and does assert any Released Claim against a Releasee, the Company shall be entitled to an immediate refund of one hundred percent (100%) of all payments made pursuant to Section 1 of this Agreement (except that Executive may retain one hundred dollars ($100)), in addition to any other remedy available to the Company under law or equity.
10.Severability. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall be unaffected and shall continue in full force and effect.
11.No Admission. The parties agree that this Agreement is not an admission, and shall not be construed as an admission, by either Party of any violation of law or other wrongdoing of any kind.
12.Attorney Fees and Costs. In any litigation, arbitration or other proceeding arising out of or relating to this Agreement, the prevailing party shall be entitled to recover his/her/its reasonable attorney fees and costs; provided, however, that this provision shall not apply to the extent prohibited by applicable law.
13.Controlling Law; Venue. This Agreement shall be governed by the laws of the State of Colorado. Any action arising out of or relating to this Agreement shall be brought only in the state or federal courts in or for Denver, Colorado and the Executive and the Company hereby waive any right that they might have to challenge the selection of those forums, including but not limited to challenges to personal jurisdiction, venue, or the convenience of the forum.
14.Code Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), or an exemption thereto, and this Agreement shall be interpreted in a manner consistent with such intent. Any payments under this Agreement that may be excluded from Section 409A either as a short-term deferral or as separation pay due to an involuntary separation from service shall be excluded from Section 409A to the maximum extent possible. All separation payments to be made upon the termination of employment hereunder may only be made upon a “separation from service” within the meaning of Section 409A. Each amount to be paid or benefit provided under this Agreement shall be construed as a separate identified payment for purposes of Section 409A. Notwithstanding any other provision in this Agreement or in any other document, the Company shall not be responsible for the payment of any applicable taxes incurred by the

Executive pursuant to this Agreement, under Section 409A or otherwise. The Company makes no representation that any or all of the payments and benefits described in this Agreement will be exempt from or comply with Section 409A, and the Executive agrees that the Company is not responsible for any liabilities arising to the Executive under 409A.
15.Entire Agreement. This Agreement and the Delayed Effective Date Separation and Release Agreement are the entire agreements between the parties regarding the subjects addressed herein, and they supersede and replace all prior agreements, representations, negotiations or discussions between the parties regarding such matters, whether written or oral, including, but not limited to, the Employment Agreement. Both this Agreement and the Delayed Effective Date Separation and Release Agreement may be enforced and the existence of both the Delayed Effective Date Separation and Release Agreement and this Agreement shall not limit in any way the effectiveness of the other release, both of which may be enforced against Executive to the maximum extent permitted by applicable law. This Agreement may not be modified or amended, nor may any term or provision hereof be waived or discharged, except in a writing signed by both parties. This Agreement may be executed in counterparts, including fax counterparts or in electronic format via DocuSign or similar electronic signature service, and all counterparts together shall constitute one fully- executed agreement.
16.Reserved.
18. Waiver of Additional Severance. By signing this Agreement, Executive acknowledges that the payments and benefits set forth herein fully satisfy all obligations of the Company under Section 4.6.2 of the Employment Agreement with regard to Termination Date Severance Pay, and Executive hereby waives any right to assert any additional claim for severance or equity acceleration not expressly set forth in this Agreement or in the Delayed Effective Date Separation and Release Agreement.
IN WITNESS WHEREOF, the parties have executed this Agreement on the dates stated below.

NOTE TO EXECUTIVE:
Sign and return by the deadline specified in Section 3(a). Do not sign before last day of employment.

INSPIRATO LLC
By:      Brent Wadman
Its: General Counsel Date: [DATE], 2025

EXECUTIVE
By:
Payam Zamani
Date: [DATE], 2025

EXHIBIT C
Delayed Effective Date Separation and Release Agreement

Delayed Effective Date Separation and Release Agreement
This Delayed Effective Date Separation and Release Agreement (“Agreement”) is made between Inspirato LLC, a Delaware limited liability company (the “Company”) and Payam Zamani (“Executive”) (each a “party” and together the “parties”):
WHEREAS, the Executive was employed by the Company as Chief Executive Officer and Chairman of the Board;
WHEREAS, the Executive’s employment with the Company was terminated without cause in a Merger-Related Termination pursuant to Section 4.2 of the Employment Agreement (as defined below) effective [DATE] (“Termination Date”);
WHEREAS, the parties wish to ensure an amicable separation and to provide for a release of claims by the Executive;
WHEREAS, the parties mutually agree that Executive’s Employment Agreement signed on August 13, 2024 (as amended, the “Employment Agreement”) is terminated as of the Termination Date and that this Agreement and the “Termination Date Separation and Release Agreement” referenced in Section 4.6.2 of the Employment Agreement supersede and replace the Employment Agreement, including but not limited to any provisions addressing severance pay and benefits upon termination;
NOW, THEREFORE, the parties agree as follows:
Definitions. Unless otherwise defined in this Agreement, capitalized terms shall have the meanings set forth in the Employment Agreement.
A.Separation Benefits. Provided that the Executive complies with all conditions described in Section 3 of this Agreement (the “Conditions”), the Company shall provide the following separation benefits to the Executive:
(a)Severance Pay. The Company will pay Executive severance pay in the gross amount of $100,000 (One Hundred Thousand Dollars and 00/100), less applicable local, state, and federal tax withholdings (the “Delayed Severance Pay”). Consistent with Section 4.6.2 of the Employment Agreement, the Delayed Severance Pay shall be paid to Executive in a single lump sum one business day following the date on which this Agreement becomes effective and irrevocable following expiration of the revocation period set forth in Section 6 of this Agreement. The Delayed Severance Pay will be deposited directly into Executive’s bank account(s) as designated in the Company’s payroll system. The Delayed Severance Pay made pursuant to this Section is intended to comply with or be exempt from Section 409A of the Internal Revenue Code.
(b)COBRA. The Executive shall be entitled to elect continuation of medical, dental, and vision coverage (if any) for the Executive and the Executive’s eligible dependents under the Company’s group health plans to the extent required under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) or comparable state law (“Continuation Coverage”). The Executive shall be solely responsible for paying all applicable premiums for such Continuation Coverage, and the Company shall have no obligation to subsidize or reimburse any such premiums.

(c)Taxes. The Company may withhold taxes or report taxable income from benefits provided pursuant to this Section 1. The Company makes no representation concerning tax consequences or tax liability that may be incurred by Employee from payments made pursuant to this Agreement. Employee and the Company acknowledge that nothing herein constitutes tax advice to the other party.
B.Release in Full of All Claims. In exchange for the promises described in Section 1 of this Agreement, the Executive, for himself/herself and his/her heirs, assigns and personal representatives, fully and completely releases the Company and its parents, subsidiaries and affiliated entities and all predecessors and successors thereto, and all benefit plans thereof, and all of their respective shareholders, members, partners, directors, officers, managers, employees, attorneys, administrators and agents (each a “Releasee” and collectively the “Releasees”) from any and all claims or causes of action that the Executive may have against the Releasees, known or unknown, including claims or causes of action that relate in any way to the Executive’s employment with any Releasee or the termination thereof, from the beginning of time through the date the Executive signs this Agreement (each a “Released Claim” and together the “Released Claims”), including but not limited to the following:
(a)federal, state or local laws prohibiting discrimination (including harassment and retaliation) in employment, such as: (i) the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act, and Executive Order 11141, which prohibit discrimination based on age; (ii) Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866 (42 U.S.C. § 1981), the Equal Pay Act, and Executive Order 11246, which prohibit discrimination based on race, color, national origin, religion, or sex; (iii) the Genetic Information Nondiscrimination Act, which prohibits discrimination on the basis of genetic information; (iv) the Americans With Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination based on disability; (v) the National Labor Relations Act, which prohibits discrimination for engaging in certain concerted protected activity; (vi) the Occupational Safety and Health Act and the Mine Safety and Health Act, which prohibit discrimination for engaging in certain safety-related activity; (vii) the Sarbanes Oxley Act, which prohibits discrimination for engaging in certain whistleblowing activity; and (viii) any state or local law that prohibits discrimination on any of the bases described above;
(b)federal, state or local laws regarding wages and hours, including laws regarding minimum wage, overtime compensation, wage payment, vacation pay, sick pay, compensatory time, commissions, bonuses, and meal and break periods wages, such as the Fair Labor Standards Act and the Colorado Wage Claim Act (C.R.S. 8-4-101 et seq.);
(c)other employment laws, including but not limited to: (i) the Family and Medical Leave Act and analogous state and local laws, which require employers to provide leaves of absence under certain circumstances; (ii) the Worker Adjustment and Retraining Notification Act (WARN) and analogous state and local laws, which require advance notice of certain workforce reductions; (iii) the Employee Retirement Income Security Act, which protects employee benefits (among other things); and (iv) the Uniformed Services Employment and Reemployment Rights Act, which requires employers to provide military leave under certain circumstances; and
(d)any common law theory, including but not limited to breach of contract (expressed or implied), promissory estoppel, wrongful discharge, outrageous conduct, defamation, fraud or misrepresentation, tortious interference, invasion of privacy, negligent hiring or supervision, or any other claims based in contract, tort or equity.
Notwithstanding the foregoing, the Released Claims do not include claims for breach of this Agreement, claims related to rights to indemnification or insurance the Executive has pursuant to contractual arrangements with the Company or its parent, corporate documents of the Company or its parent, claims that arise after the Executive signs this Agreement, claims for vested pension benefits, claims for workers’ compensation benefits or unemployment compensation benefits, and any other claims that cannot by law be released by private agreement. In addition, this release does not prevent the Executive from filing: (i) a lawsuit to challenge the effectiveness of a release of claims of age discrimination under the ADEA; or (ii) a charge with a governmental agency, including but not limited to the U.S. Equal Employment Opportunity Commission (“EEOC”) and the U.S. Securities and Exchange Commission (“SEC”), but the Executive is waiving his/her right to recover any monetary or injunctive relief pursuant to any such charge. Notwithstanding the foregoing, this Agreement does not prevent the Executive from recovering an award from or by a governmental agency for providing information.
Executive acknowledges and agrees that the Executive is releasing both known and unknown claims and waives the benefit of any statute purporting to prevent the Executive from releasing unknown claims, including but not limited to the protection of Cal. Civ. Code Section 1542, which states:
A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.
C.Conditions. The Executive shall comply with the following terms, as conditions of payment, and in the event that the Executive fails to satisfy these conditions, the Company shall have no obligation to provide any separation benefits pursuant to Section 1 and shall be entitled to a refund of any separation benefits previously paid:
(a)Execution and Return of Agreement. The Executive shall sign this Agreement and return the signed original of the Agreement to the Company within forty-five (45) days after the Executive receives the Agreement and shall not revoke it pursuant to the revocation right described in Section 6, below.
(b)Property. The Executive shall return all Company property in the Executive’s possession, custody or control on or before the Termination Date, including but not limited to all motor vehicles, computer hardware, office equipment, tools, telephones, credit cards, keys, card keys, and the originals and all copies of all documents, files, computer software and electronic data (including any and all copies of the Company’s proprietary software, commensurate source code and engineering designs); provided, however, that the Executive may retain copies of documents reflecting the Executive’s compensation and benefits from the Company. By signing this Agreement, the Executive represents and warrants that the Executive has fully complied with this Section 3(b).
(c)Non-Disparagement. Subject to Section 8, to the fullest extent permitted by law, Executive shall not engage in any conduct or make any statement calculated to or likely to have the effect of undermining, disparaging or maligning the Releasees or the Company’s business, products, services, customers or clients. By signing this Agreement, Executive represents and warrants that Executive has made no statements on or after the Termination Date that would violate this Section, if made after this Agreement has become effective. By signing the General Release, Employee represents and warrants that Employee has fully complied with this Section 3(c).
(d)Other Agreements. Subject to Section 8, the Executive shall fully comply with all other agreements between the Executive and the Company (or any parent, subsidiary or affiliate of the Company or predecessor or successor thereto), including but not limited to the Proprietary Rights and Inventions Assignment Agreement attached hereto as Appendix 1, and any other agreements regarding confidentiality, protection of intellectual property or nonsolicitation (each an “Other Agreement”).
(e)Cooperation and Assistance. For a period of ninety (90) days from and after the Termination Date, and solely at the request of the Company, the Executive shall cooperate with and assist the Company, without out-of-pocket expense to the Executive, by sharing the knowledge the Executive has gained during the course of employment with the Company. If the Company does not request such cooperation and assistance, the Executive shall have no obligation under this Section.
(f)Board Resignation. Executive shall resign from the Inspirato Incorporated Board of Directors effective as of the Termination Date.
D.No Other Claims.
The Executive represents and warrants that:
(a)Executive has no Released Claims pending against the Company or any other
Releasee and has not assigned or transferred any Released Claim to anyone;
(b)Executive has been timely paid all compensation owed for services rendered through the Termination Date, including all salary, wages, bonuses, commissions, overtime compensation (if applicable) and payment for all accrued but unused vacation, and has timely received all meal periods and rest breaks to which the Executive may have been entitled;
(c)Executive has been fully reimbursed for all business expenses incurred by the
Executive for which the Executive was entitled to reimbursement;
(d)Executive has not suffered any work-related injury or illness as an employee of the Company or any other Releasee and is not aware of any facts or circumstances that would give rise to a workers’ compensation claim by the Executive against the Company or any other Releasee; and
(e)Executive has not suffered any sexual harassment or sexual abuse as an employee of the Company or any other Releasee and is not aware of any facts or circumstances that would give rise to such a claim by the Executive against the Company or any other Releasee.

E.Acknowledgements.
By signing this Agreement, the Executive acknowledges and agrees that:
(a)the consideration described in Section 1 of this Agreement is consideration to which the Executive would not otherwise be entitled, but for the signing of this Agreement;
(b)Executive has been advised to consult with legal counsel and a tax professional, including with regard to Section 409A, as defined below, about this Agreement and has been given an opportunity to do so;
(c)Executive has been given the amount of time specified in Section 3(a) within which to consider this Agreement before signing it, any changes to this Agreement did not restart the consideration period, and if the Executive has signed this Agreement in less than the specified consideration period, the Executive has done so voluntarily;
(d)Executive is not relying on any promises or representations of any kind, except those set forth in this Agreement; and
(e)Executive has signed this Agreement voluntarily, of the Executive’s own free will, and without any threat, intimidation or coercion.
F.Older Workers Benefit Protection Act. In accordance with the Older Workers Benefit Protection Act of 1990, the undersigned is hereby advised as follows:
(a)The waiver and release of claims under the ADEA contained in this Agreement does not cover rights or claims that may arise after the date on which the Executive signs this Agreement;
(b)This Agreement provides for consideration in addition to anything of value to which the Executive is already entitled;
(c)The Executive is hereby advised to consult with an attorney before signing this
Agreement;
(d)The Executive has at least forty-five (45) days to consider this Agreement before signing it. If the Executive signs this Agreement prior to the expiration of the forty-five (45) day period, the Executive waives the remainder of that period. The Executive waives the restarting of the forty-five (45) period in the event of any modification of the Agreement, whether or not material; and
(e)The Executive has seven (7) days after signing this Agreement to revoke this Agreement, and this Agreement will become effective upon the expiration of that revocation period.
The Executive may revoke this Agreement by delivering written notice of revocation to the Company by email, delivery or U.S. Mail addressed as follows, which notice must be received not later than the seventh (7th) calendar day following the Executive’s signing of this Agreement, and this Agreement shall not become effective until the seven-day revocation period has expired without revocation by the Executive:

Inspirato LLC
1544 Wazee Street
Denver, CO 80202
Email: BWadman@inspirato.com
Attn: Brent Wadman, General Counsel
G.Confidentiality. Subject to Section 8, the existence and terms of this Agreement are strictly confidential and shall not be disclosed by the Executive to anyone except (a) the Executive’s spouse, attorneys and tax advisors, and then only after securing their agreement to be bound by this provision; or (b) in response to inquiry from a taxing authority or otherwise as required by law.
H.Protected Rights. Notwithstanding any other provision of this Agreement, nothing in this Agreement (or any other agreement signed by Executive) shall restrict Executive’s right to (a) report violations of law to law enforcement officials; (b) give truthful testimony under oath in a judicial, administrative, or arbitral proceeding; (c) file a charge with, make truthful statements to, cooperate with investigations by, or assist others in proceedings before governmental agencies (including the U.S Equal Employment Opportunity Commission, the National Labor Relations Board and the U.S Securities and Exchange Commission); (d) speak with an attorney representing Executive; (e) discuss the facts related to any claim of sexual assault or sexual harassment; (f) engage in whistle-blower activity protected by the Securities Exchange Act of 1934, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any rules or regulations issued thereunder (including Rule 21F-17); or (g) file or disclose any facts necessary to receive unemployment insurance, Medicaid, or other public benefits to which Executive may be entitled.
In addition, 18 U.S.C. §1833(b) provides as follows, and nothing in this Agreement or any other agreement, or any Company policy, is intended to conflict with this statutory protection: “(1) An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (2) An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”
State Specific Rights: In the event of any conflict between a provision of this Agreement and applicable state law, state law will govern. Nothing in this Agreement prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful. Executive has the right to consult with an attorney regarding this Agreement.

I.Invalidity of Release. If any provision of Section 2 of this Agreement is held to be invalid or unenforceable and the Executive is permitted to and does assert any Released Claim against a Releasee, the Company shall be entitled to an immediate refund of one hundred percent (100%) of all payments made pursuant to Section 1 of this Agreement (except that Executive may retain one hundred dollars ($100)), in addition to any other remedy available to the Company under law or equity; provided, however, that this provision shall not apply to a claim of age discrimination under the ADEA unless ordered by a court of law.
J.Severability. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall be unaffected and shall continue in full force and effect.
K.No Admission. The parties agree that this Agreement is not an admission, and shall not be construed as an admission, by either Party of any violation of law or other wrongdoing of any kind.
L.Attorney Fees and Costs. In any litigation, arbitration or other proceeding arising out of or relating to this Agreement, the prevailing party shall be entitled to recover his/her/its reasonable attorney fees and costs; provided, however, that this provision shall not apply to a claim of age discrimination under the ADEA or a suit challenging the validity of a release of age discrimination claims under the ADEA.
M.Controlling Law; Venue. This Agreement shall be governed by the laws of the State of Colorado. Any action arising out of or relating to this Agreement shall be brought only in the state or federal courts in or for Denver, Colorado and the Executive and the Company hereby waive any right that they might have to challenge the selection of those forums, including but not limited to challenges to personal jurisdiction, venue, or the convenience of the forum.
N.Code Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), or an exemption thereto, and this Agreement shall be interpreted in a manner consistent with such intent. Any payments under this Agreement that may be excluded from Section 409A either as a short-term deferral or as separation pay due to an involuntary separation from service shall be excluded from Section 409A to the maximum extent possible. All separation payments to be made upon the termination of employment hereunder may only be made upon a “separation from service” within the meaning of Section 409A. Each amount to be paid or benefit provided under this Agreement shall be construed as a separate identified payment for purposes of Section 409A. Notwithstanding any other provision in this Agreement or in any other document, the Company shall not be responsible for the payment of any applicable taxes incurred by the Executive pursuant to this Agreement, under Section 409A or otherwise. The Company makes no representation that any or all of the payments and benefits described in this Agreement will be exempt from or comply with Section 409A, and the Executive agrees that the Company is not responsible for any liabilities arising to the Executive under 409A.
O.Entire Agreement. This Agreement and the Termination Date Separation and Release Agreement are the entire agreements between the parties regarding the subjects addressed herein, and they supersede and replace all prior agreements, representations, negotiations or discussions between the parties regarding such matters, whether written or oral, including, but not limited to, the Employment Agreement. Both this Agreement and the Termination Date Separation and Release Agreement may be enforced and the existence of both the Termination Date Separation and Release Agreement and this Agreement shall not limit in any way the effectiveness of the other release, both of which may be enforced against Executive to the maximum extent permitted by applicable law. This Agreement may not be modified or amended, nor may any term or provision hereof be waived or discharged, except in a writing signed by both parties. This Agreement may be executed in counterparts, including fax counterparts or in electronic format via DocuSign or similar electronic signature service, and all counterparts together shall constitute one fully-executed agreement.
P.Receipt of Separation Information. Executive acknowledges and agrees that Executive has received the separation information attached hereto as Exhibit A in accordance with the Older Workers Benefit Protection Act.
18. Waiver of Additional Severance. By signing this Agreement, Executive acknowledges that the payments and benefits set forth herein fully satisfy all obligations of the Company under Section 4.6.2 of the Employment Agreement with regard to Delayed Severance Pay, and Executive hereby waives any right to assert any additional claim for severance or equity acceleration not expressly set forth in this Agreement or in the Termination Date Separation and Release Agreement.
IN WITNESS WHEREOF, the parties have executed this Agreement on the dates stated below.
NOTE TO EXECUTIVE:
Sign and return by the deadline specified in Section 3(a). Do not sign before last day of employment.
INSPIRATO LLC
By:      Brent Wadman
Its: General Counsel Date: [DATE], 2025

EXECUTIVE
By:
Payam Zamani
Date: [DATE], 2025

EXHIBIT C FORM OF AFFILIATE TERMINATION AGREEMENT

Execution Version
MASTER TERMINATION OF AFFILIATE ARRANGEMENTS

This Master Termination of Affiliate Arrangements (this “Agreement”) is entered into as of December 16, 2025 (the “Execution Date”) by and among Buyerlink, Inc., a Delaware corporation (“Buyerlink”), Inspirato Incorporated, a Delaware corporation (the “Company”), solely with respect to its obligations to others or from others expressly set forth herein, and One Planet Group, LLC, a Delaware limited liability company (“One Planet Group”). The foregoing are collectively referred to as the “Parties.”
This Agreement is delivered pursuant to, and in satisfaction of, Section 6.3(e) of that certain Agreement and Plan of Merger, dated December 16, 2025 (the “Merger Agreement”), by and among Exclusive Investments, LLC (“Parent”), Boomerang Merger Sub, Inc., a wholly owned subsidiary of Parent, and the Company.
RECITALS
WHEREAS, Buyerlink and the Company (or its Affiliate, Inspirato LLC) are parties to the following agreements:
1.that certain Direct Marketing Employee Agreement, dated March 12, 2025 (the “DME Agreement”); and
2.that certain Corporate Independent Contractor Agreement, dated July 15, 2025, as amended by that certain Amendment to Corporate Independent Contractor Agreement, dated July 24, 2025 (collectively, the “ICA”);
3.that certain Facility Use Agreement (American Fork Office), dated October 1, 2025 (the “Facility Agreement”);
WHEREAS, the Company has an arrangement with One Planet Group pursuant to which the Company reimburses One Planet Group for certain business-related travel expenses (the “Travel Reimbursement Arrangement”, and together with the DME Agreement, the ICA and the Facility Agreement, the “Affiliate Arrangements”).
WHEREAS, pursuant to Section 6.3(e) of the Merger Agreement, the Company is required to cause all Affiliate Arrangements to be terminated, with all obligations thereunder fully satisfied or waived, effective immediately prior to the Closing (as that term is defined in the Merger Agreement); and
WHEREAS, the Parties desire to effect such termination and to resolve all obligations arising under the Affiliate Arrangements on the terms set forth herein.
NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Termination of Affiliate Arrangements
1.1.Termination Effective Date. Each Affiliate Arrangement shall terminate in its entirety effective as of 11:59 p.m. Mountain Time on December 31, 2025 (the “Termination Effective Date”), without any further action by any Party.

1.2 No Surviving Obligations. As of the Termination Effective Date, and except solely for the obligations expressly set forth in Section 2, all rights, duties, and liabilities under the Affiliate Arrangements shall cease, and no Party shall have any continuing liability or obligation thereunder.
2.Final Payments and Finality of Obligations
2.1.Final Payment Amounts. The Company shall pay to Buyerlink $280,317, and to One Planet Group $171,900, which in each case is an amount representing all compensation, facility fees, and any other amounts accrued, owed, or payable under the relevant Affiliate Arrangements through the Termination Effective Date (the “Final Payment Amounts”). Prior to making any Final Payment Amounts, all Final Payment Amounts shall have been ratified by the Company’s board of directors as related party transactions.
2.2.Timing of Payment. The Final Payment Amounts as of the date hereof shall be paid in full no later than five (5) business days following the Termination Effective Date. All payments shall be made by wire transfer of immediately available funds.
2.3.Finality; No Additional Amounts Owed. The Parties agree that:
(i) The Final Payment Amounts constitute the entire amount owed to Buyerlink or One Planet Group under or relating to the Affiliate Arrangements;
(ii) No additional fees, penalties, administrative charges, severance, reimbursements, or other amounts shall be owed;
(iii) No further Travel Reimbursement Arrangements shall be required to be paid by the Company (and the Company shall not pay any Travel Reimbursement Arrangements) beyond the amounts set forth in Section 2.1.
(iv) No further invoicing, approvals, or true-ups are required.
2.4.No Offset or Clawback. The Company waives any right to set off, recoup, withhold, claim overpayment, or claw back any portion of the Final Payment Amounts.
3.Mutual Release
3.1.Buyerlink Release. Effective upon Buyerlink’s and One Planet Group’s receipt of all Final Payment Amounts, each of Buyerlink and One Planet Group, on behalf of itself and its Affiliates, hereby irrevocably and unconditionally releases and forever discharges the Company, and each of its Affiliates (including after the Closing, the Parent), and their respective directors, officers, employees, agents, and representatives, from any and all claims, demands, actions, causes of action, liabilities, obligations, damages, and losses of any kind, whether known or unknown, arising out of or relating to the Affiliate Arrangements through the Termination Effective Date.
3.2.Company Release. Effective upon execution of this Agreement, and subject to the effective termination of the Affiliate Arrangements as of the Termination Effective Date, the Company and each of its Affiliates (including, after the Closing, the Parent) hereby irrevocably and unconditionally release and forever discharge Buyerlink, One Planet Group and their respective Affiliates, and their respective directors, officers, employees, agents, and representatives, from any and all claims, demands, actions, causes of action, liabilities, obligations, damages, and losses of any kind, whether known or unknown, arising out of or relating to the Affiliate Arrangements, including all services, personnel, facilities, performance, non-performance, breaches (alleged or actual), worker-classification matters, employment or contractor matters, tax matters, invoicing or payment matters, and any other dealings, interactions, or obligations of any kind in connection with the Affiliate Arrangements through the Termination Effective Date.
3.3.Survival; Scope of Releases. Each release set forth in this Section 3 is final, unconditional, and irrevocable, constitutes a general release of all claims relating to the Affiliate Arrangements (subject only to performance of this Agreement), survives the Closing, and does not limit or impair the rights or obligations expressly set forth in this Agreement.
3.4.Return or Destruction of Information. Buyerlink and One Planet Group agree that all information received from the Company with respect to the Affiliate Arrangements is the Company’s proprietary information and that Buyerlink and One Planet Group shall (1) not use or retain any such proprietary information of the Company, and (2) promptly return or certify as destroyed such information within five days after the Termination Effective Date.
4.Representations and Warranties
4.1.Each of Buyerlink and One Planet Group represents that it has the authority to enter into this Agreement.
4.2.The Company represents and warrants to Buyerlink and One Planet Group that:
(i) There are no additional earned or contingent obligations of Buyerlink or One Planet Group under the Affiliate Arrangements.
(ii) The execution and performance of this Agreement complies fully with Section 6.3(e) of the Merger Agreement.
(iii) No consent, notice, or third-party approval is required for termination except as already delivered.
(iv) It will not assert any claim that Buyerlink or One Planet Group failed to perform or breached any Affiliate Arrangement.
5.Execution and Effectiveness
This Agreement is executed and delivered as of the Execution Date and shall become effective immediately upon execution. The Affiliate Arrangements shall terminate in accordance with Section 1.1 as of the Termination Effective Date. Notwithstanding the foregoing, if the Closing under the Merger Agreement does not occur, nothing in this Agreement shall be deemed to waive, release, amend, or otherwise affect any post-termination compensation, tail, or similar continuing obligations under the Affiliate Arrangements, which shall continue to be governed by their respective terms.
6.Entire Consideration
The Parties agree that the Final Payment Amounts are the entire and exclusive consideration for all services performed and the termination of the Affiliate Arrangements; provided however, that in the event the Closing does not occur, nothing herein shall be deemed to waive, release, or otherwise affect any post-termination compensation, tail, or similar continuing obligations under the Affiliate Arrangements.

7.Miscellaneous
7.1.Governing Law. This Agreement and all claims or causes of action (whether in contract, tort, or statute) arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any conflict-of-laws principles that would result in the application of the laws of any other jurisdiction.
7.2.Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, the remaining provisions shall remain in full force and effect and shall be interpreted to give effect to the original intent of the Parties as closely as possible.
7.3.Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by electronic transmission (including via PDF or DocuSign) shall be deemed valid and binding for all purposes.
7.4.Supremacy Over Affiliate Arrangements. In the event of any conflict, inconsistency, or ambiguity between the terms of this Agreement and the terms of any Affiliate Arrangement, the terms of this Agreement shall control in all respects, including with respect to termination, payment obligations, and releases.
7.5.Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, understandings, and communications, whether written or oral, relating to such subject matter.

[Signature Page Follows]

WHEREUPON, the Parties have executed this Agreement as of the dates shown below.

COMPANY
By:      Name:
Title:
Date:

BUYERLINK INC.
By:      Name:
Title:
Date:

ONE PLANET GROUP
By:      Name:
Title: Date:

ANNEX B – FAIRNESS OPINION
December 15th, 2025
Board of Directors Inspirato Incorporated 1544 Wazee Street
Denver, CO 80202
Members of the Board of Directors (the “Board”):
Roth Capital Partners, LLC (“Roth, “us” or “we”) understands that Exclusive Investments LLC, a Delaware limited liability company (“Exclusive”) intends to enter into an Agreement and Plan of Merger (the “Merger Agreement”) contemplating a business combination with Inspirato Incorporated, a Delaware corporation (the “Company” or “Inspirato”) (the “Transaction”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.
As more specifically set forth in the Merger Agreement, and subject to the terms, conditions and adjustments set forth therein, by virtue of the Merger, except for Dissenting Shares and Cancelled Shares, each share of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock” and each share of Class A Common Stock, a “Share” and collectively, the “Shares”) issued and outstanding immediately prior to the effective time of the Merger shall be converted automatically into the right to receive an amount in cash equal to $4.27 per share (the “Merger Consideration”).
You have asked us to render an opinion, as of the date hereof, as to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of Shares (the “Shareholders”) in the Transaction pursuant to the Merger Agreement.
For purposes of the opinion set forth herein, we have, among other things:
i.reviewed a draft of the Agreement and Plan of Merger, dated as of December 13, 2025 (the “Draft Merger Agreement”);
ii.reviewed and analyzed certain information, including historic financial results and forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company that were furnished to us by or through the management team of the Company;
iii.conducted discussions with members of the senior management of the Company concerning the information described in clause (ii);
iv.reviewed and analyzed certain publicly available information relating to the Company, including reported prices and trading activity for the Shares, the Company’s recent annual report to stockholders, its annual report on Form 10-K for the year ended December 31, 2024, and the most recent quarterly report on Form 10-Q for the three-month period ended September 30th, 2025, as well as the Company’s financial outlook for 2025-2028, provided by the management of the Company;
v.reviewed and analyzed the financial information and data, to the extent publicly available, of certain acquisitions that we deemed relevant;
vi.compared certain publicly available financial and other information for certain public companies that we deemed relevant;
vii.participated in certain discussions with management of the Company, its legal advisors; and
viii.performed such other analyses and considered such other factors as we deemed appropriate for the purpose of reviewing the proposed Transaction and arriving at our opinion.
We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by or through the management of the Company, and we have further relied upon the assurances of the management team of the

Company that such information does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in any material respect. With respect to any financial projections of the Company, we have been advised by the management of the Company, and we have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. We express no opinion as to any such financial forecasts, estimates or forward-looking information or assumptions on which they are based or on the assumed probabilities associated with future events contemplated thereby. In addition, we have assumed that the final executed Merger Agreement will not differ in any material respect from the Draft Merger Agreement reviewed by us, and that the Transaction will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions. We have also assumed that, in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Transaction, no delays, limitations, conditions or restrictions will be imposed that would have an adverse effect on the Company or the contemplated benefits expected to be derived in the proposed Transaction. We are not legal, tax, accounting or regulatory advisors. We have relied upon, without independent verification, the assessment of the Company and its legal, tax, accounting and regulatory advisors with respect to legal, tax, accounting and regulatory matters.
In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company, and have not been furnished or provided with any such appraisals or valuations. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Exclusive, the Company or any of their respective affiliates is a party or may be subject, and at your direction and with your consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.
Our opinion addresses only the fairness, from a financial point of view, as of the date hereof, of the Merger Consideration to be received by the Shareholders in the Transaction pursuant to the Merger Agreement. Our opinion does not in any manner address any other aspect or implication of the Merger Agreement or any agreement, arrangement or understanding entered into in connection with the Merger Agreement or otherwise, including, without limitation, the fairness of the amount or nature of any compensation to any officers, directors or employees of any party to the Merger Agreement, or any class of such persons, relative to the Merger Consideration. This opinion does not address the fairness of the Transaction to the holders of any class of securities, creditors, group of securityholders or other constituencies of the Company. Our opinion also does not address the relative merits of the Merger Agreement as compared to any alternative business strategies or transactions that might exist for the Company, the underlying business decision of the Company to proceed with the Merger Agreement, or the effects of any other transaction in which the Company might engage. This opinion does not indicate that the consideration to be received is the best possibly attainable under any circumstances; instead, it merely states whether the Merger Consideration is within or above a range suggested by certain financial analyses. The decision as to whether to proceed with the Transaction or any related transaction depends on an assessment of factors unrelated to the financial analyses on which this opinion is based.
The issuance of this opinion was approved by an authorized internal fairness committee of Roth in accordance with our customary practice. Our opinion is necessarily based on the economic, monetary, market, financial and other conditions as they exist and can be evaluated, and the information made available to us, as of the date hereof. We express no opinion as to the underlying valuation, future performance or long-term viability of the Company or Exclusive. Further, we express no opinion as to the actual value of the shares of the Company or the prices at which shares of the Company, in each case, including those shares of the Company to be issued in the Transaction, will trade at any time before or after the announcement of the Merger Agreement or during the time between its announcement and closing. It should be understood that, although subsequent developments or events may affect various assumptions used by us in preparing our opinion, we do not have any obligation to update, revise or reaffirm our opinion based on such developments, events or otherwise and we expressly disclaim any responsibility to do so. Our opinion does not address any legal, tax or accounting matters.

Roth has been engaged by the Company to act as its financial advisor in connection with the Transaction and will receive a fee for our services, of which $250,000 is due and payable upon delivery of this opinion and a portion is contingent upon the closing of the Transaction. We will receive an additional fee of $100,000 due and payable upon each additional formal affirmation of the opinion (if any) requested by the Company. In addition, the Company has agreed to reimburse certain expenses and to indemnify us for certain liabilities arising out of our engagement.
Roth is a full-service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company and the other parties to the Transaction, and, accordingly, may at any time hold a long or a short position in such securities. Except for as set forth below, we have not had a material relationship with, nor have we otherwise received any fees from the Company, Exclusive or any other parties to the Transaction during the two years preceding the date hereof. During the past two years prior to the date hereof, Roth was engaged by the Company to provide certain services under the following engagements: (i) a financial advisory engagement under which Roth provided a fairness opinion and for which Roth received a fee of $750,000 in connection with its engagement and delivery of such fairness opinion; and (ii) providing certain valuation services to the board of directors of the Company for which Roth received a fee of $250,000.
Consistent with applicable legal and regulatory requirements, Roth has adopted policies and procedures to establish and maintain the independence of our research departments and personnel. As a result, our research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to the Company or the Transaction that differ from the views of our investment banking personnel.
This opinion has been prepared solely for the information of the Board for its use in connection with its consideration of the Transaction, and is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote on any matter relating to the Transaction or any other matter. Except with respect to the inclusion of this opinion in the proxy statement/prospectus relating to the Transaction in accordance with our engagement letter with the Company, this opinion shall not be disclosed, referred to or published (in whole or in part), nor shall any public reference to us be made, without our prior written approval. The Board may furnish copies of this letter to the Board’s legal counsel. This opinion does not create any fiduciary duty on the part of Roth to the Company, the Board, the shareholders of the Company or any other party.
On the basis of and subject to the foregoing, we are of the opinion, as of the date hereof, that the Merger Consideration to be received by Shareholders pursuant to the Merger Agreement is fair from a financial point of view to the Shareholders.
Very truly yours,

ROTH Capital Partners, LLC

ANNEX C – SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252,

§ 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.
(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.
(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.
(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

ANNEX D – ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 10-K

(Mark One)
☒    ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2024
OR
☐    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from ___________ to ___________
Commission File Number: 001-39791

INSPIRATO INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware	85-2426959
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1544 Wazee Street Denver, CO	80202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 586-7771

Not applicable
(Former name, former address, and former fiscal year, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	ISPO	The Nasdaq Global Market
Warrants, each whole warrant exercisable for 0.05 shares of Class A Common Stock at an exercise price of $230.00 per share	ISPOW	The Nasdaq Global Market
Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒
Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act. Yes ☐ No ☒
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐
Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Indicate by check mark whether the registrant has filed a report on and attestation to its management's assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report. ☐
If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. ☐
Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to §240.10D-1(b). ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒
The aggregate market value of Class A common stock, held by non-affiliates of the registrant on June 30, 2024, the last business day of the registrant’s most recently completed second fiscal quarter, was approximately $6.7 million (based on the closing sales price of the registrant’s common stock on the Nasdaq Stock Market on that date). Shares of the registrant’s common stock held by each officer and director and by each other person who may be deemed to be an affiliate of the registrant have been excluded from this computation. This determination of affiliate status is not necessarily a conclusive determination for any other purpose.
As of March 17, 2025, the registrant had outstanding 12,440,577 shares of Class A Common Stock, no shares of Class V Common Stock, no shares of Class B Common Stock and 8,624,792 Warrants.
DOCUMENTS INCORPORATED BY REFERENCE
Portions of the registrant’s definitive proxy statement relating to its 2025 Annual Meeting of Stockholders (the “2025 Proxy Statement”) are incorporated by reference into Part III of this Annual Report on Form 10-K where indicated. The 2025 Proxy Statement will be filed with the U.S. Securities and Exchange Commission within 120 days after the end of the fiscal year to which this report relates.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS
This Annual Report on Form 10-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding our and our management team’s hopes, beliefs, intentions or strategies regarding the future or our future events or future financial or operating performance. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Annual Report on Form 10-K may include, for example, statements about:
•Our partnership with Capital One Services, LLC (“Capital One”);
•Our ability to service our outstanding indebtedness and satisfy related covenants;
•The impact of changes to our executive management team;
•Our ability to comply with the continued listing standards of Nasdaq and the continued listing of our securities on Nasdaq;
•Changes in our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans;
•The implementation, market acceptance and success of our business model, growth strategy and new products;
•Our expectations and forecasts with respect to the size and growth of the travel and hospitality industry;
•The ability of our services to meet members’ needs;
•Our ability to compete with others in the luxury travel and hospitality industry;
•Our ability to attract and retain qualified employees and management;
•Our ability to adapt to changes in consumer preferences, perception and spending habits and develop and expand our destination or other product offerings and gain market acceptance of our services, including in new geographic areas;
•Our ability to develop and maintain our brand and reputation;
•Developments and projections relating to our competitors and our industry;
•The impact of natural disasters, acts of war, terrorism, widespread global pandemics or illness on our business and the actions we may take in response to them;
•Expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”);
•Our future capital requirements and sources and uses of cash;
•The impact of our reductions in workforce on our expenses;
•The impact of market conditions on our financial condition and operations, including fluctuations in interest rates and inflation;
•Our ability to obtain funding for our operations and future growth;
•Our ability to generate positive cash flow from operations, achieve profitability, and obtain additional financing or access the capital markets to manage our liquidity;
•The impact on our liquidity of the obligations in our contractual agreements, including covenants therein;

•The impact of the One Planet Group LLC investment agreement and financing;
•Our business, expansion plans and opportunities and other strategic alternatives that we may consider, including, but not limited to, mergers, acquisitions, investments, divestitures, and joint ventures; and
•Other factors detailed under the section Risk Factors in Part I, Item 1A of this Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), those discussed in Management’s Discussion and Analysis of Financial Condition and Results of Operations in Part II, Item 7 of this Annual Report on Form 10-K and those discussed in other documents we file with the SEC.
We caution you that the foregoing list does not contain all of the forward-looking statements made in this Annual Report on Form 10-K. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. Should one or more of the risks or uncertainties described herein or in any other documents we file with the SEC occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.
Investors should consider the risks and uncertainties described herein and should not place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Annual Report on Form 10-K and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

PART I
Item 1. Business
Inspirato Incorporated and its subsidiaries (collectively, the "Company", “Inspirato”, “we”, or “our”) is a private, luxury hospitality club that provides its members with access to an exclusive portfolio of high-end vacation homes, luxury hotels, and curated travel experiences worldwide. The club offers personalized service, dedicated trip planning, and seamless access to exceptional properties through its innovative model designed to ensure the service, certainty and value that discerning customers demand.
For members, we offer access to a diverse portfolio of curated luxury vacation options that include approximately 350 private luxury vacation homes and accommodations at over 220 luxury hotel and resort partners in over 180 destinations around the world as of December 31, 2024. Our portfolio also includes Inspirato Only experiences, which are curated, one-of-a-kind member-only experiences such as luxury safaris, cruises and other experiences, as well as Bespoke trips, which offer individualized, custom-designed “bucket list” itineraries based on the exact specifications of the member. Every Inspirato trip comes with our personalized service envelope — including pre-trip planning, on-site concierge and daily housekeeping — designed to meet the needs of discerning travelers and drive exceptional customer satisfaction.
Our portfolio of luxury vacation options is accessed through our Subscription platform through which we currently offer three paid Subscription models for members to choose from, Inspirato Club ("Club"), Inspirato Pass ("Pass") and Inspirato Invited ("Invited"). See the ‘Our Luxury Travel Subscriptions’ section below for additional information on each product offering.
In addition to offering a better way to travel, Inspirato also solves critical pain points for hospitality suppliers, including luxury vacation homeowners seeking to monetize their property with rental income. For example, Inspirato provides an opaque distribution channel through which luxury hotels, resorts, and vacation homeowners can generate revenue from their unoccupied hotel rooms and suites or vacation rentals without undercutting their own rates. We also have arrangements with hotels and resort partners to lease rooms under long-term agreements, providing them with fixed income for inventory versus uncertain occupancy-based income. For luxury vacation homeowners we offer a fixed monthly lease payment, expert property management services, and flexible usage benefits in exchange for leasing their home to us for inclusion within our portfolio.
Corporate History and Background
Inspirato was incorporated in Delaware on July 31, 2020 as Thayer Ventures Acquisition Corporation (“Thayer”), a special purpose acquisition company formed for the purpose of effecting a merger with one or more operating businesses. Inspirato LLC entered into the Business Combination Agreement dated June 30, 2021 and as amended September 15, 2021 (the “Business Combination Agreement”) to become a publicly traded company through a business combination with Thayer. On February 11, 2022, Thayer and Inspirato LLC consummated the transaction contemplated in the Business Combination Agreement whereby, among other transactions, a subsidiary of Thayer merged with and into Inspirato LLC with Inspirato LLC as the surviving company (the “Business Combination”), resulting in Inspirato LLC becoming a subsidiary of Thayer. Thayer changed its name to “Inspirato Incorporated” upon closing of the Business Combination (the “Closing”).
The Business Combination was accounted for as a reverse recapitalization whereby Inspirato LLC acquired Thayer for accounting purposes. As such, the Consolidated Financial Statements presented herein represent the operating results, assets and liabilities of Inspirato LLC before, and Inspirato Incorporated and its subsidiaries including Inspirato LLC after, the Closing. See Note 3 – Reverse Recapitalization in the Consolidated Financial Statements included elsewhere in this Annual Report on Form 10-K for more information.

On August 12, 2024, the Company entered into an investment agreement (the “Investment Agreement”) with One Planet Group LLC (“One Planet Group”), a Delaware limited liability company (the “Purchaser”), to sell 2.9 million shares of Class A Common Stock at $3.43 per share, and 2.9 million warrants (the “Investment Warrants”) each redeemable for a share of Class A Common Stock, for an aggregate purchase price of $10.0 million (the “One Planet Group Financing”). At the initial closing on August 13, 2024, the Purchaser acquired the first tranche of 1,335,271 shares for $4.6 million. At the second closing on September 13, 2024, the Purchaser acquired the remaining 1,580,180 shares and the 2.9 million Investment Warrants for $5.4 million. In addition, pursuant to the Investment Agreement, on December 9, 2024, the Purchaser exercised an additional option to acquire 728,863 additional shares of Class A Common Stock and 728,863 warrants each redeemable for a share of Class A Common Stock for $3.43 per share for an aggregate purchase price of $2.5 million. In connection with the exercise of the Purchaser's option, the Investment Warrant Agreement was amended to increase the number of Investment Warrants issuable up to 3.6 million. Each Investment Warrant can be exercised in exchange for a share of Class A Common Stock at $3.43 per share and is exercisable for 5 years from issuance. The Purchaser named four new directors to the Inspirato Board of Directors pursuant to the Investment Agreement, and the size of our Board of Directors remains at seven directors. As contemplated by the Investment Agreement, Payam Zamani was appointed as our Chief Executive Officer ("CEO") and our Executive Chairman.
Our Luxury Travel Subscriptions
Inspirato Club
Launched in 2011, Club members pay an enrollment fee and monthly, semi-annual, annual, or multi-year Subscription fees for access to our portfolio of branded Inspirato luxury vacation homes, luxury hotels, and five-star resort partners, Inspirato Only experiences and custom Bespoke itineraries. In addition to their monthly or annual Subscription, members pay members-only nightly rates to book the trips of their choice. Club members can book vacations up to one year in advance. Every Club trip includes personalized service, including pre-trip planning, on-site concierge, and daily housekeeping. We manage these rates to achieve occupancy and average daily rate goals while also delivering value to drive member satisfaction.
Inspirato Pass
Launched in 2019, Pass members pay an enrollment fee and a monthly, semi-annual, annual, or multi-year Subscription that is inclusive of nightly rates, taxes and fees for Pass trips. Pass members book Pass trips from the Pass trip list, which is a constantly updated selection that includes vacations at Inspirato residences and hotel partners. Pass members have full access to all the benefits of Club, including the ability to pay members-only nightly rates to book trips of their choice, access to our booking promotions, and personalized service on every trip.
Inspirato Invited
Launched in 2024, Invited members pay a substantial upfront enrollment fee for access to our portfolio of luxury vacation homes, luxury hotels and five-star resort partners at a fixed nightly rate for a period of ten years. Invited members can book vacations up to two years in advance. The member is also entitled to other benefits similar to those of Club.
Our Value Proposition
We provide exceptional vacations with outstanding value for luxury travelers (who drive demand) and attractive economics and certainty for hospitality suppliers including hotels, resorts and luxury vacation rental property owners (who we work with to provide supply).

Our Subscription offerings are intended to solve travel pain points by offering the following benefits:
•Certainty of accommodations. All Inspirato Subscriptions provide exclusive access to a portfolio of properties that we directly manage to our high standards. For example, when we onboard luxury vacation homes into our portfolio, we typically outfit them with premium linens, kitchenware, technology, and other amenities and then refresh them at regular intervals to ensure they meet our standards. In addition, after each member checks out from a stay, we perform a detailed walkthrough to ensure it is ready for the next arrival, thus ensuring a consistent quality experience for our members.
•High-quality personalized service. Inspirato is a hospitality company with an expert team of dedicated professionals that offer personalized service comparable to the top-tier hotel and resort brands. Every Inspirato trip includes pre-trip itinerary planning, on-site concierge service, and daily housekeeping. Additionally, our on-site staff are available to our members to assist with their needs during their stay, to ensure we provide the level of service and assurance that discerning travelers expect.
•Confidence with regard to value. We believe our lease agreements and partnerships with hospitality suppliers enable us to offer reduced rates versus comparable luxury vacation alternatives, while saving our members from the hassle of scouring travel websites to confirm whether they have found the best rate or value for their stay.
•Simple, transparent fee structure. Pass members pay an annual fee in exchange for their Pass travel and are not subject to per-trip taxes, resort fees, and other add-on charges imposed by certain hotels. This provides them with predictability and certainty regarding their travel costs and spares them the frustration of encountering unclear or undisclosed fees. Club members are charged a flat rate for taxes and fees for trips purchased a la carte.
Inventory Management and Expansion
Overall Approach
We choose destinations, accommodations, and experiences based on market trends, booking results, member feedback, and other factors to align our additions with demand. We only seek to partner with hotels and resorts that align well with the Inspirato luxury hospitality brand and offer service commensurate with our own, to ensure that every trip booked through our platform meets or exceeds our members’ expectations.
Managing our Residences
Since our founding over a decade ago, we have developed a highly flexible, asset-light approach to controlling and managing our residences. We lease our homes, paying the owners fixed rental income, rather than buying them. Our leases typically permit us to terminate with 180 days to one year's notice, giving us the ability to remove underperforming residences as well as curate the portfolio in response to market opportunities and travel demand trends.
In addition to traditional leases, we also use other flexible arrangements to secure a small portion (less than 10%) of our residences. These include net rate and profit-sharing agreements whereby we pay the property owner based on occupancy and costs instead of fixed monthly payments.
Competitive Strengths
As an innovator within the luxury travel subscription market, we believe we have built significant barriers to entry for competitors with an array of differentiated strengths.
•Managed and Controlled Residential Inventory. As of December 31, 2024, our selection of Inspirato residences included approximately 350 private luxury vacation homes. These residences include leased properties where we directly manage, maintain, and operate the asset, as well as resort-based properties where we work closely with resort partners to ensure an exceptional member experience. By managing and controlling these assets directly, including staffing them with Inspirato team members or vetting and relying on resort staff, we are able to deliver a consistent experience comparable to top luxury hospitality resort brands, versus a “vacation roulette” experience that is dependent on the expertise and attention of the individual homeowner or a local property management company.
•Rate and Calendar Control. We manage nightly rates and calendar availability for our residences and leased hotel inventory. This allows us to revenue-manage each inventory unit to (i) help maximize occupancy and average daily rate by ensuring our rates are competitive with comparable accommodations in the applicable market, (ii) help reduce spoilage, and (iii) leverage availability to increase member engagement and retention.
•Control Over Bookings and Property Management. We control the booking calendar for our Inspirato residences, giving us visibility into actionable metrics such as how often and what times of year homes are typically used. This provides us greater control over proactive property management planning and coordinating repairs and upgrades. For example, we are able to more precisely plan renovations and other significant activities such as painting, flooring, and furniture updates compared to companies that don’t control the calendars for their properties.
•Flexible Cost Structure. Our leases and other inventory agreements, as well as our overall strategic property mix, provide us with flexibility to respond to changes in travel demand and events beyond our control. Leases for our individual vacation homes, as well as our inventory from hotel and resort partners, often include flexible termination provisions. Together, these approaches enable us to tailor our overall inventory cost structure to meet changing demand.
•Expert Sales and Service Teams. We maintain an expert sales and service organization, including sales professionals to welcome new members, relationship-driven member care teams to create the overall Inspirato experience, and vacation experience teams, which includes our planners and on-site concierge teams, to deliver memorable vacations. Each of these teams undergoes regular training to enrich their expertise as luxury hospitality professionals and ambassadors of the Inspirato brand. We believe the high-quality personal service they deliver through connections with our members is a key differentiator separating Inspirato from other hospitality companies.
•Predictable Subscription Revenue. Our member base provides predictable, consistent cash flow and stability relative to many traditional hospitality and revenue models. Initiation fees and annual dues generate recurring revenue.
•Multiple Member Journeys. Inspirato trips can only be booked through our website, iOS application, or member care teams. In addition, our member care teams and vacation experience teams, which include our on-site concierge staff, assist with trip planning, which is a service many hotel companies do not offer. As a result, we closely engage with our members throughout the entire process for every trip they take e.g., selection to booking, planning, trip duration, checkout and post-trip feedback. We also engage with them through a parallel renewal journey, pro-actively marketing booking promotions, member benefits, upgrade opportunities, and other aspects of our value proposition to maximize their membership value and retention. We believe our deep involvement in these processes gives us greater influence and impact over their member experience than luxury hospitality companies that do not utilize our service approach or a subscription platform.
•Trusted Luxury Brand, Proprietary Database. Since 2011, we have made significant investments to build a one-of-a-kind luxury hospitality brand anchored by an innovative subscription platform. At the same time, we have used data-driven marketing to build a proprietary database of affluent individuals who have demonstrated interest in Inspirato.

Technology
Our technology platform was built for the unique needs of our members; it allows us to quickly adapt to what our members require and deliver deep business intelligence insights to help us manage our platform. It was built to scale and operates through a patented algorithm, which can be adjusted depending on business needs. We believe that this algorithm will enable us to efficiently manage trips with scale to optimize profitability of the inventory.
Our member experiences sit on a technology platform that has allowed for flexibility in our product development strategy. Inspirato has invested significantly for many years in engineering, product, and design in order to build out the platform. We operate a modern technology stack that allows for rapid development and deployment as well as integrations. We have a dedicated engineering team responsible for development and the creation of new features to support our products and services across a full range of devices (desktop, mobile web and native mobile applications). Our engineering team uses an agile development process that allows us to deploy frequent iterative releases for product and service features.
Design has been at the core of everything we do, and it has enabled us to create an intuitive and attractive user interface. Inspirato uses member feedback to optimize the platform and have employees dedicated to supporting members through the booking process. Our members vary in age and technological sophistication, and we believe that our user interface is built for a broad member base.
Sales and Marketing
Our sales and marketing strategy is designed to support new member acquisition, member bookings, and member retention. We rely on a mix of strategies to generate demand for each revenue line, using a full-funnel approach to reach our audiences at multiple stages within each consideration process. These include print, digital and video to build general brand awareness; performance marketing strategies such as direct mail, paid digital media, and paid search; multiple brand urgency campaigns each year to help drive predictable results; and a highly trained team of sales and member care professionals. With all our performance marketing programs for new member acquisition, we use iterative data-driven models developed in partnership with leading data providers to help us target high net worth individuals as potential new members. We have also made significant investment in leading marketing technology such as Salesforce Marketing Cloud, as well as leading marketing member relationship management practices designed to drive sales and marketing alignment.
Human Capital
Our People and Culture
Inspirato’s culture is embodied by our core values: Care, Collaboration, Courage and Curiosity. By staying true to these values, we have created a company where talented people can do great work and drive value for all of our stakeholders. These values guide us in everything we do, from individual everyday tasks to high-level strategic planning. They foster a culture of dialogue, collaboration, recognition, achievement, and sense of community that contributes to our long-term success.
We engage and empower our team with ongoing career and learning and development opportunities. Fostering a growth mindset facilitates a culture where all voices are heard and team members can take informed risks, make mistakes, ask questions, and seek creative solutions to challenges and opportunities. This approach helps us build a strong bench of leaders for tomorrow’s business challenges. Continued growth and success will depend on the performance of our current and future employees, including certain key employees. Recruitment and retention of these individuals is vital to growing our business and meeting our business plans. We espouse the principle that all Inspirato team members can bring their whole authentic selves to work each day and thrive.

As of December 31, 2024, we employed approximately 470 team members globally. These employees are highly concentrated in Operations and Sales and Marketing. Our focus on member-facing employees helps us to provide luxury service to our members that we believe is industry-leading.
Importantly, our values and the culture they inspire extend to our relationships with every Inspirato member. We foster a long-term, personal rapport with each Inspirato family, not only to promote our member satisfaction and retention goals, but also to fulfill our mission to inspire lasting memories and relationships by enriching the way our members experience the world. We believe our culture is real, valued, deeply ingrained, and sustained in part by robust and scalable training that helps create consistently positive member interactions and experiences.
We are committed to hiring a diverse workforce. We seek to foster an inclusive environment where everyone feels welcome to be their authentic selves and all voices are heard — an environment that is aligned with our values and that reflects our global community.
Our culture is also one of inclusion. We actively work to dismantle inequities within our policies, systems, programs and services to ensure that Inspirato is a space where everyone feels welcome and comfortable with their identities. We continuously aspire to be a more equitable, safe, and welcoming work environment for all of our team members, and a better advocate to the communities we serve.
Seasonality
Our travel revenues are seasonal, reflecting typical travel behavior patterns of members over the course of the calendar year. In a typical year, the first, third, and fourth quarters have higher travel revenues than the second quarter. In addition, some locations may experience a greater impact from seasonality, or different seasonality, than those in other locations. Our Subscription services are seasonal to the extent that interest from potential new members tends to also follow travel revenue; however, predictable Subscription revenues from existing members are not impacted by seasonality.
Metrics including, but not limited to, total revenues, net loss and comprehensive loss, Adjusted EBITDA and Free Cash Flow are also impacted by the timing of holidays and other events. Holidays and other events generally increase the rates we charge for travel which results in higher gross margin. The majority of our costs are relatively fixed across quarters.
Intellectual Property
Our success depends in part on our ability to obtain, maintain, protect, defend, and enforce our intellectual property. We rely on a combination of patent, copyright, trademark, and trade secret laws in the United States and certain other jurisdictions, as well as contractual restrictions, to protect our intellectual property rights. We also license certain software and other intellectual property from third parties for integration into our product solutions, including open-source software and other software available on commercially reasonable terms.
We cannot assure you that any of our pending patent applications will result in the issuance of a patent or whether the examination process will require us to narrow our claims. Our existing patents and any patents that are issued in the future may be contested, circumvented, found unenforceable, narrowed in scope or invalidated, and we may not be able to prevent third parties from infringing, misappropriating or otherwise violating them or any of our other intellectual property rights. Furthermore, our competitors or other third parties may also claim that our technology infringes, misappropriates or otherwise violates their intellectual property rights. With regard to our brand, we have registered “Inspirato” as a trademark in the United States, Canada and certain other countries. In addition to trademark protection, we reserve and register domain names when and where deemed appropriate and are the registered holder of approximately 180 domain names, including “www.Inspirato.com.”

As of December 31, 2024, we have 10 U.S. patents issued covering our subscription-based booking and service tailoring technology. We control access to, and use of, our solutions and other confidential and proprietary information through the use of internal and external controls, including contractual protections with employees, contractors, members, partners, and other third parties. Despite our efforts to protect our trade secrets and proprietary rights through intellectual property rights, licenses, contractual provisions, and confidentiality and invention assignment agreements, unauthorized parties may still copy or otherwise obtain and use our software, technology, trade secrets, or proprietary or confidential information, and such risks may increase as we attempt to expand into jurisdictions where such rights are less easily enforced, or are more subject to reverse engineering or misappropriation due to local legal requirements. For more information, see the section titled “Risk Factors – Risks Related to Intellectual Property and Data Privacy”.
Regulatory Compliance
Our overall business approach and strategy includes rigorous attention to regulatory compliance, as our operations are subject to regulations in the following principal areas, across a wide variety of jurisdictions.
Property and Accommodations Regulation
Our business is subject to U.S. and foreign federal, state and local laws and regulations that vary widely by city, country and property type. In many cities, local regulations affect our ability to offer accommodations for specified durations or in certain neighborhoods. Hospitality and transient accommodations operations are also subject to compliance with laws and regulations relating to accessibility, zoning and land use, licensing, permitting and registrations, fire and life safety, environmental and other property condition matters, staffing and employee training and property “star” ratings, where required. Additionally, our landlords are also responsible for their own compliance with laws, including with respect to their employees, property maintenance and operations, environmental laws and other matters. We monitor regulatory changes in each existing market on an ongoing basis.
Before signing any new leases in a new market, we engage local legal counsel to help identify relevant regulatory requirements. This research includes analysis on licensing and zoning, building code, accessibility and operations requirements, fire and life safety regulations, tax compliance, and local employment laws. Every leased property has unique characteristics, requiring further due diligence and regulatory analysis before each new lease signing.
Privacy and Data Protection Regulation
In processing travel transactions and information about members and their stays, we receive and store data, including personal information. The collection, storage, processing, transfer, use, disclosure, protection, and other processing of this information are increasingly subject to laws and regulations in numerous jurisdictions around the world, such as the European Union’s General Data Protection Regulation (“GDPR”) and variations and implementations of that regulation in the member states of the European Union, the UK General Data Protection Regulation and UK Data Protection Act, the Canadian Personal Information Protection and Electronic Documents Act (“PIPEDA”) and Canadian provincial legislation, as well as privacy and data protection laws and regulations in various U.S. states and other jurisdictions, such as the California Consumer Privacy Act (as amended by the California Privacy Rights Act), and similar legislation in other states.
The scope of these laws and regulations may change, be subject to differing interpretations, and may be inconsistent among jurisdictions or conflict with other laws and regulations. It is possible that these laws and regulations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other laws and regulations or our practices. For more information, see the section titled “Risk Factors – Risks Related to Intellectual Property and Data Privacy – If we fail to comply with federal, state and foreign laws and regulations relating to privacy, data protection and information security, we may face potentially significant liability, negative publicity and an erosion of trust, and increased regulation could materially adversely affect our business, results of operations and financial condition.”

Other Regulation
Our business is subject to various other laws and regulations, involving matters such as income tax and other taxes, consumer protection, online messaging, advertising and marketing, the U.S. Foreign Corrupt Practices Act and other laws governing bribery and other corrupt business activities, and regulations aimed at preventing money laundering or prohibiting business activities with specified countries or persons. As we expand into additional markets, we will be subject to additional laws and regulations.
The regulatory environment in each market is often complex and evolving, and can be subject to significant change. Some relevant laws and regulations are inconsistent and ambiguous, and could be interpreted by regulators and courts in ways that could adversely affect our business, results of operations, and financial condition. Moreover, certain laws and regulations have not historically been applied to an innovative hospitality provider such as us, which often makes their application to our business uncertain. For additional information regarding the laws and regulations that affect our business, see the “Risk Factors” section of this Annual Report on Form 10-K.
Competition
The market to provide hospitality services is very competitive and highly fragmented. In addition, the barriers to entry are low and new competitors may enter. Our competitors may adopt aspects of our business model or may introduce new business models or services that we may need to adopt or otherwise adapt to in order to compete, which could reduce our ability to differentiate our business or services from those of our competitors. Increased competition could result in a reduction in revenue, fewer attractive properties, higher lease rates, higher costs or reduced market share. We believe we compete primarily on the basis of the quality of our residences, the variety and attractiveness of our residences, and our high-quality member experience that is a result of the services provided by our member care teams and vacation experience teams, which include dedicated concierges and planners. Our current or potential competitors include:
•home-sharing and rental services and short-term vacation rentals such as Airbnb, Vacasa, Sonder, AvantStay, Evolve, Awaze, and Exclusive Resorts;
•global hotel chains such as Hyatt Hotels Corporation, Intercontinental Hotel Group, Marriott International, Radisson Hotel Group, and Wyndham Hotels & Resorts as well as boutique hotel chains and independent hotels; and
•online travel agencies such as Booking Holdings and Expedia Group.
Corporate Information
Our principal executive offices are located at 1544 Wazee Street, Denver, Colorado 80202.
The transfer agent and registrar for our common stock and the warrant agent for our warrants through December 31, 2024 was Computershare Trust Company, N.A. In 2025, the transfer agent and registrar for our common stock and the warrant agent for our warrants is Broadridge Financial Solutions Inc.
Available Information
Our website address is www.Inspirato.com. Information contained on, or that can be accessed through, our website does not constitute part of this Annual Report on Form 10-K. The U.S. Securities and Exchange Commission (“SEC”) maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act are also available free of charge on our investor relations website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained on the websites referenced in this

Annual Report on Form 10-K is not incorporated by reference into this filing. Further, our references to website URLs are intended to be inactive textual references only.
We announce material information to the public through filings with the SEC, the investor relations page on our website, press releases, public conference calls, and webcasts in order to achieve broad, non-exclusionary distribution of information to the public and for complying with our disclosure obligations under Regulation FD. We encourage investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels. Any updates to the list of disclosure channels through which we will announce information will be posted on the investor relations page on our website.

Item 1A. Risk Factors
This section describes circumstances or events that could have a negative effect on our financial results or operations or that could change, for the worse, existing trends in our businesses. The occurrence of one or more of the circumstances or events described below could have a material adverse effect on our financial condition, results of operations and cash flows and/or on the trading prices of our common stock. The risks and uncertainties described in this Annual Report on Form 10-K are not the only ones facing us. Additional risks and uncertainties that currently are not known to us or that we currently believe are immaterial also may adversely affect our businesses and operations.
Risks Related to Our Business and the Industry
The success of our business depends on our reputation and the strength of our brand.
Our business depends on our reputation and the strength of our brand as a provider of luxury accommodations and experiences. We believe that the strength of our brand is particularly important to our ability to attract and retain members with at least one active paid member subscription (“Subscription”) and to compete for attractive new properties. Many factors can affect our reputation and the value of our brand, including the quality and location of our properties, the value we provide, our level of service, the safety of our members, our approach to health and cleanliness, publicized incidents in or around our properties, our ability to protect and use our brand and trademarks, the levels of marketing and the prevalence of other luxury accommodations and experiences in the destinations we serve.
In addition, we rely on partners, landlords and third-party service providers and if such partners, landlords and third parties do not perform adequately or terminate their relationships, our brand may be negatively impacted, our costs may increase and our business, financial condition and results of operations could be adversely affected.
If we fail to retain existing members or add new members, our business, results of operations and financial condition may be materially adversely affected.
Our ability to grow our operations and revenue is dependent on our ability to retain existing members and add new Subscriptions, and we cannot be sure that we will be successful in these efforts or that member retention levels will not materially decline. There are a number of factors that could lead to a decline in members or that could prevent us from increasing our members, including:
•our failure to deliver offerings that members find attractive;
•harm to our brand and reputation;
•our failure to deliver compelling offerings to our members;
•increases in pricing and the introduction of additional costs and fees;
•members engaging with competitive products and services;
•problems affecting members’ experiences;
•a decline in the public’s interest in luxury travel or a change in economic conditions and consumer discretionary spending preferences or trends;
•an increase in inflation or to federal interest rates; and
•global macroeconomic and geopolitical factors, including political, social, or economic instability—such as conflicts in the Middle East and other geopolitical tensions—changes in the political and regulatory climate, including the policies and regulatory priorities of the new presidential administration, and events beyond our control, such as pandemics, health concerns, travel restrictions, immigration policies, trade disputes, tariffs, and the effects of climate change (e.g., severe weather, fires, floods, and natural disasters), can significantly impact our operations and broader economic conditions.
In addition, if our platform is difficult to navigate, fails to deliver satisfactory user experiences or does not effectively engage members, we risk losing new and existing members.
As a result of these factors, we cannot be sure that our member levels will be adequate to maintain or permit the expansion of our operations. A decline in member levels could have an adverse effect on our business, financial condition and operating results.
Our member support function is critical to the success of our business, and any failure to provide high-quality service could affect our reputation and ability to retain our existing members and attract new members.
Our ability to provide high-quality support to our members is important for the growth of our business and any failure to maintain such standards of member care and vacation experience teams, or any perception that we do not provide high-quality service, could affect our ability to attract and retain members. Meeting the support expectations of our members requires significant time and resources from our support team and significant investment in staffing and technology. In particular, many travel reservations made through us include planning assistance, daily housekeeping, related property services and a local concierge to assist members during their travel. If we or our third-party service providers fail to provide these services in a high-quality manner, or these services are not commensurate with those offered by other luxury travel providers such as hotel brands, our brand may be harmed. In addition, we need to be able to provide effective support that meets members’ expectations in a variety of countries.
Our local support is performed by a combination of our internal teams and third-party service providers. We rely on our internal teams and these third parties to provide timely, responsive and high-quality service to our members. Reliance on these third parties requires that we provide proper standards for them to meet when interacting with our members and ensure acceptable levels of quality and member satisfaction are achieved.
We rely on information provided by members and are at times limited in our ability to help members resolve issues due to our lack of information or control of local third-party staff. To the extent that members are not satisfied with the timeliness, responsiveness or quality of our support, we may not be able to retain members, and our reputation and brand, as well as our business, results of operations and financial condition, could be materially adversely affected.
Providing support that is timely, responsive and high-quality is costly, and such costs may rise in the future.
We may not be able to obtain sufficient new and recurring supply of luxury accommodations and experiences or to renew our existing supply of luxury accommodations and experiences.
We pursue new leases and renew and extend current leases as well as other occupancy arrangements with property owners, resorts, hotels and developers. If we fail to secure or renew leases or other occupancy arrangements for attractive luxury properties, resorts and hotels, we will not be able to expand our portfolio of locations, may not have sufficient properties to satisfy the demands of our members and may not achieve our financial forecasts.
We may not be able to add sufficient properties that meet our brand standards at an acceptable cost to meet our strategic goals and financial forecasts. Due to the number of properties that we have already secured under leases or other occupancy arrangements in many locations and our emphasis on providing a luxury travel experience, we may find it more difficult to find additional attractive properties in those markets. When we identify suitable properties, we may not be able to negotiate leases or other occupancy arrangements on commercially reasonable terms or at all or may incur additional expenses engaging local counsel to assist with lease or other occupancy arrangement negotiations. Our leases and other occupancy arrangements are often complex and require substantial time to negotiate, which makes forecasting our revenue from new properties more difficult. In certain international markets, we have less experience and may not have real estate staff, and local regulations and real estate industry practices (including customary lease provisions and governing law) may make it more difficult to identify properties that are consistent with our brand and standards.
In addition, the success of any new property will depend on our ability to integrate it into our existing operations and successfully market it to our members. Newly leased properties could be difficult or expensive to onboard, have undisclosed conditions that result in unanticipated expenses or claims against us for which we may have little or no effective recourse against the landlord or otherwise may not provide their anticipated benefits.

The relatively long-term and fixed-cost nature of our leases may limit our operating flexibility and could adversely affect our liquidity and results of operations.
We currently lease most of our properties. Our obligations to landlords under these agreements extend for periods that occasionally exceed the duration of Subscriptions, sometimes by many years although many, but not all, of our leases provide us the ability to terminate leases with appropriate notice.
Our leases generally provide for fixed monthly payments that are not tied to occupancy rates or revenues, and our leases typically contain minimum rental payment obligations. As a result, if we are unable to maintain sufficient occupancy rates, or if the rates we are able to charge are not sufficient, our lease expenses may not be sufficiently offset by our revenue from members which may reduce our margins and cash flow.
We have limited flexibility to rapidly alter our portfolio of properties and our lease commitments in response to changing circumstances. Leases require substantial time to negotiate, and there is often a significant delay between a lease signing and the availability of a property to our members.
Moreover, our leases contain a variety of contractual rights and obligations that may be subject to interpretation and disputes with landlords, potentially resulting in costly and disruptive litigation. Failure to meet our obligations could lead to defaults, early lease terminations, reputational damage, operational disruptions, and adverse effects on our financial condition and results of operations.
We lease our properties in a relatively concentrated number of travel destinations, both in the United States and internationally. The relative concentration of our properties in certain areas may expose us to a disproportionate level of risk relating to those areas.
The locations of our 350 properties and 220 hotels are relatively concentrated within 180 destinations. This exposes us to risks associated with local regulatory changes, changes in currency exchange rates and security risks. As a result, we may be disproportionately affected by adverse developments in those areas relative to competitors with more geographically diversified operations.
The hospitality market is highly competitive, and we may be unable to compete successfully with our current or future competitors.
The market to provide hospitality services is very competitive and highly fragmented. In addition, the barriers to entry are low and new competitors may enter. Our current or potential competitors include global hotel brands, regional hotel chains, independent hotels, online travel agencies, home-sharing and short term/vacation rental services. Our competitors may adopt aspects of our business model, which could reduce our ability to differentiate our offerings. Additionally, current or new competitors may introduce new business models or services that we may need to adopt or otherwise adapt to in order to compete, which could reduce our ability to differentiate our business or services from those of our competitors.

Increased competition could result in a reduction in revenue, fewer attractive properties, higher lease rates, higher costs or reduced market share.
In addition to providing luxury accommodations, our business also depends on our ability to provide high-quality, personalized service including travel planning, on-site concierges, daily housekeeping and unique travel experiences. If we are not successful in providing high-quality, luxury experiences to our members, the perceived benefits of Subscriptions may decrease and our business, financial condition and operating results may be adversely impacted.
Our results of operations are subject to seasonal and other fluctuations.
We have experienced and may continue to experience significant fluctuations in our results of operations which make it difficult to forecast our future results. Additionally, the hospitality industry is subject to seasonal and cyclical volatility, which may contribute to fluctuations in our results of operations and financial condition. Based on historical results, we generally expect our revenues to be lower in the second quarter of each year than in each of the three other quarters. In addition, the hospitality industry is cyclical, and demand generally follows the general economy on a lagged basis.
We rely on consumer discretionary spending and could be impacted by the broad macroeconomic environment.
Our business is particularly sensitive to trends in the travel, real estate and vacation rental markets and in the general economy, all of which are unpredictable. Travel is significantly dependent on discretionary spending levels. As a result, sales of travel services tend to decline during general economic downturns, recessions and times of political or economic uncertainty as consumers engage in less discretionary spending. Any financial or economic crisis, or perceived threat of such a crisis, including a significant decrease in consumer confidence, could materially and adversely affect our business, financial condition and results of operations.
Our success depends on our key personnel and our ability to attract, retain and motivate other highly skilled personnel.

Our success depends to a significant degree on the retention of our senior management team, key technical, financial and operations employees and other highly skilled personnel. Our success also depends on our ability to identify, hire, develop, motivate, retain and integrate highly qualified and diverse personnel for all areas of our organization. We may not be successful in attracting and retaining qualified personnel to fulfill our current or future needs. We may face challenges associated with implementing return-to-office policies as it relates to our ability to attract, retain, and motivate talent, particularly in a competitive labor market where flexible work arrangements may be valued by employees. Hiring in new markets, such as Edmonton, Canada, may present challenges if there is limited availability of specialized skills or heightened competition for skilled workers in the region.

Members of our management team or other key employees may terminate their employment with us at any time. For example, we recently experienced significant changes to our leadership team. In August of 2024, we appointed a new Executive Chairman and CEO and in October of 2024, we appointed a new Chief Financial Officer. Although we believe these leadership changes are in the best interest of our stakeholders, these changes were significant to our business. Any leadership transition and organizational changes may result in loss of personnel with deep institutional or technical knowledge and has the potential to disrupt our operations and relationships with employees and members due to added costs, operational inefficiencies, decreased employee morale and productivity, and increased turnover. If we experience turnover among our management team or other key employees, it may be difficult to find suitable replacements on a timely basis, on competitive terms or at all.
We face intense competition in local markets for highly skilled personnel to service our members and properties. To attract and retain qualified personnel, we must offer competitive compensation and benefits packages. Job candidates and existing personnel often consider the value of the equity awards they receive in connection with their employment. If the perceived value of our equity awards declines, it may adversely affect our ability to attract and retain highly qualified personnel. We may need to invest significant amounts of cash and equity to attract and retain new employees and expend significant time and resources to identify, recruit, train and integrate such employees, and we may never realize returns on these investments. If we are unable to effectively manage our hiring needs or successfully integrate new hires, our efficiency, ability to meet forecasts, employee morale, productivity and retention could suffer, which could adversely affect our business, financial condition and results of operations.
Our success depends on our ability to accurately and effectively update our members' experience within our technology platforms.
Our member experience sits on a technology platform that has allowed for flexibility in our product development strategy. We have invested significantly for many years in engineering, product, and design in order to build out the platform and we operate a modern technology stack that allows for rapid development and deployment as well as integrations. We rely on our own internal engineering team as well as third-party software to develop and maintain our technology platforms. We require our technology platform to adapt and scale as we develop new products or change the way current products operate within our technology platforms. If we fail to adapt appropriately or if we are unable to effectively update our technology platforms to keep up with our members’ expectations, we may be unable to provide a satisfactory user experience for our members which may result in the loss of memberships or future revenues.
We rely on third-party payment processors to process payments made by members.
We rely on a limited number of third-party payment processors and credit card issuers to process payments made by our members. If any of our third-party payment processors terminates its relationship with us, refuses to renew its agreement with us on commercially reasonable terms or places additional constraints on us, such as significant cash reserves beyond our capabilities, we may be unable to accept payments from certain credit cards or would need to find a replacement payment processor and may not be able to secure similar terms or replace such payment processor in an acceptable time frame. Furthermore, the software and services provided by our third-party payment processors may fail to meet our expectations, contain errors or vulnerabilities, be compromised or experience outages. Any of these risks could cause us to lose our ability to accept online payments or other payment transactions, which could adversely affect our ability to attract and retain members or disrupt our operations.
Nearly all payments made by our members are made by credit card, debit card or through third-party payment services, which subjects us to certain regulations and to the risk of fraud. We may in the future offer new payment options to members that may be subject to additional regulations and risks. We are also subject to a number of other laws and regulations relating to the payments we accept from our members, including with respect to money laundering, money transfers, privacy and information security, and these regulations may differ by locality and can be expected to change over time.
We have a history of net losses and may not be able to achieve or sustain profitability.
We incurred net losses attributable to Inspirato Incorporated of $5.4 million, $51.8 million and $24.1 million for the years ended December 31, 2024, 2023 and 2022, respectively. As of December 31, 2024, we had an accumulated deficit of $291.2 million. Our accumulated deficit and net loss and comprehensive loss attributable to Inspirato Incorporated historically resulted from the substantial investments required to grow our business. We may or may not continue making investments in our business in the future. These efforts may prove more expensive than currently anticipated, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. Further, actions we are taking to review and optimize our business in alignment with our strategic priorities may not be as effective as anticipated. These or similar events may adversely affect our ability to achieve and sustain profitability.

We may become involved in claims, lawsuits and other proceedings, including those related to potential health and safety issues and hazardous substances at our properties.
We are involved in various legal proceedings relating to matters incidental to the ordinary course of our business and may be subject to additional legal proceedings from time to time. Legal proceedings can be time-consuming, divert management’s attention and resources and cause us to incur significant expenses or liabilities. The expense of litigation and the timing of this expense from period to period are difficult to estimate and subject to change and could adversely affect our financial condition and results of operations. In particular, the international nature of a portion of our operations and the number of countries in which we operate could subject us to increased risk of litigation in foreign jurisdictions, which may be lengthier, costlier or less predictable than comparable litigation in the United States. Because of the potential risks, expenses and uncertainties of litigation, we may, from time to time, settle disputes even where we have meritorious claims or defenses. Any of the foregoing could adversely affect our business, financial condition and results of operations.
Risks Relating to Financial and Market Matters
Sales of our Class A Common Stock in the public market may cause the trading price to fall.

Sales of a substantial number of shares of our Class A Common Stock, either in the form of resales by existing stockholders or sales by us pursuant to our at-the-market offering program or otherwise, could depress the trading price of our Class A Common Stock. Such sales could also result in resales of our Class A Common Stock by our other current stockholders, potentially leading to further decreases in the trading price of the Class A Common Stock.
The price of our common stock has been and may continue to be highly volatile, which may make it difficult for stockholders to sell our common stock when desired or at attractive prices.
Historically, the market price of our stock is highly volatile and it is possible for the volatility to continue. Adverse events including volatility in our operating results, regulatory developments, changes in consumer discretionary spending, and changes in securities analysts’ estimates of our financial performance could negatively impact the market price of our common stock. General market conditions, including the level of, and fluctuations in, the trading prices of securities generally could also have a similar negative impact. Further, we are an “emerging growth company” with reduced public company reporting requirements; we have identified material weaknesses in our internal controls related to financial reporting; and we have restated our previously issued Condensed Consolidated Financial Statements for the quarterly periods ended March 31, 2022 and June 30, 2022 due to errors in our Condensed Consolidated Financial Statements. Each of these factors may cause reduced investor confidence, limit our ability to raise capital and increased volatility to the market price of our common stock. Similar factors could also affect the trading price of our Public Warrants.
We are substantially controlled by Payam Zamani, who is able to exert a significant degree of influence over our operations and the outcome of stockholder votes. This limits the ability of other stockholders to influence our management and policies.
As of December 31, 2024, Payam Zamani, our Executive Chairman and CEO, beneficially owns approximately 32% of our outstanding Class A common stock not including shares issuable upon the exercise of warrants and approximately 48% including shares issuable upon the exercise of warrants. Through this ownership and his role as officer and director, Mr. Zamani is able to exercise a substantial degree of control over the composition of our Board of Directors and our management and policies. Mr. Zamani's level of control could adversely affect investors' perceptions of our corporate governance, limits the ability of other stockholders to influence our Company and may have the effect of delaying or preventing a change in control of our Company even if the change in control would benefit our other stockholders.

The Company has Public Warrants that it may amend or redeem.
We have outstanding certain Public Warrants (as defined in Note 3 – Reverse Recapitalization to our Consolidated Financial Statements included elsewhere in this Annual Report on Form 10-K). We may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least a majority of the then outstanding Public Warrants approve such amendment. Examples of such amendments could be amendments to, among other things, increase the exercise price of the Public Warrants, convert the Public Warrants into stock or cash, shorten the exercise period or decrease the number of warrant shares issuable upon exercise of a Public Warrant.
Further, we may redeem outstanding Public Warrants in certain circumstances. Redemption of the outstanding Public Warrants could force warrant holders (i) to exercise their Public Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, (ii) to sell their Public Warrants at the then-current market price when they might otherwise wish to hold their Public Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of their Public Warrants.
We have existing debt and may in the future require additional capital to continue to operate, which might not be available in a timely manner, on acceptable terms or at all. The issuance of additional securities may adversely affect existing stockholders.
We cannot be certain when or if our operations will generate sufficient cash to fund our ongoing operations or the growth of our business. We intend to make investments to support our current business and may require additional funds to respond to business challenges, including the need to develop new features or enhance our software, improve our operating infrastructure or acquire complementary businesses and technologies. Additional financing may not be available on favorable terms, if at all. If adequate funds are not available on acceptable terms, we may be unable to satisfy existing obligations or invest in our future growth opportunities, which could harm our business, operating results and financial condition. Holders of our debt have rights senior to holders of our Class A Common Stock to make claims on our assets. The terms of any future debt could restrict, and the Note (as defined in Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview — Capital One Ventures Investment and Strategic Partnership) currently restricts, our operations, including our ability to pay dividends on our Class A Common Stock. If we issue additional equity securities in the future, including pursuant to our 2021 Equity Incentive Plan (the “2021 Plan”), or our at-the-market offering program, stockholders will experience dilution, and any new class of equity securities issued could have rights senior to those of our Class A Common Stock. Because the decision to issue securities in the future will depend on numerous considerations, including factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future issuances of debt or equity securities. As a result, stockholders will bear the risk that future issuances of debt or equity securities will reduce the value of their Class A Common Stock and dilute their interest.
Further, servicing our existing and potential future debt, including the Note, may require a significant amount of cash, and we may not have sufficient cash flow from our business to satisfy our obligations. In particular, we may not have the ability to raise the funds necessary to repurchase the Note if and when required under the terms of the Note, and our future debt may contain limitations on our ability to repurchase the Note. The Note and related documents contain restrictions that will limit our flexibility in operating our business. In addition, the issuance of shares of Class A Common Stock upon conversion of the Note could be significantly dilutive and may depress the market price of our Class A Common Stock.
Failure to maintain minimum liquidity requirement under the Master Services Agreement with Capital One Services LLC could adversely affect our business and financial condition.

Our Master Services Agreement with Capital One requires us to maintain a minimum liquidity balance of $10 million. On March 21, 2025, the Company entered into a twelve month Forbearance and Amendment Agreement with Oakstone Ventures, Inc. (an affiliate of Capital One), the holder of the Company’s 8% Senior Secured Convertible Note due 2028. Pursuant to the agreement, Oakstone agreed to forbear from exercising its contractual right under the Note to require redemption in the event the Company fails to meet the minimum liquidity threshold (as defined in the related commercial agreements) during the forbearance period. The agreement is intended to provide the Company with increased operational flexibility as it continues to pursue long-term strategic initiatives. All other terms of the Note remain unchanged.

If we fail to meet this liquidity requirement in the future, Capital One may exercise its contractual rights, which could include terminating the agreement, imposing additional fees, or demanding immediate payment of outstanding obligations. We do not currently have sufficient liquidity to pay those obligations if they became due and our ability to obtain such liquidity, if and when needed, in a timely manner and on acceptable terms is uncertain.

Such actions could significantly disrupt our operations, limit our access to necessary capital, and adversely affect our ability to maintain customer relationships and meet our financial obligations. Furthermore, a breach of this liquidity covenant could impair our reputation with other financial partners, leading to increased borrowing costs or reduced access to future financing.

Our ability to maintain this minimum liquidity balance depends on various factors, including our operating cash flow, capital expenditures, and other liquidity needs. If we are unable to generate sufficient cash flow from our operations or secure alternative sources of financing, we may be at risk of non-compliance with this requirement subsequent to the period covered by the forbearance.

Any inability to maintain the $10 million liquidity threshold could materially and adversely impact our financial condition, results of operations, and business prospects.
There can be no assurance that our securities will continue to be listed on Nasdaq or that will be able to comply with the continued listing standards of Nasdaq.
Our Class A Common Stock and Public Warrants are listed on Nasdaq under the symbols “ISPO” and “ISPOW,” respectively.
Operating as a public company requires us to incur substantial costs and substantial management attention. In addition, key members of our management team have limited experience managing a public company. Further, there can be no assurance that our securities will continue to be listed on Nasdaq or that we will be able to comply with the continued listing standards of Nasdaq. Although we are currently in compliance with the listing standards of Nasdaq, our ability to continue to satisfy all relevant standards is uncertain.
If Nasdaq delists the Company’s securities from trading on its exchange for failure to meet the listing standards, the Company and our stockholders could face significant negative consequences including:
•limited availability of market quotations for the Company's securities;
•a determination that our Class A Common Stock is a "penny stock" which will require brokers trading in our Class A Common Stock to adhere to more stringent rules,
•a possible reduction in the level of trading activity in the secondary trading market for shares of our Class A Common Stock;
•a limited amount of analyst coverage; and
•a decreased ability to issue additional securities or obtain additional financing in the future.

Our management has identified material weaknesses in our internal control over financial reporting.
Our management has identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls or effective disclosure controls and procedures, which may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations. Further, the material weaknesses in our internal control may result in challenges related to the completeness and accuracy of data used for internal decision making and external reporting as well as the failure to monitor key performance indicators to understand financial performance and make sound business decisions.
Due to errors in our Condensed Consolidated Financial Statements related to material weaknesses in our internal control over financial reporting, we restated our previously issued Condensed Consolidated Financial Statements for the quarterly periods ended March 31, 2022 and June 30, 2022, which resulted in unanticipated costs and may have adversely affected investor confidence, our stock price, our ability to raise capital in the future and our reputation, and has resulted in stockholder litigation and may result in more stockholder litigation or regulatory actions. In particular, on February 16, 2023, a class action lawsuit was filed in the U.S. District Court in the District of Colorado captioned Keith Koch, Individually and on behalf of all others similarly situated v. Inspirato Incorporated, Brent Handler, and R. Webster Neighbor to recover damages allegedly caused by violations of federal securities law in connection with the restatements. Other potential plaintiffs may also file additional lawsuits in connection with the restatement. The outcome of any such litigation is uncertain. The defense or settlement of this litigation and any future additional litigation could be time-consuming and expensive, divert the attention of management away from our business, and, if any litigation is adversely resolved against us, could have a material adverse effect on our financial condition. Any additional regulatory consequences, litigation, claim or dispute, whether successful or not, could subject us to additional costs, divert the attention of our management, or impair our reputation. Each of these consequences could have a material adverse effect on our business, results of operations and financial condition.
We have entered into a related party transaction that may expose us to risks of conflicts of interest, increased scrutiny and unfavorable outcomes.
On August 12, 2024, we entered into an investment agreement (the “Investment Agreement”) with One Planet Group LLC (“One Planet Group”), a Delaware limited liability company (the “Purchaser”), to sell 2.9 million shares of Class A Common Stock at $3.43 per share, and 2.9 million warrants (the “Investment Warrants”) each redeemable for a share of Class A Common Stock, for an aggregate purchase price of $10.0 million (the “One Planet Group Financing”). At the initial closing on August 13, 2024, the Purchaser acquired the first tranche of 1,335,271 shares for $4.6 million. At the second closing on September 13, 2024, the Purchaser acquired the remaining 1,580,180 shares and the 2.9 million Investment Warrants for $5.4 million. In addition, pursuant to the Investment Agreement, on December 9, 2024, the Purchaser exercised an additional option to acquire 728,863 additional shares of Class A Common Stock and 728,863 warrants each redeemable for a share of Class A Common Stock for $3.43 per share for an aggregate purchase price of $2.5 million. Each Investment Warrant can be exercised in exchange for a share of Class A Common Stock at $3.43 per share and is exercisable for 5 years from issuance. In connection with the exercise of the Purchaser's option, the Investment Warrant Agreement was amended to increase the number of Investment Warrants issuable up to 3.6 million. The Purchaser named four new directors to the Inspirato Board of Directors pursuant to the Investment Agreement, and the size of our Board of Directors remains at seven directors.
Further, on October 22, 2024, we entered into two secondary investment agreements (collectively the “Secondary Investment Agreements”) with two investors to sell a total of 757,576 shares of Class A Common Stock at $3.96 per share, the closing price on October 22, 2024, for an aggregate purchase price of $3.0 million. On February 24, 2025, the Purchaser exercised the Investment Warrants resulting in $2.0 million of proceeds to Inspirato.
In August of 2024, the Company entered into the Lease Termination Surrender Agreement (the "Termination Agreement") of certain previously impaired, underperforming leases. Under the Termination Agreement, the Company agreed to pay a termination fee of $6.6 million, subject to certain adjustments, payable in installments from August 2024 to March 2025. As security for the Company’s obligation to pay the termination fee, One Planet Group agreed to guarantee such payment upon the occurrence of any of the following events: (i) the Company’s default in payment or performance of obligations, (ii) the Company’s voluntary petition in bankruptcy or insolvency or (iii) any proceeding filed or brought against the Company. In exchange for One Planet Group’s guarantee of the termination fee payment, the Company agreed to pay One Planet Group $0.6 million ratably over six months beginning January 2025. On December 11, 2024, the Board of Directors approved an amendment to the payment terms for One Planet Group's guarantee pursuant to which the Company issued to One Planet Group 177,515 shares of Class A Common Stock in lieu of the cash payments. The issuance of the shares satisfied the Company’s obligations with respect to the payments owed in exchange for One Planet Group's guarantee and the settlement was reflected within the Consolidated Statements of Equity (Deficit) for the year ended December 31, 2024.
Subsequent to the Investment Agreement with One Planet Group, the Company entered into various arrangements for expense reimbursements between One Planet Group and the Company relating to executive travel reimbursement and management consulting fees and may enter into other arrangements in the future.
These transactions could create actual or perceived conflicts of interest. While these transactions were reviewed and approved in accordance with our policies and procedures, such arrangements may not be negotiated on terms as favorable as those available in an arm’s-length transaction with an unrelated third party. Transactions such as this may expose us to additional risks, including potential operational inefficiencies, limited recourse options, and impact on financial results. Any adverse developments related to these transactions could negatively impact our business operations, financial condition, or market perception. Additionally, increased regulatory oversight or shareholder dissatisfaction resulting from such transactions could create further operational or financial challenges.
Risks Related to Our Organizational Structure
Changes in our effective tax rate could harm our future operating results.
The Company is subject to federal and state income taxes in the U.S. and in various international jurisdictions. Our provision for income taxes and our effective tax rate are subject to volatility and could be adversely affected by several factors, including:
•earnings being lower than anticipated in countries that have lower tax rates and higher than anticipated in countries that have higher tax rates;
•effects of certain non-tax-deductible expenses, including those arising from the requirement to expense stock-based compensation;
•changes in the valuation of our deferred tax assets and liabilities;
•adverse outcomes resulting from any tax audit, including transfer pricing adjustments with respect to intercompany transactions;
•limitations on our ability to utilize our net operating losses and other deferred tax assets; and
•changes in accounting principles or changes in tax laws and regulations, or the application of tax laws and regulations, including those relating to income tax nexus or possible U.S. changes to the deductibility of expenses attributable to foreign income or the foreign tax credit rules.
Significant judgment is required in the application of accounting guidance relating to uncertainty with respect to income taxes. If tax authorities challenge our (including Inspirato LLC’s) tax positions, any such challenges that are settled unfavorably could adversely impact our Consolidated Financial Statements.

Our structure and intercompany arrangements cause us to be subject to the tax laws of various jurisdictions, and we could be obligated to pay additional taxes, which could materially adversely affect our business, financial condition, results of operations and prospects.
We generally conduct our international operations through wholly-owned subsidiaries and are or may be required to report our taxable income in various jurisdictions worldwide based upon our business operations in those jurisdictions. Our intercompany relationships are subject to complex transfer pricing regulations administered by tax authorities in various jurisdictions. The amount of taxes we pay in different jurisdictions may depend on the application of the tax laws of such jurisdictions, including the U.S., to our international business activities, changes in tax rates, new or revised tax laws, interpretations of existing tax laws and policies and our ability to operate our business in a manner consistent with our structure and intercompany arrangements. The relevant tax authorities may disagree with our determinations as to the income and expenses attributable to specific jurisdictions. If such a disagreement were to occur, and our position was not sustained, we could be required to pay additional taxes, interest and penalties, which could result in one-time tax charges, higher effective tax rates, reduced cash flows and lower overall profitability of our operations.
If existing tax laws, rules or regulations are amended, or if new unfavorable tax laws, rules or regulations are enacted, including with respect to occupancy, sales, value-added, excise, withholding or revenue-based taxes, unclaimed property or other tax laws applicable to multinational businesses, the results of these changes could increase our tax liabilities. Possible outcomes include double taxation, multiple levels of taxation, or additional obligations, prospectively or retrospectively, including the potential imposition of interest and penalties. If such costs are passed on to our members, demand for our products and services could decrease, or there could be increased costs to update or expand our technical or administrative infrastructure, or the scope of our business activities could be effectively limited should we decide not to conduct business in particular jurisdictions.
We are subject to federal, state and local income, sales and other taxes in the U.S. and income, withholding, transaction and other taxes in numerous foreign jurisdictions. Evaluating our tax positions and our worldwide provision for taxes is complicated and requires exercising significant judgment. During the ordinary course of business, there are many activities and transactions for which the ultimate tax determination is uncertain. In addition, our tax obligations and effective tax rates could be adversely affected by changes in the relevant tax, accounting and other laws, regulations, principles, and interpretations. Although we believe our tax estimates are reasonable, the final determination of any tax audits or litigation could differ materially from our historical tax provisions and accruals, which could have an adverse effect on our results of operations or cash flows in the period or periods for which a determination is made. There is also a high level of uncertainty in today’s tax environment stemming from both global initiatives and unilateral measures being implemented by various countries due to a lack of consensus on these global initiatives.
Tax authorities may successfully assert that we should have collected, or in the future should collect, sales and use, value added or similar taxes, and we could be subject to substantial liabilities with respect to past or future sales, which could materially adversely affect our business, financial condition and results of operations.
We currently collect and remit applicable sales taxes and other applicable transfer taxes in jurisdictions where we, through our employees or economic activity, have a presence and where we have determined, based on applicable legal precedents, that our business activities are classified as taxable. We do not currently collect and remit state and local excise, utility user, or ad valorem taxes, fees or surcharges in jurisdictions where we believe we do not have sufficient “nexus.” The application of indirect taxes, such as sales and use, value added, goods and services, business, and gross receipts taxes, to businesses that transact online, such as ours, is a complex and evolving area. There is uncertainty as to what constitutes sufficient nexus for a state or local jurisdiction to levy taxes, fees and surcharges on sales made over the Internet, and there is also uncertainty as to whether our characterization of our traveler accommodations in certain jurisdictions will be accepted by state and local tax authorities. It is possible that we could face indirect tax audits and that one or more states, local jurisdictions or foreign tax authorities could seek to impose additional indirect or other tax collection and record-keeping obligations on us or may determine that such taxes should have, but have not been, paid by us.

There are substantial ongoing costs associated with complying with the various indirect tax requirements in the numerous markets in which we conduct or may conduct business. The application of existing or future indirect tax laws, whether in the U.S. or internationally, or the failure to collect and remit such taxes, could materially adversely affect our business, financial condition and results of operations.
Risks Related to Intellectual Property and Data Privacy
We face risks related to our intellectual property.
Our intellectual property is important to our success, and we rely on domain name registrations, registered and unregistered trademarks, copyright law, trade secret protection and confidentiality and/or license agreements with our employees, third party providers, partners and others to protect our proprietary rights. We have also applied for patent rights with respect to certain aspects of our technology. We endeavor to defend our intellectual property rights diligently, but intellectual property litigation is expensive and time-consuming and may divert managerial attention and resources from our business objectives. We may not be able to successfully defend our intellectual property rights, which could have a material adverse effect on our business, brand and results of operations.
From time to time, in the ordinary course of business, we may be subject to legal proceedings and claims relating to the intellectual property rights of others, and we expect that third parties will continue to assert intellectual property claims, in particular trademark claims, against us. Successful claims against us could result in a significant monetary liability or prevent us from operating our business or portions of our business. In addition, resolution of claims may require us to obtain licenses to use intellectual property rights belonging to third parties, which may be expensive to procure, or to cease using those rights altogether. Any of these events could have a material adverse effect on our business, results of operations and financial condition.
Our technology contains third-party open-source software components, and failure to comply with the terms of the underlying open-source software licenses could restrict our ability to operate as intended or could increase our costs.
Certain of our owned and third-party technology contains software modules licensed to us by third-party authors under “open-source” licenses. Use and distribution of open-source software may entail greater risks than use of third-party commercial software, as open-source licensors generally do not provide support, warranties, indemnification or other contractual protections regarding infringement claims or the quality of the code. In addition, the public availability of such software may make it easier for others to compromise or copy our technology.
Some open-source licenses contain requirements that could obligate us to make available source code for modifications or derivative works we create based upon the type of open-source software we use or grant other licenses to our intellectual property. If we combine our proprietary software with open-source software in a certain manner, we could, under certain open-source licenses, be required to release the source code of our proprietary software to the public. This may allow our competitors to create similar offerings with lower development time and effort and ultimately could result in a loss of our competitive advantages. Alternatively, to avoid the public release of the affected portions of our source code, we could be required to expend substantial time and resources to re-engineer some or all of our software.
Although we monitor our use of open-source software to avoid subjecting our technology to conditions we do not intend, the terms of many open-source licenses have not been interpreted by U.S. or foreign courts, and there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to provide or distribute our technology. From time to time, there have been claims challenging the use of open-source software against companies that incorporate open-source software into their solutions. As a result, we could be subject to lawsuits by parties claiming violation by us of the terms of an open-source license or ownership of what such parties believe to be their open-source software. Moreover, we cannot provide assurance that our processes for controlling our use of open-source software in our technology will be effective. If we are held to have breached or failed to fully comply with all the terms and conditions of an open-source software license, we could face infringement or other liability or be required to seek costly licenses from third parties to continue providing our offerings on terms that may not be economically feasible, re-engineer our technology, discontinue or delay the provision of our offerings if re-engineering could not be accomplished on a timely basis or make generally available, in source code form, our proprietary code, any of which could adversely affect our business, financial condition and results of operations.
Our storage, use, disclosure and other processing of personal data and other sensitive information exposes us to risks of internal or external security incidents and breaches and could give rise to liabilities and/or damage to reputation.
The security of data is critical to maintaining consumer confidence. Among other things, we may collect members’ credit card data, proof of identity and other Personal Identifiable Information (“PII”) as part of our business process. Additionally, we collect and process other personal information, such as the PII of our employees and contractors, and we process and maintain other confidential and proprietary information, such as our confidential and proprietary business information.
Cyberattacks and other attempts to obtain unauthorized access to systems or data by individuals, groups of hackers and state-sponsored organizations are increasing in frequency and sophistication. The growing integration of artificial intelligence ("AI") into cyberattack methods has further heightened risks, enabling attackers to execute more targeted, automated, and adaptive attacks, such as deepfake fraud, AI-generated phishing schemes and advanced malware development. Because our members are generally high-income or high net-worth individuals, we may be particularly attractive as a target for cyberattacks and other attacks.
Internally, our use of AI-driven decision-making and predictive modeling may introduce additional risks, including potential reliance on inaccurate or biased data, unintended consequences from algorithmic decision-making and operational disruptions caused by errors or failures in AI systems. Inaccuracies or flaws in these models could result in suboptimal business decisions, reputational harm, regulatory scrutiny or financial losses. As the prevalence of AI increases, ensuring transparency, reliability and proper oversight of AI applications is critical to mitigating these risks.

Security incidents may result from misuse of members’ PII or sensitive information by employees, contractors, or third-party service providers, which face similar risks of breaches and vulnerabilities. Any breach or cyberattack—whether internal, external, or involving third parties—or even the perception of one could harm our reputation, operations, and financial results. Advances in technology, such as AI, and evolving cyber threats like phishing, ransomware, cryptojacking, and social engineering increase these risks. As we expand and process more data, these risks are likely to grow. Despite our efforts to safeguard information, incidents may still occur, leading to business losses, reputational damage, and disruption of services. We have had security incidents primarily through phishing attempts, however, all were addressed and remediated and none of the incidents would be considered material or require disclosure.
Our existing security measures may not be successful in preventing security incidents or breaches. A party (whether internal, external, an affiliate or unrelated third party) that is able to circumvent our security systems could gain unauthorized access to our systems and steal, modify, encrypt or otherwise render unavailable, destroy, disclose or otherwise without authorization process member information, transaction data or other information. In the last several years, major companies experienced high-profile security breaches that exposed their systems and information and/or their customers’ or employees’ PII, and it is expected that these types of events will continue to occur. It is virtually impossible for us to eliminate these risks, particularly as the frequency and sophistication of cyberattacks increases. Additionally, the security risks we and our third-party service providers face are heightened by many of our respective employees and service providers working remotely. Security incidents or breaches, including ransomware attacks and other cyberattacks and attacks introducing other types of malicious code, could result in severe disruptions of and damage to our information technology infrastructure, including damage that could impair our ability to book stays, collect payments or otherwise operate our business, or the ability of consumers to make reservations or access our properties or in-room features and services, as well as loss or other unauthorized processing of member, financial or other data that could materially and adversely affect our ability to conduct our business or satisfy our commercial obligations. Cybersecurity incidents or breaches, or the perception that any of these has occurred, could also result in negative publicity, damage our reputation, expose us to risk of loss or litigation and possible liability, subject us to regulatory investigations and other proceedings, penalties and sanctions or cause consumers to lose confidence in our security and not use our services, any of which may have a negative effect on our brand, market share, results of operations and financial condition. Our insurance policies have coverage limits which may not be adequate to reimburse us for all losses caused by security incidents or breaches.
We also face risks associated with security incidents and breaches affecting third parties conducting business over the Internet. Consumers generally are concerned with security and privacy on the Internet, and any publicized security problems could negatively affect consumers’ willingness to provide private information or affect online commercial transactions generally. Additionally, our members could be affected by security incidents and breaches at third parties such as travel service providers. A security incident or breach impacting any such third party could be perceived by consumers as a security breach or incident impacting our systems and could result in negative publicity, subject us to notification requirements, damage our reputation, expose us to risk of loss or litigation and possible liability and subject us to regulatory penalties and sanctions. In addition, such third parties may not comply with applicable disclosure requirements, which could expose us to liability.
If we fail to comply with federal, state and foreign laws and regulations relating to privacy, data protection and information security, we may face potentially significant liability, negative publicity and an erosion of trust, and increased regulation could materially adversely affect our business, results of operations and financial condition.
In our processing of travel transactions and information about members and their stays, we receive and store data, including personal data and other data relating to individuals. Numerous federal, state, local and international laws and regulations relate to privacy, data protection, information security and the storing, sharing, use, transfer, disclosure protection and other processing of personal information and other content, the scope of which are changing, subject to differing interpretations, and may be inconsistent among jurisdictions or conflict with other rules. These laws and regulations relating to privacy, data protection and information security are evolving and may result in ever-increasing regulatory and public scrutiny and escalating levels of enforcement and sanctions. For example, the General Data Protection Regulation (the “GDPR”) promulgated by the European Union (the “EU”) provides for penalties for noncompliance of up to the greater of €20 million or four percent of worldwide annual revenues. The decision by the Court of Justice of the European Union (“the CJEU”) to not recognize the U.S. – EU Privacy Shield and other future legal challenges also could result in Inspirato being required to implement duplicative, and potentially expensive, information technology infrastructure and business operations or could limit our ability to collect or process personal information in Europe or other regions, may necessitate additional contractual negotiations and may serve as a basis for our personal data handling practices, or those of our service providers or other third parties we work with, to be challenged. Any of these or other changes or developments impacting cross-border data transfers could disrupt our business and otherwise adversely impact our business, financial condition and operating results.
The number of data protection laws globally is rising as more jurisdictions explore new or updated comprehensive data protection regimes or propose or enact other laws or regulations addressing local storage of data or other matters.
In the U.S., the California Consumer Privacy Act (the “CCPA”) went into effect on January 1, 2020. Among other things, the CCPA requires covered companies to provide new disclosures to California consumers and afford such consumers new abilities to access and delete their personal information and to opt-out of certain sales of personal information. The California Privacy Rights Act (the “CPRA”), which became effective January 1, 2023, significantly modifies the CCPA and further aligns California privacy laws with the GDPR.
Similar legislation has been proposed or adopted in other states. For example, Virginia, Colorado, Utah, and Connecticut have all enacted omnibus privacy legislation that went into effect in 2023. These state laws in Virginia, Colorado, Utah and Connecticut share similarities with the CCPA, CPRA and legislation proposed in other states. Aspects of the CCPA, the CPRA and these other state laws and regulations, as well as their enforcement, remain unclear. Additionally, the U.S. federal government is contemplating data security and privacy legislation.

We will need to closely monitor developments, including enforcement actions or private litigation under the GDPR, CCPA, CPRA and other laws to determine whether we will need to modify our data processing practices and policies, which may result in us incurring additional costs and expenses in an effort to comply.
We are also subject to the terms of our privacy policies and contractual obligations to third parties related to privacy, data protection and information security and may be subject to other actual or asserted obligations, including industry standards, relating to privacy, data protection and information security. We strive to comply with applicable laws, regulations, policies and other legal obligations relating to privacy, data protection and information security to the extent possible. However, the regulatory frameworks for privacy, data protection and information security worldwide are evolving rapidly, and it is possible that these or other actual or alleged obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices.
Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to members or other third parties, applicable laws or regulations or any of our other legal obligations could materially adversely affect our business.
Additionally, if third parties we work with, such as subprocessors, vendors or developers, violate applicable laws or regulations, contractual obligations or our policies, or if it is perceived that such violations have occurred, such actual or perceived violations may also have an adverse effect on our business. Further, any significant change to applicable laws, regulations or industry practices regarding the collection, use, retention, security, disclosure or other processing of data, or regarding the manner in which the express or implied consent of users for the collection, use, retention, disclosure or other processing of data is obtained, could increase our costs and require us to modify our business practices.
Cybersecurity incidents could have adverse effects on our business.
We have implemented enhanced security measures to safeguard our systems and data, and we intend to continue implementing additional measures in the future. Our measures may not be sufficient to maintain the confidentiality, security, or availability of the data we collect, store, and use to operate our business. Security measures implemented by our service providers or other third parties or their service providers also may not be sufficient. Efforts to hack or circumvent security measures, efforts to gain unauthorized access to, exploit or disrupt the operation or integrity of our data or systems, failures of systems or software to operate as designed or intended, viruses, “ransomware” or other malware, “supply chain” attacks, “phishing” or other types of business communications compromises, operator error, or inadvertent releases of data could impact our information systems and records or those of our service providers or other third parties. Security measures, no matter how well designed or implemented, may only mitigate and not fully eliminate risks, and security events, when detected by security tools or third parties, may not always be immediately understood or acted upon. Our reliance on computer, Internet-based, and mobile systems and communications, and the frequency and sophistication of efforts by third parties to gain unauthorized access or prevent authorized access to such systems, have greatly increased in recent years. Our increased reliance on cloud-based services and on remote access to information systems increases our exposure to potential cybersecurity incidents. Any significant theft of, unauthorized access to, compromise or loss of, loss of access to, or fraudulent use of our data or our members' data could adversely impact our reputation and could result in legal, regulatory and other consequences, including remedial and other expenses, fines, or litigation.
Depending on the nature and scope of the event, compromises in the security of our information systems or those of our service providers or other third parties or other future disruptions or compromises of data or systems, could lead to future interruptions in, or other adverse effects on, the operation of our systems or those of our service providers or other third parties. This could result in operational interruptions and/or outages and a loss of profits, as well as negative publicity and other adverse effects on our business, including lost sales, loss of consumer confidence, boycotts, loss of members, litigation, diminished satisfaction, and/or retention and recruiting difficulties, all of which could materially affect our market share, reputation, business, financial condition and operating results.

Item 1B. Unresolved Staff Comments
Not applicable.

Item 1C. Cybersecurity
The Company understands the importance of preventing, assessing, identifying, and managing material risks associated with cybersecurity threats. Cybersecurity processes to manage risks from cybersecurity threats have been incorporated as a part of the Company’s overall risk assessment process. These cybersecurity processes, technologies, and controls to assess, identify, and manage material risks have been incorporated into our operations.
To manage our material risks from cybersecurity threats and to protect against, detect, and prepare to respond to cybersecurity incidents, and claims we undertake the below listed activities:
•Monitor emerging cybersecurity and data protection laws and implement changes to our processes to comply;
•Conduct periodic customer data handling and use requirement training for our employees;
•Conduct annual cybersecurity management and incident training for employees involved in our systems and processes that handle sensitive data;
•Conduct regular phishing email simulations for all employees;
•Carry cyber liability insurance that provides resources and protection against potential losses arising from a cybersecurity incident; and
•Maintain a Technical Review Committee which evaluates all third-party technology partners, including their security posture and controls, before we engage with them.
Our incident response plan coordinates the activities that we and our cyber liability insurance carrier and associated services e.g., incident response team, breach coach, forensics, etc. take to prepare, respond, and recover from cybersecurity incidents, which include processes to assess severity, investigate, escalate, contain, and remediate an incident, as well as to comply with potentially applicable legal obligations and mitigate brand and reputational damage.
We describe whether and how risks from identified cybersecurity threats have affected or are reasonably likely to affect our financial position, results of operations and cash flows in Item 1A. Risk Factors of this Annual Report on Form 10-K, which disclosures are incorporated by reference herein.
We have a cross-functional management team that participates in our “Cybersecurity Risk Committee” (the “Committee”), comprised of Legal, Cybersecurity Operations, Risk Management, Finance and Accounting and Information Technology, which together have over 15 years of cybersecurity technology leadership experience and have the expertise to be able to assess and manage any material risks from cybersecurity threats. The Committee is responsible for assessing and managing all aspects of our Cybersecurity Program, including the evaluation of various cybersecurity risks and the continued enhancement of our processes and procedures to manage these risks and respond to any confirmed cyberattacks. The Committee also works with various third-party cybersecurity experts in an effort to ensure that we follow industry best practices. The Committee reports regularly to the Audit Committee of the Board, covering current and future planned processes in place to prevent, detect, mitigate and remediate any cybersecurity incidents.

Item 2. Properties
We are headquartered in Denver, Colorado, where we have lease commitments for approximately 44,715 square feet. We have taken measures to improve the efficiency standards of our corporate office, including reducing waste, water, and power.
Item 3. Legal Proceedings
From time to time, we may become involved in litigation or other legal proceedings arising in the ordinary course of our business. Except as described below, we are not currently a party to any material litigation or legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, negative publicity, reputational harm and other factors.
Legal Dispute with Former CEO and Board Member
We are currently involved in a legal dispute with a former Chief Executive Officer, who currently owns more than 5% of the Company's Class A Common Stock, and a former Chairman of the Board of Directors of Inspirato. The parties filed suit in November of 2024 in Colorado State Court. They have made claims asserting a continuing right to a purported lifetime Founders’ Travel Benefit, for which the Plaintiffs are seeking unspecified damages. We dispute the claims and do not expect this litigation to have a material impact on our financial position or results of operations.
Class Action Complaint Relating to Restatement
On February 16, 2023, a class action lawsuit was filed in the U.S. District Court in the District of Colorado (the "Court") captioned Keith Koch, Individually and on behalf of all others similarly situated v. Inspirato Incorporated, Brent Handler, and R. Webster Neighbor, with Ilan Bouzaglo later appointed as the lead and named plaintiff. The complaint alleged violations of Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder against all defendants and Section 20(a) of the Exchange Act against the individual defendants. The complaint generally alleged that certain of our prior public statements about our results of operations and financial condition were materially false and misleading because they misrepresented and failed to disclose adverse facts pertaining to the restatement of our Condensed Consolidated Financial Statements as of and for the three months ended March 31, 2022 and June 30, 2022. On July 16, 2024, the magistrate recommended the case be dismissed and the plaintiff filed a motion objecting to these recommendations on July 30, 2024. We responded to these objections and on September 23, 2024, the Court granted our motion to dismiss the lawsuit without prejudice. On October 23, 2024, plaintiff filed an amended motion for the Court’s review and on November 6, 2024, the plaintiff filed a second amended complaint. The Company then filed a motion to dismiss the second amended complaint on December 11, 2024. The motion is still in the briefing stage but once complete, the Court will rule on the motion.
Item 4. Mine Safety Disclosures
Not applicable.

PART II

Item 5. Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities
Market Information
Our Class A Common Stock is listed on the NASDAQ Global Select Market under the symbol “ISPO”. No shares of Class B Common Stock or Class V Common Stock are currently outstanding.
Holders of Record
As of March 17, 2025, there were approximately 34 holders of record of our Class A Common Stock, not including "street name" or beneficial holders, whose shares are held of record by banks, brokers, financial institutions, and other nominees. As of that date, there were no holders of our Class B or Class V Common Stock.
Dividend Policy
We have not paid any cash dividends on our shares of common stock to date. The payment of cash dividends in the future will be dependent upon our revenue and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of our then Board of Directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our Board of Directors does not anticipate declaring any dividends in the foreseeable future.
Recent Sales of Unregistered Securities and Use of Proceeds
None.
Securities Authorized for Issuance under Equity Compensation Plans
The information required by this item regarding securities authorized for issuance under equity compensation plans is incorporated herein by reference to Item 12. of Part III of this Annual Report.
Issuer Purchase of Equity Securities
None.
Item 6. [Reserved]

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
You should read the following discussion and analysis of our financial condition and results of operations together with our audited Consolidated Financial Statements and related notes thereto included elsewhere in this Annual Report on Form 10-K. This section of this Annual Report on Form 10-K generally discusses 2024 and 2023 items and year-to-year comparisons between 2024 and 2023. Discussions of 2022 items and year-to-year comparisons between 2022 and 2023 are not included in this Annual Report on Form 10-K, and can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
This discussion includes both historical information and forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” included elsewhere in this Annual Report on Form 10-K. Our historical results are not necessarily indicative of the results that may be expected for any period in the future. Unless otherwise indicated or the context otherwise requires, references in this Management’s Discussion and Analysis of Financial Condition and Results of Operations section to “Inspirato,” “we,” “us,” “our” and other similar terms refer to Inspirato LLC prior to the Business Combination and to Inspirato Incorporated and its consolidated subsidiaries after giving effect to the Business Combination.
OVERVIEW
Inspirato Incorporated and its subsidiaries (collectively, the "Company", “Inspirato”, “we”, or “our”) is a private, luxury hospitality club that provides its members with access to an exclusive portfolio of high-end vacation homes, luxury hotels, and curated travel experiences worldwide. The club offers personalized service, dedicated trip planning, and seamless access to exceptional properties through its innovative model designed to ensure the service, certainty and value that discerning customers demand.

For members, we offer access to a diverse portfolio of curated luxury vacation options that include approximately 350 private luxury vacation homes and accommodations at over 220 luxury hotel and resort partners in over 180 destinations around the world as of December 31, 2024. Our portfolio also includes Inspirato Only experiences, which are curated, one-of-a-kind member-only experiences such as luxury safaris, cruises and other experiences, as well as Bespoke trips, which offer individualized, custom-designed “bucket list” itineraries based on the exact specifications of the member. Every Inspirato trip comes with our personalized service envelope — including pre-trip planning, on-site concierge and daily housekeeping — designed to meet the needs of discerning travelers and drive exceptional customer satisfaction.

Investment Agreement

On August 12, 2024, we entered into an investment agreement (the “Investment Agreement”) with One Planet Group LLC (“One Planet Group”), a Delaware limited liability company (the “Purchaser”), to sell 2.9 million shares of Class A Common Stock at $3.43 per share, and 2.9 million warrants (the “Investment Warrants”) each redeemable for a share of Class A Common Stock, for an aggregate purchase price of $10.0 million (the “One Planet Group Financing”). At the initial closing on August 13, 2024, the Purchaser acquired the first tranche of 1,335,271 shares for $4.6 million. At the second closing on September 13, 2024, the Purchaser acquired the remaining 1,580,180 shares and the 2.9 million Investment Warrants for $5.4 million. In addition, pursuant to the Investment Agreement, on December 9, 2024, the Purchaser exercised an additional option to acquire 728,863 additional shares of Class A Common Stock and 728,863 warrants each redeemable for a share of Class A Common Stock for $3.43 per share for an aggregate purchase price of $2.5 million. In connection with the exercise of the Purchaser's option, the Investment Warrant Agreement was amended to increase the number of Investment Warrants issuable up to 3.6 million. Each Investment Warrant can be exercised in exchange for a share of Class A Common Stock at $3.43 per share and is exercisable for 5 years from issuance. On

February 24, 2025, the Purchaser exercised 583,099 Investment Warrants resulting in $2.0 million of proceeds to the Company.
The Purchaser named four new directors to the Inspirato Board of Directors pursuant to the Investment Agreement, and the size of our Board of Directors remains at seven directors. As contemplated by the Investment Agreement, Payam Zamani was appointed as our Chief Executive Officer ("CEO") and our Executive Chairman.

Further, on October 22, 2024, we entered into two secondary investment agreements (collectively the “Secondary Investment Agreements”) with two investors to sell a total of 757,576 shares of Class A Common Stock at $3.96 per share, the closing price on October 22, 2024, for an aggregate purchase price of $3.0 million.

Reorganization Plan

During the year ended December 31, 2024, we developed a plan for a restructuring of certain aspects of our operations and organization (the “Reorganization Plan”). The Reorganization Plan included the entry into the Lease Termination Surrender Agreement on August 12, 2024 (the "Termination Agreement"), the termination and settlement of the Tax Receivable Agreement ("TRA"), a reduction in force, an issuance of securities to One Planet Group, the appointment of a new CEO and new members of our Board of Directors, and other cost savings initiatives along with a review of expenses and business processes.

The following table presents the components of restructuring charges during the year ended December 31, 2024 (in thousands):

Cash Restructuring Charges:
Severance and other employee-related benefits	$ 1,773
Termination of the TRA	250
Total Cash Restructuring Charges	2,023
Non-Cash Restructuring Charges:
Acceleration of equity-based compensation	4,395
Total Restructuring Charges	$ 6,418

Through December 31, 2024, we paid $1.6 million of the cash restructuring charges in connection with the Reorganization Plan and the remaining unpaid restructuring charges were $0.4 million as of December 31, 2024 and are included in accounts payable and accrued liabilities within the Consolidated Balance Sheets.

Additionally, in connection with the Reorganization Plan, we also entered into the Termination Agreement to terminate certain previously impaired, underperforming leases. The termination of those leases resulted in a gain on lease termination of $37.1 million. Our gain on lease termination was recorded to (gain) on lease termination and loss on asset impairments on the Consolidated Statements of Operations and Comprehensive Loss. See Note 9 – Leases in our Consolidated Financial Statements included elsewhere in this Annual Report on Form 10-K for additional information.

At-the-Market Equity Offering Program

On September 24, 2024, we entered into an equity distribution agreement (the “Sales Agreement”) with Northland Securities, Inc. (“Northland”) to sell shares of Class A Common Stock from time to time through an at the market offering program under which Northland will act as sales agent or principal. We have not yet sold any Class A Common Stock under the program.

Mandatory Exchange
On August 30, 2024, the Board of Managers of Inspirato LLC approved a mandatory exchange of all units in Inspirato LLC, other than those held by the Company (the “Mandatory Exchange”). Pursuant to the Mandatory Exchange, each member of Inspirato LLC other than the Company exchanged their common units for a number of shares of Class A Common Stock of Inspirato equal to the number of common units exchanged. This exchange also involved the surrender and cancellation of the same number of outstanding shares of Class V Common Stock of Inspirato held by such members. The Mandatory Exchange occurred on September 30, 2024 and as of December 31, 2024, there is no remaining noncontrolling interest as Inspirato Incorporated fully owns Inspirato LLC. As a result of the Mandatory Exchange, the Company issued an aggregate of 2,857,635 shares of Class A Common Stock in exchange for 2,857,635 outstanding shares of Class V Common Stock.

Inspirato Invited

In June of 2024, we launched Inspirato Invited (“Invited”), a ten-year Subscription that offers a fixed daily rate to our members in exchange for a substantial upfront initiation fee.

Sunsetting of Rewards
In August of 2023, we implemented a member loyalty program called Inspirato Rewards (“Rewards”) for members with at least one active paid member subscription (“Subscription”). Rewards was designed to incentivize repeat business by rewarding members with exclusive discounts and benefits based on their activity with us. Members who earned one of the three Rewards statuses could be entitled to, depending on their status, extra savings on Club bookings; early access to new property releases, new Experiences and year-end festive dates; and complimentary nights, among other benefits. On October 28, 2024, we announced to members that the Rewards program will sunset in 2025; however, status earned through December 31, 2024 will still be honored and members with one of the status levels will be able to utilize those benefits through June 30, 2025.
Reverse Stock Split
On September 26, 2023, our stockholders approved a proposal to adopt a series of alternative amendments to our certificate of incorporation to effect a reverse stock split of our common stock. Our Board of Directors subsequently approved a final reverse stock split ratio of 1-for-20 of our Class A Common Stock, Class B Common Stock and Class V Common Stock; the authorized shares of each class following the reverse stock split is set forth in Note 11 – Equity of Inspirato Incorporated in our Consolidated Financial Statements included elsewhere in this Annual Report on Form 10-K. The reverse stock split became effective as of October 16, 2023 and immediately after the reverse stock split, each stockholder's percentage ownership interest in us and proportional voting power remained unchanged, except for minor changes resulting from the treatment of fractional shares. The impact of the reverse stock split has been reflected within our Consolidated Financial Statements for all periods presented.
Capital One Ventures Investment and Strategic Partnership
In August of 2023, we entered into an investment agreement with Oakstone Ventures, Inc. ("Oakstone"), an affiliate of Capital One Services, LLC (“Capital One”), relating to the sale and issuance to Oakstone of an 8% Senior Secured Convertible Note due 2028 in a principal amount of $25.0 million (the “Note”). On September 29, 2023, we issued the Note. The total net proceeds from this offering were $23.1 million, after deducting $1.9 million of debt issuance costs.
The Note is an unsubordinated secured obligation of Inspirato. The Note is secured by a first priority security interest in substantially all of Inspirato Incorporated’s and its domestic subsidiaries’ assets. The Note is fully and unconditionally guaranteed by certain existing and future domestic subsidiaries of Inspirato. The Note bears interest at a fixed rate of 8% per annum. Interest on the Note is due quarterly on the last business day of each calendar quarter following the issuance of the Note and we have elected to pay interest in kind by increasing the outstanding principal amount of the Note by the amount of interest payable on such interest payment date. The Note will mature on September 29, 2028, subject to earlier conversion, redemption or repurchase.
The current conversion price of the Note is $30 per share, which has been adjusted for the September 26, 2023 reverse stock split, and continues to be subject to customary adjustments upon additional certain extraordinary events, including any dividend of Company securities or other property, stock split, stock combination, reclassification, consolidation, merger or a sale of all or substantially all of our assets.
Additionally, our strategic partnership with Capital One is expected to provide us with a long-term partner with the ability to deliver increased demand for travel services as well as highly qualified lead generation opportunities for our Inspirato Club ("Club"), Inspirato Pass ("Pass") and Invited Subscription offerings, while providing Capital One a highly differentiated and exclusive luxury travel benefit for its consumers. During 2024, we have completed the required technology updates to facilitate reservations within Capital One's booking portal and we are currently working with Capital One on identifying when to begin allowing reservations.

Key Business Metrics
We review a number of operating and financial metrics, including the following key metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and business plans, and make strategic decisions.
Active Subscriptions
We define Active Subscriptions as Subscriptions that are paid in full and those for which we expect payment for renewal. We use Active Subscriptions to assess the adoption of our Subscription offerings, which is a key factor in assessing our penetration of the market in which we operate and a key driver of revenue. Members can have one or more Active Subscriptions. The following table shows our approximate total number of Active Subscriptions as of December 31, 2024 and 2023:

	December 31,
	2024	2023
Legacy	6,500	7,900
Club	4,100	3,400
Pass	1,500	2,500
Invited	100	—
Total Active Subscriptions	12,200	13,800

Inspirato Legacy Subscriptions, an offering we no longer sell, had substantial initiation fees and have historically had annual dues that are lower than annualized dues for Club Subscriptions. Club and Pass Subscriptions are available through monthly, semi-annual, annual, and multi-year contracts. Invited Subscriptions are available through ten-year contracts and were launched in June of 2024. The majority of our Subscriptions are annual or multi-year contracts.

Subscription revenue is comprised of initiation fees and recurring dues, net of discounts and travel incentives provided to members. We typically bill upfront for Subscriptions and Subscription payments are non-refundable. Our Subscription agreements typically auto-renew after the initial term. Our agreements are generally cancellable by providing 30 days’ notice. Amounts that have been billed are initially recorded as deferred revenue until the revenue is recognized. Revenue is recognized ratably over the related contractual term, generally beginning on the date that our platform is made available to a member. Our Subscription revenue and operating results are impacted by our ability to attract and retain members.

Average Daily Rates and Total Occupancy
Average daily rate (“ADR”) is defined as the total paid travel revenue, divided by total paid nights in leased residences or hotel rooms and suites. ADR does not include Pass nights utilized. Occupancy is defined as all paid, Pass and other at-risk properties divided by the total number of at-risk nights available. Net-rate hotel partners are excluded from Hotel Occupancy as these are dependent on the hotel having capacity for Inspirato requests.
We monitor (i) paid nights delivered, (ii) ADR and (iii) Occupancy for our leased residences and hotels as we bear the financial responsibility in these properties and can more closely control both the nightly rates and costs as compared to our net-rate hotel partners. Average rates at our hotel partners are typically lower than our residences, as our residences are typically larger and accommodate more guests than hotel rooms and suites.
The combination of ADR and Occupancy provides us insights regarding how effectively we are utilizing our at-risk properties. Below we have summarized our travel operating statistics:

	Year ended December 31,
	2024	2023	2022
Residences
Paid Nights Delivered	58,400	61,400	67,800
Total Nights Delivered	87,800	111,600	114,900
Occupancy	71%	72%	81%
ADR	$ 1,721	$ 1,825	$ 1,825

Hotels
Paid Nights Delivered (1)	32,700	41,900	38,900
Total Nights Delivered (1)	53,000	73,400	72,700
Occupancy (2)	76%	72%	79%
ADR (1)	$ 1,083	$ 935	$ 970

Total
Paid Nights Delivered (1)	91,100	103,300	106,600
Total Nights Delivered (1)	140,800	185,000	187,600
Occupancy (2)	72%	72%	80%
ADR (1)	$ 1,494	$ 1,464	$ 1,513
(1)Includes net-rate hotel nights.
(2)Excludes net-rate hotel nights as we purchase individual nights but do not have a total number of nights obligation.
Travel revenue is generally recognized when travel occurs. Amounts that have been billed are initially recorded as deferred revenue until recognized when travel occurs. We derive our travel revenue by charging a nightly rate for stays at our portfolio of residences and hotels. For residence and hotel stays, a service charge is also included. Travel revenue also includes amounts collected from fees when a trip is cancelled. A portion of travel revenue comes from customers who do not have paid Subscriptions; these customers receive trial Subscriptions and are primarily from Inspirato for Good and Inspirato for Business or are customers who are under promotions with partners. We also earn revenue from Inspirato Only experiences and Bespoke trips.
Our travel revenue and operating results are impacted by the number of trips that we are able to deliver to our members as well as the rates we charge for stays. Our revenue management team establishes nightly rates to optimize desired occupancy and revenue.

Other Factors Affecting Our Performance and Trends and Uncertainties
We believe that the growth and future success of our business depend on many factors, including those from the Key Business Metrics discussed above. While each of these factors presents significant opportunities for our business, they also pose important challenges that we have to successfully address in order to grow our business and improve our results of operations.
Cost and Expense Management
Cost of revenue includes costs directly related to delivering travel to our members as well as depreciation and amortization related to leasehold improvements and equipment at residences. These direct costs include payments for properties we lease, booking fees which are made up of costs paid to our hotel partners for member stays as well as costs paid to vendors to deliver Inspirato Only experiences and Bespoke trips, and fixed and variable operating and maintenance costs which are those costs to operate and maintain our properties, including on-site service personnel costs. We generally expect cost of revenue to vary as a percentage of revenue from period to period based on the number of properties that we have under lease, and the mix of Subscription and travel revenue that we earn. We expect cost of revenue to decrease in the near-term due to the cost savings achieved from the review of unfavorable leases completed as part of the Reorganization Plan.
Our operating results are impacted by our ability to manage these costs and expenses and achieve a balance between making investments to retain and grow members and driving increased profitability. We are working on finding more opportunities to enhance gross margin and operate more efficiently, including reducing costs by taking additional operational and portfolio optimization actions. Among the other cost savings initiatives from the Reorganization Plan implemented during the year ended December 31, 2024, we conducted a workforce reduction in August of 2024 which resulted in approximately $15.0 million in annualized cash savings and the Termination Agreement resulted in the removal of $57.0 million in future lease payments through 2032. For further discussion, see Liquidity and Capital Resources — Overview below. Further, during the year ended December 31, 2023, we conducted a 12% workforce reduction in January of 2023 and a 6% workforce reduction in July of 2023 in order to manage costs.
Macroeconomic and Geopolitical Conditions
The travel industry is affected by economic cycles and trends. Travel is typically discretionary and may be affected by negative trends in the economy. Adverse macroeconomic and geopolitical conditions have impacted our business and may impact us in future periods. In recent periods, we have been affected by, among other things, inflation, labor shortages, fluctuations in fuel prices, changes in governmental regulations, safety concerns, foreign currency fluctuations, weather related incidents, rising interest rates and reduced consumer confidence resulting in lower consumer spending.
Seasonality
Our travel revenues are seasonal, reflecting typical travel behavior patterns of travelers over the course of the calendar year. In a typical year, the first, third, and fourth quarters have higher travel revenues than the second quarter. Our Subscription services are seasonal to the extent that interest from potential new members tends to also follow travel revenue. However, Subscription revenues from existing members are not impacted by seasonality.
Our results, including total revenues, Adjusted EBITDA and Free Cash Flow (as defined below), are impacted by the timing of holidays and other events. Holidays and other events generally increase the rates we are able to charge for travel which results in higher gross margin. The majority of our costs are relatively fixed across quarters.

Results of Operations
The following table sets forth our Consolidated Statements of Operations and Comprehensive Loss for the years ended December 31, 2024 and 2023 (in thousands, other than percentages):

	Year ended December 31,		Amount of increase (decrease)		Percent change favorable (unfavorable)
	2024	2023
Revenue	$ 279,855	$ 329,100	$ (49,245)		(15) %
Cost of revenue	190,528	233,942	(43,414)		19%
(Gain) on lease termination and loss on asset impairments	(29,895)	40,844	(70,739)		n/m
Gross margin	$ 119,222	$ 54,314	$ 64,908		120%
Gross margin percent	43%	17%	26	pp

General and administrative	$ 59,216	$ 72,117	$ (12,901)		18%
Sales and marketing	30,373	32,884	(2,511)		8%
Operations	22,204	28,125	(5,921)		21%
Technology and development	7,397	11,330	(3,933)		35%
Depreciation and amortization	4,036	3,773	263		(7) %
Interest, net	1,615	1,133	482		(43) %
(Gain) on fair value instruments	(3,583)	(2,368)	(1,215)		51%
Restructuring charges	6,418	—	6,418		n/m
Other (income) expense, net	(245)	457	(702)		n/m
Loss and comprehensive loss before income taxes	(8,209)	(93,138)	84,929		91%
Income tax expense	595	721	(126)		17%
Net loss and comprehensive loss	$ (8,804)	$ (93,859)	$ 85,055		91%
n/m – non-meaningful
pp – percentage point
Comparison of the years ended December 31, 2024 and 2023:
Revenue. Total revenue decreased $49.2 million from $329.1 million for the year ended December 31, 2023 to $279.9 million for the year ended December 31, 2024, a decrease of 15%. Disaggregated revenue for the years ended December 31, 2024 and 2023 is as follows (in thousands, other than percentages):

	Year ended December 31,		Amount of increase (decrease)	Percent change favorable (unfavorable)
	2024	2023
Travel	$ 165,822	$ 190,271	$ (24,449)	(13) %
Subscription	101,171	137,606	(36,435)	(26) %
Rewards and other revenue	12,862	1,223	11,639	952%
Total	$ 279,855	$ 329,100	$ (49,245)	(15) %

Travel revenue decreased by $24.4 million from $190.3 million for the year ended December 31, 2023 to $165.8 million for the year ended December 31, 2024, a decrease of 13%, primarily as a result of a 12% decrease in paid nights delivered due to fewer members resulting in a decrease of $22.5 million. This decrease was partially offset by a 2% increase in ADR recognized for those paid nights resulting in $3.9 million increase in travel revenue. Travel revenue further decreased $3.6 million for the Rewards program which was not launched until the third quarter of 2023. Therefore, previously recognizable travel revenues are deferred until the respective Rewards benefits are utilized, which did not occur during the full year ended December 31, 2023. Further declines in travel revenue were caused by net decreases in service fee revenue, cancellation fee revenue, partner commission revenue and other travel revenue of $2.3 million.
Subscription revenue decreased by $36.4 million from $137.6 million for the year ended December 31, 2023 to $101.2 million for the year ended December 31, 2024, a decrease of 26%. The decrease is primarily due to a 13% decrease in the average number of Subscriptions during the year ended December 31, 2024 as compared to the year ended December 31, 2023, resulting in a $17.7 million decrease to Subscription revenue as well as a $16.3 million decrease from a decline in the revenue recognized per Subscription due primarily to the decline in Pass Subscriptions. Additionally, Subscription revenue further declined by $2.5 million for deferrals for the Rewards program that was launched in August of 2023.
Rewards and other revenue increased by $11.6 million from $1.2 million for the year ended December 31, 2023 to $12.9 million for the year ended December 31, 2024, an increase of 952%. The increase was primarily the result of estimated usage related to our Rewards program. We expect revenues from Rewards to decline in 2025 as we announced to members that the Rewards program will sunset in 2025; however, status earned through December 31, 2024 will still be honored and members with one of the status levels will be able to utilize those benefits through June 30, 2025.
Cost of revenue. Cost of revenue decreased $43.4 million from $233.9 million for the year ended December 31, 2023 to $190.5 million for the year ended December 31, 2024, a decrease of 19%. The decrease is primarily a result of decreases in booking fees of $23.0 million driven by fewer bookings, decreases in lease costs of $11.3 million, decreases in variable operating costs of $5.6 million from lower housekeeping, property management and resort fees, a $3.9 million decrease in fixed operating costs and a $1.1 million decrease in other cost of revenue. The decreases were partially offset by an increase of $1.5 million in depreciation expense within cost of revenue.
(Gain) on lease termination and loss on asset impairments. (Gain) on lease termination and loss on asset impairments changed $70.7 million from asset impairments of $40.8 million for the year ended December 31, 2023 to a $29.9 million net gain on lease termination for the year ended December 31, 2024. During the year ended December 31, 2023, we identified 63 leases for which the right-of-use assets and related property and equipment had net carrying values that exceeded their estimated fair value as determined by their estimated discounted future cash flows. Most of these leases were related to one group of underperforming properties in a single geographic location. Based on this information, we recorded right-of-use asset impairments of $40.5 million and property plant and equipment impairments of $0.3 million for the year ended December 31, 2023. During the year ended December 31, 2024, we entered into the Termination Agreement in order to terminate certain previously impaired, underperforming leases and those terminations resulted in a decrease to our right-of-use assets of $4.6 million and a decrease to our operating lease liabilities of $41.7 million, resulting in a gain on lease termination of $37.1 million. The gain was partially offset by a termination fee of $6.6 million as well as the payment of $0.6 million to One Planet Group in consideration of a guarantee of the Company's lease obligations provided by One Planet Group. No asset impairments were identified for the year ended December 31, 2024.
General and administrative. General and administrative expenses decreased $12.9 million from $72.1 million for the year ended December 31, 2023 to $59.2 million for the year ended December 31, 2024, a decrease of 18%. The decrease is primarily a result of a decrease in payroll-related expenses of $8.0 million due to lower headcount from the reductions in force that took place during 2023 and in August of 2024 as well as a decrease of $6.3 million from lower corporate costs. The remaining decrease is due to lower professional fees of $1.3 million and decreased cloud software amortization of $0.5 million. These decreases were partially offset by an increase of $3.2 million due to higher equity‑based compensation expense.

Sales and marketing. Sales and marketing expenses decreased $2.5 million from $32.9 million for the year ended December 31, 2023 to $30.4 million for the year ended December 31, 2024, a decrease of 8%. The decrease is primarily a result of lower employee compensation of $0.6 million and a net decrease of $0.4 million in spending on software purchases and license fees, online advertising and events. The remaining decrease is due to lower print marketing material expenses of $0.4 million, decreased referrals expense of $0.3 million, decreased corporate partnership expenses of $0.3 million, lower travel and entertainment and other expenses of $0.3 million and decreased consumer research and photography expense of $0.2 million.
Operations. Operations expenses decreased $5.9 million from $28.1 million for the year ended December 31, 2023 to $22.2 million for the year ended December 31, 2024, a decrease of 21%, primarily due to a decrease of $3.4 million from the net transition of certain employees from cost of revenue into operations and from operations to sales and marketing, a decrease of $1.7 million from lower spend due to decreases in events expense, mileage and meals and other cost savings initiatives and a decrease in commission expense of $0.8 million.
Technology and development. Technology and development expenses decreased $3.9 million from $11.3 million for the year ended December 31, 2023 to $7.4 million for the year ended December 31, 2024, a decrease of 35%, primarily due to the reductions in force that took place during 2023 and in August of 2024.
Depreciation and amortization. Depreciation and amortization expenses increased $0.3 million from $3.8 million for the year ended December 31, 2023 to $4.0 million for the year ended December 31, 2024, an increase of 7%, primarily due to an increase in amortization of purchased software of $1.4 million and an increase in depreciation of tenant improvement allowance of $0.3 million, partially offset by a decrease in general depreciation and amortization of $1.3 million.
Interest, net. Interest, net increased $0.5 million from $1.1 million for the year ended December 31, 2023 to $1.6 million for the year ended December 31, 2024. We incurred interest expense on the Note of $2.1 million during the year ended December 31, 2024 as compared to debt issuance costs and interest expense of $2.4 million during the year ended December 31, 2023. The interest expense was offset by interest income from our banking relationship of $0.5 million for the year ended December 31, 2024 as compared to $1.3 million for the year ended December 31, 2023.
(Gain) on fair value instruments. Gain on fair value instruments increased $1.2 million from $2.4 million for the year ended December 31, 2023 to $3.6 million for the year ended December 31, 2024. Public Warrant fair value gains and losses decreased from a gain of $0.8 million for the year ended December 31, 2023 to a loss of less than $0.1 million for the year ended December 31, 2024, a decrease of $0.8 million. The fair value gain recognized on the Note increased from $1.6 million during the year ended December 31, 2023 to $3.6 million during the year ended December 31, 2024, an increase of $2.0 million, primarily due to changes in discount rates. The Note was issued on September 29, 2023.
Restructuring charges. Restructuring charges were $6.4 million for the year ended December 31, 2024. There were no restructuring charges for the year ended December 31, 2023. The increase is the result of $4.4 million acceleration of equity‑based compensation expense and $2.0 million cash restructuring charges that were incurred during the year ended December 31, 2024.
Other (income) expense, net. Other (income) expense, net changed from other expense, net of $0.5 million for the year ended December 31, 2023 to other income, net of $0.2 million for the year ended December 31, 2024. The change is primarily due to $0.3 million lower loss on retirement of fixed assets during the year ended December 31, 2024 as compared to the year ended December 31, 2023 and insurance recoveries of $0.4 million during the year ended December 31, 2024 that were not received during the year ended December 31, 2023.
Income tax expense. Income tax expense decreased $0.1 million from $0.7 million for the year ended December 31, 2023 to $0.6 million for the year ended December 31, 2024, primarily due to lower amounts owed to state and foreign taxing authorities.

Liquidity and Capital Resources
Overview
As of December 31, 2024, we had $21.8 million of cash and cash equivalents and $13.2 million of restricted cash. Further, as a result of the Reorganization Plan entered into in conjunction with the closing of the One Planet Group Financing, we have engaged in several initiatives that together are expected to result in the following cash savings on an annual basis:
•We performed a reduction in force on August 12, 2024, which resulted in approximately $15.0 million in annualized cash savings. Additional headcount reductions from the planned elimination of positions as employees departed Inspirato after August 12, 2024 through December 31, 2024 has resulted in approximately $3.0 million in additional annualized cash savings.
•The Termination Agreement resulted in the removal of $57.0 million in future lease payments through 2032 resulting in annualized cash savings of approximately $7.5 million. The Termination Agreement also resulted in a $6.6 million termination fee paid in installments from August 2024 to March of 2025.
•We have reviewed and negotiated non-critical spend such as professional fees, software and noncritical marketing, which has resulted in annualized savings of approximately $10.0 million.
•We reviewed our lease portfolio to either renegotiate unfavorable leases or to exit unprofitable properties, a process has resulted in approximately $4.7 million in annualized savings.
•On March 21, 2025, the Company entered into a twelve month Forbearance and Amendment Agreement with Oakstone Ventures, Inc. (an affiliate of Capital One), the holder of the Company's 8% Senior Secured Convertible Note due 2028. Pursuant to the agreement, Oakstone agreed to forbear from exercising its contractual right under the Note to require redemption in the event the Company fails to meet the minimum liquidity threshold (as defined in the related commercial agreements) during the forbearance period. The agreement is intended to provide the Company with increased operational flexibility as it continues to pursue long-term strategic initiatives. All other terms of the Note remain unchanged.
Together, these strategic initiatives and the new capital transactions we have completed support our belief that our cash and cash equivalents on hand will be sufficient to meet our projected working capital and capital expenditure requirements for a period of at least the next twelve months.
We are operating in an uncertain economic environment, however, and we cannot make assurances that our Reorganization Plan will result in the cash savings we anticipate, that our business will generate sufficient cash flow from operations or that financing will be available to us and in amounts sufficient to enable us to fund our other liquidity needs. If cash generated from our operations is not sufficient or available to meet our liquidity requirements, then we may be required to obtain additional financing in the future. There can be no assurances that equity or debt financing will be available to us if or when we need it or, if available, the terms will be satisfactory to us.
Our principal sources of liquidity have historically consisted of cash flow from financing activities, including the transactions contemplated by the Investment Agreement and the Note during the years ended December 31, 2024 and 2023, respectively, as well as operating activities, primarily from revenue related to travel and Subscriptions.
We have generally maintained a working capital deficit, meaning that our current liabilities exceed our current assets, primarily due to our significant deferred revenue and operating leases. Deferred revenue relates primarily to travel, Subscriptions and travel credits purchased, all of which are paid to us in advance but are not yet taken or consumed and accordingly do not represent an obligation to make future cash payments other than to fund trip-related expenses, and to a lesser extent Rewards, which is an accounting allocation to defer a portion of members’ spend. As of December 31, 2024, deferred revenue included $66.9 million, $75.7 million, $17.8 million and $11.1 million for travel, Subscriptions, travel credits and Rewards, respectively. Also, as of December 31, 2024, our current operating lease liabilities totaled $53.5 million and our noncurrent operating lease liabilities totaled $130.2 million. Our cash needs vary from period to period primarily based on the timing of travel and sales promotions.
Additionally, on September 24, 2024, we entered into an equity distribution agreement (the “Sales Agreement”) with Northland Securities, Inc. (“Northland”) to sell shares of the Company’s Class A Common Stock, from time to time, through an “at the market offering” program under which Northland will act as sales agent or principal. We have an aggregate offering of up to $17,582,393 of Class A Common Stock for sale under the Sales Agreement. At our discretion, we have the ability to sell shares through the Sales Agreement for incremental liquidity.

On February 24, 2025, the Purchaser exercised 583,099 of their 3,644,314 Investment Warrants resulting in $2.0 million of proceeds to the Company.
Our future capital requirements will depend on many factors including our rate of member and revenue growth, travel bookings, change in the number of properties, our ability to improve operating efficiencies and overall economic conditions.
The following table presents summarized information from our Consolidated Statements of Cash Flows for the years ended December 31, 2024 and 2023 (in thousands):

	Year ended December 31,
	2024	2023
Net cash used in operating activities	$ (15,770)	$ (51,393)
Net cash used in investing activities	(6,011)	(12,124)
Net cash provided by financing activities	14,520	23,844
Net decrease in cash, cash equivalents and restricted cash	$ (7,261)	$ (39,673)
Cash Flows
Comparison of the years ended December 31, 2024 and 2023
Cash flows used in operating activities. Cash used in operating activities decreased $35.6 million from $51.4 million during the year ended December 31, 2023 to $15.8 million during the year ended December 31, 2024, a decrease of 69%. This decrease was driven by a reduction of net loss and comprehensive loss of $85.1 million which was primarily due to a $70.7 million change in (Gain) on lease termination and loss on asset impairments from the Company incurring an impairment during the year ended December 31, 2023 as compared to a gain on lease termination during the year ended December 31, 2024. The other non-cash benefit in cash flows used in operations was driven by an increase in equity‑based compensation of $4.8 million driven primarily by accelerations in equity‑based compensation due to the restructuring incurred during the year ended December 31, 2024. Further benefits in cash flows from operations from changes in operating asset and liabilities were due to both the $6.5 million change in prepaid member travel and the $1.6 million change in prepaid expenses from the Company better managing over its operating cash along with the $7.6 million change in deferred revenue being driven off of our decrease in booked travel due to our decrease in subscriber count.
Cash flows used in investing activities. Cash used in investing activities decreased from $12.1 million during the year ended December 31, 2023 to $6.0 million during the year ended December 31, 2024, a decrease of 50%. The decrease was driven by lower expenditures for property and equipment of $0.8 million and lower expenditures related to ongoing internal software development projects of $5.3 million.

Cash flows provided by financing activities. Cash provided by financing activities decreased from $23.8 million during the year ended December 31, 2023 to $14.5 million during the year ended December 31, 2024, a decrease of 39%. The decrease was primarily due to proceeds from the $25.0 million Note that was issued during the year ended December 31, 2023, a decrease in payments for financing costs of the Note of $1.4 million and a decrease in proceeds from option exercises of $0.8 million. These decreases were partially offset by proceeds from the Investment Agreement of $10.0 million, proceeds from the Secondary Investment Agreements of $3.0 million and proceeds of $2.5 million from the exercise of One Planet Group's additional option to acquire Class A Common Stock and Investment Warrants.
Use of Cash and Contractual Obligations
We expect to meet our cash requirements for the next twelve months through use of our available cash and cash equivalents and cash flows from operating activities. We expect to meet our long-term cash requirements with cash flows from operating and financing activities, including, but not limited to, potential future issuances of debt or equity. Our primary uses of cash are for operating expenses, lease payments and capital expenditures.
Our future commitments consist of the following:
•Our outstanding obligations under the Note payable in 2028 (including principal and coupon interest). The Note is an unsubordinated secured obligation of Inspirato. The Note is secured by a first priority security interest in substantially all of Inspirato Incorporated’s and its domestic subsidiaries’ assets. The Note is fully and unconditionally guaranteed by certain existing and future domestic subsidiaries of Inspirato. The Note bears interest at a fixed rate of 8% per annum. Interest on the Note is due quarterly on the last business day of each calendar quarter following the issuance of the Note and we have elected to pay interest in kind by increasing the outstanding principal amount of the Note by the amount of interest payable on such interest payment date. The Note will mature on September 29, 2028, subject to earlier conversion, redemption or repurchase. In October 2020, we obtained a revolving credit facility. The revolving credit facility had no amounts drawn as of December 31, 2022 and we terminated the facility in March of 2023. See Note 8 – Debt in our Consolidated Financial Statements included elsewhere in this Annual Report on Form 10-K.
•Our operating leases liabilities, primarily for vacation properties, and our corporate headquarters. The leases may require us to pay taxes, insurance, utilities and maintenance costs. We have been undergoing a lease optimization process to decrease our cash commitments related to operating leases, whereby we have renegotiated certain leases and terminated certain leases, depending on the individual lease situation. As of December 31, 2024, we were party to 6 leases that had not yet commenced. Future payments under these leases were $9.7 million at December 31, 2024. See Note 9 – Leases in our Consolidated Financial Statements included elsewhere in this Annual Report on Form 10-K.
•Our other multi-year obligations primarily from software and other long-term contracts
Future minimum annual commitments as of December 31, 2024 are as follows (in thousands):

Years ending	December 31,
2025	$ 75,055
2026	50,685
2027	35,281
2028	63,025
2029	16,789
2030 and thereafter	41,457
Total future minimum commitments	$ 282,292

Non-GAAP Financial Metrics
In addition to our results determined in accordance with GAAP, we use Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our Board concerning our business and financial performance. We believe that these non-GAAP financial measures provide useful information to investors about our business and financial performance, enhance their overall understanding of our past performance and future prospects, and allow for greater transparency with respect to metrics used by our management in their financial and operational decision making. We are presenting these non-GAAP financial measures to assist investors in seeing our business and financial performance through the eyes of management, and because we believe that these non-GAAP financial measures provide an additional tool for investors to use in comparing results of operations of our business over multiple periods with other companies in our industry.
There are limitations related to the use of these non-GAAP financial measures, including that they exclude significant expenses that are required by GAAP to be recorded in our financial measures. Other companies may calculate non-GAAP financial measures differently or may use other measures to calculate their financial performance, and therefore, our non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Thus, these non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any measures derived in accordance with GAAP.
We provide a reconciliation of Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow to their respective related GAAP financial measures. We encourage investors and others to review our business, results of operations, and financial information in its entirety, not to rely on any single financial measure, and to view Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow in conjunction with their respective related GAAP financial measures.
Adjusted EBITDA and Adjusted EBITDA Margin
We define Adjusted EBITDA as net loss and comprehensive loss less interest, net, income tax expense, depreciation and amortization, equity‑based compensation, (gain) on fair value instruments, restructuring charges, other non-recurring professional fees and (gain) on lease termination and loss on asset impairments. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of total revenue for the same period.

The above items are excluded from our Adjusted EBITDA measure because our management believes that they are not indicative of our core operating performance and do not reflect the underlying economics of our business. The following table represents a reconciliation of our net loss and comprehensive loss, the closest GAAP measure, to Adjusted EBITDA (in thousands, other than percentages):

	Year ended December 31,
	2024	2023
Net loss and comprehensive loss	$ (8,804)	$ (93,859)
Interest, net	1,615	1,133
Income tax expense	595	721
Depreciation and amortization (1)	11,277	10,553
Equity-based compensation (2)	14,048	13,652
(Gain) on fair value instruments	(3,583)	(2,368)
Restructuring charges	6,418	—
Other non-recurring professional fees (3)	1,828	—
(Gain) on lease termination and loss on asset impairments	(29,895)	40,844
Adjusted EBITDA	$ (6,501)	$ (29,324)
Adjusted EBITDA Margin (4)	(2.3) %	(8.9) %
_______________________________________________
(1)Depreciation and amortization is included within cost of revenue, general and administrative and depreciation and amortization within the Consolidated Statements of Operations and Comprehensive Loss.
(2)Excludes equity‑based compensation included in restructuring charges.
(3)Included in general and administrative on the Consolidated Statements of Operations and Comprehensive Loss.
(4)We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of total revenue for the same period.

Free Cash Flow
We define Free Cash Flow as net cash used in operating activities less development of internal-use software and purchases of property and equipment. We believe that Free Cash Flow is a meaningful indicator of liquidity that provides information to our management and investors about the amount of cash generated from operations, after development of internal-use software and purchases of property and equipment, that can be used for strategic initiatives, if any.
The following table presents a reconciliation of our net cash used in operating activities, the closest GAAP measure, to Free Cash Flow (in thousands):

	Year ended December 31,
	2024	2023
Net cash used in operating activities	$ (15,770)	$ (51,393)
Purchase of property and equipment	(5,469)	(6,305)
Development of internal-use software	(542)	(5,819)
Free Cash Flow	$ (21,781)	$ (63,517)

Critical Accounting Policies and Estimates
The discussion and analysis of our financial condition and results of operations are based upon our Consolidated Financial Statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenue and expenses and related disclosures of contingent assets and liabilities at the date of our Consolidated Financial Statements. We evaluate our estimates and assumptions on an ongoing basis. The estimates and assumptions used by management are based on historical experience and other factors, which are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions, impacting our reported results of operations and financial condition. We believe that of our significant accounting policies, which are described in Note 2 – Significant Accounting Policies to our Consolidated Financial Statements included elsewhere in this Annual Report on Form 10-K, the following accounting estimates involve a greater degree of judgment and complexity. Accordingly, these are the estimates we believe are the most critical to aid in fully understanding and evaluating our consolidated financial condition, results of operations and cash flows.
Revenue Recognition - Loyalty Program
In August of 2023, we implemented a member loyalty program, Rewards. Rewards members accumulate rewards based on their activity with us. Members who earn one of the three Rewards statuses may be entitled to, depending on their status, extra savings on Club bookings; early access to new property releases, new Experiences and year-end festive dates; and complimentary nights, among other benefits, which provide them with a material right to free or discounted goods or services in the future. As of December 31, 2024 and 2023, our total Rewards deferred revenue was $11.1 million and $10.7 million, respectively.
When members spend with Inspirato, we defer a portion of the members’ total spend to Rewards, representing the deferred revenue value of the program’s separate performance obligation. To determine the amount of deferral necessary from members’ spend, we determine the standalone selling price of the identified performance obligations related to Rewards based on the aggregate estimated value of usage of individual benefits within the program in relation to total member spend. Revenues related to Rewards are then recognized over time based upon historical travel patterns and members’ average life, which includes an estimate of Rewards benefits that will expire or will not be used during the benefit period of the Rewards material rights (up to 30 months). These inputs towards the Rewards deferral require us to forecast future spend for our members, usage of each of the earned performance obligations and the standalone value of each of the identified performance obligations which are limited as there is limited historical information and require management’s estimation. Any changes in the assumptions outlined above would impact the allocation of consideration received from our members and the resulting timing of when revenues from each of the specific performance obligations would be recognized. The Rewards program is being sunset in 2025; however, status earned through December 31, 2024 will still be honored and members with one of the status levels will be able to utilize those benefits through June 30, 2025.
For the year ended December 31, 2024, holding other factors constant, a 10% change in our estimated future spend for each member would have resulted in a change to Rewards revenue of approximately $0.1 million, or a 0.03% percent change in revenue.

Intangible and Tangible Asset Impairment Assessment
Goodwill is not amortized, but rather is assessed annually for impairment in the fourth quarter and when events and circumstances indicate that the fair value of a reporting unit with goodwill has been reduced below its carrying value. We have determined that we have one reporting unit. The impairment test requires that we first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, we then perform a quantitative impairment test. Otherwise, the quantitative impairment test is not required. Under the quantitative impairment test, we would compare the estimated fair value of each reporting unit to its carrying value. For the year ended December 31, 2024, we could not conclude qualitatively that the fair value of goodwill is greater than its carrying value and, as such, we utilized a quantitative test and determined that no goodwill impairment charges were necessary.
For our other finite-lived, long-term assets, our property, plant and equipment and operating lease right-of-use (“ROU”) assets, an impairment assessment is necessary when facts and circumstances indicate that the carrying values of such assets may not be recoverable. Long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities which, for us, is generally at a property level. When evaluating a selected property for impairment, we first compare the carrying value of the asset to the asset’s estimated future undiscounted cash flows. If the estimated undiscounted future cash flows associated with each asset are less than the carrying value of the asset, we determine if we have an impairment loss by comparing the carrying value of the asset to the asset's estimated fair value and recognize an impairment charge when the asset’s carrying value exceeds its estimated fair value. The adjusted carrying amount of the asset becomes its new cost basis and is amortized over the asset's remaining useful life. We utilized a quantitative test for the year ended December 31, 2023 and determined that an impairment of the Company’s ROU assets was necessary and a $40.5 million impairment charge was recorded. There were no impairments of the Company's ROU assets during the year ended December 31, 2024.
Our impairment calculations, when utilized, contain uncertainties because they require management to make assumptions and to apply judgment to estimate future cash flows and asset fair values. Key assumptions used in estimating future cash flows and asset fair values include projected revenue growth and operating expenses, as well as forecasting asset useful lives and, when utilizing a discounted cash flow, selecting an appropriate discount rate. For the Company’s properties, estimates of revenue growth and operating expenses are based on internal projections and consider the property’s historical performance, the local market economics and the business environment impacting the property’s performance. The fair value of a property’s ROU asset is estimated using the property’s expected future net cash flows excluding the property’s lease payments. When a discount rate is utilized, the discount rate is selected based on what we believe a buyer would assume when determining the purchase price of the property. These estimates are subjective and our ability to realize future cash flows and asset fair values is affected by factors such as ongoing maintenance and improvement of the assets, changes in economic conditions and changes in operating performance.
If actual forecasted income varies materially from those utilized in the impairment assessments above, the amount of calculated impairment could be more or less depending on the direction of the adjustments necessary. There can be no assurance that the projections utilized will not materially change in the future given the inherent difficulty in forecasting future revenues and costs, especially at the specific property-level when utilized; however, the estimates utilized were the best available at the time the financial statements were issued.
Valuation of Note
We have elected to carry our Note at fair value. On a quarterly basis, we calculate the fair value of our Note, adjust its valuation on the Consolidated Balance Sheets and record the complementary fair value adjustment to (gain) loss on fair value instruments within our Consolidated Statements of Operations and Comprehensive Loss. As of December 31, 2024, the fair value of the Note was $22.3 million. As a result of the fair value adjustment, we recorded a gain of $3.6 million to (gain) loss on fair value instruments within our Consolidated Statements of Operations and Comprehensive Loss for the year ended December 31, 2024.

In calculating the fair value of the Note, we utilize a binomial lattice model where we consider both the debt and stock features of the Note. In reviewing the debt features of the Note, we considered our scheduled coupon and principal payments and compared them to those of instruments currently outstanding in the market of companies with similar credit ratings as well as the risk-free rate. In considering the stock features of the Note, we considered the value and volatility of our own stock, in addition to considering volatility of similar instruments in the marketplace as well as the conversion feature of the Note which is discounted at the risk-free rate. These inputs to the binomial lattice model are subjective and our ability to properly assess these inputs could have a material impact on the ultimate valuation of the Note.
If our calculated fair value of our Note differs materially from the actual fair value, the Company could have a materially different fair value of our Note on our Consolidated Balance Sheets with an equal offset against (gain) loss on fair value instruments within the Consolidated Statements of Operations and Comprehensive Loss for the year ended December 31, 2024.
Incremental Borrowing Rate
On a quarterly basis we calculate our Incremental Borrowing Rates (“IBRs”) as none of our leases provide an implicit rate of return. The Company’s IBRs are utilized as the discount rate when calculating our initial lease liabilities, modifications to our lease liabilities and complementary right-of-use assets leases greater than one year.
The IBRs are calculated for leases based on their term length and risk profile. The Company considers both the risk-free rate as well as the associated debt rates for companies with a similar credit profile as ours as well as the term of the complementary note of each rate. We also consider company-specific risk factors such as our asset risks, foreign currency risks and locational risks when assessing the IBRs for one of our managed and controlled vacation homes.
If our actual IBRs vary materially from those utilized, the Company could have materially different balances for the capitalized ROU assets and complementary lease liabilities for the year ended December 31, 2024.
Recently Adopted Accounting Pronouncements
For further information on recently adopted accounting pronouncements, see Note 2 – Significant Accounting Policies within our Consolidated Financial Statements included elsewhere in this Annual Report on Form 10-K.
Item 7A. Quantitative and Qualitative Disclosures about Market Risk
Our principal market risks are our exposure to interest rates, foreign currency risks and equity risk.
Interest Rate Risk
Changes in interest rates affect the interest earned on total cash and cash equivalents as well as interest paid on debt. Additionally, interest rates are an input into the binomial lattice we use to calculate the fair vale of debt.
A hypothetical 10% increase or decrease in interest rates would not have a material impact on interest expense or interest income earned during the year ended December 31, 2024.
As of December 31, 2024, there was $27.6 million aggregate principal amount of the Note outstanding. We have elected to carry the Note at fair value. The fair value of the Note changes when the market price of our stock fluctuates or interest rates change. A hypothetical 10% increase or decrease in interest rates would have an $1.1 million impact on the carrying value of debt along with a complementary impact to (gain) loss on fair value instruments within the Consolidated Statements of Operations and Comprehensive Loss.

Foreign Currency Risk
We are exposed to foreign currency risk, mainly related to non-lease operating expenditures that we incur in foreign countries. Many of our leases, which are the most significant component of operating costs in foreign countries, are denominated in U.S. dollars and thus do not result in foreign currency risk. In the year ended December 31, 2024, our operating expenditures denominated in foreign currencies were approximately $25.2 million, primarily in Mexican Pesos and Euros. A hypothetical 10% increase or decrease in the value of the U.S. dollar relative to the Mexican Peso and Euro would have a $2.5 million impact to our Consolidated Financial Statements for the year ended December 31, 2024.
Equity Risk
We are exposed to risk related to our stock price which can impact our stock based compensation expense as well as our overall market capitalization. The fair market value of our stock price could increase or decrease substantially in the near term and could have a material impact to our Consolidated Balance Sheets and Consolidated Statements of Operations and Comprehensive Loss with respect to future stock-based compensation costs, specifically related to the performance based units which vest upon our stock price being above $15/share, as well as any other equity based transactions. A hypothetical 10% increase or decrease in our stock price would not have an impact on our Consolidated Financial Statements for the year ended December 31, 2024.

Item 8. Financial Statements and Supplementary Data

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors
Inspirato Incorporated
Denver, Colorado

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Inspirato Incorporated (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations and comprehensive loss, equity (deficit), and cash flows for each of the three years in the period ended December 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ BDO USA, P.C.
We have served as the Company's auditor since 2021.
Denver, Colorado
March 26, 2025

INSPIRATO INCORPORATED
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$ 21,845	$ 36,566
Restricted cash	13,160	5,700
Accounts receivable, net	3,767	3,306
Accounts receivable, net – related parties	883	842
Prepaid member travel	13,663	20,547
Prepaid expenses	3,116	6,135
Other current assets	1,949	1,744
Total current assets	58,383	74,840
Property and equipment, net	14,079	19,504
Goodwill	21,233	21,233
Right-of-use assets	175,228	209,702
Other noncurrent assets	4,962	5,448
Total assets	$ 273,885	$ 330,727

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$ 23,021	$ 22,748
Deferred revenue	135,347	160,493
Lease liabilities	53,488	61,953
Total current liabilities	211,856	245,194
Deferred revenue, noncurrent	36,147	17,026
Lease liabilities, noncurrent	130,239	196,875
Convertible note	22,336	23,854
Other noncurrent liabilities	3,159	2,476
Total liabilities	403,737	485,425

Commitments and contingencies (Note 15)

Equity (Deficit)
Class A common stock, par value $0.0001 per share, 50,000 shares authorized, 11,763 and 3,537 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	1	7
Class B common stock, par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding as of December 31, 2024 and December 31, 2023	—	—
Class V common stock, $0.0001 par value, 25,000 shares authorized, 0 and 2,907 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	—	6
Preferred stock, par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding as of December 31, 2024 and December 31, 2023	—	—
Additional paid-in capital	161,323	255,527
Accumulated deficit	(291,176)	(285,782)
Total deficit excluding noncontrolling interest	(129,852)	(30,242)
Noncontrolling interests	—	(124,456)
Total deficit	(129,852)	(154,698)
Total liabilities and deficit	$ 273,885	$ 330,727

The accompanying notes are an integral part of these Consolidated Financial Statements.

INSPIRATO INCORPORATED
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts)

	Year Ended December 31,
	2024	2023	2022
Revenue	$ 279,855	$ 329,100	$ 345,530
Cost of revenue	190,528	233,942	228,401
(Gain) on lease termination and loss on asset impairments	(29,895)	40,844	925
Gross margin	119,222	54,314	116,204
General and administrative	59,216	72,117	65,807
Sales and marketing	30,373	32,884	39,368
Operations	22,204	28,125	42,372
Technology and development	7,397	11,330	14,219
Depreciation and amortization	4,036	3,773	3,191
Interest, net	1,615	1,133	188
(Gain) loss on fair value instruments	(3,583)	(2,368)	1,696
Restructuring charges	6,418	—	—
Other (income) expense, net	(245)	457	(355)
Loss and comprehensive loss before income taxes	(8,209)	(93,138)	(50,282)
Income tax expense	595	721	799
Net loss and comprehensive loss	(8,804)	(93,859)	(51,081)
Net loss and comprehensive loss attributable to noncontrolling interests	3,410	42,104	27,024
Net loss and comprehensive loss attributable to Inspirato Incorporated	$ (5,394)	$ (51,755)	$ (24,057)

Loss Attributable to Inspirato Incorporated per Class A Share
Basic and diluted weighted average Class A shares outstanding	5,925	3,380	2,616
Basic and diluted net loss attributable to Inspirato Incorporated per Class A share	$ (0.91)	$ (15.31)	$ (9.20)
The accompanying notes are an integral part of these Consolidated Financial Statements.

INSPIRATO INCORPORATED
CONSOLIDATED STATEMENTS OF EQUITY (DEFICIT)
(in thousands)

	Common Units		Class A Common Stock		Class V Common Stock		Additional Paid-in Capital	Accumulated Deficit	Noncontrolling Interests
	Units	Value	Shares	Value	Shares	Value				Total
Balance—December 31, 2021	5,242	$ —	—	$ —	—	$ —	$ 19,999	$ (209,690)	$ —	$ (189,691)
Net loss and comprehensive loss	—	—	—	—	—	—	—	(24,057)	(27,024)	(51,081)
Equity-based compensation	—	—	—	—	—	—	8,802	—	—	8,802
Issuance of common stock	—	—	24	—	—	—	5,000	—	—	5,000
Issuance of common stock and common stock warrants upon the reverse recapitalization, net of issuance costs	(5,242)	—	2,342	4	3,489	7	206,253	—	(64,656)	141,608
Issuance of common stock upon exercise of warrants	—	—	254	1	—	—	9,330	—	—	9,331
Issuance of common stock upon exercise of stock option awards, net of shares withheld for income taxes	—	—	95	—	—	—	1,225	—	—	1,225
Issuance of Class A shares upon conversion of Class V shares	—	—	421	1	(421)	(1)	(4,957)	—	4,957	—
Distributions	—	—	—	—	—	—	—	(184)	—	(184)
Balance—December 31, 2022	—	$ —	3,136	$ 6	3,068	$ 6	$ 245,652	$ (233,931)	$ (86,723)	$ (74,990)
Cumulative effect of change in accounting principle	—	—	—	—	—	—	—	(96)	(108)	(204)
Net loss and comprehensive loss	—	—	—	—	—	—	—	(51,755)	(42,104)	(93,859)
Equity-based compensation	—	—	—	—	—	—	13,652	—	—	13,652
Issuance of common stock upon exercise of unit option awards, net of shares withheld for income taxes	—	—	36	—	—	—	598	—	—	598
Issuance of common stock through employee stock purchase plan	—	—	30	—	—	—	105	—	—	105
Issuance of common stock upon vesting of restricted stock units, net of shares withheld for income taxes	—	—	174	—	—	—	—	—	—	—
Issuance of Class A shares upon conversion of Class V shares	—	—	161	1	(161)	—	(4,480)	—	4,479	—
Balance—December 31, 2023	—	$ —	3,537	$ 7	2,907	$ 6	$ 255,527	$ (285,782)	$ (124,456)	$ (154,698)
Net loss and comprehensive loss	—	—	—	—	—	—	—	(5,394)	(3,410)	(8,804)

Equity-based compensation	—	—	—	—	—	—	18,443	—	—	18,443
Issuance of common stock through employee stock purchase plan	—	—	38	—	—	—	165	—	—	165
Issuance of common stock upon vesting of restricted stock units, net of shares withheld for income taxes	—	—	701	—	—	—	(698)	—	—	(698)
Issuance of Class A shares pursuant to the Investment Agreement, net of issuance costs	—	—	3,644	1	—	—	4,655	—	—	4,656
Issuance of Investment Warrants pursuant to the Investment Agreement, net of issuance costs	—	—	—	—	—	—	7,398	—	—	7,398
Reclassification of Public Warrants	—	—	—	—	—	—	86	—	—	86
Issuance of Class A shares pursuant to the Secondary Investment Agreements	—	—	758	—	—	—	3,000	—	—	3,000
Settlement of Related Party payable with Class A Shares	—	—	178	—	—	—	600	—	—	600
Issuance of Class A shares upon conversion of Class V shares	—	—	2,907	(7)	(2,907)	(6)	(127,853)	—	127,866	—
Balance—December 31, 2024	—	$ —	11,763	$ 1	—	$ —	$ 161,323	$ (291,176)	$ —	$ (129,852)

The accompanying notes are an integral part of these Consolidated Financial Statements.

INSPIRATO INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2024	2023	2022
Cash flows from operating activities:
Net loss	$ (8,804)	$ (93,859)	$ (51,081)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
(Gain) on lease termination and loss on asset impairments	(29,895)	40,844	925
Amortization of right-of-use assets	55,371	87,623	88,098
Equity‑based compensation	18,443	13,652	8,802
Depreciation and amortization	11,277	10,553	5,436
(Gain) loss on fair value instruments	(3,583)	(2,368)	1,696
Paid-in-kind interest	2,103	—	—
Settlement of Related Party Payable with Class A Shares	600	—	—
Loss on disposal of fixed assets	447	685	207
Note financing costs included in interest expense, net	—	1,859	—
Changes in operating assets and liabilities:
Accounts receivable, net	(461)	(370)	(751)
Accounts receivable, net – related parties	(41)	(179)	(277)
Prepaid member travel	6,884	432	930
Prepaid expenses	3,019	1,421	(4,577)
Other assets	(618)	(1,955)	(725)
Accounts payable and accrued liabilities	(6,307)	(6,123)	(4,078)
Deferred revenue	(6,025)	(13,614)	(5,209)
Lease liabilities	(58,911)	(89,775)	(85,085)
Other liabilities	731	(219)	—
Net cash used in operating activities	(15,770)	(51,393)	(45,689)

Cash flows from investing activities:
Purchase of property and equipment	(5,469)	(6,305)	(8,850)
Development of internal-use software	(542)	(5,819)	(5,420)
Net cash used in investing activities	(6,011)	(12,124)	(14,270)

Cash flows from financing activities:
Proceeds from issuance of Class A common stock	15,500	105	5,000
Payments of employee taxes for share based awards	(699)	(178)	(669)
Payments of financing costs	(446)	(1,859)	—
Proceeds from purchases of shares from employee stock purchase plan	165	—	—
Proceeds from reverse recapitalization	—	—	90,070
Repayments of debt	—	—	(27,267)
Payments of reverse recapitalization costs	—	—	(23,899)
Proceeds from debt	—	25,000	14,000
Proceeds from option exercises	—	776	1,894
Distributions	—	—	(184)
Net cash provided by financing activities	14,520	23,844	58,945

Net decrease in cash, cash equivalents and restricted cash	(7,261)	(39,673)	(1,014)
Cash, cash equivalents and restricted cash – beginning of year	42,266	81,939	82,953
Cash, cash equivalents and restricted cash – end of year	$ 35,005	$ 42,266	$ 81,939
The accompanying notes are an integral part of these Consolidated Financial Statements.

INSPIRATO INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(1) Nature of Business
Inspirato Incorporated and its subsidiaries (the “Company”, also referred to as “Inspirato”) is a private, luxury hospitality club that provides its members with access to an exclusive portfolio of high-end vacation homes, luxury hotels, and curated travel experiences worldwide. The club offers personalized service, dedicated trip planning, and seamless access to exceptional properties through its innovative model designed to ensure the service, certainty and value that discerning customers demand.
For members, the Company offers access to a diverse portfolio of curated luxury vacation options that include approximately 350 private luxury vacation homes and accommodations at over 220 luxury hotel and resort partners in over 180 destinations around the world as of December 31, 2024. The Company’s portfolio also includes Inspirato Only experiences, which are curated, one-of-a-kind member-only experiences such as luxury safaris, cruises and other experiences, as well as Bespoke trips, which offer individualized, custom-designed “bucket list” itineraries based on the exact specifications of the member. Every Inspirato trip comes with the Company’s personalized service envelope — including pre-trip planning, on-site concierge and daily housekeeping — designed to meet the needs of discerning travelers and drive exceptional customer satisfaction.
The Company was initially incorporated in Delaware on July 31, 2020 as Thayer Ventures Acquisition Corporation (“Thayer”), a special purpose acquisition company. On February 11, 2022 (the “Closing Date”), the Company and Inspirato LLC consummated the transaction contemplated in the Business Combination Agreement dated June 30, 2021 and as amended September 15, 2021 (together the “Business Combination Agreement”) whereby a subsidiary of the Company merged with and into Inspirato LLC (the “Business Combination”), resulting in Inspirato LLC becoming a subsidiary of the Company. The Company changed its name to “Inspirato Incorporated” upon closing of the Business Combination. The Business Combination was accounted for as a reverse recapitalization whereby Inspirato LLC acquired Thayer for accounting purposes. As such, the Consolidated Financial Statements presented herein represent the operating results of Inspirato LLC before and after the Business Combination. For additional information see Note 3 – Reverse Recapitalization.
As of December 31, 2024, the Company’s only subsidiary is Inspirato LLC. Inspirato LLC generally has subsidiaries in the jurisdictions where the Company has rental properties. These entities typically lease local properties.
Investment Agreement

On August 12, 2024, the Company entered into an investment agreement (the “Investment Agreement”) with One Planet Group LLC (“One Planet Group”), a Delaware limited liability company (the “Purchaser”), to sell 2.9 million shares of Class A Common Stock at $3.43 per share, and 2.9 million warrants (the “Investment Warrants”) each redeemable for a share of Class A Common Stock, for an aggregate purchase price of $10.0 million (the “One Planet Group Financing”). At the initial closing on August 13, 2024, the Purchaser acquired the first tranche of 1,335,271 shares for $4.6 million. At the second closing on September 13, 2024, the Purchaser acquired the remaining 1,580,180 shares and the 2.9 million Investment Warrants for $5.4 million. In addition, pursuant to the Investment Agreement, on December 9, 2024, the Purchaser exercised an additional option to acquire 728,863 additional shares of Class A Common Stock and 728,863 warrants each redeemable for a share of Class A Common Stock for $3.43 per share for an aggregate purchase price of $2.5 million. In connection with the exercise of the Purchaser's option, the Investment Warrant Agreement was amended to increase the number of Investment Warrants issuable up to 3.6 million. Each Investment Warrant can be exercised in exchange for a share of Class A Common Stock at $3.43 per share and is exercisable for 5 years from issuance. On February 24, 2025, the Purchaser exercised 583,099 of Investment Warrants resulting in $2.0 million of proceeds to the Company.

Further, on October 22, 2024, the Company entered into two secondary investment agreements (collectively the “Secondary Investment Agreements”) with two investors to sell a total of 757,576 shares of Class A Common Stock at $3.96 per share, the closing price on October 22, 2024, for an aggregate purchase price of $3.0 million.

Liquidity

During the years ended December 31, 2024, 2023 and 2022, the Company experienced declines in active Subscriptions and nights delivered. As a result of these negative trends, revenues declined to $279.9 million for the year ended December 31, 2024 from $329.1 million for the year ended December 31, 2023, which had declined from revenues of $345.5 million for the year ended December 31, 2022. The Company also experienced negative cash flows from operating activities of $15.8 million and $51.4 million for the years ended December 31, 2024 and 2023, respectively. As of December 31, 2024, the Company had $21.8 million of cash and cash equivalents and $13.2 million of restricted cash compared to $36.6 million of cash and cash equivalents and $5.7 million of restricted cash balances as of December 31, 2023.

As result of the continued operational challenges and significance of those conditions in relation to the Company’s liquidity needs, management developed and executed on plans to address improvements in operations, including the Reorganization Plan, as defined and discussed in Note 20 – Restructuring Charges, which was developed in conjunction with the One Planet Group Financing. Management continues to execute on the Reorganization Plan as it relates to the review of expenses and business processes and the remaining payments pursuant to the Termination Agreement (as defined in Note 9 – Leases) of certain previously impaired underperforming leases as discussed in Note 9 – Leases. Additionally, on February 24, 2025, the Purchaser exercised 583,099 of their 3,644,314 Investment Warrants resulting in $2.0 million of proceeds to the Company. On March 21, 2025, the Company entered into a twelve-month Forbearance and Amendment Agreement with Oakstone Ventures, Inc. (an affiliate of Capital One), the holder of the Company’s 8% Senior Secured Convertible Note due 2028. Pursuant to the agreement, Oakstone agreed to forbear from exercising its contractual right under the Note to require redemption in the event the Company fails to meet the minimum liquidity threshold (as defined in the related commercial agreements) during the forbearance period. The agreement is intended to provide the Company with increased operational flexibility as it continues to pursue long-term strategic initiatives. All other terms of the Note remain unchanged.
Additionally, on September 24, 2024, the Company entered into an equity distribution agreement (the “Sales Agreement”) with Northland Securities, Inc. (“Northland”) to sell shares of the Company’s Class A Common Stock, from time to time, through an “at the market offering” program under which Northland will act as sales agent or principal. The Company has an aggregate offering of up to $17,582,393 of Class A Common Stock for sale under the Sales Agreement.

The Company believes its plans discussed above will allow the Company to continue to meet its projected working capital and capital expenditure requirements for a period of at least the next twelve months.
Reverse Stock Split
On September 26, 2023, the Company’s stockholders approved a proposal to adopt a series of alternative amendments to the Company’s certificate of incorporation to effect a reverse stock split of the Company’s common stock. The Board of Directors subsequently approved a final reverse stock split ratio of 1-for-20 of the Company’s Class A Common Stock, Class B Common Stock and Class V Common Stock; the authorized shares of each class following the reverse stock split is set forth in Note 11 – Equity of Inspirato Incorporated. The reverse stock split became effective as of October 16, 2023 and immediately after the reverse stock split, each stockholder's percentage ownership interest in the Company and proportional voting power remained unchanged, except for minor changes resulting from the treatment of fractional shares. The impact of the reverse stock split has been reflected within the Consolidated Financial Statements for all periods presented.

(2) Significant Accounting Policies
(a) Basis of Presentation
The Consolidated Financial Statements are prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The Consolidated Financial Statements include the accounts of the Company, its wholly-owned or majority-owned subsidiaries and entities in which the Company is deemed to have a direct or indirect controlling financial interest based on either a variable interest model or voting interest model. All intercompany balances and transactions have been eliminated in consolidation.
All amounts presented in these Consolidated Financial Statements are expressed in thousands of U.S. dollars, except per share amounts and unless otherwise noted.
(b) Use of Estimates
The preparation of Consolidated Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the accompanying notes. Changes in facts and circumstances or discovery of new information may result in revised estimates, and actual results could differ from those estimates.
(c) Cash and Cash Equivalents
Cash and cash equivalents include cash and investments in highly liquid investments with an original maturity of three months or less when purchased. Cash balances held in banks exceed the federal depository insurance limit. The Company’s cash is only insured up to the federal depository insurance limit. A significant portion of the Company’s cash balances are held at a single banking institution.
Amounts in transit from credit card processors are also considered cash equivalents as they generally settle to cash within two to five business days of the sales transaction.
(d) Restricted Cash
The Company classifies deposits as required to be maintained by its credit card and automated clearing house processors as well as those amounts maintained with other guarantors as restricted cash.
(e) Accounts Receivable
Accounts receivable are recorded at the original invoiced amounts, net of a reserve for credit losses. The reserve for credit losses is estimated based on historical collectivity, aging of receivables, macroeconomic trends and other factors that may impact the Company’s ability to collect against those receivables. As of December 31, 2024 and 2023, the Company’s reserve for credit losses were $0.9 million and $0.8 million, respectively.
(f) Property and Equipment
Property and equipment are recorded at cost. The straight-line method is used for computing depreciation and amortization. Assets have estimated useful lives ranging from three to five years and, unless otherwise noted below, are capitalized to property and equipment, net within the Consolidated Balance Sheets and are recognized to depreciation and amortization within the Consolidated Statements of Operations and Comprehensive Loss.
The cost of leasehold improvements is depreciated over the lesser of the remaining term of the associated leases or the estimated useful lives of the assets. Leasehold improvements and equipment purchased for homes are depreciated to cost of revenue within the Consolidated Statements of Operations and Comprehensive Loss. Costs of maintenance and repairs are charged to their respective expense line item within the Consolidated Statements of Operations and Comprehensive Loss when incurred.
Direct costs incurred in the development of internal-use software are capitalized once the preliminary project stage is completed, management has committed to funding the project, and completion and use of the software for its intended purpose is probable. The Company ceases capitalization of development costs once the software has been substantially completed and is ready for its intended use. Software development costs are amortized over their estimated useful lives of three years to depreciation and amortization within the Consolidated Statements of Operations and Comprehensive Loss.
The Company's cloud computing arrangements include software licenses purchased from external vendors. Implementation costs incurred during the application development stage and other costs meeting certain criteria are capitalized. These assets are included in other noncurrent assets on the Consolidated Balance Sheets and are amortized on a straight-line basis over their assessed useful lives to general and administrative on the Consolidated Statements of Operations and Comprehensive Loss.
The carrying amounts of the Company’s long-lived assets, including lease right-of-use assets, are periodically reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of these assets may not be recoverable or that the useful life is shorter than the Company had originally estimated. The recoverability of these assets is measured by comparing the carrying amount of each asset to the future undiscounted cash flows the asset is expected to generate over their remaining lives. If the asset is considered to be impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset. If the useful life is shorter than originally estimated, the remaining carrying value is amortized over the new shorter useful life.
There were no property and equipment impairments during the years ended December 31, 2024 or December 31, 2022. There were $0.3 million in property and equipment impairments during the year ended December 31, 2023 which were recorded to (gain) on lease termination and loss on asset impairments within the Consolidated Statements of Operations and Comprehensive Loss.
(g) Leases
The Company is party to operating lease agreements for its vacation homes, certain hotels and corporate offices. Operating lease assets are included within right-of-use (“ROU”) assets and the corresponding operating lease liabilities are included within lease liabilities and lease liabilities, noncurrent on the Consolidated Balance Sheets. The Company has elected not to present short-term leases on the Consolidated Balance Sheets as these leases have a lease term of 12 months or less at lease inception and do not contain purchase options or renewal terms that the Company is reasonably certain to exercise. All other right-of-use assets and lease liabilities are recognized based on the present value of lease payments over the lease term at the later of ASC 842 adoption date or lease commencement date. Because none of the Company’s leases provide an implicit rate of return, the Company used the Company’s incremental borrowing rate based on the information available at adoption date or lease commencement date in determining the present value of lease payments. The Company also elected the practical expedient to not separate lease and non-lease components for all of the Company’s current classes of leases.
During the year ended December 31, 2024, the Company recognized a net gain on lease termination of $29.9 million within the Consolidated Statements of Operations and Comprehensive Loss. During the years ended December 31, 2023 and 2022, the Company recognized asset impairments of $40.5 million and $0.9 million, respectively, within the Consolidated Statements of Operations and Comprehensive Loss related to ROU assets with carrying values in excess of their recoverable values. The recoverability of these ROU assets is assessed by comparing the carrying amount of each asset to the future net undiscounted cash flows the asset is expected to generate over its remaining life.

(h) Goodwill
Goodwill arose from the acquisition of certain assets of Portico Club, LLC (“Portico”) on December 16, 2013. Goodwill was recorded based on management’s best estimates of the fair values of assets acquired and liabilities assumed at the date of acquisition. Goodwill is not amortized, but rather is assessed annually for impairment on December 1 and when events and circumstances indicate that the fair value of a reporting unit with goodwill has been reduced below its carrying value. The Company has determined that the Company has one reporting unit. The test for impairment requires that the Company first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, the Company then performs a quantitative impairment test, or otherwise, the quantitative impairment test is not required. The Company performed its annual qualitative assessment and determined based on that assessment that it is not more likely than not that the fair value of the Company’s reporting unit is less than its carrying value, and as such, determined that no goodwill impairment charges were necessary. No goodwill impairment charges were recognized during the years ended December 31, 2024, 2023 or 2022.
(i) Revenue
The Company’s revenue is reported net of discounts and incentives as a reduction of the transaction price. Some of the Company’s contracts with members contain multiple performance obligations. For member contracts that include multiple performance obligations, the Company accounts for individual performance obligations as if they are distinct. The transaction price is then allocated to each performance obligation based on its standalone selling price. The Company generally determines the standalone selling price based on the prices charged to members.
Subscription Revenue
The Company’s contracts with members grant access to book the Company’s residences and other privileges that vary based on the type of active paid member subscription (“Subscription”). The Company’s predominant Subscription offerings include Inspirato Club ("Club") and Inspirato Pass ("Pass") Subscriptions. Club Subscriptions grant access to the Company’s portfolio. In addition to Club Subscription benefits, Pass Subscriptions include the ability to book certain stays without paying additional nightly rates, taxes or fees. Subscriptions generally include an enrollment fee and monthly, semi-annual, annual, or multi-year fees, which are generally paid upfront and are recorded as deferred revenue on the Consolidated Balance Sheets. The Company has an unconditional right to these fees in its contracts with members for a Subscription as the Company provides the right to book to its members and, therefore, the Company recognizes Subscription fee revenue over the respective contract period to revenue within the Consolidated Statements of Operations and Comprehensive Loss.
The Company also offers an Inspirato Invited ("Invited") Subscription where a 10 year Subscription is purchased with a substantial upfront fee; however, the member is also entitled to fixed nightly rates over the Company's portfolio amongst other benefits similar to those of Club. The initial upfront fee is recorded as deferred revenue on the Consolidated Balance Sheets and is amortized over the 10 year life of the contract and is recognized to revenue within the Consolidated Statements of Operations and Comprehensive Loss.
Members who purchased a historical Inspirato Legacy ("Legacy") Subscription paid a substantial upfront payment to join the club and, on an ongoing basis, are charged dues which allow members continued access to the Company’s portfolio, similar to Club members; however, Legacy Subscriptions are no longer sold. Legacy dues, which may be prepaid over multiple years, are recognized to revenue within the Consolidated Statements of Operations and Comprehensive Loss ratably over the respective contract period.
Additional Subscription revenue is generated from Inspirato for Good (“IFG”) and Inspirato for Business (“IFB”). IFG is a platform where the Company works with nonprofit organizations to auction travel packages during the nonprofit’s events. IFB represents the Company’s business-to-business channel which caters towards the incentive travel market for other companies with a ready-to-use travel solution to reward and retain their employees and business partners. IFG and IFB contracts include both Subscription and travel performance obligations which are allocated to each performance obligation based on their standalone selling prices and are recognized to revenue within the Consolidated Statements of Operations and Comprehensive Loss as each performance obligation is satisfied.
Contracts are cancellable at the end of their contract term. The Company has determined that enrollment fees for Subscriptions do not provide a material right to a member and thus, these enrollment fees are recognized upon receipt. In instances where the timing of revenue recognition differs from the timing of invoicing, the Company has determined the Company’s contracts do not include a significant financing component.
Travel Revenue
When a trip is purchased, the Company records the cash received as deferred revenue on the Consolidated Balance Sheets. Travel revenue is recognized to revenue within the Consolidated Statements of Operations and Comprehensive Loss as performance obligations are met over the period of the stay. Revenue related to cancellation fees and other fees is recognized to revenue within the Consolidated Statements of Operations and Comprehensive Loss as the associated obligations to members are satisfied or extinguished.
The Company is required to collect certain taxes from customers on behalf of government agencies and remit these back to the applicable governmental entity on a periodic basis. These taxes are not recognized as revenue. Rather, the Company records a liability within accounts payable and accrued liabilities on the Consolidated Balance Sheets upon collection from the customer and reduces the liability when payments are remitted to the applicable governmental agency.
Loyalty Program
In August of 2023, the Company implemented a member loyalty program called Inspirato Rewards (“Rewards”). Rewards members accumulate rewards based on their activity with Inspirato. Members who earned one of the three Rewards statuses could be entitled to, depending on their status, extra savings on Club bookings; early access to new property releases, new Experiences and year-end festive dates; and complimentary nights, among other benefits, which provide them with a material right to free or discounted goods or services in the future.
The Company defers a portion of member spend, which represents the value of the program’s separate performance obligation, to Rewards within deferred revenue on the Consolidated Balance Sheets. The Company determines the standalone selling price of these performance obligations related to Rewards based on the aggregate estimated value of usage of individual benefits within the program in relation to total member spend. The Company’s estimates of usage and value of the program are updated on a regular basis to incorporate recent member trends and projections. Revenues related to Rewards are recognized over time based upon historical travel patterns and members’ average life, which includes an estimate of Rewards benefits that will expire or will not be used during the benefit period of the Rewards material rights (up to 30 months). As Rewards revenue is recognized, the deferred revenue related to Rewards is reduced and is recognized as revenue within the Consolidated Statements of Operations and Comprehensive Loss.
On October 28, 2024, the Company announced to members that the Rewards program will sunset in 2025; however, status earned through December 31, 2024 will still be honored and members with one of the status levels will be able to utilize those benefits through June 30, 2025.
Deferred Revenue
As a result of the timing difference from when a member purchases a product, the Company records any unrecognized portion of travel revenue, prepaid enrollment and Subscription dues, and travel credits to be delivered as deferred revenue on the Consolidated Balance Sheets until applicable performance obligations are met. Additionally, members may purchase travel credits or obtain them upon cancelling a trip in certain situations. Travel credits can be applied towards future services, including Subscription and travel. Travel credits are recorded as deferred revenue on the

Consolidated Balance Sheets until they are applied against travel or Subscription revenue or the expiration of the credits occurs which is generally 3 years.
(j) Cost of Revenue
Cost of revenue includes costs directly related to delivering travel to the Company’s members as well as depreciation and amortization related to leasehold improvements and equipment at residences. These direct costs include payments for properties the Company leases, booking fees which are made up of costs paid to the Company's hotel partners for member stays as well as costs paid to vendors to deliver Inspirato Only experiences and Bespoke trips, and fixed and variable operating and maintenance costs which are those costs to operate and maintain the Company’s properties, including on-site service personnel costs.
(k) Advertising Costs
The Company incurs advertising expenses to promote the Company’s brand. The Company expenses the production costs associated with advertisements in the period in which the advertisement first takes place and expenses the costs of placing the advertisement as incurred each time the advertisement is shown. Advertising expenses are included in sales and marketing within the Consolidated Statements of Operations and Comprehensive Loss and totaled $5.0 million, $7.1 million and $8.0 million for the years ended December 31, 2024, 2023 and 2022, respectively.
(l) Equity-Based Compensation
The Company accounts for equity‑based compensation for all transactions in which an entity exchanges its equity instruments for goods or services, which generally require the Company to measure the cost of employee services received in exchange for an award of equity instruments in earnings based on the fair value and vesting provisions of the award on the date of grant. Compensation cost is recognized on a straight-line basis over the requisite service period to the financial statement line item associated with each employee's payroll within the Consolidated Statements of Operations and Comprehensive Loss with forfeitures accounted for as they occur. For additional information, see Note 13 – Equity-Based Compensation.
(m) Income Taxes
For periods prior to the Business Combination, Inspirato LLC was treated as a partnership for U.S. federal income tax purposes. As a partnership, Inspirato LLC is generally not subject to U.S. federal income tax under current U.S. tax laws, and any taxable income or loss is passed through and included in the taxable income or loss of its members, including Inspirato Incorporated. Inspirato Incorporated is subject to U.S. federal income taxes, in addition to state and local income taxes, with respect to its distributive share of the items of the net taxable income or loss and any related tax credits of Inspirato LLC.
Subsequent to the Business Combination, Inspirato Incorporated holds an interest in Inspirato LLC, which continues to be treated as a partnership for U.S. federal income tax purposes. Inspirato LLC is also subject to taxes in foreign jurisdictions in which it operates.
Inspirato Incorporated is subject to income taxes. The Company accounts for income taxes under the asset and liability method. Income tax expense, deferred tax assets and liabilities and reserves for unrecognized tax benefits reflect management’s best assessment of estimated current and future taxes to be paid. The relevant tax laws are often complex and may be subject to different interpretations.
Deferred income taxes arise from temporary differences between the financial statement carrying amount and the tax basis of assets and liabilities and are measured using the enacted tax rates expected to be in effect during the year in which the basis difference reverses. In evaluating the ability to recover its deferred tax assets within the jurisdiction from which they arise, the Company considers all available positive and negative evidence. If based upon all available positive and negative evidence, it is more likely than not that the deferred tax assets will not be realized, a valuation allowance is established. The valuation allowance may be reversed in a subsequent reporting period if the Company determines that it is more likely than not that all or part of the deferred tax asset will become realizable.
The Company’s interpretations of tax laws are subject to review and examination by various taxing authorities and jurisdictions where the Company operates, and disputes may occur regarding its view on a tax position. These disputes over interpretations with the various tax authorities may be settled by audit, administrative appeals or adjudication in the court systems of the tax jurisdictions in which the Company operates. The Company regularly reviews whether it may be assessed additional income taxes as a result of the resolution of these matters, and the Company records additional reserves as appropriate. In addition, the Company may revise its estimate of income taxes due to changes in income tax laws, legal interpretations and business strategies. The Company recognizes the financial statement effects of uncertain income tax positions when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. The Company records interest and penalties related to uncertain income tax positions in income tax expense. For additional information see Note 10 – Income Taxes.
(n) Noncontrolling Interests
Noncontrolling interests represented the economic interest of the portion of Inspirato LLC not owned by Inspirato Incorporated who were also the owners of the Company's Inspirato Incorporated Class V common Stock ("Class V Common Stock") in the form of New Common Units (as defined below) as a result of the Business Combination. Noncontrolling interests were initially recorded as the relative proportion of the ownership interest to the net assets of Inspirato LLC at the time of the Business Combination. This amount was subsequently adjusted for the proportionate share of earnings or losses attributable to the noncontrolling interests, any dividends or distributions paid to the noncontrolling interests and any changes to Inspirato Incorporated’s ownership of Inspirato LLC. See Note 3 – Reverse Recapitalization.
On August 30, 2024, the Board of Managers of Inspirato LLC approved a mandatory exchange of all units in Inspirato LLC, other than those held by the Company (the “Mandatory Exchange”). Pursuant to the Mandatory Exchange, each member of Inspirato LLC other than the Company exchanged their common units for a number of shares of Class A Common Stock of the Company equal to the number of common units exchanged. This exchange also involved the surrender and cancellation of the same number of outstanding shares of Class V Common Stock of the Company held by such members. The Mandatory Exchange occurred on September 30, 2024 and as of December 31, 2024, there is no remaining noncontrolling interest as Inspirato Incorporated fully owns Inspirato LLC.
As of December 31, 2023, Inspirato Incorporated directly owned 54.9% of the interest in Inspirato LLC and the noncontrolling interest was 45.1%.
(o) Derivative Instruments
The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.
The Company’s outstanding Public Warrants, as defined below, were recognized as derivative liabilities until the Mandatory Exchange occurred on September 30, 2024, which resulted in the instruments being reclassified as equity-based instruments. Accordingly, the Company recognized the Public Warrants at fair value to other noncurrent liabilities within the Consolidated Balance Sheets until September 30, 2024 where then they were reclassified to additional paid in capital on the Consolidated Balance Sheets and no further fair value adjustments were necessary. Until the Mandatory Exchange, the Public Warrants were subject to re-measurement at each balance sheet date until exercised and any change in fair value is recognized in (gain) loss on fair value instruments within the Consolidated Statements of Operations and Comprehensive Loss.
(p) Segment Information
The Company provides hospitality services in both the U.S. as well as other foreign jurisdictions and has both members and assets around the world. The Company is managed by a U.S. based management team and measures and evaluates financial and operational performance as a single enterprise. Services are sold from the U.S. and not differentiated based upon purchase location and information is reported to the chief operating decision maker and the executive team on an aggregated world-wide basis. The Company operates as a single segment.
(q) Recently Adopted Accounting Pronouncements
In November of 2023, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). This guidance provides new segment disclosure requirements for entities with a single reportable segment and modifies certain reportable segment disclosure requirements. The guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company has applied this guidance. For additional information, see Note 21 – Segment Reporting.
(r) Recently Issued Accounting Pronouncements Not Yet Adopted
In December of 2023, the FASB issued Accounting Standards Update No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). This guidance requires disclosure of specific categories in the rate reconciliation and provide additional information for reconciling items that meet a specified quantitative threshold. The guidance is effective for fiscal years beginning after December 15, 2024.
In November of 2024, the FASB issued Accounting Standards Update No. 2024-04, Debt - Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments ("ASU 2024-04"). This guidance clarifies the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as an induced conversion. This guidance is effective for fiscal years beginning after December 15, 2025 and interim reporting periods within those annual reporting periods.
In November of 2024, the FASB issued Accounting Standards Update No. 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses ("ASU 2024-03"). This guidance requires disclosure, in the notes to the financial statements, of specified information about certain costs and expenses. This guidance is effective for fiscal years beginning after December 15, 2026 and interim periods beginning after December 15, 2027.
The Company is currently evaluating the impact of the recently issued accounting pronouncements described above on the Consolidated Financial Statements.
(3) Reverse Recapitalization
On February 11, 2022, Inspirato LLC and Thayer consummated the Business Combination, resulting in Inspirato LLC becoming a subsidiary of the Company. The resulting Company organizational structure is commonly referred to as an umbrella partnership corporation. This organizational structure allows certain holders of the noncontrolling interests in Inspirato LLC, who also hold noneconomic voting interests in Inspirato Incorporated through their ownership of Class V Common Stock of Inspirato Incorporated (“Continuing Inspirato Members”), to retain their equity ownership directly in Inspirato LLC. The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP and resulted in Inspirato Incorporated owning 41.2% of the issued and outstanding units of Inspirato LLC at the Closing and the Continuing Inspirato Members owning a noncontrolling interest of Inspirato LLC.
As a result of the Business Combination, each outstanding unit of Inspirato LLC was cancelled and each unitholder received either (i) a number of shares of Class A Common Stock equal to 37.2275 (the “Exchange Ratio”) for each unit of Inspirato LLC owned and certain rights under a tax receivable agreement (the “Tax Receivable Agreement”) or (ii) a number of new common units of Inspirato LLC (“New Common Units”) equal to the Exchange Ratio, an equal number of shares of Class V Common Stock, which have no economic value, but each share of which entitles the holder thereof to one vote, and certain rights under the Tax Receivable Agreement. In addition, options to purchase Inspirato LLC units were converted into options to purchase shares of Class A Common Stock at the Exchange Ratio and outstanding warrants of Inspirato LLC were ultimately converted into warrants to purchase Class A Common Stock (the “Public Warrants”). In connection with the Closing, the Company raised $90 million of gross proceeds including $88 million from the issuance of 440,000 shares of Class A Common Stock to a number of accredited investors pursuant to a separate subscription agreement entered into on June 30, 2021, as amended. The Company incurred $25 million in transaction costs during the year ended December 31, 2022, consisting of banking, legal and other professional fees, of which $24 million was recorded as a reduction to additional paid-in capital and the remaining $1.1 million was expensed in the Consolidated Statements of Operations and Comprehensive Loss. The total net cash proceeds to the Company as a result of the Business Combination were $66 million.
(4) Revenue
Revenues are as follows (in thousands):

	Year Ended December 31,
	2024	2023	2022
Travel	$ 165,822	$ 190,271	$ 198,925
Subscription	101,171	137,606	145,651
Rewards and other revenue	12,862	1,223	954
Total	$ 279,855	$ 329,100	$ 345,530
The Company recognizes assets and liabilities associated with its contracts with its members. Contract assets include commissions paid to the Company’s sales staff for contracts with initial terms greater than one year; these costs are capitalized and amortized over the life of the contract. At December 31, 2024, the balance of capitalized commissions was $2.8 million, of which $1.2 million is included within other current assets and $1.6 million is included within other noncurrent assets on the Consolidated Balance Sheets. At December 31, 2023, the balance of capitalized commissions was $1.9 million, of which $1.1 million is included within other current assets and $0.8 million is included within other noncurrent assets on the Consolidated Balance Sheets. During the year ended December 31, 2024 and 2023, the Company recognized $1.2 million and $0.6 million, respectively, of amortization expense in sales and marketing within the Consolidated Statements of Operations and Comprehensive Loss. No amortization expense was recognized during the year ended December 31, 2022. Contract liabilities include deferred revenue as discussed below.

Assets and liabilities related to contracts with members are as follows (in thousands):

December 31,
	2024	2023
Assets:
Accounts receivable, net	$ 3,767	$ 3,306
Prepaid member travel	$ 13,663	$ 20,547
Other current assets	$ 1,216	$ 1,053
Other noncurrent assets	$ 1,549	$ 845

Liabilities:
Deferred revenue, current	$ 135,347	$ 160,493
Deferred revenue, noncurrent	$ 36,147	$ 17,026
Deferred revenue is comprised of the following (in thousands):

	December 31,
	2024	2023
Travel	$ 66,871	$ 81,613
Subscriptions	75,730	66,367
Travel credits	17,830	18,852
Rewards	11,063	10,687
Total	171,494	177,519
Less: Deferred revenue, noncurrent	36,147	17,026
Deferred revenue, current	$ 135,347	$ 160,493
Deferred travel revenue is related to booked trips where the Company has received payment ahead of time and the revenue is recognized over the length of trip stay. All Subscriptions have a one year booking window except for subscribers with an Invited Subscription which has a two year booking window.
Deferred Subscription revenue includes payments received in advance from members and is generally recognized over the period of time the Subscription was purchased which is generally from one to five years. The Company also offers an Invited Subscription where a 10 year Subscription is purchased with a substantial upfront fee and the member is entitled to fixed nightly rates over the Company's portfolio amongst other benefits similar to those of Club.
Deferred travel credit revenue generally is either from members pre-purchasing travel credits or travel credits for members that stem from trip cancellations or modifications. Travel credits may be used on either travel or Subscriptions and travel credits expire within 3 years of issuance.
Deferred revenue related to Rewards represents multiple performance obligations associated with the Company’s member loyalty program. Revenues related to Rewards are recognized over time based upon historical travel patterns and members’ average life, which includes an estimate of Rewards benefits that will expire or will not be used during the benefit period of the Rewards material rights (up to 30 months). On October 28, 2024, the Company announced to members that the Rewards program will sunset in 2025; however, status earned through December 31, 2024 will still be honored and members with one of the status levels will be able to utilize those benefits through June 30, 2025. The ending balance as of December 31, 2024 is the remaining estimated unrecognized benefits to be recognized from the Rewards program.

During the year ended December 31, 2024, approximately $141.8 million of revenue was recognized that was included in the balance of deferred revenue as of December 31, 2023. Significant movements in the deferred revenue balance during the year ended December 31, 2024 consisted of increases due to payments received prior to transfer of control of the underlying performance obligations to the customer, which were offset by decreases as performance obligations were satisfied. During the year ended December 31, 2023, $148.6 million of revenue was recognized that was included in the $186.1 million balance of deferred revenue as of December 31, 2022.
As of December 31, 2024, deferred revenue is expected to be recognized in the following years (in thousands):

Year ended	December 31,
2025	$ 135,347
2026	14,065
2027	6,594
2028	3,585
2029 and thereafter	11,903
Total	$ 171,494

(5) Prepaid Expenses and Prepaid Member Travel
Prepaid Expenses
Prepaid expenses are as follows (in thousands):

	December 31,
	2024	2023
Insurance	$ 1,407	$ 1,873
Software	740	2,899
Property operations	405	720
Operating supplies	564	643
Total	$ 3,116	$ 6,135
Prepaid Member Travel
Prepaid member travel is $13.7 million and $20.5 million at December 31, 2024 and 2023, respectively, which generally represents deposits for future member travel.

(6) Property and Equipment, Net
Property and equipment, net are as follows (in thousands, other than years):

	Useful Life (years)	December 31,
		2024	2023
Residence leasehold improvements	3	$ 19,665	$ 21,372
Internal-use software	3	17,975	16,510
Corporate office leasehold improvements	3	3,901	5,323
Furniture, fixtures and equipment	5	1,292	1,214
Computer equipment	3	1,136	1,114
Residence vehicles	5	582	689
Total cost		44,551	46,222
Accumulated depreciation and amortization		(30,472)	(26,718)
Property and equipment, net		$ 14,079	$ 19,504
Components of depreciation and amortization were as follows (in thousands):

	Year Ended December 31,
	2024	2023	2022
Internal-use software	$ 4,805	$ 3,834	$ 2,118
Furniture, fixtures and equipment	4,648	5,315	2,292
Residence leasehold improvements	1,045	381	31
Corporate office leasehold improvements	482	529	545
Computer equipment	160	232	342
Residence vehicles	137	262	108
Total depreciation and amortization	$ 11,277	$ 10,553	$ 5,436
Depreciation and amortization was recognized within the Consolidated Statements of Operations and Comprehensive Loss under the following line items (in thousands):

	Year Ended December 31,
	2024	2023	2022
Cost of revenue	$ 5,793	$ 6,090	$ 2,245
General and administrative	1,448	690	—
Depreciation and amortization	4,036	3,773	3,191
Total depreciation and amortization	$ 11,277	$ 10,553	$ 5,436

(7) Accounts Payable and Accrued Liabilities
The following table presents the components of accounts payable and accrued liabilities (in thousands):

	December 31,
	2024	2023
Trade creditors	$ 11,386	$ 11,644
Occupancy taxes payable	7,520	6,823
Compensation accruals	3,679	3,786
Income and other taxes payable	436	495
Accounts payable and accrued liabilities	$ 23,021	$ 22,748

(8) Debt
Convertible Note
On August 7, 2023, the Company entered into an investment agreement with Oakstone Ventures, Inc. ("Oakstone"), an affiliate of Capital One Services, LLC ("Capital One"), relating to the sale and issuance to Oakstone of an 8% Senior Secured Convertible Note due 2028 in a principal amount of $25.0 million (the “Note”). On September 29, 2023, the Company issued the Note. The total net proceeds from this offering were $23.1 million, after deducting $1.9 million of debt issuance costs.
The Note is an unsubordinated secured obligation of the Company. The Note is secured by a first priority security interest in substantially all of Inspirato Incorporated’s and its domestic subsidiaries’ assets. The Note is fully and unconditionally guaranteed by certain existing and future domestic subsidiaries of the Company. The Note bears interest at a fixed rate of 8% per annum. Interest on the Note is due quarterly on the last business day of each calendar quarter following the issuance of the Note and the Company has elected to pay interest in kind by increasing the outstanding principal amount of the Note by the amount of interest payable on such interest payment date. As of December 31, 2024 and 2023, the outstanding amount of the Note was $27.6 million and $25.5 million, respectively.
The current conversion price of the Note is $30 per share, which has been adjusted for the September 26, 2023 reverse stock split, and continues to be subject to customary adjustments upon additional certain extraordinary events, including any dividend of Company securities or other property, stock split, stock combination, reclassification, consolidation, merger or a sale of all or substantially all of the Company’s assets.
The Note is convertible at the option of the holder into shares of Class A Common Stock. However, to the extent that the conversion of the Note would result in any holder subject to certain regulations under the Bank Holding Company Act of 1956 (the “BHC Act”) owning or controlling greater than 4.99% of the voting power of any “class” of “voting securities” of the Company for purposes of the BHC Act (the “Voting Threshold”), then the Note would first convert into Class A Common Stock up to the Voting Threshold, and the excess would convert into shares of the Company’s Class B Common Stock, which are generally identical to the Class A Common Stock except that the Class B Common Stock is not entitled to vote on any matters submitted to the Company’s stockholders other than certain enumerated actions or as otherwise required by law. To the extent that the conversion of the Note would result in any holder subject to certain regulations under the BHC Act owning or controlling greater than 24.99% of the sum of the number of issued and outstanding shares of Class A Common Stock and Class B Common Stock (the “Ownership Threshold”), then the Note would convert into the maximum number of Class A Common Stock and Class B Common Stock allowable by the Voting Threshold and the Ownership Threshold, and the excess would remain outstanding and become convertible only when conversion would not cause the holder to exceed the Voting Threshold and Ownership Threshold. The Note is convertible in whole or in part at the option of Oakstone at any time subject to restrictions as dictated by the BHC Act.

On or after the three-year anniversary of the Closing, the Note will be redeemable (subject to certain terms and conditions) by the Company in whole (but not in part) at a redemption price equal to the fair market value of the Class A Common Stock issuable upon conversion of the then-outstanding principal amount of the Note. The Note and the associated commercial agreement, as defined below, also include a minimum liquidity threshold of $10 million. On March 21, 2025, the Company entered into a twelve month Forbearance and Amendment Agreement with Oakstone Ventures, Inc. (an affiliate of Capital One), the holder of the Company's 8% Senior Secured Convertible Note due 2028. Pursuant to the agreement, Oakstone agreed to forbear from exercising its contractual right under the Note to require redemption in the event the Company fails to meet the minimum liquidity threshold (as defined in the related commercial agreements) during the forbearance period. The agreement is intended to provide the Company with increased operational flexibility as it continues to pursue long-term strategic initiatives. All other terms of the Note remain unchanged.
Upon a change of control of the Company, the termination of the commercial agreement between Inspirato LLC and an affiliate of the Oakstone executed pursuant to the investment agreement (“Commercial Agreement”) by the Company or the termination of the Commercial Agreement by Capital One due to the Company’s material breach, Oakstone may require the Company to repurchase all or any part of its Note at a cash price equal to the greater of (i) 1.5 times the then-outstanding principal amount and accrued and unpaid interest thereon or (ii) the then-fair market value of the shares issuable upon conversion of the portion of the Note to be repurchased. Upon an Event of Default, Oakstone may declare the principal of, and all accrued and unpaid interest under, to be due and payable on the Note immediately.
The Note and the documents governing the security interest granted to secure the Note include customary affirmative and negative covenants. The affirmative covenants include, among other things, payment of principal and interest when due, delivery of compliance certificates and notices, maintenance of existence and guarantee obligations. The negative covenants include, among other things, limitations on mergers, consolidations, acquisitions, the incurrence of liens (subject to certain exceptions) and the sale, lease or transfer of all or substantially all of the Company’s assets.
The Company has elected to carry the Note at fair value, with changes in its value recognized as fair value gains or losses within the Consolidated Statements of Operations and Comprehensive Loss. Fair value gains of $3.6 million and $1.6 million, respectively, for the years ended December 31, 2024 and 2023 were recorded in (gain) loss on fair value instruments within the Consolidated Statements of Operations and Comprehensive Loss. Debt issuance costs of $1.9 million were immediately recorded in interest, net on the Consolidated Statements of Operations and Comprehensive Loss during the year ended December 31, 2023.
Loan Facility
In October 2020, the Company obtained a revolving line of credit that was scheduled to mature in October 2023 and was terminated in March 2023. The facility had a limit of $14 million. There was no interest expense related to the facility for the years ended December 31, 2024 and 2023. The interest rate was 8.50% as of December 31, 2022 and interest expense related to the facility for the year ended December 31, 2022 totaled $0.3 million.
Interest, Net
The Company incurred net interest expense of $1.6 million, $1.1 million and $0.2 million for the years ended December 31, 2024, 2023 and 2022, respectively, which has been recognized to interest, net within the Consolidated Statements of Operations and Comprehensive Loss. The Company incurred interest expense on the Note and Loan Facility of $2.1 million, $2.4 million and $0.3 million during the years ended December 31, 2024, 2023 and 2022, respectively. The interest expense was partially offset by interest income from the Company’s banking relationship of $0.5 million, $1.3 million and $0.1 million for the years ended December 31, 2024, 2023 and 2022, respectively.

(9) Leases
The Company enters into operating leases primarily for standalone homes, luxury condos and hotel rooms and suites. As of December 31, 2024, active leases have remaining initial terms ranging from less than 1 to 19 years, and generally contain extension options at the approval of both parties. The Company has not generally included these renewal periods in the lease term as it is not reasonably certain that the renewal option will be exercised. Lease expense for operating lease payments is recognized on a straight-line basis over the lease term. Variable lease expense includes expenses incurred as a result of the lease agreement which are not considered known expenses at lease inception and are recognized as incurred. Variable expenses can include, but are not limited to, revenue shares, owner buyback adjustments and usage-based agreements. Operating lease expense and variable lease expense are included in cost of revenue within the Consolidated Statements of Operations and Comprehensive Loss.
The following table details the composition of operating lease expense (in thousands):

	Year Ended December 31,
	2024	2023	2022
Operating lease expense	$ 73,885	$ 85,305	$ 82,901
Variable lease expense	$ 1,044	$ 908	$ 1,555
The maturities of the Company’s operating lease liabilities as of December 31, 2024 are as follows (in thousands):

Years ending	December 31,
2025	$ 66,862
2026	48,042
2027	34,975
2028	25,876
2029	16,789
Thereafter	41,457
Total minimum lease payments	234,001
Less: interest expense	50,274
Present value of lease obligations	183,727
Less: current lease obligations	53,488
Long-term lease obligations	$ 130,239
As of December 31, 2024, the Company was party to 6 leases that had not yet commenced. Future payments under these leases were $9.7 million at December 31, 2024.
The following table presents additional information about the Company’s operating lease obligations:

	December 31,
	2024	2023
Weighted-average remaining lease term (in years)	5.1	5.6
Weighted-average discount rate	9.14%	8.23%

Impairment of Right-of-Use Assets
The Company tests long-lived assets for recoverability whenever events or changes in circumstances suggest that the carrying value of an asset or group of assets may not be recoverable.
During the year ended December 31, 2024, the Company reviewed cash flow forecasts of leases against the carrying value of their right-of-use assets. The Company determined that none of the right-of-use assets for leases had net carrying values that exceeded their estimated undiscounted future cash flows and therefore no impairment was recorded for the year ended December 31, 2024.
During the year ended December 31, 2023, the Company reviewed cash flow forecasts of leases against the carrying value of their right-of-use assets. The Company determined that the right-of-use assets for 63 leases had net carrying values that exceeded their estimated undiscounted future cash flows. These leases were primarily related to one group of underperforming properties in a single geographic location. The Company then estimated the fair value of the asset groups based on their cash flows discounted at a rate commensurate with the risk involved and based on assumptions representative of market participants. The carrying values of the asset groups exceeded their fair values and, as a result, the Company recorded right-of-use asset impairments of $40.5 million and property and equipment impairments of $0.3 million for the year ended December 31, 2023 in (gain) on lease termination and loss on asset impairments within the Consolidated Statements of Operations and Comprehensive Loss.
Gain on Lease Termination
The Company entered into a Lease Termination and Surrender Agreement on August 12, 2024, subsequently amended on August 30, 2024, effective August 31, 2024, (the “Termination Agreement”) to terminate certain previously impaired, underperforming leases under which the Company did not previously have termination rights. The Termination Agreement resulted in a decrease to the Company’s right-of-use assets of $4.6 million and corresponding decrease to operating lease liabilities of approximately $41.7 million, resulting in a gain on lease termination of $37.1 million, which was recorded to (gain) on lease termination and loss on asset impairments within the Consolidated Statements of Operations and Comprehensive Loss. Additionally, as part of the Termination Agreement, the Company agreed to pay a termination fee of $6.6 million, subject to certain adjustments, payable in installments from August 2024 to March 2025. The $6.6 million termination fee was recognized against (gain) on lease termination and loss on asset impairments within the Consolidated Statements of Operations and Comprehensive Loss for the year ended December 31, 2024 and the remaining unpaid termination fee of $2.6 million as of December 31, 2024 is recorded within accounts payable and accrued liabilities within the Consolidated Balance Sheet. As part of the Termination Agreement, One Planet Group agreed to act as guarantor of the $6.6 million termination fee and as compensation for that guarantee the Company agreed to pay One Planet Group $0.6 million ratably over six months beginning January 2025. On December 11, 2024, the Board of Directors approved an amendment to the payment terms for One Planet Group's guarantee pursuant to which the Company issued to One Planet Group 177,515 shares of Class A Common Stock at market price in lieu of the cash payments. The issuance of the shares satisfied the Company’s obligations with respect to the payments owed in exchange for One Planet Group's guarantee and the settlement was reflected within the Consolidated Statement of Equity (Deficit) during the year ended December 31, 2024.
(10) Income Taxes
Prior to the Business Combination, Inspirato LLC was treated as a partnership for U.S. federal income tax purposes and, as such, was generally not subject to U.S. federal income tax at the entity level. Rather, the tax liability with respect to its taxable income was passed through to its unit holders. Therefore, no provision or liability for federal income tax has been included in the Consolidated Financial Statements prior to the closing of the Business Combination.
Domestic and foreign loss and comprehensive loss before income taxes consists of the following (in thousands):

	Year Ended December 31,
	2024	2023	2022
Domestic	$ (10,103)	$ (94,843)	$ (53,885)
Foreign	1,894	1,705	3,603
Loss and comprehensive loss before income taxes	$ (8,209)	$ (93,138)	$ (50,282)

Income tax expense attributable to operations is comprised of the following (in thousands):

Year Ended December 31,
	2024	2023	2022
Current:
Federal	$ -	$ -	$ -
State	10	29	-
Foreign	585	692	799
Total current tax expense	$ 595	$ 721	$ 799
Deferred:
Federal	$ -	$ -	$ -
State	-	-	-
Foreign	-	-	-
Total deferred tax expense	-	-	-
Income tax expense	$ 595	$ 721	$ 799
The Company’s income tax rate differs from the amounts computed by applying the U.S. federal income tax rate of 21% to loss and comprehensive loss before income taxes as a result of the following:

	Year Ended December 31,
	2024	2023	2022
U.S. federal tax (expense) benefit at statutory rate	21.0%	21.0%	21.0%
State tax, net of federal benefit	3.1%	3.1%	0.8%
Foreign rate differential	(1.7%)	(0.5%)	(1.6%)
Net impact of noncontrolling interest and non-partnership operations on partnership outside basis	(10.1%)	(2.2%)	(11.2%)
Uncertain tax positions	(5.4%)	0.0%	0.0%
Impact of Mandatory Exchange on outside basis difference	9.3%	0.0%	0.0%
Share based compensation	(5.7%)	0.0%	0.0%
Other	(0.3%)	(0.1%)	0.0%
Change in valuation allowance	(17.4%)	(22.1%)	(10.6%)
Effective income tax rate	(7.2%)	(0.8%)	(1.6%)
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts for income tax purposes.

Significant components of the Company’s deferred tax assets and liabilities are as follows (in thousands):

	December 31,
	2024	2023
Deferred tax assets:
Net operating loss carryforwards	$ 34,497	$ 29,007
Investment in Inspirato LLC	—	25,531
Property and equipment, net	1,259	1,109
Operating lease liability	44,458	—
Goodwill	41,615	—
Deferred revenue	4,324	—
Equity-based compensation	1,085	—
Intangibles	1,127	6
Other	918	—
Gross deferred tax assets	129,283	55,653
Valuation allowance	(85,529)	(55,653)
Total deferred tax assets	$ 43,754	$ —

Deferred tax liabilities:
Operating right-of-use assets	$ (42,401)	$ —
Convertible note fair value adjustments	(1,353)	—
Total deferred tax liabilities	$ (43,754)	$ —

Net deferred tax assets	$ —	$ —

Prior to the Mandatory Exchange, Inspirato, LLC was treated as a partnership for income tax purposes where the income tax impacts of the partnership are attributable to owners through their investment in Inspirato, LLC. The resulting impact of the Mandatory Exchange is that the prior presentation of the deferred tax assets and liabilities being included within the Investment of Inspirato LLC line are now presented individually within the footnote as the deferred tax assets and liabilities are disaggregated from the basis of the partnership Investment in Inspirato, LLC. Management regularly assesses the ability to realize deferred tax assets recorded based upon the weight of available evidence, including such factors as recent earnings history and expected future taxable income on a jurisdiction-by-jurisdiction basis. In the event that the Company changes its determination as to the amount of realizable deferred tax assets, the Company will adjust its valuation allowance with a corresponding impact to the provision for income taxes in the period in which such determination is made. During the year ended December 31, 2024, the Company has adjusted its presentation of its December 31, 2023 net operating loss carryforwards and its investment in Inspirato LLC where the Company's previously reported balances of $34.3 million and $20.2 million, respectively, were reclassified by $5.3 million. The Company’s management believes that, based on a number of factors, it is more likely than not that all or some portion of the deferred tax assets will not be realized; accordingly, for the years ended December 31, 2024 and 2023, the Company has provided a valuation allowance against the Company’s U.S. net deferred tax assets. The net change in the valuation allowance for the year ended December 31, 2024 was an increase of $29.9 million.
As of December 31, 2024, the Company had net operating loss carryforwards for federal income tax purposes of approximately $141.8 million, which will begin to expire in 2035 with $77.0 million of the federal net operating loss carryforward lasting indefinitely. As of December 31, 2024, the Company had net operating loss carryforwards for state income tax purposes of approximately $98.4 million, which will begin to expire at various dates beginning in 2031.

In certain circumstances, due to ownership changes, the Company’s net operating loss carryforwards may be subject to limitations under Section 382 of the Internal Revenue Code ("IRC"). The Company is currently undergoing a study to assess whether an ownership change has occurred, as defined by IRC Section 382, or whether there have been ownership changes since the Company's formation. The Company estimates that if such a change did occur, the federal and state net operating loss carryforwards that can be utilized in the future could be significantly limited. There can be no assurance that the Company will ever be able to realize the benefit of some or all of the federal and state loss carryforwards, either due to ongoing operating losses or due to ownership change limitations.
Tax Receivable Agreement
On February 11, 2022, the Company entered into a Tax Receivable Agreement (the "TRA"). Under the TRA, the Company was generally required to pay Continuing Inspirato Members, 85% of the amount of cash savings, if any, in U.S. federal, state or local tax that the Company realized directly or indirectly (or were deemed to realize in certain circumstances), as a result of (i) certain tax attributes created as a result of any sales or exchanges (as determined for U.S. federal income tax purposes) to or with the Company of their interests in Inspirato for shares of Inspirato Incorporated's Class A Common Stock or cash, including any basis adjustment relating to the assets of Inspirato and (ii) tax benefits attributable to payments made under the TRA (including imputed interest).
On August 9, 2024, the TRA was terminated by the Company and the other signatory parties. As consideration for the termination, the Company paid a full and final settlement amount of $0.3 million, which is presented within restructuring charges within the Consolidated Statements of Operations and Comprehensive Loss.

Unrecognized Tax Benefits
Inspirato Incorporated was formed in July of 2020 and did not engage in significant operations prior to the Business Combination and associated organizational transactions. Inspirato LLC is treated as a partnership for U.S. federal and state income tax purposes and its tax returns are subject to examination by taxing authorities. As of December 31, 2024, and 2023, the total amount of gross unrecognized tax benefits was $0.8 million and $0.5 million, respectively. The Company has recognized $0.5 million of accrued interest and penalties as of both December 31, 2024, and 2023. The Company's policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. As of December 31, 2024, $1.0 million of the total unrecognized tax benefits inclusive of accrued interest and penalties, if recognized, would have an impact on the Company's effective tax rate. The Company estimates that there will be no material changes in its uncertain tax positions in the next 12 months.
The following table summarizes the activities related to the Company’s gross unrecognized tax benefits during the years ended December 31, 2024, 2023 and 2022 (in thousands):

	Year ended December 31,
	2024	2023	2022
Balance at January 1,	$ 487	$ -	$ -
Increase in balance related to tax positions taken during current year	286	487	-
Balance at December 31,	$ 773	$ 487	$ -
Uncertain Tax Positions
Based on the Company's analysis of tax positions taken on income tax returns filed, no uncertain tax positions existed as of December 31, 2024. Inspirato Incorporated filed its first tax returns for the tax year 2020, the first year it became subject to examination by taxing authorities for U.S. federal and state income tax purposes. Inspirato LLC is treated as a partnership for U.S. federal and state income tax purposes and its tax returns are subject to examination by taxing authorities. Inspirato LLC has filed income tax returns for years up to 2023. The Company operates in multiple tax jurisdictions, and in the normal course of business, its tax returns are subject to examination by various taxing authorities. Such examinations may result in future assessments by these taxing authorities. All tax years generally remain open to examination by the taxing jurisdictions to which the Company is subject.

(11) Equity of Inspirato Incorporated
Equity
Class A Common Stock
The Company is authorized to issue 50,000,000 shares of Class A Common Stock, par value $0.0001 per share. As of December 31, 2024 and 2023, there were 11,763,476 and 3,537,492 shares, respectively, of Class A Common Stock outstanding. The holders of the Company's Class A Common Stock are eligible to vote and entitled to receive dividends when, as and if declared by the Company's Board out of legally available funds.
Class B Common Stock
The Company is authorized to issue 5,000,000 shares of Class B Common Stock, par value $0.0001 per share. As of December 31, 2024 and 2023, there were no shares of Class B Common Stock outstanding. The holders of the Company's Class B Common Stock are not entitled to vote on any matters submitted to the Company’s stockholders other than certain enumerated actions or as otherwise required by law. The holders of the Company's Class B Common Stock are entitled to receive dividends when, as and if declared by the Company's Board of Directors out of legally available funds. Class B Common Stock was created in conjunction with the Note.
Class V Common Stock
The Company is authorized to issue 25,000,000 shares of Class V Common Stock, par value $0.0001 per share. Shares were issued to Continuing Inspirato Members that continued to hold their investment in units of Inspirato LLC in connection with the Business Combination. The holders of the Company's Class V Common Stock were entitled to vote and were not entitled to receive dividends. The holders of the Class V Common Stock held an equal number of New Common Units in Inspirato LLC. From time to time, the Class V Common Stock and New Common Units held by the Continuing Inspirato Members could be exchanged for one share Class A Common Stock of the Company or cash (based on the market price for a share of the Company’s Class A Common Stock) as determined by the Company. As of December 31, 2023, there were 2,906,959 shares of Class V Common Stock outstanding. On September 30, 2024, all remaining shares of Class V Common Stock were cancelled in connection with the Mandatory Exchange of New Common Units for shares of Class A Common Stock and as of December 31, 2024 there were no of Class V Common Stock outstanding.
Preferred Stock
The Company is authorized to issue 5,000,000 shares of Preferred Stock, par value $0.0001 per share. As of December 31, 2024 and 2023, there were no shares of Preferred Stock outstanding.
Inspirato LLC Equity
For periods prior to the Business Combination, Inspirato LLC had equity‑based compensation described in Note 13 – Equity-Based Compensation. Holders of the Inspirato LLC equity received Class A Common Stock or Class V Common Stock and New Common Units, pursuant to the terms of the Business Combination.

Warrants
Investment Warrants
As discussed in Note 1 – Nature of Business and pursuant to the Investment Agreement, along with each purchase of shares of Class A Common Stock, including optional additional shares, the Purchaser obtained an equivalent number of Investment Warrants, each of which can be exercised for additional shares of Class A Common Stock at $3.43 per share and are exercisable for 5 years after issuance. The Investment Warrants are also exercisable at the election of the Purchaser in a cashless exercise. In the event of a cashless exercise, in lieu of paying the exercise price in cash, the Purchaser will surrender the number of shares necessary to settle the cash payment due from exercising of the Investment Warrants.

The Company valued each issuance of the Investment Warrants using the Black-Scholes valuation model to which the Company’s stock price, volatility and dividend rate as well as the risk-free rate, exercise price and time to maturity were considered in the model to estimate the value of the Investment Warrants upon issuance. As of December 31, 2024, the Investment Warrants were classified as equity-based instruments and, therefore, the initial calculated valuation of the Investment Warrants was proportionally allocated with the aggregate cash purchase price received pursuant to the Investment Agreement. The calculated relative fair value of the Investment Warrants was $7.4 million which has been reflected within the Consolidated Statements of Equity (Deficit).

Public Warrants
The Company is party to issued and outstanding Public Warrants to purchase shares of Class A Common Stock at a price of $230 per share subject to adjustment for stock splits and/or extraordinary dividends. As of both December 31, 2024 and 2023, there were 8.6 million Public Warrants outstanding. Each of the Public Warrants is exercisable for 0.05 shares of Class A Common Stock.
Saks Warrants
In March of 2023, the Company and Saks.com LLC (“Saks”) entered into a Commercial Referral and Marketing Agreement (the "Saks Commercial Agreement") and an agreement pursuant to which Saks could acquire up to 900,000 of the Company’s Class A Common Stock (the “Saks Warrant Shares”) which have been recorded within other noncurrent liabilities within the Consolidated Balance Sheets. On July 31, 2024, the Company and Saks mutually terminated the Saks Commercial Agreement and the Company paid Saks less than $0.1 million for the value of the Saks Warrant Shares that Saks chose not to exercise, such that the Saks Warrant Shares were no longer outstanding as of December 31, 2024.
(12) Earnings (Loss) Attributable to Inspirato Incorporated per Class A Share
Basic and diluted earnings (loss) per share (“EPS”) is computed utilizing shares that participate in the Company’s earnings – including dividend rights. The Company’s Class A and Class B Common Stock are the classes of shares that are entitled to the Company’s earnings and dividends. As no shares of Class B Common Stock were issued as of December 31, 2024, the computation of basic and diluted earnings (loss) per share includes only Class A Common Stock.
Shares of Class V Common Stock were outstanding as of December 31, 2022 and 2023 but not as of December 31, 2024. On September 30, 2024, all then-outstanding shares of Class V Common Stock were converted into shares of Class A Common Stock. Prior to the conversion, Class V Common Stock did not have economic rights in Inspirato Incorporated, including rights to dividends or distributions upon liquidation, and, as a result, Class V Common Stock was not considered a security for EPS calculation purposes. Class V Common Stock did contain a conversion feature entitling stockholders to convert Class V Common Stock to Class A Common Stock. However, the conversion feature did not have an impact on EPS as its assumed conversion under the if-converted method would have had an equal proportionate impact on the numerator and denominator, resulting in no change to diluted EPS.

EPS is computed using the two-class method. Under the two-class method, the Company allocates net income attributable to Inspirato Incorporated to Class A Common Stock (including those with vested share-based awards). Basic earnings per share is calculated by taking net income attributable to Inspirato Incorporated, less earnings allocated to Class A Common Stock, divided by the basic weighted-average Class A Common Stock outstanding. Net income (loss) per share is calculated by taking net income (loss) attributable to Inspirato Incorporated divided by weighted-average Class A Common Stock outstanding. In accordance with the two-class method, diluted earnings (loss) per share is calculated using the more dilutive of the impact of the treasury-stock method or from reducing net income for the earnings allocated to Class A Common Stock.
Additionally, adjustments from dilutive securities include those from restricted stock units, nonqualified stock options, warrants and profits interests when those securities would have a dilutive impact when utilizing the treasury stock method. Additionally, with the conversion feature of the Company's Note, when the Note's conversion impact is dilutive, interest expense, net of tax, is added back to net income to calculate diluted net income per share.
The following table presents the Company’s basic and diluted EPS for the years ended December 31, 2024, 2023 and 2022:

	Year Ended December 31,
	2024	2023	2022
Net loss and comprehensive loss attributable to Inspirato Incorporated (in thousands)	$ (5,394)	$ (51,755)	$ (24,057)
Weighted average Class A Shares outstanding, Basic and Diluted (in thousands)	5,925	3,380	2,616
Net loss attributable to Inspirato Incorporated per Class A Share, Basic and diluted (in dollars per share)	$ (0.91)	$ (15.31)	$ (9.20)
Due to the net loss attributable to Inspirato Incorporated for the years ended December 31, 2024, 2023 and 2022, diluted weighted-average Class A shares outstanding are equal to basic weighted-average shares outstanding as the effect of any incremental equity awards is anti-dilutive.
The following securities are excluded from the computation of diluted shares for the years ended December 31, 2024, 2023 and 2022 due to their anti-dilutive effects (in thousands):

	Year Ended December 31,
	2024	2023	2022
Investment Warrants	920	—	—
Note	920	850	—
Restricted stock units	769	831	194
Public Warrants	431	431	415
Performance-based units	276	—	—
Stock options	156	232	344
Profit interests	—	464	53
Anti-dilutive securities	3,472	2,808	1,006
For the Note, the anti-dilutive impact is calculated by dividing the carrying value of the Note as of each balance sheet date by the conversion price.

(13) Equity-Based Compensation
The following table details where equity‑based compensation is recognized on the Consolidated Statements of Operations and Comprehensive Loss (in thousands):

	Year Ended December 31,
	2024	2023	2022
Cost of revenue	$ 82	$ 65	$ 39
General and administrative	11,489	9,569	6,226
Sales and marketing	925	1,499	828
Operations	994	1,734	1,105
Technology and development	558	785	604
Restructuring charges (Note 20)	4,395	—	—
Total equity-based compensation	$ 18,443	$ 13,652	$ 8,802
The Company also recognized income tax benefits from stock compensation of $2.3 million, $1.7 million and $0.9 million for the years ended December 31, 2024, 2023 and 2022, respectively.
Equity-Based Compensation Plans
2021 Plan
In connection with the Business Combination, the Company’s Board of Directors and stockholders approved the 2021 Equity Incentive Plan (the “2021 Plan”). The 2021 Plan became effective upon the consummation of the Business Combination. Under the 2021 Plan, the Company may grant options, stock appreciation rights, restricted stock, restricted stock units (“RSU”) and performance-based awards to employees, directors and consultants. Subject to the adjustment provisions contained in the 2021 Plan and the evergreen provision described below, the maximum number of shares of Class A Common Stock that may be issued pursuant to awards under the 2021 Plan is (i) 795,000 shares of Class A Common Stock plus (ii) any shares subject to stock options or other awards that were assumed in the Business Combination and expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of shares to be added to the 2021 Plan pursuant to clause (ii) equal to 373,000 shares of Class A Common Stock. The 2021 Plan also includes an evergreen provision that provides for an automatic annual increase to the number of shares of Class A Common Stock available for issuance under the 2021 Plan on the first day of each fiscal year beginning with the 2023 fiscal year, equal to the least of: (x) 995,000 shares of Class A Common Stock, (y) 5% of the total number of shares of all classes of the Company’s common stock as of the last day of the Company’s immediately preceding fiscal year and (z) such lesser amount determined by the 2021 Plan’s administrator. The 2021 Plan provides that the evergreen provision will operate only until the 10th anniversary of the earlier of the board or stockholder approval of the 2021 Plan. The RSUs vest subject to each employee’s continued employment with the Company. The vesting start date for RSUs issued to existing employees as part of the first grant is January 1, 2022. Once granted, the RSUs vest ratably over a period of one to four years. RSUs typically have a cliff vesting on the first anniversary and continue to vest quarterly thereafter.
Inducement Plan
On August 13, 2024, the 2024 Inducement Award Plan (the “Inducement Plan”) became effective. Pursuant to the Inducement Plan, the Company may grant up to 2,000,000 shares in the form of options, stock appreciation rights, restricted stock, RSUs and performance-based awards to new employees, directors and consultants, plus any additional shares that become may become available for issuance under the Inducement Plan upon forfeitures.

Unit Option Plan
Prior to the Business Combination, the Board of Managers of Inspirato LLC maintained an equity-based compensation plan (the “Unit Option Plan”), which provided for the grant of options to purchase the Inspirato LLC’s common units, by Inspirato LLC’s employees, directors and consultants. No issuances under the Unit Option Plan have been made since January 2021 and the Unit Option Plan was terminated in connection with the Business Combination.
Options under the Unit Option Plan were granted at a price per unit equal to the fair value of the underlying common units at the date of grant. Options under the Unit Option Plan generally had a 10-year contractual term and vested over a three-year to five-year period starting from the date specified in each applicable option agreement. Each Inspirato LLC option from the Unit Option Plan that was outstanding immediately prior to the Business Combination, whether vested or unvested, was converted into an option to purchase a number of shares of Class A Common Stock based on the Exchange Ratio (the “Exchanged Options”). Except as specifically provided in the Business Combination Agreement, following the Business Combination, each Exchanged Option has continued to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Inspirato LLC option immediately prior to the consummation of the Business Combination.
Equity Awards Detail
RSUs
The following table represents RSU activity for the years ended December 31, 2024 and 2023:

	Number of units	Weighted average
	(in thousands)	grant date fair value
Outstanding at December 31, 2022	275	$ 124.60
Granted	797	27.11
Vested	(174)	96.58
Forfeited	(171)	46.64
Outstanding at December 31, 2023	727	41.42
Granted	1,210	3.68
Vested	(865)	29.67
Forfeited	(113)	20.78
Outstanding at December 31, 2024	959	$ 6.83
At December 31, 2024, there was $3.4 million of unrecognized compensation cost related to RSUs which is expected to be recognized over a weighted average period of 1.7 years. Additionally, during the year ended December 31, 2024, the Company accelerated vesting of RSUs which resulted in $10.4 million of incremental compensation cost, of which $4.4 million was recognized to restructuring charges and $6.0 million was recognized to general and administrative within the Consolidated Statements of Operations and Comprehensive Loss.
PBUs
During the year ended December 31, 2024, the Company granted 500,000 performance-based units (“PBUs”) of Class A Common Stock (the "Share Price PBUs") which will vest in full on the trading day after the Company’s Class A Common Stock achieves the market condition of a closing price of $15.00 per share or more over a period of at least 30 consecutive trading days from August 14, 2024 through August 13, 2025 (the “Performance Period”). If the performance stock price goal is not met during the Performance Period, the Share Price PBUs will be forfeited on August 14, 2025. The Share Price PBUs were valued using a Monte Carlo simulation pursuant to which estimated simulations of the Company’s stock price were used to determine the possible future values of the Share Price PBUs and the average payoffs of each simulation were averaged to calculate the fair value of each PBU. Significant inputs into the Monte Carlo simulation were the Company’s stock price, risk-free rate, volatility and dividend payout. During the year ended December 31, 2024, $0.2 million of stock compensation expense was recognized to general and administrative within the Consolidated Statements of Operations and Comprehensive Loss related to the Share Price PBUs and there is $0.3 million of unrecognized stock compensation expense as of December 31, 2024.
Additionally, during the year ended December 31, 2024 the Company granted an additional $1.3 million in PBUs which vest based on specified financial targets (the "Target PBUs") from the Company's year ended December 31, 2025 annual financial statements. The number of units to be granted is dependent on the 5 day average closing price of the Company's stock following the fourth quarter 2025 earnings call if the specified targets are met during the year. As of December 31, 2024, the Company does not consider the targets set on the Target PBUs to be probable and, therefore, has not recognized any expense during the year ended December 31, 2024.
Options
The following table represents nonqualified stock option activity for the years ended December 31, 2024 and 2023:

	Number of options	Weighted average
	(in thousands)	exercise price
Outstanding at December 31, 2022	273	$ 15.60
Exercised	(36)	15.60
Forfeited	(33)	15.60
Outstanding at December 31, 2023	204	15.60
Forfeited	(81)	15.60
Outstanding at December 31, 2024	123	$ 15.60
Exercisable at December 31, 2024	123	$ 15.60
There were no options granted during the years ended December 31, 2024 or 2023. As of both December 31, 2024 and 2023, all of the remaining option expense had been recognized and the aggregate intrinsic value of outstanding options was $0.0 million. Additionally, as of December 31, 2024, exercisable options and outstanding options both have a remaining weighted-average contractual term of four years.
(14) Noncontrolling Interest
The financial results of Inspirato LLC and its subsidiaries are consolidated with and into Inspirato Incorporated. As a result of the Mandatory Exchange on September 30, 2024, there is no remaining noncontrolling interest as of December 31, 2024 as Inspirato Incorporated fully owns Inspirato LLC.
As of December 31, 2023, 45.1% of the consolidated net loss of Inspirato LLC has been allocated to the noncontrolling interests of Inspirato LLC. The following table summarizes the changes in share ownership of Inspirato LLC (in thousands):

	Class A Common Shares	Class V Common Shares	Continuing Inspirato LLC Members subject to vesting into Class V Common Shares	Total
Balance at December 31, 2022	3,136	2,983	85	6,204
Conversion of Class V to Class A	161	(161)	—	—
Vesting of profits interests	—	85	(85)	—
Issuance of Common Stock from net option exercises and vesting of restricted stock units	240	—	—	240
Balance at December 31, 2023	3,537	2,907	—	6,444
Conversion of Class V to Class A	2,907	(2,907)	—	—
Issuance of Class A shares pursuant to the Investment Agreement and the Secondary Investment Agreements	4,402	—	—	4,402
Issuance of Common Stock from employee stock purchases and vesting of restricted stock units	739	—	—	739
Settlement of Related Party payable with Class A Shares	178	—	—	178
Balance at December 31, 2024	11,763	—	—	11,763

(15) Commitments and Contingencies
Litigation
The Company is involved in various legal proceedings. The Company establishes reserves for specific legal proceedings when the likelihood of an unfavorable outcome is probable and the amount of loss can be reasonably estimated. The Company does not believe that there is a reasonable possibility of material loss or loss in excess of the amount that the Company has accrued. The Company recognizes legal fees related to any ongoing legal proceeding as incurred.
The Company is currently involved in a legal dispute with a former Chief Executive Officer, who currently owns more than 5% of the Company's Class A Common Stock, and a former Chairman of the Board of Directors of the Company. The parties filed suit in November of 2024 in Colorado State Court. They have made claims asserting a continuing right to a purported lifetime Founders’ Travel Benefit, for which the Plaintiffs are seeking unspecified damages. The Company disputes the claims and does not expect this litigation to have a material impact on its financial position or results of operations.

On February 16, 2023, a class action lawsuit was filed in the U.S. District Court in the District of Colorado (the "Court") captioned Keith Koch, Individually and on behalf of all others similarly situated v. Inspirato Incorporated, Brent Handler, and R. Webster Neighbor, with Ilan Bouzaglo later appointed as the lead and named plaintiff. The complaint alleged violations of Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder against all defendants and Section 20(a) of the Exchange Act against the individual defendants. The complaint generally alleged that certain of the Company’s prior public statements about its results of operations and financial condition were materially false and misleading because they misrepresented and failed to disclose adverse facts pertaining to the restatement of the Condensed Consolidated Financial Statements as of and for the three months ended March 31, 2022 and June 30, 2022. On July 16, 2024, the magistrate recommended the case be dismissed and the plaintiff filed a motion objecting to these recommendations on July 30, 2024. The Company responded to these objections and on September 23, 2024, the Court granted the Company’s motion to dismiss the lawsuit without prejudice. On October 23, 2024, plaintiff filed an amended motion for the Court’s review and on November 6, 2024, the plaintiff filed a second amended complaint. The Company then filed a motion to dismiss the second amended complaint on December 11, 2024. The motion is still in the briefing stage but once complete, the Court will rule on the motion.
Financial Guarantees
The Company is a party to financial guarantee requirements with third parties for real estate and payment processor agreements. The guarantees are satisfied through $30.0 million in surety bonds and $13.2 million in restricted cash. The surety bond agreements remain in effect and their term is continuous. The surety has the right to terminate the bonds upon 180 days’ notice. The Company has the right to terminate the bonds upon termination and satisfaction of the agreement that the bonds secure. As of December 31, 2024 and 2023, $13.2 million and $5.7 million, respectively, was reserved and is included in restricted cash within the Consolidated Balance Sheets.
(16) Fair Value Measurements
Under ASC 820, Fair Value Measurements and Disclosures, disclosures relating to how fair value is determined for assets and liabilities are required and a hierarchy for which these assets and liabilities must be grouped is established, based on significant levels of inputs, as follows:
•Level 1 – Quoted prices in active markets for identical assets and liabilities.
•Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
•Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company utilizes several valuation techniques to assess the fair value of its financial assets and liabilities.
The following tables set forth the fair value of the Company’s financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2024 and 2023 based on the three-tier fair value hierarchy (in thousands):

December 31, 2024
	Balance Sheet Classification	Level 1	Level 2	Level 3	Total
Assets
Cash and cash equivalents	Cash and cash equivalents	$ 21,845	$ —	$ —	$ 21,845
Restricted cash	Restricted cash	13,160	—	—	13,160
Total		$ 35,005	$ —	$ —	$ 35,005
Liabilities
Convertible Note	Convertible note	$ —	$ —	$ 22,336	$ 22,336

December 31, 2023
	Balance Sheet Classification	Level 1	Level 2	Level 3	Total
Assets
Cash and cash equivalents	Cash and cash equivalents	$ 36,566	$ —	$ —	$ 36,566
Restricted cash	Restricted cash	5,700	—	—	5,700
Total		$ 42,266	$ —	$ —	$ 42,266
Liabilities
Convertible Note	Convertible note	$ —	$ —	$ 23,854	$ 23,854
Public Warrants	Other noncurrent liabilities	48	—	—	48
Total		$ 48	$ —	$ 23,854	$ 23,902
During the year ended December 31, 2024, the Company’s Public Warrants were reclassified from liability based awards to equity-based awards and, thus, were not necessary to required to be disclosed at fair value and were removed from fair value measurements. The Company had no transfers of assets or liabilities between fair value hierarchy levels during the years ended December 31, 2024 and 2023.
Cash and Cash Equivalents and Restricted Cash
Cash and cash equivalents and restricted cash are comprised of credit card receivables and cash and are categorized as Level 1 instruments. The Company maintains cash with various high-quality financial institutions and holds restricted cash with certain credit card processors as a financial guarantee. Cash and cash equivalents and restricted cash are carried at cost, which management believes approximates fair value. As of December 31, 2024 and 2023, the Company had $21.8 million and $36.6 million, respectively, of cash and cash equivalents. As of December 31, 2024 and 2023, the Company had $13.2 million and $5.7 million, respectively, of restricted cash.
Public Warrants
The Company is party to issued and outstanding Public Warrants, which have been recorded within other noncurrent liabilities within the Consolidated Balance Sheets. During the year ended December 31, 2024 the Public Warrants were reclassified as equity-based awards and, thus, were not reassessed at fair value as of December 31, 2024. During the year ended December 31, 2023, the Company accounted for the Public Warrants as liability-based instruments at fair value as the Public Warrants did not meet the criteria for classification within equity. As the Public Warrants utilized an observable price in an active market to assess their fair value the warrants were categorized as Level 1 instruments and were subject to remeasurement at each balance sheet date. During the years ended December 31, 2024 and 2023, the Company recognized less than $0.1 million and $0.8 million, respectively, in fair market value adjustments which are recognized to (gain) loss on fair value instruments within the Consolidated Statements of Operations and Comprehensive Loss.
Convertible Note
The estimated fair value of the Note has been determined to be a Level 3 measurement, as the Company utilizes a binomial lattice model where both the debt and stock features of the Note are considered. In reviewing the debt features of the Note, the Company considered its scheduled coupon and principal payments and compared them to those of instruments currently outstanding in the market of companies with similar credit ratings as well as the risk-free rate. In considering the stock features of the Note, the Company considered the value and volatility of its own stock, in addition to considering volatility of similar instruments in the marketplace as well as the conversion feature of the Note, which is discounted at the risk-free rate.

(17) Employee Benefit Plans
Employee Stock Purchase Plan
The Company has an employee stock purchase plan (the “ESPP”), under which the Company is authorized to issue 200,000 shares of Class A Common Stock. As of December 31, 2024 and 2023, the Company had approximately 103,000 and 141,000, respectively, of Class A Common Stock which remain available for issuance under the ESPP. Generally, all full-time employees who have been employed by Inspirato for at least six months are eligible to participate in the ESPP. Employee stock purchases are made through payroll deductions. The ESPP consists of six-month offering periods during which employees may enroll in the ESPP. The purchase price on each purchase date shall not be less than eighty-five percent (85%) of the lesser of (a) the fair market value of a share of stock on the offering date of the offering period or (b) the fair market value of a share of stock on the purchase date. During the year ended December 31, 2024, there were employee purchases of approximately 38,000 shares of Class A Common Stock through the ESPP.
401(k) Employee Savings Plan
The Company sponsors a defined contribution 401(k) plan (the “Plan”) that covers substantially all employees. Employees are eligible to begin participating in the Plan at the beginning of the first month following their employment with the Company. Employees participating in the Plan may contribute up to 90 percent of their compensation up to Internal Revenue Service annual limitations. The Plan provides for the Company to make a discretionary matching contribution. During the years ended December 31, 2023 and 2022, the Company matched 50 percent of an employee’s contribution up to 6 percent of eligible pay with immediate 100 percent vesting. This match has a $1,500 per employee cap each year. During the year ended December 31, 2024, the Company made no matching contributions. During the years ended December 31, 2023 and 2022, the Company matched $1.1 million and $1.3 million, respectively.
(18) Geographic Information
Physical long-lived assets consist of property and equipment, net and right-of-use assets. All software and intangible assets as of December 31, 2024 and 2023 were attributable to the United States. The following summary provides information concerning the Company’s principal geographic areas related to its physical long-lived assets as of December 31, 2024 and 2023 (in thousands):

	December 31,
	2024	2023
Property and equipment, net	$ 14,079	$ 19,504
Right-of-use assets	175,228	209,702
Total	$ 189,307	$ 229,206
United States	$ 130,789	$ 171,332
Outside the United States	$ 58,518	$ 57,874

Revenue earned from Subscription and travel services are charged on a bundled basis, without regard to where services are delivered, and periodically include a portion of services provided outside of the US. The following summary provides information concerning the Company’s revenue by principal geographic area, determined based on the location of cash receipts (in thousands):

	Year Ended December 31,
	2024	2023	2022
United States	$ 266,758	$ 315,643	$ 331,426
Outside the United States	13,097	13,457	14,104
Total	$ 279,855	$ 329,100	$ 345,530

(19) Related Party Transactions
One Planet Group
In August of 2024, the Company entered into the Termination Agreement of certain previously impaired, underperforming leases. Under the Termination Agreement, the Company agreed to pay a termination fee of $6.6 million, subject to certain adjustments, payable in installments from August 2024 to March 2025. As security for the Company’s obligation to pay the termination fee, One Planet Group agreed to guarantee such payment upon the occurrence of any of the following events: (i) the Company’s default in payment or performance of obligations, (ii) the Company’s voluntary petition in bankruptcy or insolvency or (iii) any proceeding filed or brought against the Company. In exchange for One Planet Group’s guarantee of the termination fee payment, the Company agreed to pay One Planet Group $0.6 million ratably over six months beginning January 2025. On December 11, 2024, the Board of Directors approved an amendment to the payment terms for One Planet Group's guarantee pursuant to which the Company issued to One Planet Group 177,515 shares of Class A Common Stock in lieu of the cash payments. The issuance of the shares satisfied the Company’s obligations with respect to the payments owed in exchange for One Planet Group's guarantee and the settlement was reflected within the Consolidated Statements of Equity (Deficit) during the year ended December 31, 2024.
Subsequent to the Investment Agreement with One Planet Group, the Company entered into various arrangements for expense reimbursements between One Planet Group and the Company relating to executive travel reimbursement and management consulting fees and may enter into other arrangements in the future. Total expenses were $0.2 million during the year ended December 31, 2024.
Exclusive Resorts
The Company has several agreements with Exclusive Resorts where several of the Company’s significant shareholders and former board members also hold a significant investment as of December 31, 2024 and 2023. The companies have entered into several different license or property usage agreements whereas each company may use and operate certain homes from within other company’s portfolio for their own members’ travel. From these arrangements, the Company recognized $0.6 million, $0.1 million and $0.0 million of related party revenue, which was included within travel revenue within the Consolidated Statements of Operations and Comprehensive Loss, and $0.0 million, $0.6 million and $2.6 million of related party expenses, which was included within cost of sales within the Consolidated Statements of Operations and Comprehensive Loss, during the years ended December 31, 2024, 2023 and 2022, respectively. As of December 31, 2024 and 2023, the total value due from Exclusive Resorts is $0.9 million and $0.8 million, respectively, and is recorded to accounts receivable, net – related parties on the Consolidated Balance Sheets. On January 15, 2025, the common owner between the Company and Exclusive Resorts sold their ownership in the Company. On February 11, 2025, the Company and Exclusive Resorts agreed to terminate all license and property usage agreements with an effective end date of February 28, 2025.
Further, the Company has entered into lease agreements with a former Chief Executive Officer, who currently owns more than 5% of the Company's Class A Common Stock, and a former board member whereby the Company leases property from them and paid them a fee in advance of the leased property becoming available for occupancy. Total payments made under these lease agreements were $0.1 million and less than $0.1 million during the years ended December 31, 2024 and 2023, respectively.

(20) Restructuring Charges

During the year ended December 31, 2024, the Company developed a plan for a restructuring of certain aspects of its operations and organization (the “Reorganization Plan”). The Reorganization Plan included the entry into the Termination Agreement, the termination and settlement of the TRA, a reduction in force, an issuance of securities to One Planet Group, the appointment of a new Chief Executive Officer ("CEO") and new members of the Company’s Board of Directors, and other cost savings initiatives along with a review of expenses and business processes.

The following table presents the components of restructuring charges during the year ended December 31, 2024 (in thousands):

Cash Restructuring Charges:
Severance and other employee-related benefits	$ 1,773
Termination of the TRA	250
Total Cash Restructuring Charges	2,023
Non-Cash Restructuring Charges:
Acceleration of equity-based compensation	4,395
Total Restructuring Charges	$ 6,418

Through December 31, 2024, the Company paid $1.6 million of the cash restructuring charges in connection with the Reorganization Plan and the remaining unpaid restructuring charges were $0.4 million as of December 31, 2024 and are included in accounts payable and accrued liabilities within the Consolidated Balance Sheets.

Additionally, in connection with the Reorganization Plan, the Company also entered into the Termination Agreement to terminate certain previously impaired, underperforming leases. The termination of those leases resulted in a gain on lease termination of $37.1 million. The Company’s gain on lease termination was recorded to (gain) on lease termination and loss on asset impairments on the Consolidated Statements of Operations and Comprehensive Loss. Through December 31, 2024, the Company has paid $4.0 million and settled with equity $0.6 million of the $7.2 million of costs incurred in relation to the Termination Agreement. See Note 9 – Leases for additional information.

(21) Segment Reporting

Inspirato consists of one reporting segment related to its member travel. The member travel segment provides memberships primarily to individuals in North America and provides a wide array of luxury vacation homes, hotels, and destinations that can be booked ad-hoc. The Company derives revenue primarily in North America and manages its business on a consolidated basis. Management evaluated the basis upon which the chief operating decision maker (the "CODM"), which is the CEO, viewed and reacted to information in relation to the overall organizational and offering structure to determine the number of reportable segments of the Company. The member travel segment derives revenue from members by charging initiation fees and yearly membership fees in addition to collecting fees for individual vacations. The CODM uses consolidated net income/loss to evaluate segment assets, which are the consolidated total assets as presented on the Consolidated Balance Sheets, to identify areas of opportunity to streamline processes and reduce operational spend in order to improve margin on a go forward basis. The Company does not have any member that comprises more than 10% of entity revenues. See below for a reconciliation of revenue and major segment expenses to net income:
The CODM is regularly provided information related to the Company's consolidated net income/loss which is used in assessing segment performance and deciding how to allocate resources. The CODM is also provided gross margin and operating expense information as additional measures of segment profit or loss.
The following table presents the components of revenue and cost of revenue (in thousands):

	Year Ended December 31,
	2024	2023	2022
Revenue:
Travel	$ 165,822	$ 190,271	$ 198,925
Subscription	101,171	137,606	145,651
Rewards and other revenue	12,862	1,223	954
Total revenue	279,855	329,100	345,530
Cost of revenue:
Lease costs	74,929	86,213	84,456
Booking fees	75,307	98,329	94,605
Fixed operating costs	16,370	20,253	20,248
Variable operating costs	14,360	19,951	18,335
Depreciation expense	5,793	4,340	2,868
Other cost of revenue	3,768	4,857	7,890
Total cost of revenue	190,528	233,942	228,401
(Gain) on lease termination and loss on asset impairments	(29,895)	40,844	925
Gross margin	119,222	54,314	116,204
General and administrative	59,216	72,117	65,807
Sales and marketing	30,373	32,884	39,368
Operations	22,204	28,125	42,372
Technology and development	7,397	11,330	14,219
Depreciation and amortization	4,036	3,773	3,191
Interest, net	1,615	1,133	188
(Gain) loss on fair value instruments	(3,583)	(2,368)	1,696
Restructuring charges	6,418	—	—
Other (income) expense, net	(245)	457	(355)
Loss and comprehensive loss before income taxes	(8,209)	(93,138)	(50,282)
Income tax expense	595	721	799
Net loss and comprehensive loss	$ (8,804)	$ (93,859)	$ (51,081)

(22) Supplemental Financial Information
The following table presents the year-to-date supplemental and non-cash investing and financing activities:

Year Ended December 31,
	2024	2023	2022
Supplemental cash flow information:
Cash paid for interest	$ —	$ 1,859	$ 288
Cash paid for income taxes	$ 279	$ 309	$ 81
Significant noncash transactions:
Conversion of Class V to Class A stock	$ 127,859	$ —	$ 4,957
Operating lease right-of-use assets exchanged for lease obligations	$ 25,520	$ 66,145	$ 355,214
Fixed assets purchased but unpaid, included in accounts payable at period end	$ 778	$ 1,022	$ 989
Accounting principle adoption	$ —	$ 204	$ —
Conversion of preferred stock in connection with reverse recapitalization	$ —	$ —	$ 104,761
Warrants acquired at fair value	$ —	$ —	$ 9,874
Warrants exercised	$ —	$ —	$ 8,390
Conversion of deferred rent and prepaid rent to right-of-use assets	$ —	$ —	$ 6,831

PART III

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
None.
Item 9A. Controls and Procedures
Disclosure Controls and Procedures
Disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that information required to be disclosed by us in reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and that such information is accumulated and communicated to management, including its Chief Executive Officer and Chief Financial Officer (the “Executives”), to allow timely decisions regarding required disclosures.
Our management, with the participation of the Executives, evaluated, as of the end of the period covered by this Annual Report on Form 10-K the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act). Based on that evaluation, and as a result of the material weakness described below, the Executives concluded that as of December 31, 2024, our disclosure controls and procedures were not effective to a reasonable assurance level.
Nevertheless, based on the performance of additional procedures by management designed to ensure reliability of financial reporting, our management has concluded that, notwithstanding the material weaknesses described below, the Consolidated Financial Statements, included in this Annual Report on Form 10-K, fairly present, in all material respects, our financial position, results of operations, and cash flows as of the dates, and for each of the periods presented, in conformity with U.S. GAAP.
Management’s Report on Internal Control Over Financial Reporting
Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as such term is defined in Rule 13a-15(f) and 15d-15(f) of the Exchange Act. Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate.
Our internal control over financial reporting includes those policies and procedures that:
(1)pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets,
(2)provide reasonable assurance that transactions are recorded as necessary to permit the preparation of financial statements in accordance with GAAP, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors, and
(3)provide reasonable assurance regarding the prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the Consolidated Financial Statements.
Our management assessed the effectiveness of internal control over financial reporting as of December 31, 2024, using the criteria in Internal Control-Integrated Framework (2013), issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this assessment, management has concluded that, as of December 31, 2024, the

Company's internal control over financial reporting is not effective due to the previously reported material weaknesses described below that continued to exist as of December 31, 2024.
A material weakness (as defined in Rule 12b-2 under the Exchange Act) is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.
As previously reported, the material weaknesses continued to exist as of December 31, 2024 primary relating to (1) the design and documentation of processes and controls over financial closing and reporting and (2) the design and effectiveness of Information Technology General Controls ("ITGC"), primarily in the areas of users’ access rights and change management controls related to systems, with the exception of the enterprise resource planning software, which support the Company’s financial reporting process.
These material weaknesses in internal control over financial reporting existed at Inspirato as of December 31, 2024, due to the following root causes:
•Headcount reduction and turnover which continues to impact the implementation of ITGCs;
•Accountability and consistent execution of internal control responsibilities; and
•Reliance on data from ineffective IT systems in the financial closing and reporting process.
Remediation Plan for Material Weaknesses in Internal Control Over Financial Reporting
In response to the material weaknesses identified in “Management’s Reporting on Internal Control Over Financial Reporting,” we, with oversight from the Audit Committee of the Board of Directors, developed a plan to remediate the material weakness. Ongoing remediation activities include:
•Continue to design and implement ITGCs, focusing on user access controls, periodic access reviews, and change management;
•Enhance the design and implementation of process-level control activities, ensuring they are properly evidenced and operating effectively;
•Continue to enhance documentation and control execution, ensuring the completeness and accuracy of supporting data; and
•Continue to provide training to our control operators.
In 2023, we engaged a co-source provider who completed an initial assessment of the design of our control environment. These results were reported to the Audit Committee on a quarterly basis and drove management’s remediation efforts throughout 2023 and 2024. We have made progress towards the remediation of our material weaknesses, however, we need to ensure that our controls are operating effectively and properly evidenced.
During 2024, we had executive leadership changes in the Chief Executive Officer and Chief Financial Officer positions. Under the direction of the new officers, we are holding control owners accountable for effective control operation and have implemented and enhanced process-level control activities. On at least a quarterly basis, Internal Audit reports to the Audit Committee regarding the status of management’s material weakness remediation efforts, including the number of control deficiencies, progress made towards material weakness remediation and the implementation of additional process-level control activities throughout the Company. We continue to remediate the material weaknesses identified. We are committed to continuing to improve our internal control over financial reporting and will continue to review and improve our internal control over financial reporting controls and ITGCs, as described above.

We believe the foregoing efforts will effectively remediate the material weaknesses described in “Management’s Report on Internal Control Over Financial Reporting.” Because the reliability of the internal control process requires repeatable execution, the successful on-going remediation of the material weaknesses will require on-going review and evidence of effectiveness prior to concluding that controls are effective.
Changes in Internal Control Over Financial Reporting
As outlined above, we are in the process of taking steps to remediate the material weaknesses. We made no other changes in internal control over financial reporting during the quarter ended December 31, 2024 that materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.
Item 9B. Other Information
Insider Trading Arrangements
During the quarter ended December 31, 2024, no director or Section 16 officer adopted or terminated any Rule 10b5-1 trading arrangements or non-Rule 10b5-1 trading arrangements (in each case, as defined in Item 408(a) of Regulation S-K).
Item 9C. Disclosure Regarding Foreign Jurisdictions that Prevent Inspections
Not applicable.

Item 10. Directors, Executive Officers, and Corporate Governance
Information required by this item is incorporated herein by reference to our definitive proxy statement with respect to our 2025 Annual Meeting of Stockholders to be filed with the SEC within 120 days after the end of the fiscal year covered by this Annual Report on Form 10-K.
Item 11. Executive Compensation
Information required by this item is incorporated herein by reference to our definitive proxy statement with respect to our 2025 Annual Meeting of Stockholders to be filed with the SEC within 120 days after the end of the fiscal year covered by this Annual Report on Form 10-K.
Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
Information required by this item is incorporated herein by reference to our definitive proxy statement with respect to our 2025 Annual Meeting of Stockholders to be filed with the SEC within 120 days after the end of the fiscal year covered by this Annual Report on Form 10-K.
Item 13. Certain Relationships and Related Transactions, and Director Independence
Information required by this item is incorporated herein by reference to our definitive proxy statement with respect to our 2025 Annual Meeting of Stockholders to be filed with the SEC within 120 days after the end of the fiscal year covered by this Annual Report on Form 10-K.
Item 14. Principal Accountant’s Fees and Services
Information required by this item is incorporated herein by reference to our definitive proxy statement with respect to our 2025 Annual Meeting of Stockholders to be filed with the SEC within 120 days after the end of the fiscal year covered by this Annual Report on Form 10-K.

Part IV
Item 15. Exhibits and Financial Statement Schedules
(a)Documents filed as part of this report are as follows:
(1)All Financial Statements: Refer to the “Index to Consolidated Financial Statements” included under Part II, Item 8 of this Form 10-K.
(2)Financial Statement Schedules: All financial statement schedules have been omitted, since the required information is not applicable or is not present in amounts sufficient to require submission of the schedule, or because the information required is included in the Consolidated Financial Statements and accompanying notes included under Part II, Item 8 of this Form 10-K.
(3)Exhibits: The documents listed below are incorporated by reference or are filed with this report, in each case as indicated therein.
The exhibits listed below are filed or incorporated by reference as part of this Annual Report on Form 10-K.

			Incorporated by Reference
Exhibit Number	Exhibit Description	Provided Herein	Form	File No.	Exhibit	Filing Date

1.1†	Equity Distribution Agreement, dated September 24, 2024, by and between Inspirato Incorporated and Northland Securities, Inc.		8-K	001-39791	1.1	September 25, 2024
2.1	Business Combination Agreement and Plan of Reorganization, dated June 30, 2021, by and among Thayer, Merger Sub and Inspirato.		8-K	001-39791	2.1	June 30, 2021
2.1.1	Amendment to Business Combination Agreement, dated September 15, 2021, by and between Thayer and Inspirato.		8-K	001-39791	1.1	September 16, 2021
3.1	Second Amended and Restated Certificate of Incorporation of the Company, dated February 11, 2022.		10-Q	001-39791	3.1	November 9, 2023
3.1.1	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of the Company, dated September 29, 2023.		8-K	001-39791	3.2	October 4, 2023
3.1.2	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of the Company, dated October 16, 2023.		8-K	001-39791	3.2	October 18, 2023
3.2	Amended and Restated Bylaws of the Company.		8-K	001-39791	3.2	February 14, 2022
4.1	Description of Capital Stock	X
4.2	Form of Class A Common Certificate of the Company.		S-8	333-264331	4.1	April 15, 2022
4.3	Warrant to Purchase Shares of Class A Common Stock of Inspirato Incorporated, dated September 13, 2024, between Inspirato Incorporated and One Planet Group LLC.	X

4.3.1	Amendment to Warrant, dated December 18, 2024, between Inspirato Incorporated and One Planet Group LLC.	X
4.4	Form of 8% Senior Secured Convertible Notes due 2028 (included in Exhibit 10.1)		8-K	001-39791	10.1	August 8, 2023
10.1	Investment Agreement, dated August 7, 2023, between Inspirato Incorporated and Oakstone Ventures, Inc.		8-K	001-39791	10.1	August 8, 2023
10.2	Investment Agreement, dated August 12, 2024, between Inspirato Incorporated and One Planet Group LLC.		8-K	001-39791	10.1	August 15, 2024
10.2.1	Letter agreement amending Investment Agreement, dated August 12, 2024.		8-K	001-39791	10.2	September 3, 2024
10.3#	Inspirato Incorporated 2021 Equity Incentive Plan.		S-4	333-259570	10.17	September 16, 2021
10.3.1#	First Amendment to the Inspirato Incorporated 2021 Equity Incentive Plan, dated February 7, 2024.		8-K	001-39791	10.1	May 21, 2024
10.3.2#	Form of Restricted Stock Unit Award Agreement under the Inspirato Incorporated 2021 Equity Incentive Plan.		S-8	333-264331	99.2	April 15, 2022
10.3.3#	Form of Stock Option Agreement under the Inspirato Incorporated 2021 Equity Incentive Plan.		S-8	333-264331	99.3	April 15, 2022
10.4#	Inspirato Incorporated 2021 Employee Stock Purchase Plan.		S-4	333-259570	10.18	September 16, 2021
10.5#	Inspirato Incorporated Employee Incentive Compensation Plan.		S-4	333-259570	10.19	September 16, 2021
10.6#	Inspirato Incorporated 2024 Inducement Plan.		8-K	001-39791	10.1	August 16, 2024
10.7#	Outside Director Compensation Policy of the Company, effective as of February 16, 2022.		S-1	333-264598	10.14	April 29, 2022
10.8#	Executive Employment Agreement, dated August 13, 2024, between Inspirato LLC and Payam Zamani.		8-K	001-39791	10.3	August 15, 2024
10.9#	Separation and Release Agreement, dated August 13, 2024, between Inspirato LLC and Brad Handler.		8-K	001-39791	10.4	August 15, 2024
10.10#	Employment Agreement, dated September 15, 2021, between Inspirato LLC and David Kallery.		S-4	333-259570	10.23	September 16, 2021
10.11#	Executive Employment Agreement between Inspirato LLC and Eric Grosse, dated September 22, 2023.		8-K	001-39791	10.1	September 27, 2023
10.12#	Separation and Release Agreement, dated August 13, 2024, between Inspirato LLC and Eric Grosse.		8-K	001-39791	10.5	August 15, 2024
10.13#	Offer Letter between the Company and Michael Arthur, dated October 1, 2024.		8-K	001-39791	10.1	October 4, 2024
10.14#	Employment Agreement, dated March 20, 2024, by and between Inspirato LLC and Robert Kaiden.		8-K	001-39791	10.1	March 28, 2024

10.15	Master Services Agreement between Capital One Services, LLC and Inspirato LLC dated September 29, 2023.	X
10.16	Forbearance and Amendment Agreement between Oakstone Ventures, Inc. and Inspirato Incorporated dated March 21, 2025	X
14.1	Inspirato Code of Business Conduct and Ethics.		10-K	001-39791	14.1	March 12, 2024
19.1	Insider Trading Policy, effective as of April 1, 2023.	X
21.1	List of Subsidiaries.	X
23.1	Consent of Independent Registered Public Accounting Firm	X
24.1	Power of Attorney.	X
31.1	Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.	X
31.2	Certification of Principal Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.	X
32.1+	Certifications of Principal Executive Officer and Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.	X
97.1	Inspirato Incorporated Compensation Recovery Policy, adopted on November 28, 2023.		10-K	001-39791	97.1	March 12, 2024
101.INS	INLINE XBRL Instance Document
101.SCH	INLINE XBRL Taxonomy Extension Schema Document
101.CAL	INLINE XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	INLINE XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	INLINE XBRL Taxonomy Extension Label Linkbase Document
101.PRE	INLINE XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document or included within the Exhibit 101 attachments)
#    Indicates management contract or compensatory plan or arrangement.
†    Certain exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to supplementary furnish a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon its request.

■The certifications attached as Exhibit 32.1 that accompany this Annual Report on Form 10-K are deemed furnished and not filed with the Securities and Exchange Commission and are not to be incorporated by reference into any filing of Inspirato Incorporated under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Annual Report on Form 10-K, irrespective of any general incorporation language contained in such filing.

Item 16. Form 10-K Summary
None.

SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on March 26, 2025.

INSPIRATO INCORPORATED

By:	/s/ Payam Zamani
Payam Zamani
Chief Executive Officer

POWER OF ATTORNEY
Each person whose individual signature appears below hereby authorizes and appoints Payam Zamani with full power of substitution and resubstitution and full power to act as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Annual Report on Form 10-K and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorney-in-fact and agent or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Payam Zamani	Chief Executive Officer & Director (Principal Executive Officer)	March 26, 2025
Payam Zamani

/s/ Michael Arthur	Chief Financial Officer (Principal Financial and Accounting Officer)	March 26, 2025
Michael Arthur

/s/ David Kallery	President & Director	March 26, 2025
David Kallery

/s/ Ann Payne	Director	March 26, 2025
Ann Payne

/s/ Julie Wainwright	Director	March 26, 2025
Julie Wainwright

/s/ May Samali	Director	March 26, 2025
May Samali

/s/ Michael Armstrong	Director	March 26, 2025
Michael Armstrong

/s/ Scott Berman	Director	March 26, 2025
Scott Berman

ANNEX E – QUARTERLY REPORT ON FORM 10-Q FOR THE FISCAL QUARTER ENDED SEPTEMBER 30, 2025

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 10-Q

(Mark One)
☒    QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended September 30, 2025
OR
☐    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from ___________ to ___________
Commission File Number: 001-39791

INSPIRATO INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware	85-2426959
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1544 Wazee Street Denver, CO	80202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 586-7771

Not applicable
(Former name, former address, and former fiscal year, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	ISPO	The Nasdaq Global Market
Warrants, each whole warrant exercisable for 0.05 shares of Class A Common Stock at an exercise price of $230.00 per share	ISPOW	The Nasdaq Global Market
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐
Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒
As of October 31, 2025, the registrant had outstanding 12,629,500 shares of Class A Common Stock and 8,624,792 Warrants.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS
This Quarterly Report on Form 10-Q (“Form 10-Q”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding our and our management team’s hopes, beliefs, intentions or strategies regarding the future or future events or our future financial or operating performance. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Form 10-Q may include, for example, statements about:
•Our contractual relationship with Capital One Services, LLC (“Capital One”);
•Our ability to service our outstanding indebtedness and satisfy related covenants;
•The impact of changes to our executive management team;
•Our ability to comply with the continued listing standards of Nasdaq and the continued listing of our securities on Nasdaq;
•Changes in our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans;
•The implementation, market acceptance and success of our business model, growth strategy and new products;
•Our expectations and forecasts with respect to the size and growth of the travel and hospitality industry;
•The ability of our services to meet members’ needs;
•Our ability to compete with others in the luxury travel and hospitality industry;
•Our ability to attract and retain qualified employees and management;
•Our ability to adapt to changes in consumer preferences, perception and spending habits and develop and expand our destination or other product offerings and gain market acceptance of our services, including in new geographic areas;
•Our ability to develop and maintain our brand and reputation;
•Developments and projections relating to our competitors and our industry;
•The impact of natural disasters, acts of war, terrorism, widespread global pandemics or illness on our business and the actions we may take in response to them;
•Expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”);
•Our future capital requirements and sources and uses of cash;
•The impact of our reductions in workforce on our expenses;
•The impact of market conditions on our financial condition and operations, including fluctuations in interest rates and inflation;
•Our ability to obtain funding for our operations and future growth;
•Our ability to generate positive cash flow from operations, achieve profitability, and obtain additional financing or access the capital markets to manage our liquidity;
•The impact on our liquidity of the obligations in our contractual agreements, including covenants therein;
•The impact of the One Planet Group LLC investment agreement and financing; and

•Our business, expansion plans and opportunities and other strategic alternatives that we may consider, including, but not limited to, mergers, acquisitions, investments, divestitures, and joint ventures.

We caution you that the foregoing list does not contain all of the forward-looking statements made in this Form 10-Q. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. Actual results are subject to numerous risks and uncertainties, including those related to the factors described above and as detailed in Part I, Item 1A of our most recent Annual Report on Form 10-K (“Form 10-K”) filed with the Securities and Exchange Commission (“SEC”), those discussed in Management’s Discussion and Analysis of Financial Condition and Results of Operations in Part I, Item 2 of this Form 10-Q and in Part II, Item 7 of our Form 10-K and those discussed in other documents we file with the SEC.
Should one or more of the risks or uncertainties described herein or in any other documents we file with the SEC occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.
Investors should consider the risks and uncertainties described herein and should not place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Form 10-Q and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

Part I - FINANCIAL INFORMATION
Item 1. Financial Statements.
INSPIRATO INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value, unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$ 13,715	$ 21,845
Restricted cash	13,072	13,160
Accounts receivable, net	2,944	3,767
Accounts receivable, net – related parties	—	883
Prepaid member travel	12,229	13,663
Prepaid expenses	2,486	3,116
Other current assets	1,423	1,949
Total current assets	45,869	58,383
Right-of-use assets	147,323	175,228
Goodwill	21,233	21,233
Property and equipment, net	9,848	14,079
Other noncurrent assets	4,013	4,962
Total assets	$ 228,286	$ 273,885

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$ 25,342	$ 23,021
Accounts payable and accrued liabilities - related parties	287	—
Deferred revenue	117,668	135,347
Lease liabilities	50,053	53,488
Total current liabilities	193,350	211,856
Deferred revenue, noncurrent	35,072	36,147
Lease liabilities, noncurrent	106,481	130,239
Convertible note	24,081	22,336
Other noncurrent liabilities	3,279	3,159
Total liabilities	362,263	403,737

Commitments and contingencies (Note 14)

Equity (Deficit)
Class A Common Stock, par value $0.0001 per share, 50,000 shares authorized, 12,630 and 11,763 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	1	1
Class B Common Stock, par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding as of September 30, 2025 and December 31, 2024	—	—
Class V Common Stock, $0.0001 par value per share, 25,000 shares authorized, no shares issued or outstanding as of September 30, 2025 and December 31, 2024	—	—
Preferred Stock, par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding as of September 30, 2025 and December 31, 2024	—	—
Additional paid-in capital	165,410	161,323
Accumulated deficit	(299,388)	(291,176)
Total deficit	(133,977)	(129,852)
Total liabilities and deficit	$ 228,286	$ 273,885

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

INSPIRATO INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
(in thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$ 55,541	$ 69,114	$ 184,538	$ 216,741
Cost of revenue	38,120	49,620	124,200	149,345
Gain on lease termination	—	(29,895)	—	(29,895)
Gross margin	17,421	49,389	60,338	97,291
General and administrative	9,658	19,795	31,396	48,438
Sales and marketing	5,706	7,209	16,038	24,707
Operations	3,820	5,269	13,232	17,058
Technology and development	929	1,728	3,133	6,044
Depreciation and amortization	948	1,010	2,967	3,024
Interest expense, net	513	454	1,467	1,150
Loss (gain) on fair value instruments	281	158	55	(3,675)
Restructuring charges	—	6,985	—	6,985
Other expense (income), net	2	8	53	(269)
(Loss) income and comprehensive (loss) income before income taxes	(4,436)	6,773	(8,003)	(6,171)
Income tax expense	85	151	209	351
Net (loss) income and comprehensive (loss) income	(4,521)	6,622	(8,212)	(6,522)
Net (loss) income and comprehensive (loss) income attributable to noncontrolling interests	—	(2,290)	—	3,410
Net (loss) income and comprehensive (loss) income attributable to Inspirato Incorporated	$ (4,521)	$ 4,332	$ (8,212)	$ (3,112)

(Loss) Income Attributable to Inspirato Incorporated per Class A Share
Basic net (loss) income attributable to Inspirato Incorporated per Class A share	$ (0.36)	$ 0.77	$ (0.67)	$ (0.72)
Diluted net (loss) income attributable to Inspirato Incorporated per Class A share	$ (0.36)	$ 0.62	$ (0.67)	$ (0.72)

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

INSPIRATO INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF EQUITY (DEFICIT)
(in thousands, unaudited)

					Additional
	Class A Common Stock		Class V Common Stock		Paid-in	Accumulated	Noncontrolling
	Shares	Value	Shares	Value	Capital	Deficit	Interests	Total
Balance as of January 1, 2024	3,537	$ 7	2,907	$ 6	$ 255,527	$ (285,782)	$ (124,456)	$ (154,698)
Net income and comprehensive income	—	—	—	—	—	1,263	986	2,249
Equity-based compensation	—	—	—	—	2,878	—	—	2,878
Issuance of common stock upon vesting of restricted stock units, net of shares withheld for income taxes	103	—	—	—	(276)	—	—	(276)
Issuance of Class A shares upon conversion of Class V shares	36	—	(36)	—	(1,091)	—	1,091	—
Balance as of March 31, 2024	3,676	7	2,871	6	257,038	(284,519)	(122,379)	(149,847)
Net loss and comprehensive loss	—	—	—	—	—	(8,707)	(6,686)	(15,393)
Equity-based compensation	—	—	—	—	2,672	—	—	2,672
Issuance of common stock through employee stock purchase plan	24	—	—	—	84	—	—	84
Issuance of common stock upon vesting of restricted stock units, net of shares withheld for income taxes	106	—	—	—	(98)	—	—	(98)
Issuance of Class A shares upon conversion of Class V shares	13	—	(13)	—	(1,706)	—	1,706	—
Balance as of June 30, 2024	3,819	7	2,858	6	257,990	(293,226)	(127,359)	(162,582)
Net income and comprehensive income	—	—	—	—	—	4,332	2,290	6,622
Equity-based compensation	—	—	—	—	11,674	—	—	11,674
Issuance of Class A shares pursuant to Investment Agreement	2,915	1	—	—	5,453	—	—	5,454
Issuance of Investment Warrants and Investment Agreement Option pursuant to the Investment Agreement	—	—	—	—	4,546	—	—	4,546
Issuance of common stock upon vesting of restricted stock units, net of shares withheld for income taxes	461	—	—	—	(291)	—	—	(291)
Issuance of Class A shares upon conversion of Class V shares	2,858	2	(2,858)	(6)	(125,065)	—	125,069	—
Balance as of September 30, 2024	10,053	$ 10	—	$ —	$ 154,307	$ (288,894)	$ —	$ (134,577)

Balance as of January 1, 2025	11,763	$ 1	—	$ —	$ 161,323	$ (291,176)	$ —	$ (129,852)
Net income and comprehensive income	—	—	—	—	—	1,622		1,622
Equity-based compensation	—	—	—	—	1,075	—	—	1,075
Issuance of common stock upon vesting of restricted stock units	95	—	—	—	—	—	—	—
Issuance of common stock upon exercise of warrants	583	—	—	—	2,000	—	—	2,000
Balance as of March 31, 2025	12,441	1	—	—	164,398	(289,554)	—	(125,155)
Net loss and comprehensive loss	—	—	—	—	—	(5,313)	—	(5,313)
Equity-based compensation	—	—	—	—	714	—	—	714
Issuance of common stock through employee stock purchase plan	17	—	—	—	58	—	—	58
Issuance of common stock upon vesting of restricted stock units	12	—	—	—	—	—	—	—
Balance as of June 30, 2025	12,470	1	—	—	165,170	(294,867)	—	(129,696)
Net loss and comprehensive loss	—	—	—	—	—	(4,521)	—	(4,521)
Equity-based compensation	—	—	—	—	240	—	—	240
Issuance of common stock upon vesting of restricted stock units, net of shares withheld for income taxes	160	—	—	—	—	—	—	—
Balance as of September 30, 2025	12,630	$ 1	—	$ —	$ 165,410	$ (299,388)	$ —	$ (133,977)

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

INSPIRATO INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Nine months ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$ (8,212)	$ (6,522)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,665	8,512
Loss on disposal of fixed assets	104	216
Gain on fair value instruments	55	(3,675)
Right-of-use asset impairments and (gain) on lease termination	386	(29,895)
Paid-in-kind interest	1,690	1,561
Equity‑based compensation	2,029	17,224
Amortization of right-of-use assets	42,287	45,262
Changes in operating assets and liabilities:
Accounts receivable, net	823	781
Accounts receivable, net – related parties	883	—
Prepaid member travel	1,434	6,062
Prepaid expenses	630	2,153
Other assets	540	(198)
Accounts payable and accrued liabilities	2,245	(3,258)
Accounts payable and accrued liabilities - related parties	287	—
Deferred revenue	(18,754)	(13,461)
Lease liabilities	(41,960)	(48,067)
Other liabilities	118	592
Net cash used in operating activities	$ (7,750)	$ (22,713)

Cash flows from investing activities:
Purchase of property and equipment	$ (2,272)	$ (4,305)
Development of internal-use software	(254)	(528)
Net cash used in investing activities	$ (2,526)	$ (4,833)

Cash flows from financing activities:
Proceeds from the Investment Agreement	$ —	$ 10,000
Proceeds from exercise of Investment Warrants	2,000	—
Payments of employee taxes for share-based awards	—	(665)
Proceeds for purchases of shares for employee stock purchase plan	58	84
Net cash provided by financing activities	$ 2,058	$ 9,419

Net decrease in cash, cash equivalents and restricted cash	$ (8,218)	$ (18,127)
Cash, cash equivalents and restricted cash – beginning of period	35,005	42,266
Cash, cash equivalents and restricted cash – end of period	$ 26,787	$ 24,139

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

INSPIRATO INCORPORATED
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
(1) Nature of Business
Inspirato Incorporated and its subsidiaries (the “Company”, also referred to as “Inspirato”) is a private, luxury hospitality club that provides its members with access to an exclusive portfolio of high-end vacation homes, luxury hotels and curated travel experiences worldwide. The club offers personalized service, dedicated trip planning and seamless access to exceptional properties through its innovative model designed to ensure the service, certainty and value that discerning customers demand.
For members, the Company offers access to a diverse portfolio of curated luxury vacation options that include approximately 320 private luxury vacation homes available to the Company’s members and accommodations at approximately 220 luxury hotel and resort partners in over 160 destinations around the world as of September 30, 2025. The Company’s portfolio also includes Inspirato Only experiences, which are curated, one-of-a-kind member-only experiences such as luxury safaris, cruises and other experiences, as well as Bespoke trips, which offer individualized, custom-designed “bucket list” itineraries based on the exact specifications of the member. Every Inspirato trip comes with the Company’s personalized service envelope — including pre-trip planning, on-site concierge and daily housekeeping — designed to meet the needs of discerning travelers and drive exceptional customer satisfaction.
As of September 30, 2025, the Company’s only subsidiary is Inspirato LLC. Inspirato LLC generally has subsidiaries in the jurisdictions where the Company has rental properties. These entities typically lease local properties.
Investment Agreement
On August 12, 2024, the Company entered into an investment agreement (the “Investment Agreement”) with One Planet Group LLC, a Delaware limited liability company ("One Planet Group" or the “Purchaser”), to sell 2.9 million shares of Class A Common Stock at $3.43 per share, and 2.9 million warrants (the “Investment Warrants”) each redeemable for a share of Class A Common Stock (pursuant to the "Investment Warrant Agreement"), for an aggregate purchase price of $10.0 million (the “One Planet Group Financing”). At the initial closing on August 13, 2024, the Purchaser acquired the first tranche of 1,335,271 shares for $4.6 million. At the second closing on September 13, 2024, the Purchaser acquired the remaining 1,580,180 shares and the 2.9 million Investment Warrants for $5.4 million. In addition, pursuant to the Investment Agreement, on December 9, 2024, the Purchaser exercised an additional option to acquire 728,863 additional shares of Class A Common Stock and 728,863 warrants, each redeemable for one share of Class A Common Stock, for $3.43 per share for an aggregate purchase price of $2.5 million. In connection with the exercise of the Purchaser's option, the Investment Warrant Agreement was amended to increase the number of Investment Warrants issuable to up to 3.6 million (collectively, the “Investment Agreement Option”). Each Investment Warrant can be exercised in exchange for a share of Class A Common Stock at $3.43 per share and is exercisable for 5 years from the date of issuance. On February 21, 2025, the Purchaser exercised 583,099 Investment Warrants, resulting in $2.0 million of proceeds to the Company.
Further, on October 22, 2024, the Company entered into two secondary investment agreements (collectively the “Secondary Investment Agreements”) to sell two investors a total of 757,576 shares of Class A Common Stock at $3.96 per share, the closing price on October 22, 2024, for an aggregate purchase price of $3.0 million.
Buyerlink Merger Agreement and Subsequent Mutual Termination Agreement
On June 25, 2025, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Buyerlink Inc. ("Buyerlink"), which is wholly owned by One Planet Ops Inc. (“One Planet Ops”). One Planet Ops is a wholly owned subsidiary of One Planet Group, which is a related party of Inspirato because One Planet Group is owned by Payam Zamani, Chief Executive Officer ("CEO") and Chairperson of the Board of the Company. On September 18, 2025, the Company entered into a mutual termination agreement (the “Mutual Termination Agreement”) with Buyerlink pursuant to which the parties mutually terminated the Merger Agreement. The Mutual Termination Agreement provides that the Merger Agreement is terminated and shall be of no further force or effect, except that provisions expressly stated to survive termination shall remain in effect in accordance with their terms. The Mutual Termination Agreement further provides that no termination fee or reverse termination fee is payable by any party and that each party will bear its own fees and expenses incurred in connection therewith. The Mutual Termination Agreement also includes mutual releases subject to customary exceptions for obligations that expressly survive termination.
Transaction costs in connection with the Merger Agreement were expensed as incurred. During both the three and nine months ended September 30, 2025, the Company incurred $0.8 million and $1.6 million, respectively, in transaction costs, which were recorded to general and administrative expenses within the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income.
Liquidity
During the year ended December 31, 2024 and the nine months ended September 30, 2025, the Company experienced declines in active paid member subscriptions (“Subscriptions”), which are paid in full and for which the Company expects payment for renewal, and nights delivered. As a result of these negative trends, revenues declined to $55.5 million and $184.5 million for the three and nine months ended September 30, 2025, respectively, from $69.1 million and $216.7 million for the three and nine months ended September 30, 2024, respectively. The Company also experienced cash flows from operating activities of negative $2.2 million, negative $7.8 million, negative $13.7 million and negative $22.7 million for the three and nine months ended September 30, 2025 and 2024, respectively. As of September 30, 2025, the Company had $13.7 million of cash and cash equivalents and $13.1 million of restricted cash compared to $21.8 million of cash and cash equivalents and $13.2 million of restricted cash as of December 31, 2024.
As a result of the continued operational challenges and significance of those conditions in relation to the Company’s liquidity needs during the year ended December 31, 2024, management developed and has continued to execute on plans to address improvements in operations, including the Reorganization Plan, as defined and discussed in Note 18 – Restructuring Charges, which was developed in conjunction with the One Planet Group Financing. Management continues to execute on the Reorganization Plan as it relates to the ongoing review of expenses and business processes.
On March 21, 2025, the Company entered into a twelve-month Forbearance and Amendment Agreement (the "Agreement") with Oakstone Ventures, Inc. ("Oakstone"), an affiliate of Capital One Services LLC ("Capital One"), the holder of the Company’s 8% Senior Secured Convertible Note due in 2028 (the "Note"). Pursuant to the Agreement, Oakstone agreed to forbear from exercising its contractual right under the Note to require redemption in the event the Company fails to meet the minimum liquidity threshold (as defined in the related Commercial Agreement discussed in Note 7 – Debt) during the forbearance period. The Agreement is intended to provide the Company with increased operational flexibility as it continues to pursue long-term strategic initiatives. All other terms of the Note remain unchanged.
Additionally, on September 24, 2024, the Company entered into an equity distribution agreement (the "Sales Agreement") with Northland Securities, Inc. ("Northland") to sell shares of the Company's Class A Common Stock, from time to time, through an "at the market offering" program under which Northland will act as sales agent or principal. The Company has an aggregate offering of up to $17,582,393 of Class A Common Stock for sale under the Sales Agreement and has not begun to sell shares under the Sales Agreement as of September 30, 2025.
The Company believes its plans discussed above will allow the Company to continue to meet its projected working capital and capital expenditure requirements for a period of at least the next twelve months.

(2) Significant Accounting Policies
(a) Basis of Presentation
These unaudited condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain information and disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. These unaudited condensed consolidated financial statements and the accompanying notes (collectively, the “Condensed Consolidated Financial Statements”) should be read together with the audited consolidated financial statements and accompanying notes included in the Company’s 2024 Form 10-K, which was filed with the SEC on March 26, 2025.
These Condensed Consolidated Financial Statements have been prepared on the same basis as the audited consolidated financial statements and reflect all adjustments, which include normal recurring adjustments, necessary for the fair statement of the Company’s financial position as of September 30, 2025 and the results of operations for the three and nine months ended September 30, 2025 and 2024. The results of operations for the three and nine months ended September 30, 2025 are not necessarily indicative of the results to be expected for the full year ending December 31, 2025 or any other future interim or annual period.
All amounts presented in these Condensed Consolidated Financial Statements are expressed in thousands of U.S. dollars, except per share amounts and unless otherwise noted.
See Note 2 – Significant Accounting Policies to the audited consolidated financial statements in the Company’s 2024 Form 10-K for a summary and discussion of the Company’s significant accounting policies, except as updated below.
(b) Use of Estimates
The preparation of Condensed Consolidated Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Condensed Consolidated Financial Statements and the accompanying notes. Changes in facts and circumstances or discovery of new information may result in revised estimates, and actual results could differ from those estimates.
(c) Recently Issued Accounting Pronouncements Not Yet Adopted
The Company’s 2024 Form 10-K, which was filed with the SEC on March 26, 2025, included Financial Accounting Standards Board ("FASB") Accounting Standards Updates ("ASUs") which the Company assessed their impact and the standard's adoption period and these ASU conclusions the Company has reached have not changed as of September 30, 2025. In addition to those the Company has considered the following updates:
In January of 2025, the FASB issued ASU No. 2025-01, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying The Effective Date (“ASU 2025-01”). This guidance was issued to clarify the effective date of ASU No. 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses ("ASU 2024-03"). This guidance requires disclosure, in the notes to the financial statements, of specified information about certain costs and expenses. The guidance is effective for all public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. The Company is currently evaluating the impact of ASU 2024-03 on the Consolidated Financial Statements.
In July of 2025, the FASB issued ASU No. 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets for Private Companies and Certain Not-for-Profit Entities (PCC) ("ASU 2025-05"). This guidance was issued to address challenges encountered when applying the guidance in

Topic 326, Financial Instruments—Credit Losses. This guidance is effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. The Company is currently evaluating the impact of ASU 2025-05 on the Consolidated Financial Statements.
In September of 2025, the FASB issued ASU No. 2025-06, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software ("ASU 2025-06"). This guidance was issued to modernize the accounting for software costs that are accounted for under Subtopic 350-40, Intangibles—Goodwill and Other—Internal-Use Software. This guidance is effective for annual reporting periods beginning after December 15, 2027, and interim periods within those annual reporting periods. The Company is currently evaluating the impact of ASU 2025-06 on the Consolidated Financial Statements.
(3) Revenue
Revenues are as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Residence and hotel travel	$ 25,855	$ 33,110	$ 89,058	$ 106,372
Experiences and bespoke travel	8,009	9,461	25,908	24,719
Total Travel	33,864	42,571	114,966	131,091
Subscription	19,358	22,998	59,613	76,303
Rewards and other revenue	2,319	3,545	9,959	9,347
Total	$ 55,541	$ 69,114	$ 184,538	$ 216,741
The Company recognizes assets and liabilities associated with its contracts with its members. Contract assets include commissions paid to the Company’s employees for obtaining contracts with initial terms greater than one year; these costs are capitalized and amortized over the life of the related contracts. As of September 30, 2025, the balance of capitalized commissions was $2.6 million, of which $1.1 million is included within other current assets and $1.5 million is included within other noncurrent assets on the Condensed Consolidated Balance Sheet. At December 31, 2024, the balance of capitalized commissions was $2.8 million, of which $1.2 million is included within other current assets and $1.6 million is included within other noncurrent assets on the Condensed Consolidated Balance Sheet. During the three and nine months ended September 30, 2025 and 2024, the Company recognized $0.3 million, $1.0 million, $0.4 million and $1.5 million, respectively, of amortization expense in sales and marketing within the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income. Contract liabilities include deferred revenue as discussed below.
Assets and liabilities related to contracts with members are as follows (in thousands):

	September 30, 2025	December 31, 2024
Assets:
Accounts receivable, net	$ 2,944	$ 3,767
Prepaid member travel	$ 12,229	$ 13,663
Other current assets	$ 1,054	$ 1,216
Other noncurrent assets	$ 1,533	$ 1,549

Liabilities:
Deferred revenue, current	$ 117,668	$ 135,347
Deferred revenue, noncurrent	$ 35,072	$ 36,147

Deferred revenue is comprised of the following (in thousands):

	September 30, 2025	December 31, 2024
Travel	$ 55,978	$ 66,871
Subscriptions	76,788	75,730
Travel credits	17,468	17,830
Rewards	2,506	11,063
Total	152,740	171,494
Less: Deferred revenue, noncurrent	35,072	36,147
Deferred revenue, current	$ 117,668	$ 135,347
Deferred travel revenue is related to booked trips where the Company has received payment in advance and the revenue is recognized over the length of trip stay. All Subscriptions allow members to book travel up to one year in advance, except for Inspirato Invited ("Invited") Subscriptions, which allow bookings up to two years in advance.
Deferred Subscription revenue includes payments received in advance from members and is generally recognized over the period of time the Subscription was purchased which is generally from one to five years. The Company also offers an Invited Subscription, a ten year membership with substantial upfront dues that provides the member a fixed daily rate across the Company's portfolio, along with benefits similar to those of Inspirato Club.
Deferred travel credit revenue generally is either from members pre-purchasing travel credits or travel credits for members that stem from trip cancellations or modifications. Travel credits may be used on either travel or Subscriptions and travel credits expire within 3 years of issuance.
Deferred revenue related to Inspirato Rewards ("Rewards") represents multiple performance obligations associated with the Company’s member loyalty program. Revenues related to Rewards were recognized over time based upon historical travel patterns and members’ average life, which includes an estimate of Rewards benefits that will expire or will not be used during the benefit period of the Rewards material rights (up to 30 months). On June 30, 2025, the Rewards program ended and the remaining deferred liability from the program represents the remaining performance obligations yet to be delivered.
During the nine months ended September 30, 2025, the Company recognized approximately $112.3 million of revenue that had been included in the balance of deferred revenue as of December 31, 2024. The deferred revenue balance changed during the quarter primarily due to: (i) increases from payments the Company received before transferring control of goods or services to customers and (ii) decreases as the Company satisfied those performance obligations and recognized the related revenue. During the nine months ended September 30, 2024, $132.7 million of revenue was recognized that was included in the $177.5 million balance of deferred revenue as of December 31, 2023.

(4) Prepaid Expenses and Prepaid Member Travel
Prepaid expenses
Prepaid expenses are as follows (in thousands):

	September 30, 2025	December 31, 2024
Software	$ 700	$ 740
Property operations	328	405
Insurance	1,150	1,407
Operating supplies	308	564
Total	$ 2,486	$ 3,116
Prepaid Member Travel
Prepaid member travel of $12.2 million and $13.7 million as of September 30, 2025 and December 31, 2024, respectively, generally represents deposits the Company has made for future member travel.
(5) Property and Equipment, Net
Property and equipment, net are as follows (in thousands):

	Useful Life (years)	September 30, 2025	December 31, 2024
Residence leasehold improvements	3	$ 18,844	$ 19,665
Internal-use software	3	18,951	17,975
Corporate office leasehold improvements	3	3,901	3,901
Furniture, fixtures and equipment	5	1,365	1,292
Computer equipment	3	1,198	1,136
Residence vehicles	5	522	582
Property and equipment, gross		44,781	44,551
Accumulated depreciation and amortization		(34,933)	(30,472)
Property and equipment, net		$ 9,848	$ 14,079
Components of depreciation and amortization were as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Internal-use software	$ 1,205	$ 1,228	$ 3,705	$ 3,563
Furniture, fixtures and equipment	983	1,396	2,931	3,512
Residence leasehold improvements	147	252	535	828
Corporate office leasehold improvements	120	121	361	362
Computer equipment	13	31	56	140
Residence vehicles	30	36	77	107
Total depreciation and amortization	$ 2,498	$ 3,064	$ 7,665	$ 8,512

Depreciation and amortization was recognized within the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income under the following line items (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cost of revenue	$ 1,149	$ 1,676	$ 3,516	$ 4,418
General and administrative	401	378	1,182	1,070
Depreciation and amortization	948	1,010	2,967	3,024
Total depreciation and amortization	$ 2,498	$ 3,064	$ 7,665	$ 8,512

(6) Accounts Payable and Accrued Liabilities
The following table presents the components of accounts payable and accrued liabilities (in thousands):

	September 30, 2025	December 31, 2024
Trade creditors	$ 15,700	$ 11,386
Occupancy taxes payable	6,392	7,520
Compensation accruals	2,922	3,679
Income and other taxes payable	328	436
Accounts payable and accrued liabilities	$ 25,342	$ 23,021

(7) Debt
Convertible Note
On August 7, 2023, the Company entered into an investment agreement with Oakstone, an affiliate of Capital One, relating to the sale and issuance to Oakstone of the Note. The Note is due in 2028 and had an initial principal amount of $25.0 million. On September 29, 2023, the Company issued the Note. The total net proceeds from this offering were $23.1 million, after deducting $1.9 million of debt issuance costs.
The Note is an unsubordinated secured obligation of the Company. The Note is secured by a first priority security interest in substantially all of Inspirato’s and its domestic subsidiaries’ assets. The Note is fully and unconditionally guaranteed by certain existing and future domestic subsidiaries of the Company. The Note bears interest at a fixed rate of 8% per annum. Interest on the Note is due quarterly on the last business day of each calendar quarter following the issuance of the Note and the Company has elected to pay interest in kind by increasing the outstanding principal amount of the Note by the amount of interest payable on such interest payment date. As of September 30, 2025 and December 31, 2024, the outstanding amount of the Note was $29.3 million and $27.6 million, respectively.
The current conversion price of the Note is $30 per share, which has been adjusted for the September 26, 2023 reverse stock split, and continues to be subject to customary adjustments upon additional certain extraordinary events, including any dividend of Company securities or other property, stock split, stock combination, reclassification, consolidation, merger or a sale of all or substantially all of the Company’s assets.
The Note is convertible at the option of the holder into shares of Class A Common Stock. However, to the extent that the conversion of the Note would result in any holder subject to certain regulations under the Bank Holding Company Act of 1956 (the “BHC Act”) owning or controlling greater than 4.99% of the voting power of any “class” of “voting securities” of the Company for purposes of the BHC Act (the “Voting Threshold”), then the Note would first convert into Class A Common Stock up to the Voting Threshold, and the excess would convert into shares of the Company’s Class B Common

Stock, which are generally identical to the Class A Common Stock except that the Class B Common Stock is not entitled to vote on any matters submitted to the Company’s stockholders other than certain enumerated actions or as otherwise required by law. To the extent that the conversion of the Note would result in any holder subject to certain regulations under the BHC Act owning or controlling greater than 24.99% of the sum of the number of issued and outstanding shares of Class A Common Stock and Class B Common Stock (the “Ownership Threshold”), then the Note would convert into the maximum number of Class A Common Stock and Class B Common Stock allowable by the Voting Threshold and the Ownership Threshold, and the excess would remain outstanding and become convertible only when conversion would not cause the holder to exceed the Voting Threshold and Ownership Threshold. The Note is convertible in whole or in part at the option of Oakstone at any time subject to restrictions as dictated by the BHC Act.
On or after the three-year anniversary of the Closing, the Note will be redeemable (subject to certain terms and conditions) by the Company in whole (but not in part) at a redemption price equal to the fair market value of the Class A Common Stock issuable upon conversion of the then-outstanding principal amount of the Note. The Note and the associated Commercial Agreement, as defined below, also include a minimum liquidity threshold of $10 million. On March 21, 2025, the Company entered into a twelve month agreement whereby Oakstone agreed to forbear from exercising its contractual right under the Note to require redemption in the event the Company fails to meet the minimum liquidity threshold (as defined in the Commercial Agreement) during the forbearance period. The agreement is intended to provide the Company with increased operational flexibility as it continues to pursue long-term strategic initiatives. All other terms of the Note remain unchanged.
Upon a change of control of the Company, the termination of the Commercial Agreement between Inspirato LLC and an affiliate of the Oakstone executed pursuant to the investment agreement (the “Commercial Agreement”) by the Company or the termination of the Commercial Agreement by Capital One due to the Company’s material breach, Oakstone may require the Company to repurchase all or any part of the Note at a cash price equal to the greater of (i) 1.5 times the then-outstanding principal amount and accrued and unpaid interest thereon or (ii) the then-fair market value of the shares issuable upon conversion of the portion of the Note to be repurchased. Upon an Event of Default, Oakstone may declare the principal of, and all accrued and unpaid interest under, to be due and payable on the Note immediately.
The Note and the documents governing the security interest granted to secure the Note include customary affirmative and negative covenants. The affirmative covenants include, among other things, payment of principal and interest when due, delivery of compliance certificates and notices, maintenance of existence and guarantee obligations. The negative covenants include, among other things, limitations on mergers, consolidations, acquisitions, the incurrence of liens (subject to certain exceptions) and the sale, lease or transfer of all or substantially all of the Company’s assets.
The Company has elected to carry the Note at fair value, with changes in its value recognized as fair value gains or losses within the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income. Fair value adjustments to the Note of a loss of $0.3 million, a loss of $0.1 million, a loss of $0.1 million and a gain of $3.8 million for the three and nine months ended September 30, 2025 and 2024, respectively, were recorded in loss (gain) on fair value instruments within the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income.
Interest, Net
The Company incurred net interest expense of $0.5 million, $1.5 million, $0.5 million and $1.2 million for the three and nine months ended September 30, 2025 and 2024, respectively, which has been recognized to interest expense, net within the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income. The Company incurred interest expense on the Note of $0.5 million, $1.7 million, $0.6 million and $1.6 million during the three and nine months ended September 30, 2025 and 2024, respectively. The interest expense was offset by interest income from the Company’s banking relationship of less than $0.1 million, $0.2 million, $0.1 million and $0.4 million for the three and nine months ended September 30, 2025 and 2024, respectively.

(8) Leases
The Company enters into operating leases primarily for standalone homes, luxury condos and hotel rooms and suites. As of September 30, 2025, active leases have remaining initial terms ranging from less than one to eighteen years, and generally contain extension options at the approval of both parties as well as termination rights where the Company can terminate the lease with 180 to 360 days' notice without a termination fee. The Company has not generally included these renewal periods nor the lease termination options within the lease term as it is not reasonably certain that either will be exercised. Lease expense for operating lease payments is recognized on a straight-line basis over the lease term. Variable lease expense includes expenses incurred as a result of the lease agreement, which are not considered known expenses at lease inception and are recognized as incurred. Variable expenses can include, but are not limited to, revenue shares, owner buyback adjustments and usage-based agreements. Operating lease expense and variable lease expense are included in cost of revenue within the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income.
The following table details the composition of operating lease expense (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating lease expense	$ 15,735	$ 18,076	$ 47,891	$ 56,634
Variable lease expense	191	225	924	726
Total lease expense	$ 15,926	$ 18,301	$ 48,815	$ 57,360
The maturities of the operating lease liabilities as of September 30, 2025 are as follows (in thousands):

Fiscal Year Ending	Operating Leases
Remainder of 2025	$ 16,525
2026	55,487
2027	37,102
2028	25,234
2029	16,349
2030 and thereafter	38,666
Total minimum lease payments	189,363
Less: interest expense	32,829
Present value of lease obligations	156,534
Less: current lease obligations	50,053
Long-term lease obligations	$ 106,481
The Company has entered into a subleasing agreement for a number of homes in a single location which contains an extension option at the approval of both parties. During the three and nine months ended September 30, 2025, the Company had $0.3 million and $0.9 million, respectively, in sublease income related to this agreement. There was no sublease income during the three and nine months ended September 30, 2024.
As of September 30, 2025, the Company did not enter into any leases that have not yet commenced.

The following table presents additional information about the operating lease obligations:

	September 30, 2025	December 31, 2024
Weighted-average remaining lease term (in years)	4.7	5.1
Weighted-average discount rate	9.16%	9.14%
Impairment of Right-of-Use Assets
The Company tests long-lived assets for recoverability whenever events or changes in circumstances suggest that the carrying value of an asset or group of assets may not be recoverable.
During the three months ended September 30, 2025 and 2024, the Company reviewed cash flow forecasts of leases against the carrying value of their right-of-use assets. The Company determined that the right-of-use assets for leases had estimated undiscounted future cash flows that exceeded their net carrying values and therefore no impairment was recorded for the three months ended September 30, 2025 or 2024.
During the nine months ended September 30, 2025 and 2024, the Company reviewed cash flow forecasts of leases against the carrying value of their right-of-use assets. During the nine months ended September 30, 2025, the Company determined that one lease had ceased all active use and consequently impaired the right-of-use asset to zero and recorded $0.4 million in impairment expense related to this lease within cost of revenue on the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income. There was no impairment expense recorded during the nine months ended September 30, 2024.
Gain on Lease Termination
The Company entered into a Lease Termination and Surrender Agreement on August 12, 2024, subsequently amended on August 30, 2024, effective August 31, 2024 (the “Termination Agreement”) to terminate certain previously impaired, underperforming leases under which the Company did not previously have termination rights. The Termination Agreement resulted in a decrease to the Company’s right-of-use assets of $4.6 million and corresponding decrease to operating lease liabilities of approximately $41.7 million, resulting in a gain on lease termination of $37.1 million, which was recorded to asset impairments and (gain) on lease termination on the Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) during three and nine months ended September 30, 2024. Additionally, as part of the Termination Agreement, the Company agreed to pay a termination fee of $6.6 million, subject to certain adjustments, payable in installments from August 2024 to March 2025. As of September 30, 2025, the Company has paid the remaining $2.6 million portion of the termination fee that was owed as of December 31, 2024.
(9) Income Taxes
Since the Mandatory Exchange, as defined below within Note 13 – Noncontrolling Interest, on August 30, 2024, Inspirato LLC is disregarded for income tax purposes given it is a fully owned subsidiary of Inspirato. Inspirato, however, is subject to U.S. federal income taxes, in addition to state and local income taxes from the earnings from Inspirato LLC. Inspirato is also subject to taxes in foreign jurisdictions.
The effective income tax rate was negative 1.9%, negative 2.6%, 2.2% and negative 5.7% for the three and nine months ended September 30, 2025 and 2024, respectively. The income tax expense within the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income represents amounts owed to state and foreign taxing authorities.
The Company has assessed the realizability of the net deferred tax assets and in that analysis has considered the relevant positive and negative evidence available to determine whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The Company has recorded a full valuation allowance against the deferred tax assets at Inspirato as of September 30, 2025 and December 31, 2024, which will be maintained until there is sufficient evidence to support the reversal of all or some portion of these allowances.

On February 11, 2022, the Company entered into a Tax Receivable Agreement (the "TRA"). Under the TRA, the Company was generally required to pay holders of the noncontrolling interests in Inspirato LLC, who also held noneconomic voting interests in Inspirato through their ownership of Class V Common Stock of Inspirato (the “Continuing Inspirato Members”), 85% of the amount of cash savings, if any, in U.S. federal, state or local tax that the Company realized directly or indirectly (or were deemed to realize in certain circumstances) as a result of (i) certain tax attributes created as a result of any sales or exchanges (as determined for U.S. federal income tax purposes) to or with the Company of their interests in Inspirato for shares of Inspirato's Class A Common Stock or cash, including any basis adjustment relating to the assets of Inspirato and (ii) tax benefits attributable to payments made under the TRA (including imputed interest). On August 9, 2024, the TRA was terminated by the Company and the other signatory parties. As consideration for the termination, the Company paid a full and final settlement amount of $0.3 million, which is presented within restructuring charges within the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income for the three and nine months ended September 30, 2024.
On July 4, 2025, the One Big Beautiful Bill Act (“OBBBA”) was enacted. The Company does not anticipate a material impact to income tax expense for the year ended December 31, 2025.
The Company’s income tax filings are subject to audit by various taxing jurisdictions. The Company will monitor the status of U.S. federal, state and local income tax returns that may be subject to audit in future periods. No U.S. federal, state and local income tax returns are currently under examination by the respective taxing authorities.
As of September 30, 2025 and December 31, 2024, the Company had recorded amounts related to indirect taxes, uncertain tax positions and foreign income taxes, totaling $3.3 million and $3.2 million, respectively, within other noncurrent liabilities on the Condensed Consolidated Balance Sheets based on its current estimate of their realizability.
(10) Equity of Inspirato Incorporated
As of September 30, 2025, the Company had four classes of stock authorized: Class A Common Stock, Class B Common Stock, Class V Common Stock and Preferred Stock. On September 30, 2024, all remaining shares of Class V Common Stock were converted to shares of Class A Common Stock. As of September 30, 2025, no shares of Class B Common Stock, Class V Common Stock or Preferred Stock were outstanding. Holders of the shares of Class A Common Stock will vote on all matters submitted to stockholders for their vote or approval, except as required by applicable law, and each share of Class A Common Stock will be entitled to one vote on such matters. Holders of any shares of Class B Common Stock that may be issued in the future will not have voting rights.
Warrants
Investment Warrants
As discussed in Note 1 – Nature of Business, and pursuant to the Investment Agreement, along with each purchase of shares of Class A Common Stock, including optional additional shares, the Purchaser obtained an equivalent number of Investment Warrants, each of which can be exercised for additional shares of Class A Common Stock at $3.43 per share and are exercisable for 5 years. The Investment Warrants are also exercisable at the election of the Purchaser in a cashless exercise. In the event of a cashless exercise, in lieu of paying the exercise price in cash, the Purchaser will surrender the number of shares necessary to settle the cash payment due from exercising of the Investment Warrants. On February 21, 2025, the Purchaser exercised Investment Warrants to purchase 583,099 shares of Class A Common Stock at an exercise price of $3.43 per share, paid in cash. As of September 30, 2025, there were 3.1 million Investment Warrants outstanding expiring in 2029.
Public Warrants
The Company is party to issued and outstanding Public Warrants to purchase shares of Class A Common Stock at a price of $230 per share. As of both September 30, 2025 and December 31, 2024, there were 8.6 million Public Warrants outstanding. Each of the Public Warrants is exercisable for 0.05 shares of Class A Common Stock. The Public Warrants were valued at less than $0.1 million at both September 30, 2025 and December 31, 2024 and are recorded within other noncurrent liabilities in the Condensed Consolidated Balance Sheets.
(11) Loss Attributable to Inspirato Incorporated per Class A Share
Basic and diluted earnings (loss) per share (“EPS”) is computed utilizing shares that participate in the Company’s earnings – including dividend rights. The Company’s Class A and Class B Common Stock are the classes of shares that are entitled to the Company’s earnings and dividends. As no shares of Class B Common Stock were issued as of September 30, 2025, the computation of basic and diluted earnings per share includes only Class A Common Stock.
EPS is computed using the two-class method. Under the two-class method, the Company allocates net income attributable to Inspirato to Class A Common Stock (including those with vested share-based awards). Basic earnings per share is calculated by taking net income attributable to Inspirato, less earnings allocated to Class A Common Stock, divided by the basic weighted-average Class A Common Stock outstanding. Net income per share is calculated by taking net income attributable to Inspirato divided by the weighted-average Class A Common Stock outstanding. In accordance with the two-class method, diluted earnings per share is calculated using the more dilutive of the impact of the treasury-stock method or from reducing net income for the earnings allocated to Class A Common Stock.
The following table presents the basic EPS for the three and nine months ended September 30, 2025 and 2024 (in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net (loss) income and comprehensive (loss) income attributable to Inspirato Incorporated	$ (4,521)	$ 4,332	$ (8,212)	$ (3,112)
Weighted average Class A Shares outstanding, Basic	12,550	5,639	12,321	4,326
Net (loss) income and comprehensive (loss) income attributable to Inspirato Incorporated per Class A Share, Basic	$ (0.36)	$ 0.77	$ (0.67)	$ (0.72)

The following table presents the Company’s diluted EPS for the three and nine months ended September 30, 2025 and 2024 (in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net (loss) income and comprehensive (loss) income attributable to Inspirato Incorporated	$ (4,521)	$ 4,332	$ (8,212)	$ (3,112)
Impact of Note interest and fair market value adjustment attributable to Inspirato Incorporated Class A Shares	—	267	—	—
Net (loss) income attributable to common stockholders	$ (4,521)	$ 4,599	$ (8,212)	$ (3,112)

Weighted average Class A Shares outstanding, Basic	12,550	5,639	12,321	4,326
Effect of dilutive securities	—	1,783	—	—
Weighted average Class A Shares outstanding, Diluted	12,550	7,422	12,321	4,326

Net (loss) income and comprehensive (loss) income attributable to Inspirato Incorporated per Class A Share, Diluted	$(0.36)	$0.62	$(0.67)	$(0.72)
The following securities are excluded from the computation of diluted shares for the three and nine months ended September 30, 2025 and 2024 due to their anti-dilutive effects (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Performance-based units	403	261	625	88
Public Warrants	431	431	431	431
Stock options	74	142	95	165
Restricted stock units	718	601	875	694
Investment warrants	3,061	—	3,170	192
Investment Agreement Option	—	—	—	1,458
Note	958	—	958	902
Anti-dilutive securities	5,645	1,435	6,154	3,930

(12) Equity-Based Compensation
The following table details where equity‑based compensation is recognized on the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cost of revenue	$ 7	$ 36	$ 25	$ 68
General and administrative	49	6,865	1,323	10,870
Sales and marketing	65	87	226	657
Operations	77	191	308	767
Technology and development	42	100	147	467
Restructuring charges (Note 18)	—	4,395	—	4,395
Total equity-based compensation	$ 240	$ 11,674	$ 2,029	$ 17,224
The Company also recognized income tax benefits from stock compensation of less than $0.1 million, $0.4 million, $1.1 million and $2.0 million for the three and nine months ended September 30, 2025 and 2024, respectively.
Equity-Based Compensation Plans
2021 Plan
Under the 2021 Equity Incentive Plan (the “2021 Plan”), the Company may grant options, stock appreciation rights, restricted stock, restricted stock units (“RSUs”) and performance awards to employees, directors and consultants. The number of awards that may be issued is calculated yearly based on provisions of the 2021 Plan. Once granted, the RSUs typically vest ratably over a period of one to four years with a cliff vesting on the first anniversary and continue to vest quarterly thereafter.
Inducement Plan
On August 13, 2024, the 2024 Inducement Award Plan (the “Inducement Plan”) became effective. Pursuant to the Inducement Plan, the Company may grant up to 2,000,000 shares in the form of options, stock appreciation rights, restricted stock, RSUs and performance-based awards to new employees, directors and consultants, plus any additional shares that become may become available for issuance under the Inducement Plan upon forfeitures.
Unit Option Plan
In 2021, the Board of Managers of Inspirato LLC maintained an equity-based compensation plan (the “Unit Option Plan”), which provided for the grant of options to purchase the Inspirato LLC’s common units by Inspirato LLC’s employees, directors and consultants. No issuances under the Unit Option Plan have been made since January 2021 and the Unit Option Plan was terminated in 2022.
Options under the Unit Option Plan were granted at a price per unit equal to the fair value of the underlying common units at the date of grant. Options under the Unit Option Plan generally had a 10-year contractual term and vested over a three-year to five-year period starting from the date specified in each applicable option agreement.

Equity Awards Detail
RSUs
The following table represents RSU activity for the nine months ended September 30, 2025 and 2024 (in thousands, except per share amounts):

	Number of units	Weighted average grant date fair value
Outstanding as of December 31, 2023	727	$ 41.42
Granted	975	$ 3.62
Vested	(833)	$ 29.50
Forfeited	(41)	$ 33.20
Outstanding as of September 30, 2024	828	$ 9.31

Outstanding as of December 31, 2024	959	$ 6.83
Granted	245	$ 4.68
Vested	(267)	$ 9.14
Forfeited	(285)	$ 7.92
Outstanding as of September 30, 2025	652	$ 4.60
As of September 30, 2025, there was $3.2 million of unrecognized compensation cost related to the RSUs, which is expected to be recognized over a weighted average period of 2.6 years.
PBUs
During the year ended December 31, 2024, the Company granted 500,000 performance-based units (“PBUs”) of Class A Common Stock (the "Share Price PBUs"), which vest in full on the trading day after the Company’s Class A Common Stock achieves the market condition of a closing price of $15.00 per share or more over a period of at least 30 consecutive trading days from August 14, 2024 through August 13, 2025 (the “Performance Period”). The performance stock price goal was not met during the Performance Period and the Share Price PBUs were forfeited on August 14, 2025. During the three and nine months ended September 30, 2025, $0.1 million and $0.3 million, respectively, of stock compensation expense was recognized to general and administrative within the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income related to the Share Price PBUs. There is no unrecognized stock compensation expense remaining and there are no Share Price PBUs outstanding as of September 30, 2025.
Additionally, during the year ended December 31, 2024, the Company granted $1.3 million in PBUs which vest based on specified financial targets (the "Target PBUs") from the Company's year ended December 31, 2025 consolidated financial statements. The number of units to be granted is dependent on the 5 day average closing price of the Company's stock following the fourth quarter 2025 earnings call if the specified targets are met during the year. During the nine months ended September 30, 2025, the financial targets set for the Target PBUs were modified where partial achievement metrics would allow for partial vesting of the Target PBUs. During the three and nine months ended September 30, 2025, there were zero and $0.8 million, respectively, in compensation expense related to potential awards forfeited. As of September 30, 2025, the Company does not consider the targets set for the Target PBUs to be probable and, therefore, has not recognized any expense during the three and nine months ended September 30, 2025. The Company had $0.5 million in unrecognized compensation expense outstanding related to the Target PBUs as of September 30, 2025.

Options
The Company had 72,000 and 123,000 stock options outstanding and exercisable as of September 30, 2025 and December 31, 2024, respectively. No stock options have been granted since January of 2021. There were no stock option exercises during the three and nine months ended September 30, 2025 and 2024.
(13) Noncontrolling Interest
The financial results of Inspirato LLC and its subsidiaries are consolidated with and into Inspirato Incorporated.
On August 30, 2024, the Board of Managers of Inspirato LLC approved a mandatory exchange of all units in Inspirato LLC, other than those held by the Company (the “Mandatory Exchange”). Pursuant to the Mandatory Exchange, each member of Inspirato LLC other than the Company exchanged their common units for a number of shares of Class A Common Stock of Inspirato equal to the number of common units exchanged. The Mandatory Exchange also involved the surrender and cancellation of the same number of outstanding shares of Class V Common Stock of Inspirato held by such members. The Mandatory Exchange occurred on September 30, 2024 and as a result, there is no remaining noncontrolling interest as of September 30, 2025 and December 31, 2024 as Inspirato Incorporated fully owns Inspirato LLC.
During the three and nine months ended September 30, 2024, the Company issued 2,858,000 and 2,907,000 shares, respectively, of Class A Common Stock in exchange for the same number of common units, resulting also in the cancellation of the same number of shares of Class V Common Stock.
(14) Commitments and Contingencies
Litigation
The Company is involved in various legal proceedings. The Company establishes reserves for specific legal proceedings when the likelihood of an unfavorable outcome is probable and the amount of loss can be reasonably estimated. The Company does not believe that there is a reasonable possibility of material loss or loss in excess of the amount that the Company has accrued. The Company recognizes legal fees related to any ongoing legal proceeding as incurred.
The Company is currently involved in a legal dispute with a former Chief Executive Officer ("CEO") and a former Chairman of the Company. The parties filed suit in November of 2024 in Colorado State Court. The former officers have made claims asserting a continuing right to a purported lifetime Founders’ Travel Benefit, for which they are seeking unspecified damages. The Company disputes the claims and has asserted counterclaims against the former officers. Litigation is currently ongoing and in the discovery phase.
The Company is currently engaged in a legal dispute with a former President and member of the Board of Directors. The individual was terminated from his position as President in April 2025 and concurrently removed from the Board. Following the departure, a dispute arose concerning the interpretation and enforcement of his employment agreement and severance entitlements. In August 2025, the former officer initiated arbitration proceedings against the Company, alleging breach of his employment agreement. The matter remains in the early stages of arbitration.
On February 16, 2023, a class action lawsuit was filed in the U.S. District Court for the District of Colorado (the “Court”) captioned Keith Koch, Individually and on behalf of all others similarly situated v. Inspirato Incorporated, Brent Handler, and R. Webster Neighbor, with Ilan Bouzaglo later appointed as the lead and named plaintiff. On September 29, 2025, the Court granted the defendants’ motion to dismiss and entered judgment in the Company’s favor, dismissing the case with prejudice. As no appeal was filed within the 30-day period provided under the Federal Rules of Appellate Procedure, the dismissal is now final.
Financial Guarantees
The Company is a party to financial guarantee requirements with third parties for real estate and payment processor agreements. The guarantees are satisfied through $30.0 million in surety bonds and restricted cash. The surety bond agreements remain in effect and their term is continuous. The surety has the right to terminate the bonds upon 180 days notice. The Company has the right to terminate the bonds upon termination and satisfaction of the agreement that the bonds secure. As of September 30, 2025 and December 31, 2024, the Company had $13.1 million and $13.2 million, respectively, in restricted cash within the Condensed Consolidated Balance Sheets.
(15) Fair Value Measurements
Under ASC 820, Fair Value Measurements and Disclosures, disclosures relating to how fair value is determined for assets and liabilities are required and a hierarchy for which these assets and liabilities must be grouped is established, based on significant levels of inputs, as follows:
•Level 1 – Quoted prices in active markets for identical assets and liabilities.
•Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
•Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company utilizes several valuation techniques to assess the fair value of its financial assets and liabilities.
The following tables set forth the fair value of the Company’s financial assets and liabilities measured at fair value on a recurring basis as of September 30, 2025 and December 31, 2024 based on the three-tier fair value hierarchy (in thousands):

September 30, 2025
	Balance Sheet Classification	Level 1	Level 2	Level 3	Total
Assets
Cash and cash equivalents	Cash and cash equivalents	$ 13,715	$ —	$ —	$ 13,715
Restricted cash	Restricted cash	13,072	—	—	13,072
Total		$ 26,787	$ —	$ —	$ 26,787
Liabilities
Convertible note	Convertible note	$ —	$ —	$ 24,081	$ 24,081
Total		$ —	$ —	$ 24,081	$ 24,081

December 31, 2024
	Balance Sheet Classification	Level 1	Level 2	Level 3	Total
Assets
Cash and cash equivalents	Cash and cash equivalents	$ 21,845	$ —	$ —	$ 21,845
Restricted cash	Restricted cash	13,160	—	—	13,160
Total		$ 35,005	$ —	$ —	$ 35,005
Liabilities
Convertible note	Convertible note	$ —	$ —	$ 22,336	$ 22,336
Total		$ —	$ —	$ 22,336	$ 22,336

Cash, Cash Equivalents and Restricted Cash
Cash, cash equivalents and restricted cash are comprised of credit card receivables and cash and are categorized as Level 1 instruments. The Company maintains cash with various high-quality financial institutions and holds restricted cash with certain credit card processors as a financial guarantee. Cash, cash equivalents and restricted cash are carried at cost, which management believes approximates fair value.
Public Warrants
The Company is party to issued and outstanding Public Warrants, which have been recorded within other noncurrent liabilities within the Condensed Consolidated Balance Sheets. During the year ended December 31, 2024, the Public Warrants were reclassified as equity-based awards and, thus, are no longer required to be reassessed for fair value at each balance sheet date. Prior to the reclassification, the Public Warrants utilized an observable price in an active market to assess their fair value the warrants and therefore were categorized as Level 1 instruments and were subject to remeasurement at each balance sheet date. During both the three and nine months ended September 30, 2024, the Company recognized less than $0.1 million in a fair market value adjustment. Fair market value adjustments are recognized to loss (gain) on fair value instruments within the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income.
Convertible Note
The estimated fair value of the Note has been determined to be a Level 3 measurement, as the Company utilizes a binomial lattice model where both the debt and stock features of the Note are considered. In reviewing the debt features of the Note, the Company considered its scheduled coupon and principal payments and compared them to those of instruments currently outstanding in the market of companies with similar credit ratings as well as the risk-free rate. In considering the stock features of the Note, the Company considered the value and volatility of its own stock, in addition to considering volatility of similar instruments in the marketplace as well as the conversion feature of the Note, which is discounted at the risk-free rate.
(16) Employee Benefit Plans
Employee Stock Purchase Plan
The Company has an employee stock purchase plan (the “ESPP”), under which the Company is authorized to issue 200,000 shares of Class A Common Stock. As of both September 30, 2025 and December 31, 2024, the Company had approximately 86,000 and 103,000, respectively, shares of Class A Common Stock, which remain available for issuance under the ESPP. Generally, all full-time employees who have been employed by Inspirato for at least six months are eligible to participate in the ESPP. Employee stock purchases are made through payroll deductions. The ESPP consists of six-month offering periods during which employees may enroll in the ESPP. The purchase price on each purchase date shall not be less than eighty-five percent (85%) of the lesser of (a) the fair market value of a share of stock on the offering date of the offering period or (b) the fair market value of a share of stock on the purchase date. During both the three months ended September 30, 2025 and 2024, there were no employee purchases of Class A Common Stock through the ESPP. During the nine months ended September 30, 2025 and 2024, there were 17,000 and 24,000, respectively, employee purchases of Class A Common Stock through the ESPP.
401(k) Employee Savings Plan
The Company sponsors a defined contribution 401(k) plan that covers substantially all employees. During the three and nine months ended September 30, 2025 and 2024, the Company made no matching contributions.

(17) Related Party Transactions
One Planet Group
In August of 2024, the Company entered into the Termination Agreement in order to terminate certain previously impaired, underperforming leases. Under the Termination Agreement, the Company agreed to pay a termination fee of $6.6 million, subject to certain adjustments, payable in installments from August 2024 to March 2025. As security for the Company’s obligation to pay the termination fee, One Planet Group agreed to guarantee such payment upon the occurrence of any of the following events: (i) the Company’s default in payment or performance of obligations, (ii) the Company’s voluntary petition in bankruptcy or insolvency, or (iii) any proceeding filed or brought against the Company. In exchange for One Planet Group’s guarantee of the termination fee payment, the Company agreed to pay One Planet Group $0.6 million ratably over six months beginning January 2025. On December 11, 2024, the Board of Directors approved an amendment to the payment terms for One Planet Group's guarantee pursuant to which the Company issued to One Planet Group 177,515 shares of Class A Common Stock in lieu of the cash payments. The issuance of the shares satisfied the Company’s obligations with respect to the payments owed in exchange for One Planet Group's guarantee and the settlement was reflected within the Consolidated Statement of Equity (Deficit) for the year ended December 31, 2024.
Subsequent to the Investment Agreement with One Planet Group, the Company entered into various arrangements for expense reimbursements between One Planet Group and the Company relating to executive travel reimbursement and management consulting fees and may enter into other arrangements in the future. Total expenses under these arrangements were $0.1 million and $0.3 million during the three and nine months ended September 30, 2025, respectively. Total expenses under these arrangements were less than $0.1 million for both the three and nine months ended September 30, 2024.
In March of 2025, the Company entered into an agreement with Buyerlink to provide digital marketing services to the Company in exchange for compensation for each sale closed. There was no expense recognized during either the three or nine months ended September 30, 2025 as no services were performed under the terms of the agreement.
Exclusive Resorts
The Company has several agreements with Exclusive Resorts where several of the Company’s significant shareholders and former board members also held a significant investment as of December 31, 2024. The companies have entered into several different license or property usage agreements whereas each company may use and operate certain homes from the other company’s portfolio for their own members’ travel. The Company recognized related party revenue from these arrangements of $0.1 million and $0.2 million, respectively, during the three and nine months ended September 30, 2024. The Company did not recognize related party expense from these arrangements during the three and nine months ended September 30, 2025 or 2024. On January 15, 2025, the common owner between the Company and Exclusive Resorts sold their ownership in the Company. On February 11, 2025, the Company and Exclusive Resorts agreed to terminate all license and property usage agreements with an effective end date of February 28, 2025. As of September 30, 2025, Exclusive Resorts is no longer a related party, however, the total value due from Exclusive Resorts is $0.9 million and is recorded to accounts receivable, net on the Condensed Consolidated Balance Sheet. As of December 31, 2024, the total value due from Exclusive Resorts was $0.9 million and is recorded to accounts receivable, net – related parties on the Condensed Consolidated Balance Sheet.
(18) Restructuring Charges
From August 12, 2024 through December 31, 2024, the Company developed a plan for a restructuring of certain aspects of its operations and organization (the “Reorganization Plan”). The Reorganization Plan included the entry into the Termination Agreement, the termination and settlement of the TRA, a reduction in force, an issuance of securities to One Planet Group, the appointment of a new CEO and new members of the Company’s Board of Directors, and other cost savings initiatives along with a review of expenses and business processes.

During the three and nine months ended September 30, 2024, the Company incurred $7.0 million in restructuring charges, which consisted of $2.6 million of cash restructuring charges and $4.4 million of non-cash restructuring charges, which are included in restructuring charges in the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income. Through September 30, 2024, the Company paid $1.3 million of the cash restructuring charges in connection with the Reorganization Plan and the remaining unpaid restructuring charges were $1.3 million as of September 30, 2024 and are included in accounts payable and accrued liabilities within the Condensed Consolidated Balance Sheets. As of December 31, 2024, the Company owed $0.4 million in unpaid restructuring charges that were included in accounts payable and accrued liabilities within the Consolidated Balance Sheets. Through September 30, 2025, the Company paid all remaining cash restructuring charges in connection with the Reorganization Plan.
As part of the Termination Agreement, the Company agreed to pay a termination fee of $6.6 million, subject to certain adjustments, payable in installments from August 2024 to March 2025. As of September 30, 2025, the Company has paid the remaining $2.6 million portion of the termination fee that was owed as of December 31, 2024. See Note 8 – Leases for additional information.
(19) Segment Reporting
Inspirato consists of one reporting segment related to its member travel. The member travel segment provides memberships primarily to individuals in North America and provides a wide array of luxury vacation homes, hotels, and destinations that can be booked ad-hoc. The Company derives revenue primarily in North America and manages its business on a consolidated basis. Management evaluated the basis upon which the chief operating decision maker (the "CODM"), which is the CEO, viewed and reacted to information in relation to the overall organizational and offering structure to determine the number of reportable segments of the Company. The member travel segment derives revenue from members by charging initiation fees and yearly membership fees in addition to collecting fees for individual vacations. The CODM uses consolidated net income/loss to evaluate segment assets, which are the consolidated total assets as presented on the Condensed Consolidated Balance Sheets, to identify areas of opportunity to streamline processes and reduce operational spend in order to improve margin on a go forward basis. The Company does not have any member that comprises more than 10% of entity revenues. See below for a reconciliation of revenue and major segment expenses to net income.
The CODM is regularly provided information related to the Company's consolidated net income/loss which is used in assessing segment performance and deciding how to allocate resources. The CODM is also provided gross margin and operating expense information as additional measures of segment profit or loss.

The following table presents the components of revenue and cost of revenue (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue:
Residence and hotel travel	$ 25,855	$ 33,110	$ 89,058	$ 106,372
Experiences and bespoke travel	8,009	9,461	25,908	24,719
Total travel	33,864	42,571	114,966	131,091
Subscription	19,358	22,998	59,613	76,303
Rewards and other revenue	2,319	3,545	9,959	9,347
Total revenue	$ 55,541	$ 69,114	$ 184,538	$ 216,741
Cost of revenue:
Lease costs	$ 15,926	$ 18,301	$ 48,815	$ 57,360
Booking fees	15,081	20,229	50,616	60,247
Fixed operating costs	3,012	4,136	9,062	12,547
Variable operating costs	2,023	4,327	7,226	11,641
Depreciation expense	1,149	1,676	3,516	4,418
Other cost of revenue	929	951	4,965	3,132
Total cost of revenue	38,120	49,620	124,200	149,345
Gain on lease termination	—	(29,895)	—	(29,895)
Gross margin	$ 17,421	$ 49,389	$ 60,338	$ 97,291

General and administrative	$ 9,658	$ 19,795	$ 31,396	$ 48,438
Sales and marketing	5,706	7,209	16,038	24,707
Operations	3,820	5,269	13,232	17,058
Technology and development	929	1,728	3,133	6,044
Depreciation and amortization	948	1,010	2,967	3,024
Interest expense, net	513	454	1,467	1,150
Loss (gain) on fair value instruments	281	158	55	(3,675)
Restructuring charges	—	6,985	—	6,985
Other expense (income), net	2	8	53	(269)
(Loss) income and comprehensive (loss) income before income taxes	(4,436)	6,773	(8,003)	(6,171)
Income tax expense	85	151	209	351
Net (loss) income and comprehensive (loss) income	(4,521)	6,622	(8,212)	(6,522)
Net (loss) income and comprehensive (loss) income attributable to noncontrolling interests	—	(2,290)	—	3,410
Net (loss) income and comprehensive (loss) income attributable to Inspirato Incorporated	$ (4,521)	$ 4,332	$ (8,212)	$ (3,112)

(20) Supplemental Financial Information
The following table presents the year-to-date supplemental and non-cash investing and financing activities (in thousands):

Nine months ended September 30,
	2025	2024
Supplemental cash flow information:
Cash paid for income taxes	$ 408	$ 132
Significant non-cash transactions:
Conversion of Class V to Class A stock	$ —	$ 127,868
Fixed assets purchased but unpaid, included in accounts payable at period end	$ 83	$ 701
Operating lease right-of-use assets exchanged for lease obligations	$ 14,767	$ 23,588

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.
You should read the following discussion and analysis of our financial condition and results of operations together with our unaudited condensed consolidated financial statements and related notes thereto as of and for the three and nine months ended September 30, 2025 and 2024, included elsewhere in this Quarterly Report on Form 10-Q and the audited consolidated financial statements and notes thereto as of and for the year ended December 31, 2024 and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations, both of which are contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 26, 2025. This discussion includes both historical information and forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the sections titled “Risk Factors” and “Special Note Regarding Forward Looking Statements” included elsewhere in this Quarterly Report on Form 10-Q. Our historical results are not necessarily indicative of the results that may be expected for any period in the future.
OVERVIEW
Inspirato Incorporated and its subsidiaries (collectively, the "Company", “Inspirato”, “we”, or “our”) is a private, luxury hospitality club that provides its members with access to an exclusive portfolio of high-end vacation homes, luxury hotels and curated travel experiences worldwide. The club offers personalized service, dedicated trip planning and seamless access to exceptional properties through its innovative model designed to ensure the service, certainty and value that discerning customers demand.
For members, we offer access to a diverse portfolio of curated luxury vacation options that include approximately 320 private luxury vacation homes available to our members and accommodations at approximately 220 luxury hotel and resort partners in over 160 destinations around the world as of September 30, 2025. Our portfolio also includes Inspirato Only experiences, which are curated, one-of-a-kind member-only experiences such as luxury safaris, cruises and other experiences, as well as Bespoke trips, which offer individualized, custom-designed “bucket list” itineraries based on the exact specifications of the member. Every Inspirato trip comes with our personalized service envelope — including pre-trip planning, on-site concierge and daily housekeeping — designed to meet the needs of discerning travelers and drive exceptional customer satisfaction.
Investment Agreement
On August 12, 2024, we entered into an investment agreement (the “Investment Agreement”) with One Planet Group LLC, a Delaware limited liability company ("One Planet Group" or the “Purchaser”), to sell 2.9 million shares of Class A Common Stock at $3.43 per share, and 2.9 million warrants (the “Investment Warrants”) each redeemable for a share of Class A Common Stock (pursuant to the "Investment Warrant Agreement"), for an aggregate purchase price of $10.0 million (the “One Planet Group Financing”). At the initial closing on August 13, 2024, the Purchaser acquired the first tranche of 1,335,271 shares for $4.6 million. At the second closing on September 13, 2024, the Purchaser acquired the remaining 1,580,180 shares and the 2.9 million Investment Warrants for $5.4 million. In addition, pursuant to the Investment Agreement, on December 9, 2024, the Purchaser exercised an additional option to acquire 728,863 additional shares of Class A Common Stock and 728,863 warrants, each redeemable for one share of Class A Common Stock, for $3.43 per share for an aggregate purchase price of $2.5 million. In connection with the exercise of the Purchaser's option, the Investment Warrant Agreement was amended to increase the number of Investment Warrants issuable to up to 3.6 million (collectively, the “Investment Agreement Option”). Each Investment Warrant can be exercised in exchange for a share of Class A Common Stock at $3.43 per share and is exercisable for 5 years from the date of issuance. On February 21, 2025, the Purchaser exercised 583,099 Investment Warrants, resulting in $2.0 million of proceeds to the Company.
The Purchaser named four new directors to the Inspirato Board of Directors pursuant to the Investment Agreement, three of which are contracted and one was independently named, and the size of our Board of Directors remained at seven directors. As contemplated by the Investment Agreement, Payam Zamani was appointed as our CEO and our Executive Chairman of the Board.

Further, on October 22, 2024, we entered into two secondary investment agreements (collectively the “Secondary Investment Agreements”) to sell two investors a total of 757,576 shares of Class A Common Stock at $3.96 per share, the closing price on October 22, 2024, for an aggregate purchase price of $3.0 million.
Buyerlink Merger Agreement and Subsequent Mutual Termination Agreement
On June 25, 2025, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Buyerlink Inc. ("Buyerlink"), which is wholly owned by One Planet Ops Inc. (“One Planet Ops”). One Planet Ops is a wholly owned subsidiary of One Planet Group, which is a related party of Inspirato because One Planet Group is owned by Payam Zamani, Chief Executive Officer ("CEO") and Chairperson of the Board of the Company. On September 18, 2025, the Company entered into a mutual termination agreement (the “Mutual Termination Agreement”) with Buyerlink pursuant to which the parties mutually terminated the Merger Agreement. The Mutual Termination Agreement provides that the Merger Agreement is terminated and shall be of no further force or effect, except that provisions expressly stated to survive termination shall remain in effect in accordance with their terms. The Mutual Termination Agreement further provides that no termination fee or reverse termination fee is payable by any party and that each party will bear its own fees and expenses incurred in connection therewith. The Mutual Termination Agreement also includes mutual releases subject to customary exceptions for obligations that expressly survive termination.
Transaction costs in connection with the Merger Agreement were expensed as incurred. During both the three and nine months ended September 30, 2025, we incurred $0.8 million and $1.6 million, respectively, in transaction costs, which were recorded to general and administrative expenses within the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income.
Reorganization Plan
From August 12, 2024 through December 31, 2024, we developed a plan for a restructuring of certain aspects of our operations and organization (the “Reorganization Plan”). The Reorganization Plan included the entry into the Lease Termination and Surrender Agreement ("Termination Agreement") to terminate certain previously impaired, underperforming leases, the termination and settlement of the Tax Receivable Agreement ("TRA"), a reduction in force, an issuance of securities to One Planet Group, the appointment of a new CEO and new members of our Board of Directors, as discussed above, and other cost savings initiatives along with a review of expenses and business processes.
During the three and nine months ended September 30, 2024, we incurred $7.0 million in restructuring charges, which consisted of $2.6 million of cash restructuring charges and $4.4 million of non-cash restructuring charges, which are included in restructuring charges in the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income. Through September 30, 2024, we paid $1.3 million of the cash restructuring charges in connection with the Reorganization Plan and the remaining unpaid restructuring charges were $1.3 million as of September 30, 2024 and are included in accounts payable and accrued liabilities within the Condensed Consolidated Balance Sheets. As of December 31, 2024, we owed $0.4 million in unpaid restructuring charges that were included in accounts payable and accrued liabilities within the Consolidated Balance Sheets. Through September 30, 2025, we paid all remaining cash restructuring charges in connection with the Reorganization Plan.
As part of the Termination Agreement, we agreed to pay a termination fee of $6.6 million, subject to certain adjustments, payable in installments from August 2024 to March 2025. As of September 30, 2025, we paid the remaining $2.6 million portion of the termination fee that was owed as of December 31, 2024.
At-the-Market Equity Offering Program
On September 24, 2024, we entered into an equity distribution agreement (the “Sales Agreement”) with Northland Securities, Inc. (“Northland”) to sell shares of Class A Common Stock from time to time through an "at the market offering program" under which Northland will act as sales agent or principal. We have not yet sold any Class A Common Stock under the program.

Change in Rewards Program
In August of 2023, we implemented a member loyalty program called Inspirato Rewards (“Rewards”) for members with at least one active paid member subscription (“Subscription”). Rewards was designed to incentivize repeat business by rewarding members with exclusive discounts and benefits based on their activity with us. Members who earned one of the three Rewards statuses could be entitled to, depending on their status, extra savings on Inspirato Club bookings; early access to new property releases, new Experiences and year-end festive dates; and complimentary nights, among other benefits. On October 28, 2024, we announced to members that some of the benefits from the Rewards program would sunset in 2025; however, status earned through December 31, 2024 would still be honored and members who had gained one of the status levels would be able to utilize those benefits through June 30, 2025. As of July 1, 2025, the ability to use the original benefits from the Rewards program was ended; the remaining performance obligations earned through June 30, 2025 will be recognized as the respective performance obligation are met.
Key Business Metrics
We review a number of operating and financial metrics, including the following key metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and business plans, and make strategic decisions.
Active Subscriptions
We define Active Subscriptions as subscriptions that are paid in full and those for which we expect payment for renewal. We use Active Subscriptions as its a key factor in assessing our penetration of the market in which we operate and a key driver of revenue. Members can have one or more Active Subscriptions. The following table shows our approximate total number of Active Subscriptions as of September 30, 2025 and 2024:

	September 30,
	2025	2024
Club	9,500	10,700
Pass	1,100	1,700
Invited	100	—
Total Active Subscriptions	10,700	12,400
Inspirato Club and Inspirato Legacy (“Club”) Subscriptions are presented together in the table above, as both products provide the same level of access to travel with Inspirato. Inspirato Legacy Subscriptions, which we no longer offer, historically included substantial initiation fees and lower annual dues compared to Club Subscriptions.
Club and Inspirato Pass ("Pass") Subscriptions are available through monthly, semi-annual, annual and multi-year contracts. Beginning in 2025, we reintroduced initiation fees for new Club members. Inspirato Invited ("Invited") Subscriptions, launched in June 2024, are available through ten-year contracts. The majority of our active Subscriptions are structured as annual or multi-year agreements.
Subscription revenue is comprised of initiation fees and recurring dues, net of discounts and travel incentives provided to members. We typically bill upfront for Subscriptions and Subscription payments are non-refundable. Our Subscription agreements typically auto-renew after the initial term. Our agreements are generally cancellable by providing 30 days’ notice. Amounts that have been billed are initially recorded as deferred revenue until the revenue is recognized. Revenue is recognized ratably over the related contractual term, generally beginning on the date that our platform is made available to a member. Our Subscription revenue and operating results are impacted by our ability to attract and retain members.

Average Daily Rates and Total Occupancy
Average daily rate (“ADR”) is defined as the total paid travel revenue, divided by total paid nights in leased residences or hotel rooms and suites. ADR does not include Pass nights utilized. Occupancy is defined as all paid, Pass, and other at-risk properties divided by the total number of at-risk nights available. Net-rate hotel partners are excluded from Hotel Occupancy as these are dependent on the hotel having capacity for Inspirato requests.
We monitor (i) paid nights delivered, (ii) ADR and (iii) Occupancy for our leased residences and hotels as we bear the financial responsibility in these properties and can more closely control both the nightly rates and costs as compared to our net-rate hotel partners. Average rates at our hotel partners are typically lower than our residences, as our residences are typically larger and accommodate more guests than hotel rooms and suites.
The combination of ADR and Occupancy provides us insights regarding how effectively we are utilizing our at-risk properties. Below we have summarized our travel operating statistics:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Residences
Paid Nights Delivered	10,000	15,600	33,800	46,100
Total Nights Delivered	14,200	23,200	48,500	70,500
Occupancy	54%	71%	62%	73%
ADR	$ 2,088	$ 1,624	$ 2,072	$ 1,724

Hotels
Paid Nights Delivered (1)	5,800	7,900	18,200	25,300
Total Nights Delivered (1)	8,100	12,300	26,600	42,100
Occupancy (2)	75%	82%	72%	76%
ADR (1)	$ 1,142	$ 1,105	$ 1,257	$ 1,063

Total
Paid Nights Delivered (1)	15,800	23,500	52,000	71,400
Total Nights Delivered (1)	22,300	35,600	75,100	112,600
Occupancy (2)	56%	73%	63%	73%
ADR (1)	$ 1,742	$ 1,449	$ 1,787	$ 1,492
(1)Includes net-rate hotel nights.
(2)Excludes net-rate hotel nights as we purchase individual nights but do not have a total number of nights obligation.
Travel revenue is generally recognized when travel occurs. Amounts that have been billed are initially recorded as deferred revenue until recognized when travel occurs. We derive our travel revenue by charging a nightly rate for stays at our portfolio of residences and hotels. For residence and hotel stays, a service charge is also included. Travel revenue also includes amounts collected from fees when a trip is cancelled. A portion of travel revenue comes from customers who do not have paid Subscriptions; these customers receive trial Subscriptions and are primarily from Inspirato for Good ("IFG") and Inspirato for Business ("IFB") or are customers who are under promotions with partners. We also earn revenue from Inspirato Only experiences and Bespoke trips.
Our travel revenue and operating results are impacted by the number of trips that we are able to deliver to our members as well as the rates we charge for stays. Our revenue management team establishes nightly rates to optimize desired occupancy and revenue.

Other Factors Affecting Our Performance and Trends and Uncertainties
We believe that the growth and future success of our business depend on many factors, including those from the Key Business Metrics discussed above. While each of these factors presents significant opportunities for our business, they also pose important challenges that we have to successfully address in order to grow our business and improve our results of operations.
Seasonality
Our travel revenues are seasonal, reflecting typical travel behavior patterns of travelers over the course of the calendar year. In a typical year, the first and third quarters have higher travel revenues than the second and fourth quarters. Our Subscription services are typically on annual or multi-year terms so there is limited seasonality in recognition; however, new subscriptions can follow our travel trends as Members require a Subscription to travel.
Our results, including total revenues, Adjusted EBITDA and Free Cash Flow (as defined below), are impacted by the timing of holidays and other events. Holidays and other events generally increase the rates we are able to charge for travel which results in higher gross margin. The majority of our costs are relatively fixed across quarters.

Results of operations
The following table sets forth our Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income for the three months ended September 30, 2025 and 2024 (in thousands, other than percentages):

	Three Months Ended September 30,		Amount of increase (decrease)		Percent change favorable (unfavorable)
	2025	2024
Revenue	$ 55,541	$ 69,114	$ (13,573)		(20) %
Cost of revenue	38,120	49,620	(11,500)		23%
Gain on lease termination	—	(29,895)	29,895		n/m
Gross margin	$ 17,421	$ 49,389	$ (31,968)		(65) %
Gross margin percent	31%	71%	(40)	pp

General and administrative	$ 9,658	$ 19,795	$ (10,137)		51%
Sales and marketing	5,706	7,209	(1,503)		21%
Operations	3,820	5,269	(1,449)		28%
Technology and development	929	1,728	(799)		46%
Depreciation and amortization	948	1,010	(62)		6%
Interest expense, net	513	454	59		(13) %
Loss on fair value instruments	281	158	123		78%
Restructuring charges	—	6,985	(6,985)		n/m
Other expense, net	2	8	(6)		75%
(Loss) income and comprehensive (loss) income before income taxes	(4,436)	6,773	(11,209)		n/m
Income tax expense	85	151	(66)		44%
Net (loss) income and comprehensive (loss) income	$ (4,521)	$ 6,622	$ (11,143)		n/m
n/m - non-meaningful
pp - percentage point
Comparison of the three months ended September 30, 2025 and 2024:
Revenue. Total revenue decreased $13.6 million from $69.1 million for the three months ended September 30, 2024 to $55.5 million for the three months ended September 30, 2025, a decrease of 20%. Disaggregated revenue for the three months ended September 30, 2025 and 2024 is as follows (in thousands, other than percentages):

	Three Months Ended September 30,		Amount of increase (decrease)	Percent change favorable (unfavorable)
	2025	2024
Residence and hotel travel	$ 25,855	$ 33,110	$ (7,255)	(22) %
Experiences and bespoke travel	8,009	9,461	(1,452)	(15) %
Total Travel	33,864	42,571	(8,707)	(20) %
Subscription	19,358	22,998	(3,640)	(16) %
Rewards and other revenue	2,319	3,545	(1,226)	(35) %
Total Revenue	$ 55,541	$ 69,114	$ (13,573)	(20) %

Travel revenue decreased $8.7 million from $42.6 million for the three months ended September 30, 2024 to $33.9 million for the three months ended September 30, 2025. The decrease in residence and hotel travel revenue was driven by a 33% decrease in paid nights delivered resulting in a decrease of $10.8 million. The decrease was partially offset by a 20% increase in the ADR recognized for those paid nights, driven primarily from the Company's portfolio optimization, which resulted in an increase of $4.5 million to travel revenue. Further declines in revenue were caused by a $1.4 million decrease in revenue from IFG and IFB, partially offset by a $0.5 million benefit from the use of accrued benefits from the Rewards program during the three months ended September 30, 2025. Experiences and bespoke travel decreased $1.5 million from $9.5 million for the three months ended September 30, 2024 to $8.0 million for the three months ended September 30, 2025 due primarily to the timing of those experiences.
Subscription revenue decreased $3.6 million from $23.0 million for the three months ended September 30, 2024 to $19.4 million for the three months ended September 30, 2025. The decrease is primarily due to a 14% decrease in the number of Subscriptions during the three months ended September 30, 2025 as compared to the three months ended September 30, 2024, resulting in a $3.2 million decrease to Subscription revenue as well as a $0.7 million decrease from a decline in the revenue recognized per Subscription. Decreases in Subscriptions and revenue per Subscription were primarily driven by the decline in Pass Subscriptions, which was partially offset by the increase in Invited Subscriptions. Additionally, the decrease in Subscription revenue was partially offset by a $0.3 million benefit from the use of accrued benefits from the Rewards program during the three months ended September 30, 2025.
Rewards and other revenue decreased $1.2 million from $3.5 million for the three months ended September 30, 2024 to $2.3 million for the three months ended September 30, 2025. The decrease is primarily the result of estimated usage related to Rewards, our member loyalty program, as well as the finalization of estimated benefits due to the Rewards program ending on June 30, 2025.
Cost of revenue. Cost of revenue decreased $11.5 million from $49.6 million for the three months ended September 30, 2024 to $38.1 million for the three months ended September 30, 2025, a decrease of 23%. The decrease is primarily a result of a $5.1 million decrease in booking fees driven primarily by the decrease in the number of experiences occurring within each period, a $2.4 million decrease in lease costs driven by the decrease in nights available as well as lower variable operating costs of $2.3 million. The remaining decrease is due to a decrease in fixed operating costs of $1.1 million and decreased depreciation expense in cost of revenue of $0.5 million.
Gain on lease termination. During the three months ended September 30, 2024, we entered into the Termination Agreement for certain previously impaired, underperforming leases that resulted in a decrease to our right-of-use assets of $4.6 million and a decrease to our operating lease liabilities of $41.7 million, resulting in a gain on lease termination of $37.1 million. The gain was partially offset by the termination fee of $6.6 million as well as the payment of $0.6 million to One Planet Group for the guarantee, as previously discussed. There was no gain on lease termination during the three months ended September 30, 2025.
General and administrative. General and administrative expenses decreased $10.1 million from $19.8 million for the three months ended September 30, 2024 to $9.7 million for the three months ended September 30, 2025, a decrease of 51%. The decrease is primarily a result of a decrease of $8.5 million in employee compensation, a decrease of $1.4 million in professional services, contract wages and legal fees and a decrease of $0.4 million in cloud software amortization.
Sales and marketing. Sales and marketing expenses decreased $1.5 million from $7.2 million for the three months ended September 30, 2024 to $5.7 million for the three months ended September 30, 2025, a decrease of 21%. The decrease is primarily a result of a decrease of $0.6 million in employee compensation, a decrease of $0.6 million in other marketing expenses such as print and marketing materials as well as corporate partnerships and member benefits and a decrease of $0.4 million in software, online advertising and events expense.

Operations. Operations expenses decreased $1.5 million from $5.3 million for the three months ended September 30, 2024 to $3.8 million for the three months ended September 30, 2025, a decrease of 28%, primarily due to a decrease of $1.0 million in employee compensation and a decrease of $0.5 million in other professional services.
Technology and development. Technology and development expenses decreased $0.8 million from $1.7 million for the three months ended September 30, 2024 to $0.9 million for the three months ended September 30, 2025, a decrease of 46%, primarily a result of a decrease of $0.7 million in employee compensation and a decrease of $0.1 million in software expense.
Depreciation and amortization. Depreciation and amortization expenses decreased $0.1 million from $1.0 million for the three months ended September 30, 2024 to $0.9 million for the three months ended September 30, 2025, primarily due to decreased amortization of internally developed software and decreased computer depreciation expense.
Interest expense, net. Interest expense, net increased $0.1 million from the three months ended September 30, 2024 to the three months ended September 30, 2025. We incurred interest expense on the Note of $0.5 million during the three months ended September 30, 2025 as compared to interest expense of $0.6 million during the three months ended September 30, 2024. The interest expense was offset by interest income from our banking relationship of less than $0.1 million and $0.1 million for the three months ended September 30, 2025 and 2024, respectively.
Loss on fair value instruments. Loss on fair value instruments increased $0.1 million from $0.2 million for the three months ended September 30, 2024 to $0.3 million for the three months ended September 30, 2025. Public Warrant fair value adjustments declined from a loss of less than $0.1 million for the three months ended September 30, 2024 to no fair value adjustments for the three months ended September 30, 2025 due to the Public Warrants being reclassified as equity-based awards during the year ended December 31, 2024. As a result of the reclassification, the Public Warrants are no longer required to be reassessed for fair value at each balance sheet date. Fair value adjustments on the Note increased from a loss of $0.1 million for the three months ended September 30, 2024 to a loss of $0.3 million for the three months ended September 30, 2025, primarily due to ongoing valuation adjustments on the outstanding Note due to the remaining term, market conditions and paid-in-kind interest.
Restructuring charges. Restructuring charges decreased from $7.0 million for the three months ended September 30, 2024 to zero for the three months ended September 30, 2025 primarily as a result of $4.4 million acceleration of equity-based compensation expense and $2.6 million cash restructuring charges that were incurred during the three months ended September 30, 2024.
Other expense, net. Other expense, net remained flat from the three months ended September 30, 2024 to the three months ended September 30, 2025, primarily due to losses on the sale of fixed assets.
Income tax expense. Income tax expense decreased $0.1 million from $0.2 million for the three months ended September 30, 2024 to $0.1 million for the three months ended September 30, 2025, primarily due to lower amounts owed to state and foreign taxing authorities.

The following table sets forth our Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income for the nine months ended September 30, 2025 and 2024 (in thousands, other than percentages):

	Nine Months Ended September 30,		Amount of increase (decrease)		Percent change favorable (unfavorable)
	2025	2024
Revenue	$ 184,538	$ 216,741	$ (32,203)		(15) %
Cost of revenue	124,200	149,345	(25,145)		17%
Gain on lease termination	—	(29,895)	29,895		n/m
Gross margin	$ 60,338	97,291	$ (36,953)		(38) %
Gross margin percent	33%	45%	(12)	pp

General and administrative	$ 31,396	$ 48,438	$ (17,042)		35%
Sales and marketing	16,038	24,707	(8,669)		35%
Operations	13,232	17,058	(3,826)		22%
Technology and development	3,133	6,044	(2,911)		48%
Depreciation and amortization	2,967	3,024	(57)		2%
Interest expense, net	1,467	1,150	317		(28) %
Loss (gain) on fair value instruments	55	(3,675)	3,730		n/m
Restructuring charges	—	6,985	(6,985)		n/m
Other expense (income), net	53	(269)	322		n/m
Loss and comprehensive loss income before income taxes	(8,003)	(6,171)	(1,832)		(30) %
Income tax expense	209	351	(142)		40%
Net loss and comprehensive loss	$ (8,212)	$ (6,522)	$ (1,690)		(26) %
n/m - non-meaningful
pp - percentage point
Comparison of nine months ended September 30, 2025 and 2024:
Revenue. Total revenue decreased $32.2 million from $216.7 million for the nine months ended September 30, 2024 to $184.5 million for the nine months ended September 30, 2025, a decrease of 15%. Disaggregated revenue for the nine months ended September 30, 2025 and 2024 is as follows (in thousands, other than percentages):

	Nine Months Ended September 30,		Amount of increase (decrease)	Percent change favorable (unfavorable)
	2025	2024
Residence and hotel travel	$ 89,058	$ 106,372	$ (17,314)	(16) %
Experiences and bespoke travel	25,908	24,719	1,189	5%
Total Travel	114,966	131,091	(16,125)	(12) %
Subscription	59,613	76,303	(16,690)	(22) %
Rewards and other revenue	9,959	9,347	612	7%
Total Revenue	$ 184,538	$ 216,741	$ (32,203)	(15) %

Travel revenue decreased $16.1 million from $131.1 million for the nine months ended September 30, 2024 to $115.0 million for the nine months ended September 30, 2025. The decrease in residence and hotel travel revenue was driven by a 27% decrease in paid nights delivered resulting in a decrease of $28.9 million. The decrease was partially offset by a 20% increase in the ADR recognized for those paid nights, driven primarily from the Company's portfolio optimization, which resulted in an increase of $15.3 million to travel revenue. Further declines in revenue were caused by a $5.4 million decrease in revenue from IFG and IFB, partially offset by a $1.7 million benefit from the use of accrued benefits from the Rewards program during the during the nine months ended September 30, 2025. Experiences and bespoke travel increased $1.2 million from $24.7 million for the nine months ended September 30, 2024 to $25.9 million for the nine months ended September 30, 2025 due primarily to an increase in Bespoke trips.
Subscription revenue decreased $16.7 million from $76.3 million for the nine months ended September 30, 2024 to $59.6 million for the nine months ended September 30, 2025. The decrease is primarily due to a 14% decrease in the number of Subscriptions during the nine months ended September 30, 2025 as compared to the nine months ended September 30, 2024, resulting in a $10.8 million decrease to Subscription revenue as well as a $7.2 million decrease from a decline in the revenue recognized per Subscription. Decreases in Subscriptions and revenue per Subscription were primarily driven by the decline in Pass Subscriptions, which was partially offset by the increase in Invited Subscriptions. Additionally, the decline in Subscription revenue was partially offset by a $1.3 million benefit from the use of accrued benefits from the Rewards program during the nine months ended September 30, 2025.
Rewards and other revenue increased $0.7 million from $9.3 million for the nine months ended September 30, 2024 to $10.0 million for the nine months ended September 30, 2025. The increase is primarily the result of estimated usage related to Rewards, our member loyalty program, as well as the finalization of estimated benefits due to the Rewards program ending on June 30, 2025.
Cost of revenue. Cost of revenue decreased $25.1 million from $149.3 million for the nine months ended September 30, 2024 to $124.2 million for the nine months ended September 30, 2025, a decrease of 17%. The decrease is primarily a result of a $9.6 million decrease in booking fees, driven primarily by the decrease in leased hotels and lower nights delivered at hotels due to decreased Pass Subscriptions and limited availability of those hotels to Pass members. Further decreases were due to an $8.5 million decrease in lease costs driven by the decrease in nights available. The remaining decrease was due to lower variable operating costs of $4.4 million, a decrease in fixed operating costs of $3.5 million and decreased depreciation expense in cost of revenue of $0.9 million. The decreases were partially offset by an increase in other cost of revenue of $1.8 million.
Gain on lease termination. During the nine months ended September 30, 2024, we entered into the Termination Agreement for certain previously impaired, underperforming leases that resulted in a decrease to our right-of-use assets of $4.6 million and a decrease to our operating lease liabilities of $41.7 million, resulting in a gain on lease termination of $37.1 million. The gain was partially offset by the termination fee of $6.6 million as well as the payment of $0.6 million to One Planet Group for the guarantee, as previously discussed. There was no gain on lease termination during the nine months ended September 30, 2025.
General and administrative. General and administrative expenses decreased $17.0 million from $48.4 million for the nine months ended September 30, 2024 to $31.4 million for the nine months ended September 30, 2025, a decrease of 35%. The decrease is primarily a result of a decrease of $14.7 million in employee compensation, a decrease of $1.6 million in merchant fees, a decrease of $1.5 million in professional services, contract wages and legal fees and a decrease of $0.4 million in corporate insurance expense. The decreases were partially offset by a $0.7 million increase in travel and entertainment expense, a $0.3 million increase in corporate card charges and a $0.1 million increase in cloud software amortization.
Sales and marketing. Sales and marketing expenses decreased $8.7 million from $24.7 million for the nine months ended September 30, 2024 to $16.0 million for the nine months ended September 30, 2025, a decrease of 35%. The decrease is primarily a result of a decrease of $5.1 million in employee compensation, a $2.4 million decrease in software, online advertising and events expense, a $0.7 million decrease in print and mail marketing materials and a decrease of $0.7 million in other marketing expenses such as corporate partnerships and member benefits.
Operations. Operations expenses decreased $3.9 million from $17.1 million for the nine months ended September 30, 2024 to $13.2 million for the nine months ended September 30, 2025, a decrease of 22%, primarily due to a decrease of $3.5 million in employee compensation and a decrease of $1.1 million in other professional services. The decreases were partially offset by a net $0.6 million increase in operational expenses which are inclusive of increases in corporate spend.
Technology and development. Technology and development expenses decreased $2.9 million from $6.0 million for the nine months ended September 30, 2024 to $3.1 million for the nine months ended September 30, 2025, a decrease of 48%, primarily a result of a decrease of $3.2 million in employee compensation which was partially offset by an increase of $0.3 million in software expense.
Depreciation and amortization. Depreciation and amortization expenses remained flat from the nine months ended September 30, 2024 to the nine months ended September 30, 2025, primarily due to stabilized capital spend that serves to replace long-lived assets as they come to the end of their useful lives.
Interest expense, net. Interest expense, net increased $0.3 million from $1.2 million for the nine months ended September 30, 2024 to $1.5 million for the nine months ended September 30, 2025, an increase of 28%. We incurred interest expense on the Note of $1.7 million during the nine months ended September 30, 2025 as compared $1.6 million during the nine months ended September 30, 2024. The interest expense was offset by interest income from our banking relationship of $0.2 million for the nine months ended September 30, 2025 as compared to $0.4 million for the nine months ended September 30, 2024.
Loss (gain) on fair value instruments. Loss (gain) on fair value instruments changed from a gain of $3.7 million for the nine months ended September 30, 2024 to a loss of $0.1 million for the nine months ended September 30, 2025. Public Warrant fair value adjustments declined from a loss of $0.1 million for the nine months ended September 30, 2024 to no fair value adjustments for the nine months ended September 30, 2025 due to the Public Warrants being reclassified as equity-based awards during the year ended December 31, 2024. As a result of the reclassification, the Public Warrants are no longer required to be reassessed for fair value at each balance sheet date. Fair value adjustments on the Note changed from a gain of $3.8 million for the nine months ended September 30, 2024 to a loss of $0.1 million for the nine months ended September 30, 2025, primarily due to ongoing valuation adjustments on the outstanding Note due to the remaining term, market conditions and paid-in-kind interest.
Restructuring charges. Restructuring charges decreased from $7.0 million for the nine months ended September 30, 2024 to zero for the nine months ended September 30, 2025 primarily as a result of $4.4 million acceleration of equity-based compensation expense and $2.6 million cash restructuring charges that were incurred during the nine months ended September 30, 2024.
Other expense (income), net. Other expense (income), net changed from other income, net of $0.3 million for the nine months ended September 30, 2024 to other expense, net of $0.1 million for the nine months ended September 30, 2025. The change is primarily due to $0.4 million in insurance recoveries from nine months ended September 30, 2024 that were not received during the nine months ended September 30, 2025.
Income tax expense. Income tax expense decreased $0.2 million from $0.4 million for the nine months ended September 30, 2024 to $0.2 million the nine months ended September 30, 2025, a decrease of 40.5%. The decrease is primarily due to lower amounts owed to state and foreign taxing authorities.

Liquidity and Capital Resources
Overview
As of September 30, 2025, we had $13.7 million of cash and cash equivalents and $13.1 million of restricted cash. Further, as a result of the Reorganization Plan entered into in conjunction with the closing of the One Planet Group Financing during the year ended December 31, 2024, we engaged in several initiatives that together are expected to result in the following cash savings into the year ended December 31, 2025:
•We performed a reduction in force on August 12, 2024, which resulted in approximately $15.0 million in annualized cash savings. Additional headcount reductions from the planned elimination of positions as employees departed Inspirato after August 12, 2024 through December 31, 2024 has resulted in approximately $3.0 million in additional annualized cash savings. Additionally, during the nine months ended September 30, 2025, we have further reduced headcount overall resulting in approximately $5.0 million in annualized savings.
•The Termination Agreement resulted in the removal of $57.0 million in future lease payments through 2032 resulting in annualized cash savings of approximately $7.5 million. The Termination Agreement also resulted in a $6.6 million termination fee paid in installments from August 2024 to March of 2025.
•We reviewed and negotiated non-critical spend such as professional fees, software and noncritical marketing, which has resulted in annualized savings of approximately $10.0 million from efforts made during the year ended December 31, 2024 and an incremental $3.0 million in annualized savings from efforts made during the nine months ended September 30, 2025.
•During the year ended December 31, 2024, we reviewed our lease portfolio to either renegotiate unfavorable leases or to exit unprofitable properties, a process has resulted in approximately $4.7 million in annualized savings. Additionally, during the nine months ended September 30, 2025, we have continued to renegotiate unfavorable leases or exit unfavorable properties which has resulted in $1.6 million in annualized savings,
Together, these strategic initiatives and the One Planet Group capital transactions, we have completed support our belief that our cash and cash equivalents on hand will be sufficient to meet our projected working capital and capital expenditure requirements for a period of at least the next twelve months.
We are operating in an uncertain economic environment, however, and we cannot make assurances that our Reorganization Plan will result in the cash savings we anticipate, that our business will generate sufficient cash flow from operations or that financing will be available to us and in amounts sufficient to enable us to fund our other liquidity needs. If cash generated from our operations is not sufficient or available to meet our liquidity requirements, then we may be required to obtain additional financing in the future. There can be no assurances that equity or debt financing will be available to us if or when we need it or, if available, the terms will be satisfactory to us.
Our principal sources of liquidity have historically consisted of cash flow from financing activities, including the transactions contemplated by the Investment Agreement and the Note during the years ended December 31, 2024 and 2023, respectively, as well as operating activities, primarily from revenue related to travel and Subscriptions.
We have generally maintained a working capital deficit, meaning that our current liabilities exceed our current assets, primarily due to our significant deferred revenue and operating leases. Deferred revenue relates primarily to travel, Subscriptions and travel credits purchased, all of which are paid to us in advance but are not yet taken or consumed and accordingly do not represent an obligation to make future cash payments other than to fund trip-related expenses, and to a lesser extent Rewards, which is an accounting allocation to defer a portion of members’ spend. As of September 30, 2025, deferred revenue included $56.0 million, $76.8 million, $17.5 million and $2.5 million for travel, Subscriptions, travel credits and Rewards, respectively. Also, as of September 30, 2025, our current operating lease liabilities totaled $50.1 million and our noncurrent operating lease liabilities totaled $106.5 million, however our leases generally contain termination rights where we can terminate the lease with 180 to 360 days notice without a termination fee. Our cash needs vary from period to period primarily based on the timing of travel and sales promotions.
Additionally, on September 24, 2024, we entered into the Sales Agreement with Northland to sell shares of our Class A Common Stock, from time to time, through an "at the market offering" program under which Northland will act as sales agent or principal. We have an aggregate offering of up to $17,582,393 of Class A Common Stock for sale under the Sales Agreement and have not begun to sell shares under the Sales Agreement as of September 30, 2025. At our discretion, we have the ability to sell shares through the Sales Agreement for incremental liquidity.
Our future capital requirements will depend on many factors including our rate of member and revenue growth, travel bookings, change in the number of properties, our ability to improve operating efficiencies and overall economic conditions.
The following table presents summarized information from our Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2025 and 2024 (in thousands):

	Nine Months Ended September 30,
	2025	2024
Net cash used in operating activities	$ (7,750)	$ (22,713)
Net cash used in investing activities	(2,526)	(4,833)
Net cash provided by financing activities	2,058	9,419
Net decrease in cash, cash equivalents and restricted cash	$ (8,218)	$ (18,127)
Cash Flows
Net cash used in operating activities. Net cash used in operating activities decreased from $22.7 million during the nine months ended September 30, 2024 to $7.8 million during the nine months ended September 30, 2025. The decrease in net cash used in operating activities was primarily driven by changes in operating assets and liabilities including a $5.3 million change in deferred revenue and a $4.6 million change in prepaid member travel. Further decreases were driven by non-cash benefits in cash flows used in operating activities of $15.2 million from a decrease in equity-based compensation and a $0.1 million change in loss on disposal of fixed assets. The decreases in net cash used in operating activities were partially offset by a $30.3 million reduction to asset impairments and (gain) on lease termination, a $5.5 million change in accounts payable and accrued liabilities, a $3.7 million change in adjustments to fair value instruments and a $0.7 million change in other assets.
Net cash used in investing activities. Net cash used in investing activities decreased from $4.8 million during the nine months ended September 30, 2024 to $2.5 million during the nine months ended September 30, 2025. The decrease was driven by lower expenditures for property and equipment of $2.0 million and lower expenditures related to ongoing internal software development projects of $0.3 million.
Net cash provided by financing activities. Net cash provided by financing activities changed from $9.4 million during the nine months ended September 30, 2024 to $2.1 million during the nine months ended September 30, 2025. The change is primarily due to proceeds from the Investment Agreement of $10.0 million received during the nine months ended September 30, 2024 that were not received during the nine months ended September 30, 2025 and lower payments of employee taxes for share-based awards of $0.7 million. The decreases in net cash provided by financing activities were partially offset by proceeds from the exercise of the Investment Warrants of $2.0 million during the nine months ended September 30, 2025.

Use of Cash and Contractual Obligations
We expect to meet our cash requirements for the next twelve months through use of our available cash and cash equivalents and cash flows from operating activities. We expect to meet our long-term cash requirements with cash flows from operating and financing activities, including, but not limited to, potential future issuances of debt or equity. Our primary uses of cash are for operating expenses, lease payments and capital expenditures.
Our future commitments include the following:
•Our outstanding obligations under the Note payable in 2028 (including principal and coupon interest). The Note is an unsubordinated secured obligation of Inspirato. The Note is secured by a first priority security interest in substantially all of Inspirato’s and its domestic subsidiaries’ assets. The Note is fully and unconditionally guaranteed by certain existing and future domestic subsidiaries of Inspirato. The Note bears interest at a fixed rate of 8% per annum. Interest on the Note is due quarterly on the last business day of each calendar quarter following the issuance of the Note and we have elected to pay interest in kind by increasing the outstanding principal amount of the Note by the amount of interest payable on such interest payment date. The Note will mature on September 29, 2028, subject to earlier conversion, redemption or repurchase.
See Note 7 – Debt in our Condensed Consolidated Financial Statements included elsewhere in this Quarterly Report on Form 10-Q.
•Our operating lease liabilities, primarily for vacation properties, and our corporate headquarters. The leases may require us to pay taxes, insurance, utilities and maintenance costs. Our active leases generally contain extension options at the approval of both parties as well as termination rights where we can terminate the lease with 180 to 360 days' notice without a termination fee. We have been undergoing a lease optimization process to decrease our cash commitments related to operating leases. Pursuant to this process, we have renegotiated certain leases and terminated certain leases, depending on the individual lease situation. As of September 30, 2025, we did not enter into any leases that have not yet commenced. See Note 8 – Leases in our Condensed Consolidated Financial Statements included elsewhere in this Quarterly Report on Form 10-Q.
•Our other multi-year obligations primarily from software and other long term contracts.
Future minimum annual commitments as of September 30, 2025 are as follows (in thousands):

Fiscal Year Ending	December 31,
Remainder of 2025	$ 18,573
2026	58,130
2027	37,408
2028	45,234
2029	16,349
2030 and thereafter	38,666
Total future minimum commitments	$ 214,360

Non-GAAP Financial Metrics
In addition to our results determined in accordance with GAAP, we use Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our Board concerning our business and financial performance. We believe that these non-GAAP financial measures provide useful information to investors about our business and financial performance, enhance their overall understanding of our past performance and future prospects, and allow for greater transparency with respect to metrics used by our management in their financial and operational decision making. We are presenting these non-GAAP financial measures to assist investors in seeing our business and financial performance through the eyes of management, and because we believe that these non-GAAP financial measures provide an additional tool for investors to use in comparing results of operations of our business over multiple periods with other companies in our industry.
There are limitations related to the use of these non-GAAP financial measures, including that they exclude significant expenses that are required by GAAP to be recorded in our financial measures. Other companies may calculate non-GAAP financial measures differently or may use other measures to calculate their financial performance, and therefore, our non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Thus, these non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any measures derived in accordance with GAAP.
We provide a reconciliation of Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow to their respective related GAAP financial measures. We encourage investors and others to review our business, results of operations, and financial information in its entirety, not to rely on any single financial measure, and to view Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow in conjunction with their respective related GAAP financial measures.
Adjusted EBITDA and Adjusted EBITDA Margin
We define Adjusted EBITDA as net (loss) income and comprehensive (loss) income less interest expense, net, income tax expense, depreciation and amortization, equity‑based compensation, and fair value gains and losses on financial instruments. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of total revenue for the same period.
The above items are excluded from our Adjusted EBITDA measure because our management believes that they are not indicative of our core operating performance and do not reflect the underlying economics of our business.

The following table represents a reconciliation of our net (loss) income and comprehensive (loss) income, the closest GAAP measure, to Adjusted EBITDA (in thousands, other than percentages):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net (loss) income and comprehensive (loss) income	$ (4,521)	$ 6,622	$ (8,212)	$ (6,522)
Interest expense, net	513	454	1,467	1,150
Income tax expense	85	151	209	351
Depreciation and amortization (1)	2,498	3,064	7,665	8,512
Equity‑based compensation	240	7,279	2,029	12,829
Loss (gain) on fair value instruments	281	158	55	(3,675)
Gain on lease termination	—	(29,895)	—	(29,895)
Restructuring charges	—	6,985	—	6,985
Other non-recurring professional fees	—	1,828	—	1,828
Transaction costs	816	—	1,587	—
Adjusted EBITDA	$ (88)	$ (3,354)	$ 4,800	$ (8,437)
Adjusted EBITDA Margin (2)	(0.2) %	(4.9) %	2.6%	(3.9) %
(1)Depreciation and amortization is included within cost of revenue, general and administrative and depreciation and amortization within the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income.
(2)We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of total revenue for the same period.
Free Cash Flow
We define Free Cash Flow as net cash used in operating activities less purchases of property and equipment and development of internal-use software. We believe that Free Cash Flow is a meaningful indicator of liquidity that provides information to our management and investors about the amount of cash generated from operations, after purchases of property and equipment and development of internal-use software, that can be used for strategic initiatives, if any.
The following table presents a reconciliation of our net cash used in operating activities, the closest GAAP measure, to Free Cash Flow (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$ (2,205)	$ (13,744)	$ (7,750)	$ (22,713)
Purchase of property and equipment	(777)	(1,135)	(2,272)	(4,305)
Development of internal-use software	—	(172)	(254)	(528)
Free Cash Flow	$ (2,982)	$ (15,051)	$ (10,276)	$ (27,546)

Recently Adopted Accounting Pronouncements
For information on recently adopted accounting pronouncements, see Note 2 – Significant Accounting Policies within the Company’s 2024 Form 10-K, which was filed with the SEC on March 26, 2025, as well as Note 2 – Significant Accounting Policies within the Condensed Consolidated Financial Statements included within this Quarterly Report on Form 10-Q.

Item 3. Quantitative and Qualitative Disclosures about Market Risk.
Our principal market risks are our exposure to interest rates, foreign currency risks and equity risk.
Interest Rate Risk
Changes in interest rates affect the interest earned on total cash and cash equivalents as well as interest paid on debt. Additionally, interest rates are an input into the binomial lattice we use to calculate the fair value of debt.
A hypothetical 10% increase or decrease in interest rates would not have a material impact on interest expense or interest income earned during the three or nine months ended September 30, 2025.
As of September 30, 2025, there was $29.3 million aggregate principal amount of the Note outstanding. We have elected to carry the Note at fair value. The fair value of the Note changes when the market price of our stock fluctuates or interest rates change. A hypothetical 10% increase or decrease in interest rates would have a $0.9 million impact on the fair value of debt along with a complementary impact to loss (gain) on fair value instruments within the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income.
Foreign Currency Risk
We are exposed to foreign currency risk, mainly related to non-lease operating expenditures that we incur in foreign countries. Many of our leases, which are the most significant component of operating costs in foreign countries, are denominated in U.S. dollars and thus do not result in foreign currency risk. During the three and nine months ended September 30, 2025, our operating expenditures denominated in foreign currencies were approximately $3.4 million and $18.2 million, respectively, primarily in Mexican Pesos and Euros. Additionally, as of September 30, 2025 we have $15.9 million in foreign currency denominated lease liabilities, primarily in Euros. A hypothetical 10% increase or decrease in the value of the U.S. dollar relative to foreign currencies would have a $1.9 million and $3.4 million impact to our Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income for the three and nine months ended September 30, 2025, respectively.
Equity Risk
We are exposed to risk related to our stock price which can impact our equity‑based compensation expense as well as our overall market capitalization. The fair market value of our stock could increase or decrease substantially in the near term and could have a material impact to our Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income with respect to future equity‑based compensation costs, specifically related to the performance based units which vest upon our stock price being above $15 per share, as well as any other equity based transactions. A hypothetical 10% increase or decrease in our stock price would not have an impact on our Condensed Consolidated Financial Statements for the three or nine months ended September 30, 2025.

Item 4. Controls and Procedures.
Disclosure Controls and Procedures
Disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that information required to be disclosed by us in reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and that such information is accumulated and communicated to management, including its Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO", collectively the “Executives”), to allow timely decisions regarding required disclosures.
Our management, with the participation of the Executives, evaluated, as of the end of the period covered by this Quarterly Report on Form 10-Q the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act). Based on that evaluation, and as a result of the material weakness described below, the Executives concluded that as of September 30, 2025, our disclosure controls and procedures were not effective to a reasonable assurance level.
Nevertheless, based on the performance of additional procedures by management designed to ensure reliability of financial reporting, our management has concluded that, notwithstanding the material weaknesses described below, the Condensed Consolidated Financial Statements, included in this Quarterly Report on Form 10-Q, fairly present, in all material respects, our financial position, results of operations, and cash flows as of the dates, and for each of the periods presented, in conformity with U.S. GAAP.
Remediation Plan for Material Weaknesses in Internal Control Over Financial Reporting
In response to the material weaknesses identified in “Management’s Reporting on Internal Control Over Financial Reporting,” within the Company’s 2024 Form 10-K, which was filed with the SEC on March 26, 2025 we, with oversight from the Audit Committee of the Board of Directors, developed a plan to remediate the material weakness. Ongoing remediation activities include:
•Continue to design and implement Information Technology General Controls ("ITGCs"), focusing on user access controls, periodic access reviews, and change management;
•Enhance the design and implementation of process-level control activities, ensuring they are properly evidenced and operating effectively;
•Continue to enhance documentation and control execution, ensuring the completeness and accuracy of supporting data; and
•Continue to provide training to our control operators.
During 2024, we had executive leadership changes in the CEO and CFO positions. Under the direction of the new officers, we are holding control owners accountable for effective control operation and have implemented and enhanced process-level control activities. On at least a quarterly basis, management reports to the Audit Committee regarding the status of material weakness remediation efforts, including the number of control deficiencies, progress made towards material weakness remediation and the implementation of additional process-level control activities throughout the Company. We continue to remediate the material weaknesses identified. We are committed to continuing to improve our internal control over financial reporting and will continue to review and improve our internal control over financial reporting controls and ITGCs, as described above.
We believe the foregoing efforts have led to improvements in our control environment during 2025 and we intend to remediate the material weaknesses described in our Annual Report on Form 10-K for the year ended December 31, 2024 during the year ended December 31, 2026. Because the reliability of the internal control process requires repeatable execution, the successful on-going remediation of the material weaknesses will require on-going review and evidence of effectiveness prior to concluding that controls are effective.
Changes in Internal Control Over Financial Reporting
As outlined above, we are in the process of taking steps to remediate the material weaknesses. We made no other changes in internal control over financial reporting during the quarter ended September 30, 2025 that materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II—OTHER INFORMATION
Item 1. Legal Proceedings.
From time to time, we may become involved in litigation or other legal proceedings arising in the ordinary course of our business. Except as described below, we are not currently a party to any material litigation or legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, negative publicity, reputational harm and other factors.
Legal Dispute with Former CEO and Board Member
We are currently involved in a legal dispute with a former CEO and a former Chairman of Inspirato. The parties filed suit in November of 2024 in Colorado State Court. The former officers have made claims asserting a continuing right to a purported lifetime Founders’ Travel Benefit, for which they are seeking unspecified damages. We dispute the claims and have asserted counterclaims against the former officers. Litigation is currently ongoing and in the discovery phase.
Legal Dispute with Former President/Board Member
We are currently engaged in a legal dispute with a former President and member of the Board of Directors. The individual was terminated from his position as President in April 2025 and concurrently removed from the Board. Following the departure, a dispute arose concerning the interpretation and enforcement of his employment agreement and severance entitlements. In August 2025, the former officer initiated arbitration proceedings against the Company, alleging breach of his employment agreement. The matter remains in the early stages of arbitration.
Class Action Complaint Relating to Restatement
On February 16, 2023, a class action lawsuit was filed in the U.S. District Court for the District of Colorado (the “Court”) captioned Keith Koch, Individually and on behalf of all others similarly situated v. Inspirato Incorporated, Brent Handler, and R. Webster Neighbor, with Ilan Bouzaglo later appointed as the lead and named plaintiff. On September 29, 2025, the Court granted the defendants’ motion to dismiss and entered judgment in our favor, dismissing the case with prejudice. As no appeal was filed within the 30-day period provided under the Federal Rules of Appellate Procedure, the dismissal is now final.
Item 1A. Risk Factors.
There have been no material changes to the risk factors disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.
None.
Item 3. Defaults Upon Senior Securities.
Not applicable.
Item 4. Mine Safety Disclosures.
Not applicable.
Item 5. Other Information.
Rule 10b5-1 Trading Arrangements

During the nine months ended September 30, 2025, no director or Section 16 officer of the Company adopted, modified or terminated a “Rule 10b5-1 trading arrangement” or “non-Rule 10b5-1 trading arrangement,” as each term is defined in Item 408(a) of Regulation S-K.

Item 6. Exhibits. The exhibits listed below are filed or incorporated by reference as part of this Quarterly Report on Form 10-Q.

			Incorporated by Reference
Exhibit Number	Exhibit Description	Provided Herein	Form	File No.	Exhibit	Filing Date

1.1	Equity Distribution Agreement, dated September 24, 2024, by and between Inspirato Incorporated and Northland Securities, Inc.		8-K	001-39791	1.1	September 25, 2024
2.1	Agreement and Plan of Merger, dated June 25, 2025, by and among Inspirato Incorporated, Buyerlink, Inc. and RR Merger Sub., Inc.		8-K	001-39791	2.1	June 26, 2025
3.1	Second Amended and Restated Certificate of Incorporation of the Company.		10-Q	001-39791	3.1	November 9, 2023
3.1.1	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of the Company.		8-K	001-39791	3.2	October 18, 2023
3.2	Amended and Restated Bylaws of the Company.		8-K	001-39791	3.1	April 28, 2025
10.1	Mutual Termination Agreement, dated September 18, 2025, by and among Inspirato Incorporated, RR Merger Sub, Inc., and Buyerlink Inc.		8-K	001-39791	10.1	September 23, 2025
31.1	Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.	X
31.2	Certification of Principal Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.	X
32.1+	Certifications of Principal Executive Officer and Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.	X
101.INS	INLINE XBRL Instance Document
101.SCH	INLINE XBRL Taxonomy Extension Schema Document
101.CAL	INLINE XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	INLINE XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	INLINE XBRL Taxonomy Extension Label Linkbase Document
101.PRE	INLINE XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document or included within the Exhibit 101 attachments)
The exhibits listed below are filed or incorporated by reference as part of this Quarterly Report on Form 10-Q.
+The certifications attached as Exhibit 32.1 that accompany this Quarterly Report on Form 10-Q are deemed furnished and not filed with the Securities and Exchange Commission and are not to be incorporated by reference into any filing of Inspirato Incorporated under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Quarterly Report on Form 10-Q, irrespective of any general incorporation language contained in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Inspirato Incorporated

Date: November 5, 2025	By:	/s/ Payam Zamani
Payam Zamani
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

Date: November 5, 2025	By:	/s/ Michael Arthur
Michael Arthur
Chief Financial Officer
(Principal Financial and Accounting Officer)

PROXY CARD

INSPIRATO INCORPORATED
1544 WAZEE STREET
DENVER, COLORADO 80202

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ISPO2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V82799-S28716

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INSPIRATO INCORPORATED

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

		For	Against	Abstain
1.	To approve the adoption of the Agreement and Plan of Merger, dated as of December 16, 2025, by and among Inspirato Incorporated, Exclusive Investments, LLC, and Boomerang Merger Sub, Inc.	☐	☐	☐
2.	To approve an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to the named executive officers of Inspirato Incorporated that is based on or otherwise related to the proposed merger of Inspirato Incorporated with and into Boomerang Merger Sub, Inc.	☐	☐	☐
3.	To approve a proposal to approve any adjournment of the Special Meeting for the purposes of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve Proposal 1.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.

V82800-S28716

INSPIRATO INCORPORATED

Notice of Special Meeting of Shareholders
Proxy Solicited by Board of Directors for Special Meeting

Brent Wadman, General Counsel of Inspirato Incorporated, with the power of substitution, is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Inspirato Incorporated to be held on February 2, 2026 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxy will have authority to vote FOR items 1, 2 and 3.

In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

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